Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF OCTOBER 25, 2011

by and among

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.,

KEYBANK NATIONAL ASSOCIATION,

THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

AND

OTHER LENDERS THAT MAY BECOME

PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

AS AGENT,

J. P. MORGAN SECURITIES LLC

AND

KEYBANC CAPITAL MARKETS,

AS CO-LEAD ARRANGERS AND BOOK RUNNERS,

JPMORGAN CHASE BANK, N.A.,

AS SYNDICATION AGENT

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

AND

U.S. BANK NATIONAL ASSOCIATION,

AS CO-DOCUMENTATION AGENTS

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

(continued)

EXHIBITS AND SCHEDULES

Exhibit A	FORM OF REVOLVING CREDIT NOTE

Exhibit B	FORM OF SWING LOAN NOTE

Exhibit C	FORM OF TERM LOAN NOTE

Exhibit D	FORM OF ASSIGNMENT OF LEASES AND RENTS

Exhibit E	FORM OF JOINDER AGREEMENT

Exhibit F	FORM OF MORTGAGE

Exhibit G	FORM OF DEED OF TRUST

Exhibit H	FORM OF REQUEST FOR REVOLVING CREDIT LOAN

Exhibit I	FORM OF LETTER OF CREDIT REQUEST

Exhibit J	FORM OF BORROWING BASE CERTIFICATE

Exhibit K	FORM OF COMPLIANCE CERTIFICATE

Exhibit L	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibit M	FORM OF LETTER OF CREDIT APPLICATION

Exhibit N	FORM OF ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT

Exhibit O	FORM OF ACCOUNT CONTROL AGREEMENT

Schedule 1.1	LENDERS AND COMMITMENTS

Schedule 1.2	SUBSIDIARY GUARANTORS

Schedule 1.3	EXCLUDED PROPERTIES

Schedule 1.4	ADJUSTED NET OPERATING INCOME FOR MORTGAGED PROPERTIES

Schedule 1.5	HOLDBACK

Schedule 1.6	EXISTING LETTERS OF CREDIT

Schedule 1.7	PLAZA REPAIRS BUDGET

Schedule 4.3	ACCOUNTS

Schedule 5.3	ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

Schedule 6.3	LIST OF ALL ENCUMBRANCES ON ASSETS

Schedule 6.5	NO MATERIAL CHANGES

Schedule 6.6	TRADEMARKS, TRADENAMES

Schedule 6.7	PENDING LITIGATION

Schedule 6.10	UNPAID TAXES

Schedule 6.15	CERTAIN TRANSACTIONS

Schedule 6.20(c)	RELEASES

Schedule 6.20(d)	HAZARDOUS SUBSTANCES

Schedule 6.21(a)	SUBSIDIARIES OF REIT

Schedule 6.21(b)	UNCONSOLIDATED AFFILIATES REIT AND ITS SUBSIDIARIES

Schedule 6.22	LEASES

Schedule 6.23	PROPERTY

Schedule 6.25	MATERIAL LOAN AGREEMENTS

Schedule 9	EXAMPLE OF DEBT SERVICE COVERAGE AMOUNT CALCULATION

x

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is made as of the 25th day of October, 2011, by and among BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership (the “Borrower”), JPMORGAN CHASE BANK, N.A. (“JPM”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto pursuant to §18 (together with KeyBank, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”), and J. P. MORGAN SECURITIES LLC and KEYBANC CAPITAL MARKETS, as Co-Lead Arrangers and Book Runners.

R E C I T A L S

WHEREAS, the Borrower has requested that the Lenders provide a revolving credit and term loan facility to the Borrower; and

WHEREAS, the Agent and the Lenders are willing to provide such revolving credit and term loan facility to the Borrower on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

§1.           DEFINITIONS AND RULES OF INTERPRETATION.

§1.1         Definitions.  The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:

1650 Arch Street.  The Real Estate located at 1650 Arch Street, Philadelphia, Pennsylvania.

5104 Eisenhower Boulevard.  The Real Estate located at 5104 Eisenhower Boulevard, Tampa, Florida.

10 South Riverside.  The Real Estate located at 10 South Riverside, Chicago, Illinois.

120 South Riverside.  The Real Estate located at 120 South Riverside, Chicago, Illinois.

5 Wayside.  The Real Estate located at 5 Wayside, Boston (Burlington), Massachusetts.

15 Wayside.  The Real Estate located at 15 Wayside, Boston (Burlington), Massachusetts.

111 Woodcrest.  The Real Estate located at 111 Woodcrest, Cherry Hill, New Jersey.

Account Control Agreement.  Each of the account control agreements from Borrower or any Subsidiary Guarantor that is an owner of a Mortgaged Property in favor of the Agent, as it may be modified or amended, pursuant to which there shall be assigned to Agent for the benefit of the Lenders a security interest in the interest of the Borrower or such Subsidiary Guarantor, as the case may be, in any operating accounts and security deposits with respect to a Mortgaged Property, each such agreement entered into after the date hereof to be substantially in the form of Exhibit O with such changes thereto as may be acceptable to Agent.

Acknowledgments.  The Acknowledgments executed by the applicable Companies in favor of the Agent, acknowledging the pledge of Equity Interests in such Company to Agent, such Acknowledgement to be in form and substance reasonably satisfactory to Agent.

Additional Commitment Request Notice.  See §2.11(a).

Additional Guarantor.  Each additional Wholly Owned Subsidiary of Borrower which becomes a Subsidiary Guarantor pursuant to §5.5.

Adjusted Consolidated EBITDA.  On any date of determination, the sum of (a) the Consolidated EBITDA for the prior four (4) fiscal quarters most recently ended, less (b) the Capital Reserve.

Adjusted Net Operating Income.  On any date of determination, Net Operating Income from the Mortgaged Properties less Capital Reserve allocable to the Mortgaged Properties for the prior four (4) fiscal quarters most recently ended.  With respect to any Mortgaged Properties acquired less than four (4) fiscal quarters prior to the date of determination, the Adjusted Net Operating Income allocable to such Mortgaged Properties shall be determined based on the Net Operating Income and Capital Reserve for all completed fiscal quarters since the date of acquisition, annualized based on the number of complete quarters since the date of acquisition.

Advisor.  Behringer Advisors, LLC, a Texas limited liability company and successor by merger to Behringer Advisors LP, a Texas limited partnership, Behringer Harvard Real Estate Services, LLC, or any other Affiliate of Behringer Advisors, LLC to whom relevant duties under the Advisory Agreement are delegated (provided that any such delegation is subject to, and the applicable Affiliate agrees to be bound by, the Subordination of Advisory Agreement).

Advisory Agreement.  The Fifth Amended and Restated Advisory Management Agreement dated December 29, 2006, by and between REIT, Advisor and Behringer Harvard Real Estate Services, LLC, a Texas limited liability company, as amended by that certain First Amendment to Fifth Amended and Restated Advisory Management Agreement dated as of June 25, 2008, and that certain Second Amendment to Advisory Management Agreement dated as of May 14, 2009, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

Affiliate.  An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty percent (20%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing twenty percent (20%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agent.  KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent’s Head Office.  The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

Agent’s Special Counsel.  McKenna Long & Aldridge LLP or such other counsel as selected by Agent.

Agreement.  This Credit Agreement, including the Schedules and Exhibits hereto.

Agreement Regarding Fees.  See §4.2.

Allocated Loan Amount.  The Allocated Loan Amount with respect to any Mortgaged Property means (a) the Appraised Value (determined on an “as-is” basis) of such Mortgaged Property multiplied by (b) 0.65.

Appraisal.  An MAI appraisal of the value of a parcel of Real Estate, determined on an “as-is” market value basis (or with respect to the initial Appraisal of the Initial Mortgaged Properties only, on an “as-stabilized” basis), performed by an independent appraiser selected by the Agent who is not an employee of REIT, Borrower or any of their Subsidiaries, the Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Lenders and otherwise acceptable to the Agent.

Appraised Value.  The “as-is” market value (or with respect to the initial Appraisal of the Initial Mortgaged Properties only, the “as-stabilized” market value) of a parcel of Real Estate determined by the most recent Appraisal of such Real Estate, obtained pursuant to §2.12(a)(vi), §2.12(b)(vi), §5.2, §5.3 or §10.13; subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Agent in its good faith business judgment.

Arranger.  KeyBanc Capital Markets and J. P. Morgan Securities LLC or any successor.

Assignment and Acceptance Agreement.  See §18.1.

Assignment of Leases and Rents.  Each of the assignments of leases and rents from Borrower or a Subsidiary Guarantor that is an owner of a Mortgaged Property to the Agent, as it may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Lenders a security interest in the interest of the Borrower or such Subsidiary Guarantor, as the case may be, as lessor with respect to all Leases of all or any part of each Mortgaged Property, each such assignment entered into after the date hereof to be substantially in the form of Exhibit D attached hereto, with such changes thereto as Agent may reasonably require as a result of state law or practice.

Authorized Officer.  Any of the following Persons:  Scott Fordham, Bill Reister, Tom Simon, Telisa Schelin and such other Persons as Borrower shall designate in a written notice to Agent.

Balance Sheet Date.  June 30, 2011.

Bankruptcy Code.  Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Base Rate.  The greatest of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate”, (b) one half of one percent (0.5%) above the Federal Funds Effective Rate, or (c) LIBOR for an Interest Period of one (1) month plus one percent (1%).  The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loans.  Collectively, the Revolving Credit Base Rate Loans, the Term Base Rate Loans and the Swing Loans.

Borrower.  Behringer Harvard Operating Partnership I LP, a Texas limited partnership.

Borrowing Base.  The Initial Mortgaged Properties plus any assets subsequently added as Mortgaged Properties pursuant to §5.3 of this Agreement and minus any Mortgaged Properties subsequently released pursuant to §5.4 of this Agreement.

Borrowing Base Appraised Value Limit.  The Borrowing Base Appraised Value Limit for Eligible Real Estate owned by the Borrower or any Subsidiary Guarantor included in the Borrowing Base shall be the amount which is sixty-five percent (65%) of the sum of the Appraised Values of each Mortgaged Property as most recently determined under §2.12(a)(vi), §2.12(b)(vi), §5.2, §5.3 or §10.13, as applicable.

Borrowing Base Availability.  At any time, the amount which is the lesser of (a) the sum of (i) the Borrowing Base Appraised Value Limit minus (ii) the amount of the Holdback, and (b) the sum of (i) the Debt Service Coverage Amount for the Mortgaged Properties included in the Borrowing Base minus (ii) the amount of the Holdback.

Borrowing Base Certificate.  See §7.4(c).

Breakage Costs.  The cost to any Lender of re-employing funds bearing interest at LIBOR incurred (or reasonably expected to be incurred) in connection with (i) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (ii) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (iii) the failure of the Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which the Borrower has elected a LIBOR Rate Loan.

Building.  With respect to each Mortgaged Property or other parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day.  Any day on which banking institutions located in the same city and State as the Agent’s Head Office are located are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capital Reserve.  For any period of four (4) consecutive fiscal quarters with respect to any Real Estate, the product of (i) the aggregate number of gross square feet of improvements contained in such Real Estate owned or ground leased by the REIT and its Subsidiaries as of the last day of the immediately preceding calendar quarter multiplied by (ii) $0.25.  The Capital Reserve shall be calculated for the REIT and its Subsidiaries on a consolidated basis.

Capitalization Rate.  8.0%.

Capitalized Lease.  A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

Capital Lease Obligations.  With respect to any Person, the obligations of such Person to pay rent or other amounts under any Capitalized Lease.

Cash Equivalents.  As of any date, (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposits having maturities of not more than one year from such date and issued by any domestic commercial bank having, (A) senior long term unsecured debt rated at least BBB+ or the equivalent thereof by S&P or Baa1 or the equivalent thereof by Moody’s and (B) capital and surplus in excess of $100,000,000.00; (iii) commercial paper or municipal bonds rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (iv) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

Centreport Office Center.  The Real Estate located at 14760-14770 Trinity Boulevard, Fort Worth, Texas.

CERCLA.  The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

Change of Control.  A Change of Control shall exist upon the occurrence of any of the following:

(a)           following the IPO Event, any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or voting interests shall have different voting powers) of the voting stock or voting interests of REIT or the Borrower equal to at least twenty percent (20.0%);

(b)           as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT or the Borrower consists of individuals who were not either (i) directors or trustees of REIT or the Borrower as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower, of which a majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii) above (excluding, in the case of both clause (ii) and (iii) above, any individual whose initial nomination for, or assumption of office as, a member of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors or trustees by any Person or group other than a solicitation for the election of one or more directors or trustees by or on behalf of the Board); provided that it shall not constitute a Change of Control pursuant to this clause (b) in connection with the Internalization if the number of independent directors on the Board increases from 3 to 5 and the directors affiliated with the Advisor are substituted with other individuals affiliated with the REIT or Advisor provided further that Agent confirms that such increase and substitution is not as a result of a change of control of REIT; or

(c)           REIT or the Borrower consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by §8.4); or

(d)           the Borrower shall no longer be directly or indirectly eighty percent (80%) owned and controlled by REIT; or

(e)           the Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic, voting and beneficial interest of each Subsidiary Guarantor (subject to the terms of §5.7 regarding the release of Subsidiary Guarantors); or

(f)            Prior to an Internalization with respect to the Advisor which results in the Advisor ceasing or substantially ceasing the performance of all services, any of Scott Fordham, Bill Reister, Tom Simon, Robert S. Aisner, Jim Sharp and Telisa Webb Schelin shall die or become disabled or otherwise cease to be active on a daily basis in the management of the Borrower and the Advisor, and such event results in fewer than two (2) of such individuals being active on a daily basis in the management of the Borrower and the Advisor; provided that if fewer than two (2) of such individuals shall continue to be active on a daily basis in the management of the Borrower and the Advisor, it shall not be a “Change of Control” if a replacement executive(s) of comparable experience and reasonably satisfactory to the Agent shall have been retained within six (6) months of such event such that there are not fewer than two (2) such individuals active in the daily management of Borrower and Advisor; or

(g)           After the Internalization with respect to the Advisor which results in the Advisor ceasing or substantially ceasing the performance of all services, any of Scott Fordham, Bill Reister, Tom Simon, Robert S. Aisner, Jim Sharp and Telisa Webb Schelin shall die or become disabled or otherwise cease to be active on a daily basis in the management of the Borrower or serve as board members of the Borrower, and such event results in fewer than two (2) of such individuals, being active on a daily basis in the management of the Borrower or serving as board members of the Borrower; provided that if fewer than two (2) of such individuals shall continue to be active on a daily basis in the management of the Borrower, it shall not be a “Change of Control” if a replacement executive of comparable experience and reasonably satisfactory to the Agent shall have been retained within six (6) months of such event such that there are not fewer than two (2) such individuals active in the daily management of Borrower or serving as board members of the Borrower; or

(h)           prior to the merger of the Advisor with and into the Borrower or REIT, (i) the Borrower shall no longer be managed and advised by Advisor, or (ii) the Advisor shall no longer be directly or indirectly majority owned and controlled by Behringer Harvard Holdings.

For purposes of subsections (f) and (g) above, Robert Chapman shall be deemed to be a satisfactory replacement executive.

Closing Date.  The first date on which all of the conditions set forth in §10 and §11 have been satisfied.

Code.  The Internal Revenue Code of 1986, as amended.

Collateral.  All of the property, rights and interests of the Borrower and its Subsidiaries which are subject to the security interests and liens created by the Security Documents, including, without limitation, the Mortgaged Properties.

Collateral Account.  A special deposit account established by the Agent pursuant to §12.6 and under its sole dominion and control.

Commitment.  With respect to each Lender, the aggregate of (a) the Revolving Credit Commitment of such Lender and (b) the Term Loan Commitment of such Lender.

Commitment Increase.  An increase in the Total Commitment to not more than $450,000,000.00 pursuant to §2.11.

Commitment Increase Date.  See §2.11(a).

Commitment Percentage.  With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders, as the same may be changed from time to time in accordance with the terms of this Agreement.

Company.  Any Person which directly or indirectly owns Mortgaged Property in which the Borrower directly owns an Equity Interest and through which the Borrower receives or is entitled to receive Distributions with respect to such Real Estate, including, without limitation, each “Company” as defined in the Pledge Agreement.

Compliance Certificate.  See §7.4(c).

Condemnation Proceeds.  All compensation, awards, damages, judgments and proceeds awarded to the Borrower or a Subsidiary Guarantor by reason of any Taking, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such compensation, awards, damages, judgments and proceeds.

Consolidated.  With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Consolidated EBITDA.  With respect to any period, an amount equal to the EBITDA of REIT, the Borrower and their respective Subsidiaries for such period determined on a Consolidated basis.

Consolidated Fixed Charges.  On any date of determination, the sum of (a) Consolidated Interest Expense for the period of four (4) fiscal quarters most recently ended (both expensed and capitalized), plus (b) all of the principal due and payable and principal paid with respect to Indebtedness of REIT, the Borrower and their respective Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full and any voluntary full or partial prepayments prior to stated maturity thereof, plus (c) all Preferred Distributions paid during such period.  Such Person’s Equity Percentage in the fixed charges referred to above of its Unconsolidated Affiliates shall be included in the determination of Consolidated Fixed Charges.  Consolidated Fixed Charges of a Person and its Subsidiaries relating to Indebtedness that has been Defeased shall not be deemed part of Consolidated Fixed Charges.

Consolidated Interest Expense.  On any date of determination, without duplication, (a) total Interest Expense of REIT, the Borrower and their respective Subsidiaries determined on a Consolidated basis in accordance with GAAP for the period of four (4) fiscal quarters most recently ended, plus (b) such Person’s Equity Percentage of Interest Expense of its Unconsolidated Affiliates for such period.

Consolidated Tangible Net Worth.  The amount by which Total Asset Value exceeds Consolidated Total Indebtedness.

Consolidated Total Indebtedness.  All Indebtedness of REIT, the Borrower and their respective Subsidiaries determined on a Consolidated basis and shall include (without duplication), such Person’s Equity Percentage of the Indebtedness of its Unconsolidated Affiliates.  Indebtedness or other liabilities of a Person and its Subsidiaries that would otherwise be included in Consolidated Total Indebtedness that has been Defeased or paid shall not be deemed part of Consolidated Total Indebtedness.

Contribution Agreement.  That certain Contribution Agreement dated of even date herewith among the Borrower, the Guarantors and each Additional Guarantor which may hereafter become a party thereto, as the same may be modified, amended or ratified from time to time.

Conversion/Continuation Request.  A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.

CUSCO Estoppel.  Collectively, (i) that certain REA Estoppel Certificate dated July 27, 2011 from the Chicago Union Station Company, an Illinois corporation (“CUSCO”), to 10/120 South Riverside Fee LLC, a Delaware limited liability company (“Riverside Fee”), and 10/120 South Riverside Property LLC, a Delaware limited liability company (“Riverside Property”), with respect to the status of that certain Easement and Operating Agreement dated as of November 8, 2001 (the “OEA”), between CUSCO and TrizecHahn 10/120 Fee LLC, a Delaware limited liability company (“TrizecHahn”) predecessor in interest to Riverside Fee, and recorded as document 0011080263 in the Cook County, Illinois real estate records, and (ii) that certain REA Estoppel Certificate dated July 27, 2011 from CUSCO to Riverside Fee and Riverside Property, with respect to the status of that certain Easement and Operating Agreement dated as of November 8, 2001, between CUSCO and TrizecHahn, predecessor in interest to Riverside Fee, and recorded as document 0011080264 in the Cook County, Illinois real estate records.

Debt Service Coverage Amount.  At any time determined by Agent, an amount equal to the maximum principal loan amount amortized over a thirty (30) year period which, when bearing interest at a rate per annum equal to the greater of (i) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two hundred fifty (250) basis points (2.5%) and (ii) seven percent (7%), would be payable by the monthly principal and interest payment amount resulting from dividing (a) Adjusted Net Operating Income from the Mortgaged Properties divided by 1.35, by (b) 12.  Attached hereto as Schedule 9 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder).  The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent demonstrable error.  Until such time as Borrower delivers the Compliance Certificate for the quarter ending September 30, 2011, the Debt Service Coverage Amount shall be based upon the Adjusted Net Operating Income for each

Mortgaged Property as set forth on Schedule 1.4 hereto.  For the purposes of calculating the Debt Service Coverage Amount, the Net Operating Income shall be calculated for the calendar quarters ending September 30, 2011 and December 31, 2011, respectively, and annualized, then for the two (2) calendar quarters ending March 31, 2012 and annualized, then for the three (3) calendar quarters ending June 30, 2012 and annualized, and thereafter based upon the preceding four (4) calendar quarters.

Default.  See §12.1.

Default Rate.  See §4.11.

Defaulting Lender.  Any Lender that, as reasonably determined by the Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such failure arises out of a good faith dispute between such Lender and either the Borrower or the Agent, (b) (i) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations under other agreements generally in which it commits to extend credit, unless with respect to this clause (b), such failure is subject to a good faith dispute, (c) has failed, within two (2) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that it will comply with its funding obligations; provided that, notwithstanding the provisions of §2.13, such Lender shall cease to be a Defaulting Lender upon the Agent’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority (including any agency, instrumentality, regulatory body, central bank or other authority) so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person).  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.13(g)) upon delivery of written notice of such determination to the Borrower and each Lender.

Defeased.  Indebtedness is deemed “Defeased” when it has been defeased in accordance with its terms.

Derivatives Contract. Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement.

Derivatives Termination Value.  In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Chatham Financial, the Agent or any Lender).

Distribution.  Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT, the Borrower or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT, the Borrower or any of their respective Subsidiaries now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT, the Borrower or any of their respective Subsidiaries now or hereafter outstanding.  Distributions from any Subsidiary of Borrower to Borrower or REIT shall be excluded from this definition.

Dividend Reinvestment Proceeds.  All dividends or other distributions, direct or indirect, on account of any Equity Interest of any Person which any holder(s) of such Equity Interests direct to be used, concurrently with the making of such dividend or distribution, for the purposes of purchasing for the account of such holder(s) additional Equity Interests in such Person or any of its Subsidiaries.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date.  The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, is converted in accordance with §4.1.

EBITDA.  For any period (without duplication), the consolidated Net Income (or Loss) (excluding any extraordinary gains or losses) of the REIT and its Subsidiaries plus, to the extent deducted in calculating consolidated net income, depreciation, amortization, other non-cash items including straight line rent adjustments, losses on early extinguishment of debt, asset impairments, non-recurring losses, Interest Expense, federal and state income tax expense, the actual advisory and asset management fees paid to Advisor that were deducted in determining net earnings (provided that such advisory and asset management fees are subject to the Subordination of Advisory Agreement and such fees are not increased except as provided in §7.15), and minus, to the extent added in calculating consolidated Net Income, any gains on early extinguishment of debt, non-recurring gains and non cash items.  EBITDA shall include (without duplication) the Equity Percentage of EBITDA for the REIT’s Unconsolidated Affiliates.  EBITDA shall not include any income or other items from assets which are pledged for Indebtedness that has been Defeased.

El Camino.  The Real Estate located at 4440 El Camino Real, San Francisco, California.

Eligible Real Estate.  Real Estate:

(a)           which is wholly-owned in fee by the Borrower or a Subsidiary Guarantor;

(b)           which is located within the contiguous 48 States of the continental United States or the District of Columbia;

(c)           which is improved by an income-producing office property;

(d)           as to which all of the representations set forth in §6 of this Agreement concerning Mortgaged Property are true and correct;

(e)           as to which the Agent has received and approved all Eligible Real Estate Qualification Documents, or will receive and approve them prior to inclusion of such Real Estate in the Borrowing Base; and

(f)            as to which, notwithstanding anything to the contrary contained herein, but subject to the last sentence of §5.3, the Agent and the Required Lenders have approved for inclusion in the Borrowing Base.

Eligible Real Estate Qualification Documents.  See Schedule 5.3 attached hereto.

Employee Benefit Plan.  Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by REIT or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer.  Any firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion.

Environmental Laws.  As defined in the Indemnity Agreement.

Equity Interests.  With respect to any Person, (i) any share of capital stock of (or other ownership or profit interests in) such Person; (ii) any warrant, option or other right for the purchase or other acquisition from such Person of (a) any share of capital stock of (or other ownership or profit interests in) such Person, or (b) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination; and (iii) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

Equity Offering.  The issuance and sale after the Closing Date by the Borrower or any of its Subsidiaries or REIT of any equity securities of such Person (other than equity securities issued to Borrower, REIT or any one or more of their Subsidiaries in their respective Subsidiaries); provided however that neither Equity Interests in the REIT issued (i) in connection with the REIT’s DRIP plan nor (ii) in exchange for cancellation of the Advisory Agreement or a Management Agreement with an Affiliate of the Advisor in an aggregate amount not to exceed $50,000,000.00, shall be deemed to be an Equity Offering.

Equity Percentage.  The aggregate ownership percentage of REIT, the Borrower or their respective Subsidiaries in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) the REIT’s direct or indirect nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate’s organizational documents, and (b) the REIT’s direct or indirect economic ownership interest in the Unconsolidated Affiliate reflecting the REIT’s current allocable share of income and expenses of the Unconsolidated Affiliate.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate. Any Person which is treated as a single employer with REIT or its Subsidiaries under §414 of the Code or §4001 of ERISA and any predecessor entity of any of them.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which Borrower, a Guarantor or an ERISA Affiliate could have liability under §4062(e) or §4063 of ERISA.

Event of Default.  See §12.1.

Excluded FATCA Tax.  Any tax, assessment or other governmental charge imposed on a Lender under FATCA, to the extent applicable to the transactions contemplated by this Agreement, that would not have been imposed but for a failure by a Lender (or any financial institution through which any payment is made to such Lender) to comply with the requirements of FATCA.

Excluded Properties.  Each of the properties described on Schedule 1.3 hereto.

Existing Letters of Credit.  The Letters of Credit issued by Issuing Lender and described on Schedule 1.6 hereto.

Extension Request.  See §2.12.

FATCA.  Sections 1471 through 1474 of the Internal Revenue Code.

Federal Funds Effective Rate.  For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

Fronting Exposure.  At any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swing Loan Lender shall have been provided in accordance with the terms hereof.

Funds from Operations.  With respect to any Person for any period, an amount equal to (a) the Net Income (or Loss) of such Person computed in accordance with GAAP, calculated without regard to (i) gains (or losses) from debt restructuring and sales of property during such period, and (ii) charges for impairment of real estate, plus (b) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period plus (c) fees paid to the Advisor pursuant to the Advisory Agreement (provided that such fees are subject to the Subordination of Advisory Agreement and are not increased except as provided in §7.15), plus (d) other non-cash items

(other than amortization of deferred financing costs, straight line rent and other above and below market rent adjustments), all after adjustment for unconsolidated partnerships and joint ventures.  Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

GAAP.  Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

Governmental Authority.  Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

Gross Rents.  For any Real Estate and for a given period and without duplication, the sum of (a) an amount equal to the sum of base rent, percentage rent, common area and other tenant reimbursements or pass-throughs (including utilities and taxes), signage rent, storage rent and contract parking fees that are due and payable under a Lease and are received in the ordinary course of business from tenants (excluding prepaid rents not for the current period, revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent), rent for meeting rooms and hotel income, plus (b) the minimum base rent (based on year one base rental payment obligations adding back the value of any rental abatement for such period) for tenants that are in occupancy and will be commencing the payment of rent within twelve (12) months of occupancy, plus (c) (i) termination fee income from the termination of Leases of all Real Estate other than Leases of the Mortgaged Property, and (ii) termination fee income earned from the termination of Leases of the Mortgaged Property in accordance with the terms of the Loan Documents in an amount not to exceed $500,000.00 per fiscal quarter (provided that any termination fee income earned in a fiscal quarter in excess of such limit shall not be included in any subsequent quarter, and provided further that at such time as rent or other payments from another tenant with respect to the premises to which such termination fee relates is included in Gross Rents, no termination fee income relating to such premises shall thereafter be included in Gross Rents (but termination fee income may be included for the period prior to commencement of payments of such rent or other payments)), minus (d) income from tenants in bankruptcy but that have not unconditionally and finally affirmed or assumed their lease in such bankruptcy proceeding and income from tenants under Leases where the tenant is in monetary default with respect to any regularly scheduled payments (such as base rent and scheduled payments of pass-through or other costs reimbursements, but excluding payment for work orders, direct utility recovery and CAM reconciliations) for more than 60 days.  For purposes of this definition, the occupancy date of the tenant under the BP Lease at 3 Eldridge Place and the Box.net Lease at El Camino shall be deemed to be July 1, 2011.  Notwithstanding anything to the contrary in this Agreement to the contrary, if rent from a tenant in bankruptcy has been excluded from the calculation of Gross Rents pursuant to clause (d) above but the tenant in bankruptcy subsequently affirms its lease, then effective as of the date such lease was affirmed, all rent paid by such tenant shall be included in Gross Rents to the extent it was previously excluded in accordance with clause (d) above.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by REIT or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor.  Collectively, REIT, the Subsidiary Guarantors and each Additional Guarantor, and individually any one of them.

Guaranty.  The Unconditional Guaranty of Payment and Performance dated of even date herewith made by REIT, the Subsidiary Guarantors and each Additional Guarantor in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, such Guaranty to be in form and substance satisfactory to the Agent.

Hazardous Substances.  As defined in the Indemnity Agreement.

Hedge Obligations.  All obligations of Borrower to any Lender Hedge Provider under any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the Obligations, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

Highest Lawful Rate.  With respect to Agent or any Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to Agent or such Lenders which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.  On each day, if any, that Texas law establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the “weekly ceiling” (as defined in Section 303 of the Texas Finance Code) for that day.

Holdback.  As of any date of determination, an amount equal to the sum of (a) the remaining Leasing Costs plus (b) the remaining Plaza Repair Costs.  As of the Closing Date, the Holdback is as set forth on Schedule 1.5 hereto.  The Holdback shall be reduced at the end of each calendar month by the amount which Borrower certifies to Agent has been spent during such prior calendar month for Leasing Costs and Plaza Repair Costs, whether out of proceeds of the Revolving Loans or otherwise, and Borrower shall deliver to Agent together with such certification such supporting detail as Agent may reasonably require to support such calculation.  Cash deposits made to (or expenditures made from) separate restricted use accounts as required under the applicable Lease of the Mortgaged Property or other document which is to be solely used for the payment of Leasing Costs and which agreements are provided to Agent and pledged as additional Collateral shall further reduce the Holdback.

Increase Notice.  See §2.11(a).

Indebtedness.  With respect to a Person, at the time of computation thereof, all of the following (without duplication):  (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than one hundred eighty (180) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligations of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests); (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, and other similar exceptions to recourse liability until a written claim is made with respect thereto, and then shall be included only to the extent of the anticipated liability determined in accordance with GAAP (or prior to any determination by REIT’s independent auditors of such amount, only to the extent of the anticipated liability reasonably determined by Borrower of such amount, such amount to be reasonably acceptable to Agent)), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (j) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage in such Unconsolidated Affiliates) of any Unconsolidated Affiliate of such Person; provided that Indebtedness that would otherwise meet one of the requirements above that has been Defeased shall not be deemed Indebtedness.  “Indebtedness” shall be adjusted to remove any impact of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001.

Indemnity Agreement.  The Indemnity Agreement Regarding Hazardous Materials made by the Borrower and Guarantors, in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, pursuant to which the Borrower and each Guarantor agrees to indemnify the Agent and the Lenders with respect to Hazardous Substances and Environmental Laws.

Initial Mortgaged Properties.  The Initial Mortgaged Properties shall include, collectively, 10 South Riverside, 120 South Riverside, Three Eldridge Place, 5104 Eisenhower Boulevard, 5 Wayside, 15 Wayside, Centreport Office Center, El Camino, 1650 Arch Street and 111 Woodcrest.

Insurance Proceeds.  All insurance proceeds, damages and claims and the right thereto under any insurance policies relating to any portion of any Collateral, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such insurance, proceeds, damages and claims.

Interest Expense.  On any date of determination, with respect to REIT, the Borrower and their respective Subsidiaries, without duplication, total interest expense accruing on Indebtedness of the REIT and its Subsidiaries, on a consolidated basis, during such period (including interest expense attributable to Capital Lease Obligations and amounts attributable to interest incurred under Derivatives Contracts), determined in accordance with GAAP, and including (without duplication) the Equity Percentage of Interest Expense for the REIT’s Unconsolidated Affiliates.

Interest Payment Date.  As to each Loan, the first (1st) day of each calendar month during the term of such Loan.

Interest Period.  With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one, two or three months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;

(ii)           if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a continuation of the affected LIBOR Rate Loan as a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

(iii)          any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and

(iv)          no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

Interest Rate Hedge.  An interest rate swap or interest cap agreement providing interest rate protection for interest payable at a variable rate.

Internalization.  Any transaction or series of related transactions (including, without limitation, mergers, consolidations, stock or other ownership interest purchases or modifications of agreements) whereby (1) either the then current Advisor or the corporate level property manager of REIT (the “Property Manager”) ceases or reduces the level of its respective services accompanied by an elimination or a commensurate reduction of the amount of the fees payable to the Advisor or Property Manager under then existing arrangements, (2) REIT or any of its Subsidiaries employs persons previously employed by the Advisor or Property Manager and (3) REIT or any of its wholly owned Subsidiaries subsequently is to perform all or some of the duties previously performed by the Advisor or Property Manager.  In connection with such transaction or series of transactions the Advisor or Property Manager, or its direct or indirect owners may (or may not) receive consideration from REIT or its Subsidiaries.  Notwithstanding the foregoing, no transaction or series of related transactions shall constitute an Internalization unless each of the following conditions are satisfied:  (a) Borrower shall give prior written notice to Agent of any such transaction; (b) a majority of the independent directors or a committee made up of a majority of the independent directors of the Board of REIT has approved the transaction, and if required by applicable law or any applicable agreements, such transaction has been approved by the requisite shareholders of REIT; (c) Borrower has provided to Agent evidence reasonably satisfactory to Agent that, after taking account of the likely financial impact of such transaction, Borrower projects to be in compliance with the covenants set forth in §9 through the remaining term of the Loan (including any extension thereof); (d) not less than eighty percent (80%) of the consideration paid in any such transaction shall be paid in the form of (i) common or preferred stock of REIT or (ii) unsecured Indebtedness of REIT that is subordinate in right and time of payment to the Obligations (on terms and conditions reasonably satisfactory to Agent), or a combination thereof; (e) in the event that the name of Borrower or any Guarantor is to be changed as a result of such transaction, Borrower and the Guarantors shall have executed, delivered, recorded and/or filed such documents (including amendments to financing statements) as Agent may reasonably require; and (f) Borrower will promptly give written notice to Agent following completion of any such transaction, together with copies of such documents, organizational charts and other items as Agent may reasonably request.

Investments.  With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, or (iii) operating Leases (of real or personal property) entered into by such Person in the ordinary course of business as a lessee.  In determining the aggregate amount of Investments outstanding at any particular time:  (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) shall be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

IPO Event.  A public Equity Offering of equity interests of REIT, the shares of such offering being listed on the New York Stock Exchange or such other national exchange approved by the Agent, such approval not to be unreasonably withheld.

Issuing Lender.  KeyBank, in its capacity as the Lender issuing the Letters of Credit and any successor thereto.

Joinder Agreement.  The Joinder Agreement with respect to the Guaranty, the Contribution Agreement and the Indemnity Agreement to be executed and delivered pursuant to §5.5 by any Additional Guarantor, such Joinder Agreement to be substantially in the form of Exhibit E hereto.

JPM.  As defined in the preamble hereto.

KeyBank.  As defined in the preamble hereto.

Lease Notice.  See §7.13.

Leases.  Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.

Lease Summaries.  Summaries or abstracts of the material terms of the Leases.  Such Lease Summaries shall be in form and substance reasonably satisfactory to the Agent.

Leasing Costs.  The estimated costs of completing tenant improvements, providing tenant allowances and paying leasing commissions with respect to Leases in certain of the Mortgaged Properties, as more particularly described on Schedule 1.5.

Lender Hedge Provider.  With respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was a Lender or an Affiliate of a Lender.

Lenders.  KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18), and collectively, the Revolving Credit Lenders, the Term Loan Lenders and the Swing Loan Lender.  The Issuing Lender shall be a Lender, as applicable.

Letter of Credit.  Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with §2.10.

Letter of Credit Liabilities.  At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Revolving Credit Loan).  For purposes of this Agreement, a Revolving Credit Lender (other than the Revolving Credit Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.10, and the Revolving Credit Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Revolving Credit Lender acting as the Issuing Lender of their participation interests under such Section.

Letter of Credit Request.  See §2.10(a).

LIBOR.  For any LIBOR Rate Loan for any Interest Period, the average rate as shown in Reuters Screen LIBOR 01 Page (or any successor service, or if such Person no longer reports such rate as determined by Agent, by another commercially available source providing such quotations approved by Agent) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations.  If such service no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate plus two percent (2.0%).  For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

LIBOR Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

LIBOR Lending Office.  Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Revolving Credit LIBOR Rate Loans.

LIBOR Rate Loans.  Collectively, the Revolving Credit LIBOR Rate Loans and the Term LIBOR Rate Loans.

Lien.  See §8.2.

Liquidity.  As of any date of determination, the sum of (a) Borrower’s Unrestricted Cash and Cash Equivalents, plus (b) the amount of the Revolving Credit Commitment which may be borrowed by Borrower (excluding any portion of such availability reserved for the Holdback), plus (c) an amount not to exceed $10,000,000 of the Revolving Credit Commitment available to be borrowed by Borrower and reserved for the Holdback.

Loan Documents.  This Agreement, the Notes, the Letter of Credit Request, the Security Documents, the Subordination of Management Agreement, and all other documents,

instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans.

Loan Request.  See §2.7.

Loan and Loans.  An individual loan or the aggregate loans (including a Revolving Credit Loan (or Loans), Term Loan (or Loans) and a Swing Loan (or Loans)), as the case may be, to be made by the Lenders hereunder.  All Loans shall be made in Dollars.  Amounts drawn under a Letter of Credit shall also be considered Revolving Credit Loans as provided in §2.10(a).

Majority Lenders.  As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than fifty-one percent (51%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders.

Majority Revolving Credit Lenders.  As of any date, any Revolving Credit Lender or collection of Revolving Credit Lenders whose aggregate Revolving Credit Commitment Percentage is equal to or greater than fifty-one percent (51%); provided that in determining said percentage at any given time, all the existing Revolving Credit Lenders that are Defaulting Lenders will be disregarded and excluded and the Revolving Credit Commitment Percentages of the Revolving Credit Lenders shall be redetermined for voting purposes only to exclude the Revolving Credit Commitment Percentages of such Defaulting Lenders.

Major Tenant.  A tenant of the Borrower or any Subsidiary Guarantor which leases space in a Mortgaged Property pursuant to a Lease which entitles it to occupy 30,000 square feet or more of the Net Rentable Area of such Mortgaged Property.  Agent may in its discretion aggregate any and all Leases to Affiliates to determine whether such Leases should be treated as a Major Lease.

Management Agreements.  Agreements to which any Person that owns a Mortgaged Property is a party, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

Material Adverse Effect.  A material adverse effect on (a) the business, properties, assets, condition (financial or otherwise) or results of operations of REIT, the Borrower and their respective Subsidiaries considered as a whole; (b) the ability of REIT, the Borrower or any Subsidiary Guarantor to perform any of its material obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the creation, perfection and priority of any Liens of Agent in the Collateral; or (d) the rights or remedies of Agent or the Lenders thereunder.

Maturity Date.  October 25, 2014, as such date may be extended as provided in §2.12, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Moody’s.  Moody’s Investor Service, Inc.

Mortgaged Property or Mortgaged Properties.  At the time of determination, the Eligible Real Estate owned by the Borrower or a Subsidiary Guarantor that is security for the Obligations pursuant to the Mortgages (including, without limitation, as of the Closing Date, the Initial Mortgaged Properties).

Mortgages.  The Mortgages, Deeds to Secure Debt and/or Deeds of Trust from the Borrower or a Subsidiary Guarantor to the Agent for the benefit of the Lenders (or to trustees named therein acting on behalf of the Agent for the benefit of the Lenders), as the same may be modified or amended, pursuant to which the Borrower or a Subsidiary Guarantor has conveyed or granted a mortgage lien upon or a conveyance in fee simple of an Initial Mortgaged Property or any other Mortgaged Property, as security for the Obligations, each such mortgage entered into after the date hereof to be substantially in the form of Exhibit F for mortgages or Exhibit G for deeds of trust, each attached hereto, with such changes thereto as Agent may reasonably require as a result of state law or practice.

Multiemployer Plan.  Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by REIT or any ERISA Affiliate.

Net Income (or Loss).  With respect to any Person (or any asset of any Person) for any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.

Net Offering Proceeds.  The gross cash proceeds received by the Borrower or any of its Subsidiaries or REIT as a result of an Equity Offering less the customary and reasonable costs, expenses and discounts paid by the Borrower or such Subsidiary or REIT in connection therewith.  Net Offering Proceeds shall not include cash proceeds received by a Subsidiary as a result of an investment by a joint venture partner.

Net Operating Income.  For any Real Estate and for a given period, an amount equal to the sum of (a) the Gross Rent for such Real Estate for such period minus (b) all Operating Expenses paid or accrued for such Real Estate for such period.

Net Rentable Area.  With respect to any Real Estate, the floor area of any buildings, structures or other improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Agent.

Non-Defaulting Lender.  At any time, any Lender that is not a Defaulting Lender at such time.

Non-Recourse Exclusions.  With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (i) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the Real Property securing such Non-Recourse Indebtedness, (iii) arise from the presence of Hazardous Substances on the Real Property securing such Non-Recourse Indebtedness; (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document); or (v) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding.

Non-Recourse Indebtedness.  With respect to a Person, (a) Indebtedness in respect of which recourse for payment (except for Non-Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness of such Person.  A loan secured by multiple properties owned by Single Asset Entities shall be considered Non-Recourse Indebtedness of such Single Asset Entities even if such Indebtedness is cross-defaulted and cross-collateralized with the loans to such other Single Asset Entities.

Notes.  Collectively, the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note.

Notice.  See §19.

Obligations.  All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

Occupancy Level.  With respect to Real Estate at any time, the ratio, expressed as a percentage, of (a) the Net Rentable Area of such Real Estate actually leased by bona fide tenants who have taken possession of the leased premises that are not affiliated with the REIT or the Borrower, or leased by a property manager of such Real Estate (subject to the terms of the following sentence) pursuant to binding leases as to which no monetary default with respect to any regularly scheduled payments (such as base rent and scheduled payments of pass-through or other costs reimbursements, but excluding payment for work orders, direct utility recovery and CAM reconciliations) has occurred and has continued unremedied for 60 or more days to (b) the aggregate Net Rentable Area of such Real Estate.  The existing lease to the REIT for the REIT’s Louisville office, and any subsequent lease to the REIT of equal or lesser square footage for the same purpose will be considered a bona fide lease as will any space for 5,500 square feet or less of Net Rentable Area used by or leased to a property manager for providing property management services to any Real Estate owned by REIT, Borrower or their Subsidiaries.

OFAC.  Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Off-Balance Sheet Obligations. Liabilities and obligations of REIT, the Borrower or any of their respective Subsidiaries or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which REIT would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of REIT’s report on Form 10-Q or Form 10-K (or their equivalents) which REIT is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any Governmental Authority substituted therefor).  As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR pts. 228, 229 and 249).

One Financial Place.  The Real Estate located at 440 South LaSalle Street, Chicago, Illinois.

Operating Expenses.  For any period of calculation for any Real Estate, all reasonable and necessary expenses of operating such Real Estate in the ordinary course of business which are paid in cash or are customarily accrued monthly and paid in the subsequent month (provided that in no event shall there be any double-counting of such expenses for any period or periods) (or with respect to real estate taxes and insurance premiums not paid monthly, accrued amounts for such items for the applicable period) to any third party and which are directly associated with and properly allocable to such property for such period, including ad valorem real estate taxes and assessments, insurance premiums, maintenance and repair costs of a non-capital nature, and management fees equal to the greater of actual management fees or three percent (3.0%) of Gross Rents, excluding, however, any extraordinary or nonrecurring expenses, any sums paid or amounts payable on account of the Obligations or other Indebtedness, any closing costs, payments or expenses for which a Person is or is to be reimbursed from proceeds of the Obligations or other Indebtedness, any deduction for depreciation or amortization of property taken or noted on a Person’s financial statements or tax returns or any other noncash item, or any income taxes of such Person.

Outstanding.  With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.  With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.

Patriot Act.  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC.  The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Liens.  Liens, security interests and other encumbrances permitted by §8.2.

Person.  Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Plan Assets.  Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.

Plaza Repair Costs.  The estimated costs of completing the repairs and other work described in the CUSCO Estoppel, as such costs as of the date of this Agreement are more specifically identified on the budget attached hereto as Schedule 1.7.

Pledge Agreement.  The Pledge Agreement dated of even date herewith made by Borrower in favor of Agent for the benefit of the Lenders, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

Potential Collateral.  Any property of the Borrower or a Wholly Owned Subsidiary which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Required Lenders and the completion and delivery of Eligible Real Estate Qualification Documents.

Preferred Distributions.  For any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by the Borrower or any of its Subsidiaries or REIT.  Preferred Distributions shall not include dividends or distributions: (a) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or any of its Subsidiaries; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

Preferred Securities.  With respect to any Person, Equity Interests in such Person, which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

Publicly Traded REIT.  A real estate investment trust that complies with all requirements and applicable laws and regulations necessary to maintain REIT Status and continues to receive REIT Status, and whose common stock is listed for trading and traded on the New York Stock Exchange or another national stock exchange approved by Agent.

Real Estate.  All real property, including, without limitation, the Mortgaged Properties, at the time of determination then owned or leased (as lessee or sublessee) in whole or in part or operated by REIT, the Borrower or any of their respective Subsidiaries, or an Unconsolidated Affiliate of the Borrower and which is located in the United States of America or the District of Columbia.

Record.  The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

Recourse Indebtedness.  As of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to REIT, the Borrower or any of their respective Subsidiaries.  Recourse Indebtedness shall not include Non-Recourse Indebtedness, but shall include any Non-Recourse Exclusions at such time a written claim is made with respect thereto and then shall be included only to the extent of the anticipated liability for such claim determined in accordance with clause (h) of the definition of Indebtedness.

Register.  See §18.2.

REIT.  Behringer Harvard REIT I, Inc., a Maryland corporation.

REIT Status.  With respect to a Person, its status as a real estate investment trust as defined in §856(a) of the Code.

Related Fund.  With respect to any Lender which is a fund that invests in loans, any Affiliate of such Lender or any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

Release.  Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of property in the ordinary course of business, and in any event in compliance with all Environmental Laws) of Hazardous Substances.

Rent Roll.  A report prepared by the Borrower showing for all Real Estate, including, without limitation, each Mortgaged Property, owned or leased by the Borrower or its Subsidiaries, its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to Agent prior to the date hereof or in such other form as may be reasonably acceptable to the Agent.

Required Lenders.  As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 7/10 percent (66.7%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders.

Reserve Percentage.  For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other Governmental Authority with jurisdiction over Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

Revolving Credit Base Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to the Base Rate, including, without limitation, the Swing Loans.

Revolving Credit Commitment.  With respect to each Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Lender’s

Revolving Credit Commitment to make or maintain Revolving Credit Loans (other than Swing Loans) to the Borrower, to participate in Letters of Credit for the account of the Borrower and to participate in Swing Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

Revolving Credit Commitment Percentage.  With respect to each Revolving Credit Lender, the percentage set forth on Schedule 1.1 hereto as such Revolving Credit Lender’s percentage of the Total Revolving Credit Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Revolving Credit Commitments of the Revolving Credit Lenders have been terminated as provided in this Agreement, then the Revolving Credit Commitment Percentage of each Revolving Credit Lender shall be determined based on the Revolving Credit Commitment Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

Revolving Credit Lenders.  Collectively, the Lenders which have a Revolving Credit Commitment, the initial Revolving Credit Lenders being identified on Schedule 1.1 hereto.

Revolving Credit LIBOR Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to LIBOR.

Revolving Credit Loan or Loans.  An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of $140,000,000.00 (subject to increase as provided in §2.11) to be made by the Revolving Credit Lenders hereunder as more particularly described in §2.  Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to §2.10(f).

Revolving Credit Notes.  See §2.1(b).

SEC.  The federal Securities and Exchange Commission.

Secured Debt.  With respect to REIT, the Borrower or any of their respective Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons on a Consolidated basis outstanding at such date and that is secured in any manner by any Lien.

Security Documents.  Collectively, the Acknowledgements, the Joinder Agreements, the Pledge Agreement, the Account Control Agreement, the Mortgages, the Assignments of Leases and Rents, the Indemnity Agreement, the Guaranty, the UCC-1 financing statements and any further collateral assignments to the Agent for the benefit of the Lenders.

Single Asset Entity.  A bankruptcy remote, single purpose entity which is a Subsidiary of the Borrower and which is not a Subsidiary Guarantor which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Non-Recourse Indebtedness (except for Non-Recourse Exclusions).

S&P.  Standard & Poor’s Ratings Group.

State.  A state of the United States of America and the District of Columbia.

Subordination of Advisory Agreement.  The Subordination of Advisory Agreement dated as of the date hereof and entered into between REIT, the Advisor and  Behringer Harvard Real Estate Services, LLC, a Texas limited liability company evidencing the subordination of the advisory fees payable by REIT pursuant to the Advisory Agreement to the Obligations, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

Subordination, Attornment and Non-Disturbance Agreement.  An agreement among the Agent, the Borrower or a Subsidiary Guarantor and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the applicable Mortgage and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under such Mortgage, and the Agent agrees to not disturb the possession of such tenant, such agreement to be in form and substance reasonably satisfactory to Agent.

Subordination of Management Agreement.  An agreement pursuant to which a manager of a Mortgaged Property subordinates its rights under a Management Agreement to the Loan Documents, such agreement to be in the form of Exhibit N attached hereto and made a part hereof, with such changes thereto as Agent may approve.

Subsidiary.  For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

Subsidiary Guarantors.  Initially, those Persons described on Schedule 1.2 hereto and each Additional Guarantor.  Upon any Additional Guarantor becoming a Subsidiary Guarantor or upon the release of a Subsidiary Guarantor in accordance with the terms of this Agreement, Agent may unilaterally amend Schedule 1.2.

Survey.  An instrument survey of each parcel of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its reasonable discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Agent may reasonably require; and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

Surveyor Certification.  With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date prior to inclusion of such Mortgaged Property in the Borrowing Base and containing such information relating to such parcel as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

Swing Loan.  See §2.5(a).

Swing Loan Commitment.  The sum of $25,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

Swing Loan Lender.  KeyBank, in its capacity as Swing Loan Lender and any successor thereof.

Swing Loan Note.  See §2.5(b).

Syndication Agent.  JPM.

Taking.  The taking or appropriation (including by deed in lieu of condemnation) of any Mortgaged Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

Term Base Rate Loans.  The Term Loans bearing interest by reference to the Base Rate.

Term LIBOR Rate Loans.  The Term Loans bearing interest by reference to LIBOR.

Term Loan or Term Loans.  An individual Term Loan or the aggregate Term Loans, as the case may be, in the maximum principal amount of $200,000,000.00 (subject to increase as provided in Section 2.11) made by the Term Loan Lenders hereunder.

Term Loan Commitment.  As to each Term Loan Lender, the amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of the aggregate principal amount of the Term Loans from time to time outstanding to the Borrower.

Term Loan Commitment Percentage.  With respect to each Term Loan Lender, the percentage set forth on Schedule 1.1 hereto as such Term Loan Lender’s percentage of the aggregate Term Loan to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

Term Loan Lenders.  Collectively, the Lenders which have a Term Loan Commitment, the initial Term Loan Lenders being identified on Schedule 1.1 hereto.

Term Loan Note.  A promissory note made by the Borrower in favor of a Term Loan Lender in the principal face amount equal to such Term Loan Lender’s Term Loan Commitment, in substantially the form of Exhibit C hereto.

Three Eldridge Place.  The Real Estate located at 737 Eldridge Parkway, Houston, Texas.

Titled Agents.  The Arranger, the Syndication Agent or any documentation agent.

Title Insurance Company.  Chicago Title Insurance Company and/or any other title insurance company or companies approved by the Agent and the Borrower.

Title Policy.  With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in an amount as the Agent may reasonably require based upon the fair market value of the applicable Mortgaged Property insuring the priority of the Mortgage thereon and that the Borrower or a Subsidiary Guarantor, as applicable, holds marketable or indefeasible (with respect to Texas) fee simple title to such parcel, subject only to the encumbrances acceptable to Agent in its reasonable discretion and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its reasonable discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent may reasonably require and is available in the State in which the Mortgaged Property is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) an ALTA form 3.1 zoning endorsement, (vi) a “tie-in” endorsement relating to all Title Policies issued by such Title Insurance Company in respect of other Mortgaged Property, (vii) “first loss” and “last dollar” endorsements, and (viii) a utility location endorsement.

Total Asset Value.  On a Consolidated basis for REIT, the Borrower and their respective Subsidiaries, Total Asset Value shall mean at any time the sum of (without duplication with respect to any Real Estate):

(i)            with respect to any Real Estate owned by REIT, the Borrower or any of their respective Subsidiaries (other than 10 South Riverside and 120 South Riverside) which as of the end of the applicable calendar quarter has an Occupancy Level of not less than 85%, an amount equal to (x) the Net Operating Income attributable to such Real Estate for the period of two (2) calendar quarters just ended prior to the date of determination multiplied by two (2), divided by (y) the Capitalization Rate; plus

(ii)           with respect to any Real Estate owned by REIT, the Borrower or any of their Subsidiaries and not described in clause (i) above (other than 10 South Riverside, 120 South Riverside and One Financial Place), the undepreciated book value thereof determined in accordance with GAAP; plus

(iii)          with respect to 10 South Riverside and 120 South Riverside (collectively):

(A)          for the period from the date of this Agreement through and including December 31, 2011, $279,000,000.00 (for 10 South Riverside and 120 South Riverside collectively), and

(B)           thereafter:

(1)           if 10 South Riverside and 120 South Riverside, collectively, have an Occupancy Level of not less than 85% as of the end of the applicable calendar quarter, an amount equal to (x) the Net Operating Income attributable to such Real Estate for the period of two (2) calendar quarters just ended prior to the date of determination multiplied by two (2), divided by (y) 7%; or

(2)           if 10 South Riverside and 120 South Riverside, collectively, are not described in clause (iii)(B)(1) above, the lesser as of the date of determination of (x) $279,000,000.00 (for 10 South Riverside and 120 South Riverside collectively) and (y) the undepreciated book value of 10 South Riverside and 120 South Riverside, collectively, determined in accordance with GAAP; plus

(iv)          with respect to One Financial Place, if such Real Estate is not described in clause (i) above, the lesser as of the date of determination of (x) $245,000,000.00 and (y) the undepreciated book value of One Financial Place determined in accordance with GAAP; plus

(v)           The aggregate amount of all Unrestricted Cash and Cash Equivalents of REIT, the Borrower and their respective Subsidiaries as of the date of determination.

Total Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination.  All income, expense and value associated with assets included in Total Asset Value disposed of during the two (2) calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations.  Total Asset Value will be adjusted to include an amount equal to REIT’s or any of its Subsidiaries’ pro rata share (based upon such Person’s Equity Percentage in such Unconsolidated Affiliate) of the Total Asset Value attributable to any of the items listed in clauses (i) and (ii) above in this definition owned by such Unconsolidated Affiliate.  Assets which are pledged for Indebtedness that has been Defeased will be excluded from Total Asset Value.  Amounts or assets held by an intermediary in connection with an exchange of like-kind property permitted under §1031 of the Code and cash proceeds from the sale of assets which are to be used to acquire replacement property shall also be excluded from Total Asset Value.

Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.  As of the date of this Agreement, the Total Commitment is Three Hundred Forty Million and No/100 Dollars ($340,000,000.00).  The Total Commitment may increase in accordance with §2.11.

Total Revolving Credit Commitment.  The sum of the Revolving Credit Commitments of the Revolving Credit Lenders, as in effect from time to time.  As of the date of this Agreement, the Total Revolving Credit Commitment is One Hundred Forty Million and No/100 Dollars ($140,000,000.00).  The Total Revolving Credit Commitment may increase in accordance with §2.11.

Total Term Loan Commitment.  The sum of the Term Loan Commitments of the Term Loan Lenders, as in effect from time to time.  As of the date of this Agreement, the Total Term Loan Commitment is Two Hundred Million and No/100 Dollars ($200,000,000.00).  The Total Term Loan Commitment may increase in accordance with Section 2.11.

Type.  As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

Unconsolidated Affiliate.  In respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date.

Unrestricted Cash and Cash Equivalents.  As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value).  As used in this definition, “Unrestricted” means the specified asset is readily available for the satisfaction of any and all obligations of such Person.  For the avoidance of doubt, Unrestricted Cash and Cash Equivalents shall not include any tenant security deposits or other restricted deposits.

Unsecured Debt.  Indebtedness of REIT, the Borrower and their respective Subsidiaries outstanding at any time which is not Secured Indebtedness.

Wholly Owned Subsidiary.  As to the Borrower, any Subsidiary of Borrower that is directly or indirectly owned 100% by the Borrower.

§1.2         Rules of Interpretation.

(a)           A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)           A reference to any law includes any amendment or modification of such law.

(d)           A reference to any Person includes its permitted successors and permitted assigns.

(e)           Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)            The words “include”, “includes” and “including” are not limiting.

(g)           The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h)           All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of Texas, have the meanings assigned to them therein.

(i)            Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j)            The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)           In the event of any change in GAAP after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrower or Agent, the Borrower, the Guarantors, the Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower and the Guarantors as in effect prior to such accounting change, as determined by the Majority Lenders in their good faith judgment.  Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors, the Agent and the Majority Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

(l)            Notwithstanding anything to the contrary in this Agreement, except for the purposes of the financial statements required to be delivered under §7.4(a) and (b), wherever a reference is made in this Agreement to a matter being Consolidated in accordance with GAAP or a similar phrase, in lieu of being Consolidated in accordance with GAAP such matter (including any requirement that a calculation of any limitation or covenant be made in accordance with GAAP) shall be presented or calculated, as applicable, based on the pro rata share of the ownership interests of any Person held by REIT, the Borrower and their respective Subsidiaries, such pro rata share of such ownership interests to be based on the right of REIT, the Borrower and their respective Subsidiaries, as applicable, to receive cash flow and other distributions, as reasonably approved by the Agent.

§1.3         Excluded Properties.  Notwithstanding anything in this Agreement to the contrary, all calculations to determine compliance with the financial covenants contained in this Agreement shall exclude the Excluded Properties, including, without limitation, such assets, any Indebtedness solely attributable to the owners of the Excluded Properties, all value, income, revenues, expenses or other components of any financial calculation attributable thereto.

§2.           THE CREDIT FACILITY.

§2.1         Revolving Credit Loans.

(a)           Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.7, such sums as are requested by the Borrower for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) the sum of such Revolving Credit Lender’s Revolving Credit Commitment minus the Holdback and (ii) such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the sum of (A) the Borrowing Base Availability minus (B) the sum of (1) the amount of all outstanding Revolving Credit Loans, Swing Loans and Term Loans, and (2) the aggregate amount of Letter of Credit Liabilities; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Revolving Credit Loans (after giving effect to all amounts requested), Swing Loans and Letter of Credit Liabilities shall not at any time exceed the sum of the Total Revolving Credit Commitment minus the Holdback, and the outstanding principal amount of the Revolving Credit Loans (after giving effect to all amounts requested), Swing Loans, Term Loans and Letter of Credit Liabilities shall not at any time exceed the sum of the Total Commitment minus the Holdback or cause a violation of the covenant set forth in §9.1.  The Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Lender’s Revolving Credit Commitment Percentage.  Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of the Borrower set forth in §10 and §11 have been satisfied on the date of such request.  The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a Revolving Credit Lender that such conditions have not been satisfied.  No Revolving Credit Lender shall have any obligation to make Revolving Credit Loans to the Borrower in the maximum aggregate principal outstanding balance of more than the principal face amount of its Revolving Credit Note.

(b)           The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the “Revolving Credit Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions.  One Revolving Credit Note shall be payable to the order of each Revolving Credit Lender in the principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment or, if less, the outstanding amount of all Revolving

Credit Loans made by such Revolving Credit Lender, plus interest accrued thereon, as set forth below.  The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Agent’s Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Revolving Credit Loans set forth on Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Revolving Credit Lender, but the failure to record, or any error in so recording, any such amount on Agent’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

§2.2         Commitment to Lend Term Loan.  Subject to the terms and conditions set forth in this Agreement, each of the Term Loan Lenders severally agrees to lend to the Borrower on the Closing Date such Term Loan Lender’s Term Loan Commitment, which Term Loans shall be evidenced by the Term Loan Notes.  Any additional Term Loans made as a result of any increase in the Total Term Loan Commitments pursuant to §2.11 shall be made on the applicable Commitment Increase Date and each Lender which elects to increase its Term Loan Commitment pursuant to §2.11 severally and not jointly agrees to make a Term Loan to the Borrower in an amount equal to (a) with respect to any existing Lender, the amount by which such Term Loan Lender’s Commitment increases on the applicable Commitment Increase Date and (b) with respect to any new Lender, the amount of such new Lender’s Tem Loan Commitment.

§2.3         Facility Unused Fee.  The Borrower agrees to pay to the Agent for the account of the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages a facility unused fee calculated in accordance with §4.4 at the rate per annum of 0.35% on the average daily amount by which the Total Revolving Credit Commitment exceeds the outstanding principal amount of Revolving Credit Loans, Swing Loans and the face amount of Letters of Credit Outstanding during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date.  The facility unused fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the average daily amount of the outstanding principal amount of the Revolving Credit Loans and Swing Loans and the face amount of Letters of Credit Outstanding during such quarter to (b) the Total Revolving Credit Commitment.  The facility unused fee shall be payable quarterly in arrears on the first (1st) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Revolving Credit Commitments shall be reduced or shall terminate as provided in §2.4, with a final payment on the Maturity Date.

§2.4         Reduction and Termination of the Revolving Credit Commitments.  The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Agent to reduce by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that in no event shall the Total Revolving Credit Commitment be reduced in such manner to an amount less than $50,000,000.00) or to terminate entirely the Revolving Credit Commitments, whereupon the Revolving Credit Commitments of the Revolving Credit Lenders shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.8; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Revolving Credit Loans, the Outstanding Swing Loans and the Letter of Credit Liabilities would exceed the Revolving Credit Commitments of the Revolving Credit Lenders as so terminated or reduced.  Promptly after receiving any notice from the Borrower delivered pursuant to this §2.4, the Agent will notify the Lenders of the substance thereof.  The Total Revolving Credit Commitment shall also be reduced as provided in §5.4 and §7.7.  Any reduction of the Revolving Credit Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the maximum amount of Swing Loans and Letters of Credit.  Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Revolving Credit Lenders the full amount of any facility fee under §2.3 then accrued on the amount of the reduction.  No reduction or termination of the Revolving Credit Commitments may be reinstated.

§2.5         Swing Loan Commitment.

(a)           Subject to the terms and conditions set forth in this Agreement, Swing Loan Lender agrees to lend to the Borrower (the “Swing Loans”), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the Maturity Date upon notice by the Borrower to the Swing Loan Lender given in accordance with this §2.5, such sums as are requested by the Borrower for the purposes set forth in §2.9 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that in all events (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the outstanding principal amount of the Revolving Credit Loans and Swing Loans (after giving effect to all amounts requested) plus Letter of Credit Liabilities shall not at any time exceed the lesser of (A) the Total Revolving Credit Commitment minus the Holdback or (B) the Borrowing Base Availability minus the Outstanding Term Loans, or cause a violation of the covenant set forth in §9.1.  Notwithstanding anything to the contrary contained in this §2.5, the Swing Loan Lender shall not be obligated to make any Swing Loan at a time when any other Revolving Credit Lender is a Defaulting Lender, unless the Swing Loan Lender is satisfied that the participation therein will otherwise be fully allocated to the Revolving Credit Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall not participate therein, except to the extent the Swing Loan Lender has entered into arrangements with the Borrower or such Defaulting Lender that are satisfactory to the Swing Loan Lender in its good faith determination to eliminate the Swing Loan Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral.  Swing Loans shall constitute “Revolving Credit Loans” for all purposes hereunder.  The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in §10 and §11 have been satisfied on the date of such funding.  The Swing Loan Lender may assume that the conditions in §10 and §11 have been satisfied unless Swing Loan Lender has received written notice from a Revolving Credit Lender that such conditions have not been satisfied.  Each Swing Loan shall be due and payable within three (3) Business Days of the date such Swing Loan was provided and the Borrower hereby agrees (to the extent not repaid as contemplated by §2.5(d) below) to repay each Swing Loan on or before the date that is three (3) Business Days from the date such Swing Loan was provided.  A Swing Loan may not be refinanced with another Swing Loan.

(b)           The Swing Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit B hereto (the “Swing Note”), dated the date of this Agreement and completed with appropriate insertions.  The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below.  The Borrower irrevocably authorizes the Swing Loan Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Lender’s Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Swing Loans set forth on the Swing Loan Lender’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Loan Lender, but the failure to record, or any error in so recording, any such amount on the Swing Loan Lender’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due.

(c)           The Borrower shall request a Swing Loan by delivering to the Swing Loan Lender a Loan Request executed by an Authorized Officer no later than 11:00 a.m. (Cleveland time) on the requested Drawdown Date specifying the amount of the requested Swing Loan (which shall be in the minimum amount of $1,000,000.00) and providing the wire instructions for the delivery of the Swing Loan proceeds.  The Loan Request shall also contain the statements and certifications required by §2.7(i) and (ii).  Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date.  Notwithstanding anything herein to the contrary, a Swing Loan shall be a Base Rate Loan and shall bear interest at the Base Rate plus two percent (2.0%).  The proceeds of the Swing Loan will be disbursed by wire by the Swing Loan Lender to the Borrower no later than 1:00 p.m. (Cleveland time).

(d)           The Swing Loan Lender shall, within two (2) Business Days after the Drawdown Date with respect to such Swing Loan, request each Revolving Credit Lender, including the Swing Loan Lender, to make a Revolving Credit Loan pursuant to §2.1 in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given.  In the event that the Borrower does not notify the Agent in writing otherwise on or before noon (Cleveland Time) on the Business Day of the Drawdown Date with respect to such Swing Loan, Agent shall notify the Lenders that such Revolving Credit Loan shall be a Revolving Credit LIBOR Rate Loan with an Interest Period of one (1) month, provided that the making of such Revolving Credit LIBOR Rate Loan will not be in contravention of any other provision of this Agreement, or if the making of a Revolving Credit LIBOR Rate Loan would be in contravention of this Agreement, then such notice shall indicate that such loan shall be a Revolving Credit Base Rate Loan.  The Borrower hereby irrevocably authorizes and directs the Swing Loan Lender to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Lender pursuant to this §2.5(d) shall be considered a Revolving Credit Loan pursuant to §2.1.  Unless any of the events described in paragraph (h), (i) or (j) of §12.1 shall have occurred (in which event the procedures of §2.5(e) shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Loan Lender for the account of the Swing Loan Lender at the Agent’s Head Office prior to 12:00 noon (Cleveland time) in funds immediately available no later than the third (3rd) Business Day after the date such notice is given just as if the Revolving Credit Lenders were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes.  The proceeds of such Revolving Credit Loan shall be immediately applied to repay the Swing Loans.

(e)           If for any reason a Swing Loan cannot be refinanced by a Revolving Credit Loan pursuant to §2.5(d), each Revolving Credit Lender will, on the date such Revolving Credit Loan pursuant to §2.5(d) was to have been made, purchase an undivided participation interest in the Swing Loan in an amount equal to its Revolving Credit Commitment Percentage of such Swing Loan.  Each Revolving Credit Lender will immediately transfer to the Swing Loan Lender in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Lender will deliver to such Revolving Credit Lender a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

(f)            Whenever at any time after the Swing Loan Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participation interest in a Swing Loan, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such Revolving Credit Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it.

(g)           Each Revolving Credit Lender’s obligation to fund a Revolving Credit Loan as provided in §2.5(d) or to purchase participation interests pursuant to §2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Loan Lender, the Borrower or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of REIT, the Borrower or any of their respective Subsidiaries; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrower or any Guarantor or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Any portions of a Swing Loan not so purchased or converted may be treated by the Agent and Swing Loan Lender as against such Revolving Credit Lender as a Revolving Credit Loan which was not funded by the non-purchasing Revolving Credit Lender, thereby making such Revolving Credit Lender a Defaulting Lender.  Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Revolving Credit Loan made by each Revolving Credit Lender under its Revolving Credit Commitment.

§2.6         Interest on Loans.

(a)           Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on, but excluding, the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus two percent (2.0%).

(b)           Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus three percent (3.0%).

(c)           The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

(d)           Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

§2.7         Requests for Revolving Credit Loans.  Except with respect to the initial Revolving Credit Loan on the Closing Date, the Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit H hereto (or telephonic notice confirmed in writing in the form of Exhibit  H hereto) of each Revolving Credit Loan requested hereunder (a “Loan Request”) by 11:00 a.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Revolving Credit Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to Revolving Credit LIBOR Rate Loans.  Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount of such Revolving Credit Loan, the Type of Revolving Credit Loan, the initial Interest Period (if applicable) for such Revolving Credit Loan and the Drawdown Date.  Each such notice shall also contain (i) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of §2.9) and (ii) a certification by the chief financial officer, chief accounting officer or senior vice president-treasurer of the Borrower that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan.  Promptly upon receipt of any such notice, the Agent shall notify each of the Revolving Credit Lenders thereof.  Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Revolving Credit Lenders on the proposed Drawdown Date.  Nothing herein shall prevent the Borrower from seeking recourse against any Revolving Credit Lender that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement.  Each Loan Request shall be (a) for a Revolving Credit Base Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof; or (b) for a Revolving Credit LIBOR Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof; provided, however, that there shall be no more than five (5) Revolving Credit LIBOR Rate Loans outstanding at any one time.

§2.8         Funds for Loans.

(a)           Not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans or Term Loans, each of the Revolving Credit Lenders or Term Loan Lenders, as applicable, will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1 or §2.2.  Upon receipt from each such Lender of such amount, and upon receipt of the documents required by §10 and

§11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans or Term Loans made available to the Agent by the Revolving Credit Lenders or Term Loan Lenders, as applicable, by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office.  The failure or refusal of any Revolving Credit Lender or Term Loan Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Revolving Credit Lender or Term Loan Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Revolving Credit Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing.

(b)           Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender’s Commitment Percentage of a proposed Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance.  If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent.  The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate.

§2.9         Use of Proceeds.  The Borrower will use the proceeds of the Loans and the Letters of Credit solely for tenant improvements, leasing commissions, debt repayment, general corporate and working capital purposes.

§2.10       Letters of Credit.

(a)           Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit as the Borrower may request upon the delivery of a written request in the form of Exhibit I hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Letter of Credit Liabilities shall not exceed Twenty Million and No/100 Dollars ($20,000,000.00), (iii) in no event shall the sum of (A) the Revolving Credit Loans and Term Loans Outstanding, (B) the Swing Loans Outstanding and (C) the amount of Letter of Credit Liabilities (after giving effect to all Letters of Credit requested) exceed the sum of the Total Commitment minus the Holdback, (iv) in no event shall the outstanding principal amount of the Revolving Credit Loans, Swing Loans and Letter of Credit Liabilities (after giving effect to any requested Letters of Credit) exceed the lesser of the Total Revolving Credit Commitment minus the Holdback or the

Borrowing Base Availability minus the Outstanding Term Loans or cause a violation of the covenant set forth in §9.1, (v) the conditions set forth in §§10 and 11 shall have been satisfied, and (vi) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit.  Notwithstanding anything to the contrary contained in this §2.10, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other Revolving Credit Lender is a Defaulting Lender, unless the Issuing Lender is satisfied that the participation therein will otherwise be fully allocated to the Revolving Credit Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral.  The Issuing Lender may assume that the conditions in §10 and §11 have been satisfied unless it receives written notice from a Revolving Credit Lender that such conditions have not been satisfied.  Each Letter of Credit Request shall be executed by an Authorized Officer of the Borrower.  The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of the Borrower.  The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request.  The Borrower assumes all risks with respect to the use of the Letters of Credit.  Unless the Issuing Lender and the Majority Revolving Credit Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof, subject to extension pursuant to an “evergreen” clause acceptable to Agent and Issuing Lender (but in any event the term shall not extend beyond the Maturity Date).  The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Revolving Credit Commitment as a Revolving Credit Loan.  The Existing Letters of Credit shall upon the Closing Date be deemed to be a Letter of Credit under this Agreement, and shall be counted against the Letter of Credit limit set forth in §2.10(a)(ii).

(b)           Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued.  Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief financial officer, chief accounting officer or senior vice president-treasurer of the Borrower that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit.  The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit M attached hereto) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

(c)           The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to §2.10(b).  Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion.

(d)           Upon the issuance of a Letter of Credit, each Revolving Credit Lender shall be deemed to have purchased a participation therein from Issuing Lender in an amount equal to its respective Revolving Credit Commitment Percentage of the amount of such Letter of Credit.  No Revolving Credit Lender’s obligation to participate in a Letter of Credit shall be affected by any other Revolving Credit Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

(e)           Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate per annum equal to one-eighth of one percent (0.125%), and (ii) for the accounts of the Revolving Credit Lenders that are Non-Defaulting Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to three percent (3.0%) on the amount available to be drawn under such Letter of Credit.  Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Revolving Credit Commitments shall terminate and on the expiration or return of any Letter of Credit.  In addition, the Borrower shall pay to Issuing Lender for its own account within five (5) days of demand of Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by Issuing Lender.

(f)            In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Revolving Credit Base Rate Loan under this Agreement (the Borrower being deemed to have requested a Revolving Credit Base Rate Loan on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Revolving Credit Base Rate Loan under this Agreement) and the Agent shall promptly notify each Revolving Credit Lender by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Revolving Credit Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such Letter of Credit (to the extent of the amount drawn).  The Borrower further hereby irrevocably authorizes and directs Agent to notify the Revolving Credit Lenders of the Borrower’s intent to convert such Revolving Credit Base Rate Loan to a Revolving Credit LIBOR Rate Loan with an Interest Period of one (1) month on the third (3rd) Business Day following the funding by the Revolving Credit Lenders of their advance under this §2.10(f), provided that the making of such Revolving Credit LIBOR Rate Loan shall not be a contravention of any provision of this Agreement.  If and to the extent any Revolving Credit Lender shall not make such amount available on the Business Day on which such draw is funded, such Revolving Credit Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1.0%) for each day thereafter.  Further, such Revolving Credit Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Revolving Credit Lender was required to fund pursuant to this §2.10(f) until such amount has been funded (as a result of such assignment or otherwise).  In the event of any such failure or refusal, the Revolving Credit Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in §12.5.  The failure of any Revolving Credit Lender to make funds available to the Agent in such amount shall not relieve any other Revolving Credit Lender of its obligation hereunder to make funds available to the Agent pursuant to this §2.10(f).

(g)           If after the issuance of a Letter of Credit pursuant to §2.10(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Revolving Credit Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Revolving Credit Loan, each Revolving Credit Lender will, on the date such Revolving Credit Loan pursuant to §2.10(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Revolving Credit Commitment Percentage of the amount of such Letter of Credit.  Each Revolving Credit Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Revolving Credit Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

(h)           Whenever at any time after the Issuing Lender has received from any Revolving Credit Lender any such Revolving Credit Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Credit Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Revolving Credit Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

(i)            The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(j)            The Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof.  Neither Agent, Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender.  None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Lender or the Lenders hereunder.  In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Lender or the other Lenders in good faith will be binding on the Borrower and will not put Agent, Issuing Lender or the other Lenders under any resulting liability to the Borrower; provided nothing contained herein shall relieve Issuing Lender for liability to the Borrower arising as a result of the gross negligence or willful misconduct of Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§2.11       Increase in Total Commitment.

(a)           Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.11, the Borrower shall have the option at any time and from time to time before the date that is ninety (90) days prior to October 25, 2014 to request an increase in the Total Revolving Credit Commitment and/or the Total Term Loan Commitment such that the Total Commitment does not exceed the lesser of (i) the sum of $450,000,000.00 minus any reduction in the Total Commitment by virtue of the operation of §5.4(g) and (ii) the Borrowing Base Appraised Value Limit, by giving written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $10,000,000.00.  The Agent shall send a notice to all Lenders (the “Additional Commitment Request Notice”) informing them of the Borrower’s request to increase the Total Commitment.  Each Lender who desires to provide an additional Commitment shall provide Agent with a written commitment letter specifying the amount of the additional Commitment which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice.  If the requested increase is oversubscribed then the Agent, the Syndication Agent and the Arranger shall allocate the Commitment Increase among the Lenders who provide such commitment letters on such basis as the Agent and the Arranger, shall determine in their sole discretion.  If the additional Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrower, then the Agent, Arranger, Syndication Agent or the Borrower may, but shall not be obligated to, invite one or more banks or lending institutions (which banks or lending institutions shall be acceptable to Agent, Arranger, Syndication Agent and the Borrower) to become a Lender and provide an additional Commitment.  The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the additional Commitment to be provided by each Lender and the revised Commitment Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the “Commitment Increase Date”).  In no event shall any Lender be obligated to provide an additional Commitment.

(b)           On any Commitment Increase Date on which the Total Revolving Credit Commitment is increased, the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Revolving Credit Lenders such that after the applicable Commitment Increase Date the outstanding principal amount of Revolving Credit Loans owed to each Revolving Credit Lender shall be equal to such Revolving Credit Lender’s Revolving Credit

Commitment Percentage (as in effect after the applicable Commitment Increase Date) of the outstanding principal amount of all Revolving Credit Loans.  The participation interests of the Revolving Credit Lenders in Swing Loans and Letters of Credit shall be similarly adjusted.  On any Commitment Increase Date on which the Total Revolving Credit Commitment is increased, those Revolving Credit Lenders whose Revolving Credit Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Revolving Credit Lenders whose Revolving Credit Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.  The funds so advanced shall be Revolving Credit Base Rate Loans until converted to Revolving Credit LIBOR Rate Loans which are allocated among all Revolving Credit Lenders based on their Revolving Credit Commitment Percentages.

(c)           Upon the effective date of each increase in the Total Commitment pursuant to this §2.11 the Agent may unilaterally revise Schedule 1.1 and the Borrower shall execute and deliver to the Agent new Revolving Credit Notes or Term Loan Notes, as applicable, for each Lender whose Commitment has changed so that the principal amount of such Lender’s Revolving Credit Note or Term Loan Note shall equal its Revolving Credit Commitment or Term Loan Commitment, as applicable.  The Agent shall deliver such replacement Revolving Credit Note or Term Loan Notes, as applicable, to the respective Lenders in exchange for the Revolving Credit Notes or Term Loan Notes replaced thereby which shall be surrendered by such Lenders.  Such new Revolving Credit Notes or Term Loan Notes, as applicable, shall provide that they are replacements for the surrendered Revolving Credit Notes or Term Loan Notes, as applicable, and that they do not constitute a novation, shall be dated as of the Commitment Increase Date and shall otherwise be in substantially the form of the replaced Revolving Credit Notes or Term Loan Notes, as applicable.  Within five (5) days of issuance of any new Revolving Credit Notes or Term Loan Notes, as applicable, pursuant to this §2.11(c), the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Revolving Credit Notes or Term Loan Notes, as applicable, and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement. The surrendered Revolving Credit Notes or Term Loan Notes, as applicable, shall be canceled and returned to the Borrower.

(d)           Notwithstanding anything to the contrary contained herein, the obligation of the Agent and the Lenders to increase the Total Commitment pursuant to this §2.11 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Commitment:

(i)            Payment of Activation Fee.  The Borrower shall pay (A) to the Agent and the Arranger those fees described in and contemplated by the Agreement Regarding Fees with respect to the applicable Commitment Increase, and (B) to the Arranger such facility fees as the Lenders who are providing an additional Commitment may require to increase the aggregate Commitment, which fees shall, when paid, be fully earned and non-refundable under any circumstances.  The Arranger shall pay to the Lenders acquiring the increased Commitment certain fees pursuant to their separate agreement; and

(ii)           No Default.  On the date any Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Total Commitment is increased, there shall exist no Default or Event of Default; and

(iii)          Representations True.  The representations and warranties made by the Borrower and Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Commitment is increased, both immediately before and after the Total Commitment is increased, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

(iv)          Additional Documents and Expenses.  The Borrower and the Guarantors shall execute and deliver to Agent and the Lenders such additional documents (including, without limitation, amendments to the Security Documents), instruments, certifications and opinions as the Agent may reasonably require in its sole and absolute discretion (including, without limitation, in the case of the Borrower, a Compliance Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase) and the Borrower shall pay the cost of any mortgagee’s title insurance policy or any endorsement or update thereto or any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such increase;

(v)           Interest Rate Hedge.  If the Term Loan Commitment is to be increased, Borrower shall have satisfied the provisions of §7.20; and

(vi)          Other.  The Borrower shall satisfy such other conditions to such increase as Agent may require in its reasonable discretion.

§2.12       Extension of Maturity Date.

(a)           The Borrower shall have the one-time right and option to extend the Maturity Date to October 25, 2015 upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:

(i)            Extension Request.  The Borrower shall deliver written notice of such request (the “Extension Request”) to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Maturity Date (as determined without regard to such extension).  Any such Extension Request shall be irrevocable and binding on the Borrower.

(ii)           Payment of Extension Fee.  The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to twenty-five (25) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(iii)          No Default.  On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(iv)          Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

(v)           Pro Forma Covenant Compliance.  Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the covenant set forth in §9.1 immediately after giving effect to the extension.

(vi)          Appraisals.  Agent shall have obtained at Borrower’s expense new Appraisals or an update to the existing Appraisals of the Mortgaged Properties and determined that the current Appraised Value of the Mortgaged Properties is such that the Total Commitment does not exceed the Borrowing Base Appraised Value Limit.

(vii)         Additional Documents and Expenses.  The Borrower and the Guarantors shall execute and deliver to Agent and Lenders such additional consents and affirmations and other documents (including, without limitation, amendments to the Security Documents) as the Agent may reasonably require, and the Borrower shall pay the cost of any title endorsement or update thereto or any update of UCC searches, recordings costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such extension.

(b)           In the event the Maturity Date has been extended as provided in §2.12(a), the Borrower shall have the one-time right and option to extend the Maturity Date to October 25, 2016 upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:

(i)            Extension Request.  The Borrower shall deliver written notice of such request (the “Extension Request”) to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Maturity Date (as determined without regard to such extension).  Any such Extension Request shall be irrevocable and binding on the Borrower.

(ii)           Payment of Extension Fee.  The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to thirty-five (35) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(iii)          No Default.  On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(iv)          Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

(v)           Pro Forma Covenant Compliance.  Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the covenant set forth in §9.1 immediately after giving effect to the extension.

(vi)          Appraisals.  Agent shall have obtained at Borrower’s expense new Appraisals or an update to the existing Appraisals of the Mortgaged Properties and determined that the current Appraised Value of the Mortgaged Properties is such that the Total Commitment does not exceed the Borrowing Base Appraised Value Limit.

(vii)         Additional Documents and Expenses.  The Borrower and the Guarantors shall execute and deliver to Agent and Lenders such additional consents and affirmations and other documents (including, without limitation, amendments to the Security Documents) as the Agent may reasonably require, and the Borrower shall pay the cost of any title endorsement or update thereto or any update of UCC searches, recordings costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such extension.

§2.13       Defaulting Lenders.

(a)           If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders, Majority Lenders, Majority Revolving Credit Lenders or all of the Lenders, shall be suspended during the pendency of such failure or refusal.  If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in §2.13(d).

(b)           Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitments.  Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than 2 Business Days and not later than 5 Business Days after such Defaulting Lender became a Defaulting Lender.  If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the Commitments of the other Lenders exercising such right.  If after such 5th Business Day, the Lenders have not elected to purchase all of the Commitments of such Defaulting Lender, then the Borrower (so long as no Default or Event of Default exists) or the Majority Lenders may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an eligible assignee subject to and in accordance with the provisions of §18.1 for the purchase price provided for below.  No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an eligible assignee.  Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in §18.1 have been satisfied, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement.  The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees.  Prior to payment of such purchase price to a Defaulting Lender, the

Agent shall apply against such purchase price any amounts retained by the Agent pursuant to §2.13(d).

(c)           During any period in which there is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to §2.10(g) or Swing Loans pursuant to §2.5(e) shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (computed without giving effect to the Revolving Credit Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, (ii) the conditions set forth in §10 and §11 are satisfied at the time of such reallocation (and, unless the Borrower shall have notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at the time), (iii) the representations and warranties in the Loan Documents shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and (iv) the aggregate obligation of each Revolving Credit Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (A) the Revolving Credit Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its Revolving Credit Commitment Percentage of outstanding Letter of Credit Liabilities and Swing Loans.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(d)           Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Agent (other than with respect to Letter of Credit Liabilities) hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) and/or the Swing Loan Lender hereunder; third, if so determined by the Agent or requested by the Issuing Lender or the Swing Loan Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund

Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; sixth, to the payment of any amounts owing to the Agent or the Lenders (including the Issuing Lender and the Swing Loan Lender) as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender (including the Issuing Lender and the Swing Loan Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Credit Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Credit Loans or funded participations in Letters of Credit or Swing Loans were made at a time when the conditions set forth in §10 and §11, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Lenders on a pro rata basis until such time as all Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Loans are held by the Revolving Credit Lenders pro rata in accordance with their Revolving Credit Commitment Percentages without regard to §2.13(c), prior to being applied to the payment of any Revolving Credit Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this §2.13(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Loan, shall not be considered outstanding principal under this Agreement.

(e)           Within five (5) Business Days of demand by the Issuing Lender or Swing Loan Lender from time to time, the Borrower shall deliver to the Agent for the benefit of the Issuing Lender and the Swing Loan Lender cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender and Swing Loan Lender (after giving effect to §2.5(a), §2.10(a) and §2.13(c)) on terms satisfactory to the Issuing Lender and/or Swing Loan Lender in its good faith determination (and such cash collateral shall be in Dollars).  Any such cash collateral shall be deposited in the Collateral Account as collateral (solely for the benefit of the Issuing Lender and/or the Swing Loan Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Revolving Credit Commitment Percentages of outstanding Letter of Credit Liabilities and Swing Loans.  Moneys in the Collateral Account deposited pursuant to this section shall be applied by the Agent to reimburse the Issuing Lender and/or the Swing Loan Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Revolving Credit Commitment Percentages of any funding obligation with respect to a Letter of Credit or Swing Loan which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.

(f)            (i)            Each Revolving Credit Lender that is a Defaulting Lender shall not be entitled to receive any facility unused fee pursuant to §2.3 for any period during which that Revolving Credit Lender is a Defaulting Lender.

(ii)           Each Revolving Credit Lender that is a Defaulting Lender shall not be entitled to receive Letter of Credit fees pursuant to §2.10(e) for any period during which that Revolving Credit Lender is a Defaulting Lender.

(iii)          With respect to any facility unused fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that is a Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to §2.13(c), (y) pay to the Issuing Lender and Swing Loan Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swing Loan Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay any remaining amount of any such fee.

(g)           If the Borrower (so long as no Default or Event of Default exists) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments (without giving effect to §2.13(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

§3.           REPAYMENT OF THE LOANS.

§3.1         Stated Maturity.  The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Revolving Credit Loans, Term Loans, Swing Loans and other Letter of Credit Liabilities outstanding on such date, together with any and all accrued and unpaid interest thereon.

§3.2         Mandatory Prepayments and Commitment Reduction.

(a)           If at any time (i) the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Swing Loans and the Letter of Credit Liabilities exceeds the lesser of (A) the Total Revolving Credit Commitment minus the Holdback or (B) the Borrowing Base Availability minus the principal amount of the Outstanding Term Loans, or (ii) the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Term Loans, the Swing Loans and the Letter of Credit Liabilities exceeds the lesser of (A) Total Commitment minus the Holdback or (B) the Borrowing Base Availability, then the Borrower shall, within five (5) Business Days of such occurrence, pay the amount of such excess to the Agent for the respective accounts of the Revolving Credit Lenders (in the case of clause (i)(A)) or all of the Lenders (in the case of clauses (i)(B) and (ii)), as applicable, for application to the Revolving Credit Loans and Term Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.8, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Lender.  In the event there shall have occurred a casualty with respect to any Mortgaged Property and the Borrower is required to repay the Loans pursuant to a Mortgage or §7.7 or a Taking and the Borrower is required to repay the Loans pursuant to a Mortgage or §7.7, the Borrower shall prepay the Loans within two (2) Business Days of the date of receipt by the Borrower or the Agent of any Insurance Proceeds or Condemnation Proceeds in respect of such casualty or Taking, as applicable, in the amount required pursuant to the relevant provisions of §7.7 or such Mortgage.

(b)           If at any time the Total Commitment exceeds the Borrowing Base Appraised Value Limit, then the Total Commitment shall be reduced by the amount of such excess (rounded to the next lowest multiple of $1,000,000.00) and the Borrower shall, within five (5) Business Days of such occurrence, pay the amount of such excess to the Agent for the respective accounts of the applicable Lenders.  Any such reduction shall be first allocated to the Revolving Credit Commitment and then to the Term Loan Commitment.

§3.3         Optional Prepayments.

(a)           The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans, Term Loans, and Swing Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.

(b)           The Borrower shall give the Agent, no later than 10:00 a.m. (Cleveland time) at least three (3) days prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent).  Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

§3.4         Partial Prepayments.  Each partial prepayment of the Loans under §3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment under §3.2 and §3.3 shall be applied first to the principal of any Outstanding Swing Loans, then, in the absence of instruction by the Borrower, to the principal of Revolving Credit Loans and then to the principal of the Term Loans (and with respect to each category of Loans, first to the principal of Base Rate Loans, and then to the principal of LIBOR Rate Loans).

§3.5         Effect of Prepayments.  Amounts of the Revolving Credit Loans prepaid under §3.2 and §3.3 prior to the Maturity Date may be reborrowed as provided in §2.  Any portion of the Term Loans that is prepaid may not be reborrowed.

§4.           CERTAIN GENERAL PROVISIONS.

§4.1         Conversion Options.

(a)           The Borrower may elect from time to time to convert any of its outstanding Revolving Credit Loans or Term Loans to a Revolving Credit Loan or Term Loan, respectively, of another Type and such Revolving Credit Loans or Term Loans shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than five (5) Revolving Credit LIBOR Rate Loans and two (2) term LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing.  All or any part of the outstanding Revolving Credit Loans or Term Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $1,000,000.00 or a LIBOR Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $250,000.00.  On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be.  Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

(b)           Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c)           In the event that the Borrower does not notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically converted at the end of the applicable Interest Period to a Base Rate Loan.

§4.2         Fees.  The Borrower agrees to pay to KeyBank, Agent, Syndication Agent and Arrangers for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to a fee letter dated August 18, 2011 between the Borrower, KeyBank, Syndication Agent and Arrangers (the “Agreement Regarding Fees”).  All such fees shall be fully earned when paid and nonrefundable under any circumstances.

§4.3         Funds for Payments.

(a)           All payments of principal, interest, facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds.  The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank set forth on Schedule 4.3, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders (including the Swing Loan Lender) under the Loan Documents.  Subject to the foregoing, all payments made to Agent on behalf of the Lenders, and actually received by Agent, shall be deemed received by the Lenders on the date actually received by Agent.

(b)           All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than income or franchise taxes imposed on any Lender and any Excluded FATCA Tax), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders (including the Swing Loan Lender) or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower.  If any such Lender, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Agent may withhold from any payments to be made to such Lender under any of the Loan Documents such amounts as are required by the Code.  If any Governmental Authority asserts that the Agent or Borrower (as to Borrower, with respect to Excluded FATCA Taxes only) did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent and/or Borrower (as to Borrower, with respect to Excluded FATCA Taxes only) therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent or by the Borrower (as to Borrower, with respect to Excluded FATCA Taxes only) under this section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent and Borrower (as to Borrower, with respect to Excluded FATCA Taxes only).  The obligation of the Lenders under this section shall survive the termination of the Commitments, repayment of all Obligations and all the resignation or replacement of the Agent.  Without limitation of §4.4(b), if a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting and document provision requirements of FATCA (including those contained in Section 1741(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent, at the time or times prescribed by law and at such time or times reasonably requested by either, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower and/or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under any other Loan Document.

(c)           Each Lender organized under the laws of a jurisdiction outside the United States (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of  (i) an income tax treaty between the United States and the country of residence of such Lender, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Lender; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under §4.3(b).  In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Lender receives a refund of any taxes paid by the Borrower pursuant to §4.3(b), such Lender will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter such Lender is required to return such refund, the Borrower shall promptly repay to such Lender the amount of such refund.

(d)           The obligations of the Borrower to the Lenders under this Agreement with respect to Letters of Credit (and of the Revolving Credit Lenders to make payments to the Issuing Lender with respect to Letters of Credit and to the Swing Loan Lender with respect to Swing Loans) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:  (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between the Borrower or any of its Subsidiaries or Affiliates and any beneficiary or transferee of any

Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct on the part of the Issuing Lender or the Swing Loan Lender, as applicable as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§4.4         Computations.  All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.  The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.

§4.5         Suspension of LIBOR Rate Loans.  In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, or the Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of the Lenders making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders.  In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

§4.6         Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain

LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.  Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by the Borrower hereunder.

§4.7         Additional Interest.  If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, or if the Borrower fails to draw down on the first day of the applicable Interest Period any amount as to which Borrower has elected a LIBOR Rate Loan, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages (or to the Swing Loan Lender with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs.  The Borrower understands, agrees and acknowledges the following:  (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (ii) LIBOR is used merely as a reference in determining such rate; and (iii) the Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs.  The Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.

§4.8         Additional Costs, Etc.  Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time (or from time to time) hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)           subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than taxes based upon or measured by the gross receipts, income or profits of such Lender or the Agent or its franchise tax), or

(b)           materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

(c)           impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by the Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(d)           impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:

(i)            to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or

(ii)           to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or the Letters of Credit, or

(iii)          to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum.  Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

§4.9         Capital Adequacy.  If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof.  The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof.  In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.  For purposes of §4.8 and §4.9, the Dodd-Frank Wall

Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued.

§4.10       Breakage Costs.  The Borrower shall pay all Breakage Costs required to be paid by it pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from Agent, or such earlier date as may be required by this Agreement.

§4.11       Default Interest; Late Charge.  Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to the sum of the Base Rate plus two percent (2.0%) plus five percent (5.0%) (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), and the fee payable with respect to Letters of Credit shall be increased to a rate equal to five percent (5.0%) above the Letter of Credit fee that would otherwise be applicable to such time, or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.  In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the other Loan Documents, which is not paid by the Borrower within ten (10) days of the date when due (or, in the case of amounts due at the Maturity Date, within fifteen (15) Business Days of such date).

§4.12       Certificate.  A certificate setting forth any amounts payable pursuant to §4.7, §4.8, §4.9, §4.10 or §4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be prima facie evidence of the amount owed.  Any such Certificate setting forth any amounts payable pursuant to §4.8 or §4.9 must be delivered to the Agent and the Borrower within one hundred eighty (180) days after the affected Bank becomes aware of the basis for any such claim; provided that if such Certificate is not delivered to the Agent and the Borrower within one hundred eighty (180) days after the affected Bank becomes aware of the basis for any such claim, such Bank shall only be entitled to receive payment pursuant to §4.8 or §4.9, as applicable, with respect to amounts which arose during the one hundred eighty (180) day period prior to the date such Bank delivered such Certificate to the Agent and the Borrower.

§4.13       Limitation on Interest.

(a)           Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, it is the intent of the Agent, the Lenders and the Borrower to conform to and contract in strict compliance with all applicable usury laws from time to time in effect.  All agreements (including the Loan Documents) between Agent, the Lenders and the Borrower (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Agreement, any other Loan Document, or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of this Agreement, any other Loan Document, or any other document, interest would otherwise be taken, reserved, contracted for, charged or payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this Section and this Agreement, such other Loan Document, and such other document shall be automatically reformed and the interest taken, reserved, contracted for, charged or payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is interest or characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans to it (in inverse order of maturity) and not to the payment of interest, or refunded to the Borrower if and to the extent such amount which would have been excessive exceeds such unpaid principal.  The right to accelerate maturity of the Loans and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to charge or receive any unearned interest in the event of acceleration.  All interest paid or agreed to be paid to the Lenders on the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of the Loans does not exceed the maximum nonusurious amount permitted by applicable law.  As used in this Section, the term “applicable law” shall mean such laws as they now exist or may be changed or amended or come into effect in the future.  As used in this Section, the term “interest” includes all amounts that constitute, are deemed, or are characterized as interest under applicable law.

(b)           If at any time the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds or would exceed the Highest Lawful Rate, the rate at which interest shall accrue hereunder or thereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued equals the total amount of interest which would have accrued but for the operation of this sentence.  Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate would again exceed the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.

(c)           Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lenders, Borrower will provide written notice to Agent, advising Agent in reasonable detail of the nature and amount of the violation, and Lenders shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Loans and/or any other indebtedness then owing by Borrower to Lenders.  To the extent that Lenders are relying on Chapter 303, as amended, of the Texas Finance Code to determine the Highest Lawful Rate, Lenders will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Lenders will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Highest Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lenders may, at Lenders’ option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  This §4.13 will control all agreements between Borrower, Agents and Lenders.

(d)           Borrower and Lenders expressly agree that in no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to Revolving Credit Loans or Swing Loans or to any advance of Revolving Credit Loans or Swing Loans made pursuant to the terms of this Agreement.

§4.14       Certain Provisions Relating to Increased Costs.  If a Lender gives notice of the existence of the circumstances set forth in §4.8 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9, then, upon request of the Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by the Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action.  Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender has given notice of the existence of the circumstances set forth in §4.8 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9 and following the request of the Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”), then, within thirty (30) days after such notice or request for payment or compensation, the Borrower shall have the one-time right as to such Affected Lender, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender within thirty (30) days of receipt of such notice, to elect to cause the Affected Lender to transfer its Commitment.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Affected Lender’s Commitment, then the Agent and the Syndication Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest.  The purchase price for the Affected Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Affected Lender including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.

§5.           COLLATERAL SECURITY; GUARANTORS.

§5.1         Collateral.  The Obligations shall be secured by a perfected first priority lien and security interest to be held by the Agent for the benefit of the Lenders on the Collateral, pursuant to the terms of the Security Documents.

§5.2         Appraisals; Adjusted Value.

(a)           In the event that Borrower elects to extend the Maturity Date as provided in §2.11, then the Agent may on behalf of the Lenders (either in connection with any such extension or at any time thereafter) obtain a current Appraisal or an updated Appraisal of the Mortgaged Properties.  Said Appraisal will be ordered by Agent and reviewed and approved by the appraisal department of the Agent, in order to determine the current Appraised Value of the Mortgaged Properties, and the Borrower shall pay to Agent within fifteen (15) days of demand all reasonable costs of such Appraisal.

(b)           Notwithstanding the provisions of §5.2(a), the Agent may obtain new Appraisals or an update to existing Appraisals with respect to the Mortgaged Properties, or any of them, as the Agent shall determine (i) at any time that the regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require more frequent Appraisals, (ii) at any time during the continuance of an Event of Default, or (iii) if the Agent reasonably believes that there has been a material adverse change or deterioration with respect to any Mortgaged Property, including, without limitation, a material change in the market in which any Mortgaged Property is located.  The expense of such Appraisals and/or updates performed pursuant to this §5.2(b) shall be borne by the Borrower and payable to Agent within fifteen (15) days of demand; provided the Borrower shall not be obligated to pay for an Appraisal of a Mortgaged Property obtained pursuant to this §5.2(b) more often than once in any period of twelve (12) months.

(c)           The Borrower acknowledges that the Agent has the right to approve any Appraisal performed pursuant to this Agreement.  The Borrower further agrees that the Lenders and Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or the Borrower’s idea of the value of such property.

§5.3         Addition of Mortgaged Properties.

Provided no Default or Event of Default exists, the Borrower shall have the right, subject to the consent of the Agent and the Required Lenders (which consent may be withheld in their sole and absolute discretion) and the satisfaction by the Borrower of the conditions set forth in this §5.3, to add Potential Collateral to the Collateral as part of the Borrowing Base.  In the event the Borrower desires to replace Collateral or add additional Potential Collateral to the Borrowing

Base as aforesaid, the Borrower shall provide written notice to the Agent of such request.  No Potential Collateral shall be included as Collateral in the Borrowing Base unless and until the following conditions precedent shall have been satisfied:

(a)           such Potential Collateral shall be Eligible Real Estate;

(b)           if such Potential Collateral is owned by a Wholly Owned Subsidiary of Borrower, said Wholly Owned Subsidiary shall have executed a Joinder Agreement and satisfied the conditions of §5.5;

(c)           prior to or contemporaneously with such addition, Borrower shall have submitted to Agent a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under §6.4 or §7.4 and a Borrowing Base Certificate, both prepared on a pro forma basis and adjusted to give effect to such addition, and shall certify that after giving effect to such addition, no Default or Event of Default shall exist;

(d)           the Borrower or the Wholly Owned Subsidiary which is the owner of the Potential Collateral shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents (which may include a Pledge Agreement or an amendment to the same with respect to any direct or indirect interests of Borrower in the owner of such Potential Collateral and an Account Control Agreement), all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent;

(e)           after giving effect to the inclusion of such Potential Collateral, each of the representations and warranties made by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the addition of Mortgaged Properties in the Borrowing Base, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by Agent in writing (which disclosures shall be deemed to amend the schedules and other disclosures delivered as contemplated in this Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing (including, without limitation, any Default under §9.1), and the Agent shall have received a certificate of the Borrower to such effect; and

(f)            the Agent shall have consented to, and Agent shall have received the prior written consent of the Required Lenders to, the inclusion of such Real Estate as a Mortgaged Property, which consent may be granted in their sole discretion.

Notwithstanding the foregoing, in the event such Potential Collateral does not qualify as Eligible Real Estate, so long as the conditions set forth in clauses (b), (c) and (d) of this §5.3 have been satisfied, such Potential Collateral shall be included as Collateral so long as the Agent shall have received the prior written consent of each of the Required Lenders to the inclusion of such Real Estate as a Mortgaged Property (provided that if such Real Estate is not an income-producing office building, Agent shall have received the prior written consent of all of the Lenders to the inclusion of such Real Estate as a Mortgaged Property).

§5.4         Release of Mortgaged Property.  Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.4), the Agent shall release a Mortgaged Property from the lien or security title of the Security Documents encumbering the same upon the request of the Borrower subject to and upon the following terms and conditions:

(a)           the Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than ten (10) days prior to the date on which such release is to be effected;

(b)           the Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under §6.4 or §7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release;

(c)           all release documents to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent;

(d)           the Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney’s fees;

(e)           the Borrower shall pay to the Agent for the account of the Lenders a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.4, in an amount equal to the amount necessary to reduce the outstanding principal balance of the Loans so that no violation of the covenant set forth in §9.1 shall occur;

(f)            without limiting or affecting any other provision hereof, any release of a Mortgaged Property will not cause the Borrower to be in violation of the covenants set forth in §9 or cause the Total Commitment to exceed the Borrowing Base Appraised Value Limit of the Mortgaged Properties remaining after the requested release;

(g)           if the Mortgaged Property to be released is 10 South Riverside and 120 South Riverside (which Mortgaged Properties must be released together, if at all) or Three Eldridge Place, the Total Commitment is reduced by 110% of the Allocated Loan Amount associated with such Mortgaged Property or Mortgaged Properties to be released, and notwithstanding the terms of §5.4(e), the Borrower shall in addition to any amounts due pursuant to §5.4(e), pay to Agent for the pro rata accounts of the Lenders, an amount necessary such that the amount of the outstanding Loans and the Letter of Credit Liabilities do not exceed the Total Commitment as reduced or the Borrowing Base Availability.  The reduction of the Total Commitment shall be allocated among the Revolving Credit Commitment and the Term Loan Commitment as specified by Borrower, or in the absence of such direction, first to the Revolving Credit Commitment and then to the Term Loan Commitment; and

(h)           the Required Lenders shall have approved in writing such release in their sole discretion;

§5.5         Additional Guarantors.  In the event that the Borrower shall request that certain Real Estate of a Wholly Owned Subsidiary of Borrower be included as a Mortgaged Property as contemplated by §5.3 and such Real Estate is approved for inclusion as a Mortgaged Property in accordance with the terms hereof, the Borrower shall, as a condition to such Real Estate being included as a Mortgaged Property, cause each such Wholly Owned Subsidiary to execute and deliver to Agent a Joinder Agreement, and such Subsidiary shall become a Guarantor hereunder and thereunder.  Each such Subsidiary shall be specifically authorized, in accordance with its respective organizational documents, to be a Guarantor hereunder and thereunder and to execute the Contribution Agreement and such Security Documents as Agent may require.  The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary.  In connection with the delivery of such Joinder Agreement, the Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

§5.6         Intentionally Omitted.

§5.7         Release of Collateral (other than Mortgaged Properties); Release of Guarantor.

(a)           Upon the refinancing or repayment of the Obligations in full and termination of the obligation to provide additional Loans or Letters of Credit to the Borrower, then the Agent shall release the Collateral from the lien and security interest of the Security Documents and release the Borrower and Guarantors provided that Agent has not received a written notice from the “Representative” (as defined in §14.16) or the holder of the Hedge Obligations that any Hedge Obligation is then due and payable to the holder thereof.

(b)           The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release (subject to the terms hereof), a Guarantor from the Guaranty and the other Loan Documents to which such Guarantor is a party and release the Equity Interests directly or indirectly in such Subsidiary Guarantor pledged pursuant to the Pledge Agreement, so long as:  (i) no Default or Event of Default shall then be in existence or would occur as a result of such release; (ii) the Agent shall have received such written request at least ten (10) days prior to the requested date of release; (iii) the terms of §5.4 with respect to the release of the Mortgaged Property owned by such Subsidiary Guarantor have been satisfied; and (iv) with respect to the release of the Equity Interests from the Pledge Agreements, the applicable Company subject to such release owns no direct or indirect interest in any other Subsidiary Guarantor.  Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.  Notwithstanding the foregoing, the provisions of this §5.7(b) shall not apply to REIT, which may not be released as a Guarantor.

§6.           REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agent and the Lenders as follows.

§6.1         Corporate Authority, Etc.

(a)           Incorporation; Good Standing.  REIT is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Secretary of State, and is validly existing and in good standing under the laws of Maryland.  REIT conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, §856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder.  The Borrower is a Texas limited partnership duly organized pursuant to its certificate of limited partnership filed with the Texas Secretary of State, and is validly existing and in good standing under the laws of Texas.  The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction of its organization and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.

(b)           Subsidiaries.  Each of the Guarantors and each of the Subsidiaries of the Borrower and the Guarantors (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where it is organized and where a Mortgaged Property owned by it is located (to the extent required by applicable law)  and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

(c)           Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person other than the liens and encumbrances in favor of Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not, as of the date of execution and delivery thereof, require the approval or consent of any Person other than those already obtained and delivered to Agent.

(d)           Enforceability.  The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’  rights and general principles of equity.

§6.2         Governmental Approvals.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, the filing of the Security Documents in the appropriate records office with respect thereto, and filings after the date hereof of disclosures with the SEC, or as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any Real Estate.

§6.3         Title to Properties.  Except as indicated on Schedule 6.3 hereto or other adjustments that are not material in amount, REIT, the Borrower and their respective Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of REIT as of the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of in the ordinary course since that date) subject to no rights of others, including any mortgages, leases pursuant to which REIT, the Borrower or any of their respective Subsidiaries or any of their respective Affiliates is the lessee, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

§6.4         Financial Statements.  The Borrower has furnished to Agent:  (a) the consolidated balance sheet of REIT and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the calendar year then ended certified by the chief financial officer, chief accounting officer or senior vice president-treasurer of REIT, (b) an unaudited statement of Net Operating Income for the period ending June 30, 2011 reasonably satisfactory in form to the Agent and certified by the chief financial officer, chief accounting officer or senior vice president-treasurer of REIT as fairly presenting the Net Operating Income for such periods, and (c) certain other financial information relating to the Borrower, the Guarantors and the Collateral, including, without limitation, the Mortgaged Properties.  The balance sheet and statements referred to in clauses (a) and (b) have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of REIT and its Subsidiaries as of such dates and the consolidated results of the operations of REIT and its Subsidiaries for such periods.  There are no liabilities, contingent or otherwise, of REIT or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

§6.5         No Material Changes.  Since the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4, as applicable, there has occurred no materially adverse change in the financial condition, prospects or business of REIT, the Borrower, and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of REIT as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the calendar year then ended, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect.  As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, prospects, operations or business activities of REIT, the Borrower, their respective Subsidiaries or any of the Mortgaged Properties from the condition shown on the statements of income delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, prospects, operation or financial condition of REIT, the Borrower, their respective Subsidiaries, considered as a whole, or of any of the Mortgaged Properties.

§6.6         Franchises, Patents, Copyrights, Etc.  The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others, except where such failure individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.6 hereto or in any Mortgage with respect to any Mortgaged Property other than the Initial Mortgaged Properties, none of the Mortgaged Properties is owned or operated by Borrower or its Subsidiaries under or by reference to any trademark, trade name, service mark or logo, and none of the trademarks, tradenames, service marks or logos are registered or subject to any license or provision of law limiting their assignability or use except as specifically set forth on Schedule 6.6 or in any Mortgage accepted after the Closing Date.

§6.7         Litigation.  Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened against the Borrower, any Guarantor, any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, the Collateral or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which if adversely determined could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.7, there are no judgments, final orders or awards outstanding against or affecting the Borrower, any Guarantor, any of their respective Subsidiaries or any Collateral, individually or in the aggregate, in excess of $1,000,000.00, or against or affecting the Mortgaged Property.

§6.8         No Material Adverse Contracts, Etc.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

§6.9         Compliance with Other Instruments, Laws, Etc.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

§6.10       Tax Status.  Each of the Borrower, the Guarantors and their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as set forth on Schedule 6.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.  Except as set forth on Schedule 6.10, there are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, any Guarantor or their respective Subsidiaries.  The taxpayer identification number for REIT is 68-0509956 and for the Borrower is 14-1838660.

§6.11       No Event of Default.  No Default or Event of Default has occurred and is continuing.

§6.12       Investment Company Act.  None of the Borrower, the Guarantors or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.13       Intentionally Omitted.

§6.14       Setoff, Etc.  The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses by the Borrower or any of their Subsidiaries or Affiliates or, to the best knowledge of the Borrower, any other Person other than Permitted Liens described in §8.2(i)(A), (v) and (vi).

§6.15       Certain Transactions.  Except as disclosed on Schedule 6.15 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of the Borrower, any Guarantor or any of their respective Subsidiaries is, nor shall any such Person become, a party to any transaction with the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates (other than for services as partners, managers, members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower, a Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction.

§6.16       Employee Benefit Plans.  The Borrower, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed

Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.  Neither the Borrower, any Guarantor nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under §412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under §4007 of ERISA.  None of the assets of REIT, the Borrower or any of their respective Subsidiaries, including, without limitation, any Mortgaged Property, constitutes a “plan asset” of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

§6.17       Disclosure.  All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading.  All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by or on behalf of the Borrower, any Subsidiary or any Guarantor, as supplemented to date, is and, when delivered, will be true and correct in all material respects and, as supplemented to date, does not, and when delivered will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.  The written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor or the Collateral, including, without limitation, the Mortgaged Properties, (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower’s or Guarantor’s counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

§6.18       Place of Business.  The principal place of business of the Borrower is 15601 Dallas Parkway, Suite 600, Addison, Texas  75001-6206.

§6.19       Regulations T, U and X.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.  Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.20       Environmental Compliance.  The Borrower has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, to the best of Borrower’s knowledge and belief, except as specifically set forth (i) in the written environmental site assessment reports of an Environmental Engineer provided to the Agent (A) in the case of the Initial Mortgaged Properties, as of the Closing Date, or (B) with respect to other Real Estate owned as of the date hereof, on or before the date hereof, or in the case of Real Estate (other than the Initial Mortgaged Properties, if any) acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent, or (ii) on Schedule 6.20(c) or (d), makes the following representations and warranties:

(a)           None of the Borrower, the Guarantors or their respective Subsidiaries nor any operator of the Real Estate, nor any tenant or operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under any Environmental Law, which violation (i) involves Real Estate (other than the Mortgaged Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves a Mortgaged Property.

(b)           None of the Borrower, the Guarantors nor any of their respective Subsidiaries has received written notice from any third party including, without limitation, any Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which in any case (i) involves Real Estate (other than the Mortgaged Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves a Mortgaged Property.

(c)           (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors, their respective Subsidiaries or the tenants and operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of Borrower’s, the Guarantors’ and their respective Subsidiaries’, or the tenants’ or operators’ of the Real Estate, respective businesses and in accordance with applicable Environmental Laws; (iii) there has been no past or present Release or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, which Release would have a material adverse effect on the value of such Real Estate or adjacent properties, which Release has had or could reasonably be expected to have a Material Adverse Effect; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which could be reasonably anticipated to have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site in accordance with all applicable Environmental Laws (except with respect to the foregoing in this §6.20(c) as to any Real Estate (other than the Mortgaged Properties) where the foregoing has not had or could not reasonably be expected to have a Material Adverse Effect).

(d)           none of the Borrower, the Guarantors, their respective Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby except for such matters that shall be complied with as of the Closing Date.

(e)           There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities (i) on or affecting the Real Estate (other than the Mortgaged Properties) except where such existence has not had or could not be reasonably be expected to have a Material Adverse Effect, or (ii) on or affecting a Mortgaged Property.

(f)            The Borrower has not received any written notice of any claim by any party that any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property which as to any Real Estate (other than the Mortgaged Properties) has had or could reasonably be expected to have a Material Adverse Effect, nor is there any basis for such a claim.

§6.21       Subsidiaries; Organizational Structure.  Schedule 6.21(a) sets forth, as of the date hereof, all of the Subsidiaries of REIT, the form and jurisdiction of organization of each of the Subsidiaries, and REIT’s direct and indirect ownership interests therein.  Schedule 6.21(b) sets forth, as of the date hereof, all of the Unconsolidated Affiliates of REIT and its Subsidiaries, the form and jurisdiction of organization of each of the Unconsolidated Affiliates, REIT’s or its Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Affiliate.  No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules 6.21(a) and 6.21(b) except as set forth on such Schedules.

§6.22       Leases.  The Borrower has delivered to the Agent true copies of the Leases and any amendments thereto relating to each Mortgaged Property required to be delivered as a part of the Eligible Real Estate Qualification Documents as of the date hereof.  An accurate and complete Rent Roll as of the date of inclusion of each Mortgaged Property in the Borrowing Base with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent.  The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements relating to leasing or licensing of space at such Mortgaged Property and in the Building relating thereto, other than subleases entered into by the tenants under such Leases.  Except as reflected on such Rent Roll or on Schedule 6.22 or in any applicable Lease (except with respect to rent credits or rent abatements in effect as of the Closing Date and reflected on such Rent Roll), no tenant under any Lease is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments, lease buy-outs or abatements or credits due to defaults under such Lease or the occurrence of any other event under such Lease.  Except as set forth in Schedule 6.22, the Leases reflected therein are, as of the date of inclusion of the applicable Mortgaged Property in the Borrowing Base, in full force and effect in accordance with their respective terms, without any payment default (other than payment of work orders, direct utility recovery and CAM reconciliation not more than 60 days past due) or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and, except as reflected in Schedule 6.22, neither the Borrower nor any Guarantor has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and to the best of the knowledge and belief of the Borrower, there is no basis for any such claim or notice of default by any tenant.  Except as reflected in Schedule 6.22, no property, other than the Mortgaged Property which is the subject of the applicable Lease, is necessary to comply with the requirements (including, without limitation, parking requirements) contained in such Lease.

§6.23       Property.  Subject to Schedule 6.23 and the property condition reports for the Initial Mortgaged Properties delivered to the Agent on or before the Closing Date, (i) all of the Mortgaged Properties, and all major building systems located thereon, are structurally sound, in good condition and working order and free from material defects, subject to ordinary wear and tear, (ii) all of the other Real Estate of the Borrower, the Guarantors and their respective Subsidiaries is structurally sound, in good condition and working order, subject to ordinary wear and tear, except for such portion of such Real Estate which is not occupied by any tenant and where such defects have not had and could not reasonably be expected to have a Material Adverse Effect, (iii) the Real Estate, and the use and operation thereof, is in material compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands and tidelands (but excluding for purposes of this §6.23, Environmental Laws) except where a failure to so comply as to Real Estate other than the Mortgaged Properties has not and could not reasonably be expected to have a Material Adverse Effect, (iv) all water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Properties are installed to the property lines of the Mortgaged Properties through dedicated public rights of way or through perpetual private easements approved by the Agent with respect to which the applicable Mortgage creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law, (v) the streets abutting the Mortgaged Properties are dedicated and accepted public roads, to which the Mortgaged Properties have direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Properties have direct access approved by the Agent and with respect to which the applicable Mortgage creates a valid and enforceable first lien, (vi) sufficient private ways providing access to the Mortgaged Properties are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles, (vii) there are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Real Estate which are payable by the Borrower, any Guarantor or any of their respective Subsidiaries (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement), (viii) each Real Estate asset is separately assessed for purposes of real estate tax assessment and payment, (ix) there are no unpaid or outstanding real estate or other taxes or assessments on or against any other property of the Borrower, the Guarantors or any of their respective Subsidiaries which are payable by any of such Persons in any material amount (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement), (x) there are no pending, or to the knowledge of the Borrower, threatened or contemplated, eminent domain proceedings against any Mortgaged Property or any material portion of any other Real Estate, (xi) none of the Mortgaged Property or any material portion of any other Real Estate is now damaged as a result of any fire, explosion, accident, flood or other casualty, (xii) none of the Borrower, the Guarantors or any of their respective Subsidiaries has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to any of the Real Estate or canceling or threatening to cancel any policy of insurance, and each of the Real Estate assets complies with the material requirements of all of the Borrower’s, Guarantors’ and their respective Subsidiaries’ insurance carriers, (xiii) no person or entity has any right or option to acquire any Real Estate or any Building thereon or any portion thereof or interest therein, except for certain tenants of such Real Estate not constituting Mortgaged Properties pursuant to the terms of their Leases and tenants in common under applicable tenant in common agreements, (xiv) neither the Borrower nor any Subsidiary Guarantor is a party to any Management Agreements for any of the Mortgaged Properties, (xv) to the best knowledge of the Borrower and any Subsidiary Guarantors, there are no material claims or any bases for material claims in respect of any Mortgaged Property or its operation by any party to any service agreement or Management Agreement, and (xvi) there are no material agreements not otherwise terminable upon 30 days’ notice pertaining to any Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto) or the Title Policies.

§6.24       Brokers.  None of REIT, the Borrower nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.25       Other Debt.  As of the date of this Agreement and other than with respect to the Excluded Properties, (a) none of the Borrower, any Guarantor nor any of their respective Subsidiaries is in default of (i) the payment of any Recourse Indebtedness, (ii) the payment of any Indebtedness that individually or in the aggregate has an outstanding principal balance in excess of $30,000,000.00, or (iii) other than as set forth on Schedule 6.25, the performance of any material obligation under any related agreement, mortgage, deed of trust, security agreement, financing agreement or indenture to which any of them is a party, and (b) no Indebtedness of the

Borrower, any Guarantor or any of their respective Subsidiaries has been accelerated.  Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or any Guarantor.  Schedule 6.25 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Guarantor or their respective properties and entered into by the Borrower and/or such Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor in an amount greater than $1,000,000.00, and the Borrower has provided the Agent with such true, correct and complete copies thereof as Agent has requested.

§6.26       Solvency.  As of the date of this Agreement and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.

§6.27       No Bankruptcy Filing.  Neither the Borrower nor any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or for the liquidation of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

§6.28       No Fraudulent Intent.  Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.29       Transaction in Best Interests of Borrower and Guarantors; Consideration.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, each Guarantor and their respective Subsidiaries.  The Borrower and the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct and indirect benefit from the effectiveness and existence of this Agreement.  The direct and indirect benefits to inure to the Borrower, each Guarantor and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

§6.30       Contribution Agreement.  The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§6.31       Representations and Warranties of Guarantors.  Borrower has no knowledge that any of the representations or warranties of the Guarantors contained in the Mortgages, the Assignments of Leases and Rents or any other Loan Document are untrue or inaccurate in any material respect.

§6.32       OFAC.  None of the Borrower or the Guarantors (i) is (or will be) a person with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action or (ii) is engaged (or will engage) in any dealings or transactions or otherwise be associated with such persons.  In addition, the Borrower hereby agrees to provide to the Lenders any additional information that a Lender reasonably deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

§7.           AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit:

§7.1         Punctual Payment.  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

§7.2         Maintenance of Office.  The Borrower and each Guarantor will maintain their respective chief executive office at 15601 Dallas Parkway, Suite 600, Addison, Texas  75001-6206, or at such other place in the United States of America as the Borrower or any Guarantor shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower or such Guarantor in respect of the Loan Documents may be given or made.

§7.3         Records and Accounts.  The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves.  Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Agent, (x) except as may be required by GAAP or by law, make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4, or (y) change its fiscal year.  Agent and the Lenders acknowledge that REIT’s fiscal year is a calendar year.

§7.4         Financial Statements, Certificates and Information.  The Borrower will deliver or cause to be delivered to the Agent with sufficient copies for each of the Lenders:

(a)           (i) within fifteen (15) days of the filing of REIT’s Form 10-K with the SEC, but in any event not later than one hundred twenty (120) days after the end of each calendar year, the audited Consolidated balance sheet of REIT and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer, chief accounting officer, senior vice president of capital markets or senior vice president-treasurer of REIT, on its behalf, that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by a nationally recognized accounting firm reasonably approved by Agent, and (ii) within a reasonable period of time following request therefor, any other information the Lenders may reasonably request to complete a financial analysis of REIT and its Subsidiaries;

(b)           within fifteen (15) days of the filing of REIT’s Form 10-Q with the SEC, if applicable, but in any event not later than sixty (60) days after the end of each calendar quarter of each year, copies of the unaudited consolidated balance sheet of REIT and its Subsidiaries, at the end of such quarter, and the related unaudited consolidated statements of income and cash flows for the portion of REIT’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer, chief accounting officer, senior vice president of capital markets or senior vice president-treasurer of REIT, on its behalf, that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a “Compliance Certificate”) certified by the chief financial officer, chief accounting officer, senior vice president of capital markets or senior vice president-treasurer of REIT, on its behalf, in the form of Exhibit K hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date.  Borrower shall submit with the Compliance Certificate a Borrowing Base Certificate in the form of Exhibit J attached hereto (a “Borrowing Base Certificate”) pursuant to which the Borrower shall calculate the amount of the Borrowing Base Appraised Value Limit and the Borrowing Base Availability as of the end of the immediately preceding calendar quarter.  All income, expense and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable.  The Compliance Certificate shall be accompanied by copies of the statements of Funds from Operations and Net Operating Income for such calendar quarter, including, without limitation, Net Operating Income for each of the Mortgaged Properties, a statement of Leasing Costs paid during the prior quarter and a calculation of the Holdback, prepared on a basis consistent with the statements furnished to the Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by the chief financial officer, chief accounting officer, senior vice president of capital markets or senior vice president-treasurer of REIT, on its behalf, that the information contained in such statement fairly presents the Funds from Operations and Net Operating Income, including, without limitation, the Net Operating Income of each of the Mortgaged Properties, for such periods;

(d)           simultaneously with the delivery of the financial statements referred to in clause (a) above, the statement of all contingent liabilities involving amounts of $1,000,000.00 or more of the REIT and its Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

(e)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, (i) a Rent Roll for each of the Mortgaged Properties and a summary thereof in form satisfactory to Agent as of the end of each calendar quarter (including the fourth calendar quarter in each year), together with a listing of each tenant that has taken occupancy of such Mortgaged Property during each calendar quarter (including the fourth calendar quarter in each year), (ii) an operating statement for each of the Mortgaged Properties for each such calendar quarter and year to date and a consolidated operating statement for the Mortgaged Properties for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to Agent), and (iii) a copy of each Lease or amendment to any Lease entered into with respect to a Mortgaged Property during such calendar quarter (including the fourth calendar quarter in each year);

(f)            promptly following a request by the Agent, as of such date or for such period or periods of time as Agent may reasonably request, (i) a Rent Roll for each Real Estate asset (other than the Mortgaged Properties) and a summary thereof in form satisfactory to Agent, together with a listing of each tenant that has taken occupancy of such Real Estate, (ii) an operating statement for each Real Estate asset (other than the Mortgaged Properties) and a consolidated operating statement for such Real Estate assets (such statements and reports to be in form reasonably satisfactory to Agent), and (iii) a copy of each Lease or amendment to any Lease entered into with respect to a Real Estate asset (other than the Mortgaged Properties);

(g)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (i) listing the Real Estate owned by REIT, the Borrower and their respective Subsidiaries (or in which REIT, the Borrower or any of their respective Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of REIT, the Borrower and their respective Subsidiaries (excluding Indebtedness of the type described in §8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is Recourse Indebtedness or Non-Recourse Indebtedness, and (iii) attaching copies of any new material mortgage loan documents and amendments to existing mortgage loan documents entered into by any Company subsequent to the date of this Agreement or the last statement delivered pursuant to this §7.4(g), whichever is later;

(h)           contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, reports or proxy statements sent to the owners of the Borrower or REIT;

(i)            promptly following Agent’s request, after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and REIT;

(j)            promptly upon the filing hereof, copies of any registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and any annual, quarterly or monthly reports and other statements and reports which the Borrower or REIT shall file with the SEC;

(k)           notice of any audits pending or threatened in writing with respect to any tax returns filed by the Borrower or REIT promptly following notice of such audit;

(l)            evidence reasonably satisfactory to Agent of the timely payment of all real estate taxes for the Mortgaged Properties;

(m)          within seven (7) Business Days of notice or receipt, copies of any and all notices of default under any of the organizational agreements of any Company in which the Borrower is a member, shareholder or partner or of any failure by the Borrower to perform any obligation under any of such organizational agreements;

(n)           promptly upon receipt thereof, copies of any and all notices of default under any loan document securing or evidencing a mortgage loan made to the Borrower or any of its Subsidiaries secured by a Lien on Real Estate, if such mortgage loan (i) constitutes Recourse Indebtedness, (ii) constitutes Indebtedness and individually or in the aggregate has an outstanding principal balance in excess of $30,000,000.00, or (iii) has been accelerated; provided that this §7.4(n) shall not apply to any Indebtedness incurred in connection with any Excluded Property;

(o)           within five (5) Business Days of receipt, copies of any written claim made with respect to any Non-Recourse Exclusion;

(p)           not later than January 31 of each year, a budget and business plan for the Borrower and each Mortgaged Property for the then-current calendar year; and

(q)           from time to time such other financial data and information in the possession of REIT, the Borrower or their respective Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against REIT, the Borrower or any of their respective Subsidiaries and any settlement discussions relating thereto (to the extent that disclosure of any such letters, litigation or investigation status or settlement discussions would not waive any applicable privilege), property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower or any of its Subsidiaries) as the Agent may reasonably request.

Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Lenders provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof.  Upon the request of Agent, the Borrower shall deliver paper copies thereof to Agent and the Lenders.  The Borrower authorizes Agent and Arranger to disseminate any such materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system, and the Borrower releases Agent and the Lenders from any liability in connection therewith.  Unless otherwise requested by Agent, any materials to be delivered pursuant to §7.4(h) or (j) may be delivered to Agent by posting such materials to the Borrower’s website (at www.behringerharvard.com) or on EDGAR (www.sec.gov/edgar) and simultaneously notifying the Agent of the availability of such materials at such website (or such other website as the Borrower may designate in writing to the Agent).  In the event that Agent receives paper copies of any material delivered pursuant to this §7.4 which is not made available by Intralinks, Syndtrak or any other electronic information dissemination system (or by posting to Borrower’s website as provided above), Agent shall promptly deliver copies of such material to each Lender.

§7.5         Notices.

(a)           Defaults.  The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”.  If any Person shall give any notice of the existence of a claimed default or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(b)           Environmental Events.  The Borrower will give notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a written notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) a Mortgaged Property, (B) any other Real Estate and could reasonably be expected to have a Material Adverse Effect or (C) the Agent’s liens or security title on the Collateral pursuant to the Security Documents.

(c)           Notification of Claims Against Collateral.  The Borrower will give notice to the Agent in writing within seven (7) Business Days of becoming aware of any material setoff, claims (including, with respect to the Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.

(d)           Notice of Litigation and Judgments.  The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, any Guarantor or any of their respective Subsidiaries that could either reasonably be expected to cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings.  The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower or any of their respective Subsidiaries in an amount in excess of $10,000,000.00.

(e)           ERISA.  The Borrower will give notice to the Agent within five (5) Business Days after the Borrower or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in §4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.

(f)            Notification of Lenders.  Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.  The Agent shall upon the request of any Lender provide to such Lender copies of any certification and supporting detail with respect to the Holdback provided to Agent by Borrower.

§7.6         Existence; Maintenance of Properties.

(a)           Except as permitted under §7.15, §8.4 and §8.8, the Borrower and each Guarantor will and will cause each of their respective Subsidiaries to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation.  The Borrower and each Guarantor will preserve and keep in full force all of their rights and franchises and those of their Subsidiaries, the preservation of which is necessary to the conduct of their business and the failure to have which could reasonably be expected to have a Material Adverse Effect.  REIT shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT Status and shall continue to receive REIT Status.  From and after the IPO Event, the common stock of REIT shall at all times be listed for trading and be traded on the New York Stock Exchange or another national exchange approved by Agent, unless otherwise consented to by the Majority Lenders.

(b)           The Borrower and each Guarantor (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of any Real Estate or would cause a Material Adverse Effect.  Without limitation of the obligations of the Borrower and the Guarantors under this Agreement with respect to the maintenance of the Real Estate, the Borrower and the Guarantors shall promptly and diligently comply with the recommendations of the Environmental Engineer retained by Agent or Borrower, Guarantors or their respective Subsidiaries concerning the maintenance, operation or upkeep of the Real Estate contained in the building inspection and environmental reports delivered to the Agent or otherwise obtained by the Borrower or any Guarantor with respect to the Real Estate.

(c)           Borrower shall cause the repairs and other work described in the CUSCO Estoppel to be completed in accordance with all applicable agreements and in any event on or before the earlier to occur of (i) December 31, 2014, subject to force majeure, (ii) the occurrence of a default (after applicable notice and cure periods) under the OEA, or (iii) the date on which CUSCO may exercise any self-help remedies under the OEA.

§7.7         Insurance; Condemnation.

(a)           The Borrower and each Subsidiary Guarantor will, at its expense, procure and maintain for the benefit of the Borrower, each such Subsidiary Guarantor and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering each Mortgaged Property:

(i)            “Cause of Loss-Special Form” property insurance (including broad form flood, broad form earthquake, coverage from loss or damage arising from acts of terrorism, and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other amount as the Agent may approve, with deductibles not to exceed $25,000.00 (except that the windstorm damage deductible of 2% of total insured value with respect to Three Eldridge Place, the windstorm damage deductible of 5% of total insured value with respect to 5104 Eisenhower Boulevard, the hail or windstorm damage deductible of $100,000.00 with respect to Mortgaged Properties located in the State of Texas, and the flood damage deductible of $100,000.00 with respect to Centreport Office Center and Three Eldridge Place are hereby approved) for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement in such amounts as the Agent may require.

Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

(ii)           During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Mortgaged Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii)          Flood insurance if at any time any Building is located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

(iv)          Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Mortgaged Property for a twelve (12) month period;

(v)           Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $3,000,000.00, a completed operations aggregate limit of not less than $3,000,000.00, and a combined single “per occurrence” limit of not less than $1,000,000.00 for bodily injury and property damage;

(vi)          During the course of construction or repair of any improvements on the Mortgaged Property, the general contractor selected to oversee such improvements shall provide commercial general liability insurance (including completed operations coverage) naming Borrower as an additional insured, or in lieu thereof, may provide for such coverage by way of an owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

(vii)         Employer’s liability insurance with respect to the Borrower’s employees;

(viii)        Umbrella liability insurance with limits of not less than $50,000,000.00 to be in excess of the limits of the insurance required by clauses (v) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy.  All such policies shall be endorsed to provide defense coverage obligations;

(ix)           Workers’ compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Mortgaged Property with limits as required by applicable law; and

(x)            Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Mortgaged Property.

The Borrower shall pay all premiums on insurance policies.  The insurance policies with respect to all Mortgaged Property provided for in clauses (v), (vi) and (viii) above shall name the Agent and each Lender as an additional insured and shall contain a cross liability/severability endorsement.  The insurance policies provided for in clauses (i), (ii), (iii), (iv) and (vi) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender’s loss payable endorsements in form and substance acceptable to the Agent.  The Borrower shall deliver certificates of insurance evidencing all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid.  Borrower shall provide to Agent a duplicate original or certified copy of the insurance policies required hereunder promptly after the original policy is received by Borrower.  Not less than ten (10) days prior to the expiration date of the policies, as the same may be reduced by Agent, the Borrower shall deliver to the Agent evidence of continued coverage, as may be satisfactory to the Agent, and within five (5) Business Days after the renewal date of such policies, the Borrower shall deliver a certificate of insurance to Agent, in form and substance satisfactory to the Agent.

(b)           All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Real Estate for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of set off, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified so as to reduce or in any way negatively affect insurance coverage on any Mortgaged Property, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to the Agent by mail; provided, however, that only ten (10) days prior written notice to Agent shall be required if such cancellation or termination is due to non-payment of any insurance premium, and (v) that the Agent or the Lenders shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(c)           The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgaged Property, provided that such blanket policy or policies comply with all of the terms and provisions of this §7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance.

(d)           All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the States where the Real Estate is located and shall be issued by companies having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X”.  Notwithstanding the foregoing, not less than eighty percent (80%) of excess liability insurance shall be issued by companies having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X”; provided, however, that not less than one hundred percent (100%) of such excess liability insurance shall be issued by companies with a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “VIII”.

(e)           Neither the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this §7.7.

(f)            In the event of any loss or damage to any Mortgaged Property, the Borrower or the applicable Guarantor shall give prompt written notice to the insurance carrier and the Agent.  Each of the Borrower and the Guarantors hereby irrevocably authorizes and empowers the Agent, at the Agent’s option and in the Agent’s sole discretion or at the request of the Majority Lenders in their sole discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive Insurance Proceeds and Condemnation Proceeds, and to deduct therefrom the Agent’s reasonable expenses incurred in the collection of such Insurance Proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or any Guarantor shall in good faith diligently pursue such claim, the Borrower or such Guarantor may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim, except that the Borrower or such Guarantor may not settle, adjust or compromise any such claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that the Borrower or such Guarantor may make proof of loss and adjust and compromise any claim under casualty insurance policies which is in an amount less than $2,000,000.00 so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or such Guarantor shall in good faith diligently pursue such claim.  The Borrower and each Guarantor further authorize the Agent, at the Agent’s option, to (i) apply the balance of such Insurance Proceeds and Condemnation Proceeds to the payment of the Obligations whether or not then due, or (ii) if the Agent shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Mortgaged Property and the Mortgaged Property’s allocable share of interest on the Obligations as they become due during the course of reconstruction or repair of the

Mortgaged Property and to reimburse the Borrower or such Guarantor, in accordance with such commercially reasonable terms and conditions as the Agent may prescribe, for, or to pay directly, the costs of reconstruction or repair of the Mortgaged Property, and upon completion of such reconstruction or repair to pay any excess Insurance Proceeds to the Borrower, provided that (i) upon completion of such reconstruction or repair, such Mortgaged Property is in compliance with all applicable state, federal and local laws, ordinances and regulations, including, without limitation, all building and zoning laws, ordinances and regulations and (ii) no Defaults or Events of Default exist or are continuing under this Agreement on the date of such payment to the Borrower.

(g)           Notwithstanding the foregoing or anything to the contrary contained in the Mortgages, the Agent shall make net Insurance Proceeds and Condemnation Proceeds available to the Borrower or such Guarantor to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe in the Agent’s discretion for the disbursement of the proceeds, provided that (i) the cost of such reconstruction or repair is not estimated by the Agent to exceed thirty-five percent (35%) of the replacement cost of the damaged Building (as reasonably estimated by the Agent), (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Borrower or such Guarantor shall have provided to the Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, (iv) the Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration and reasonably determined that the repaired or restored Mortgaged Property will provide the Agent with adequate security for the Obligations (provided that the Agent shall not disapprove such plans and specifications if the Building is to be restored to substantially its condition immediately prior to such damage), (v) the Borrower or such Guarantor shall have delivered to the Agent written agreements binding upon the Major Tenants and not less than eighty percent (80%) of the remaining tenants or other parties having present or future rights to possession of any portion of the affected Mortgaged Property or having any right to require repair, restoration or completion of the Mortgaged Property or any portion thereof (determined by reference to those tenants that are not Major Tenants and that in the aggregate occupy or have rights to occupy not less than eighty percent (80%) of the Net Rentable Area of the Building so damaged, excluding the portion leased by the Major Tenants), agreeing upon a date for delivery of possession of the Mortgaged Property or their respective portions thereof, to permit time which is sufficient in the judgment of the Agent for such repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence satisfactory to the Agent that none of such tenants or other parties may terminate their Leases as a result of such casualty or as a result of having a right to approve the plans and specifications for such repair or restoration, (vi) the Agent shall reasonably determine that such repair or reconstruction can be completed prior to the Maturity Date, (vii) the Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding complies in all respects with any and all applicable state, federal and local laws, ordinances and regulations, including without limitation, zoning laws, ordinances and regulations, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to materially impede the progress of restoration, (viii) the Agent shall receive evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against the Borrower, any Guarantor or the Agent, and (ix) with respect to any Taking, Agent shall determine that following such repair or restoration there shall be no more than the lesser of (i) a twenty-five percent (25%) reduction in occupancy or rental income from the Mortgaged Property so affected by such specific condemnation or taking (excluding any proceeds from rental loss insurance or proceeds from such award allocable to rent) or (ii) a fifteen percent (15%) reduction in occupancy or in rental income from all of the Mortgaged Properties (excluding any proceeds from rental loss insurance or proceeds of such award allocable to rent), after giving effect to the current condemnation or taking and any previous condemnations or takings which may have occurred (provided that in no event shall any such reduction result in a violation of §9.1 on a pro forma basis after giving effect to such reduction).  Notwithstanding the foregoing, so long as no Default or Event of Default exists or is continuing under this Agreement at the time of loss or damage to a Mortgaged Property, Borrower shall have the option to request the release of such Mortgaged Property from the Borrowing Base by (i) complying with the provisions of §5.4, (ii) notwithstanding the terms of §5.4(e), by paying to Agent for the pro rata accounts of the Lenders, an amount necessary such that the amount of the outstanding Loans and Letter of Credit Liabilities do not exceed the Total Commitment minus the Holdback or the Borrowing Base Availability (which payment may be netted out of Insurance Proceeds and Condemnation Proceeds being held by Agent), and (iii) delivering to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with the covenants set forth in §9 immediately after giving effect to such release, in which case Agent shall make net Insurance Proceeds and Condemnation Proceeds available to the Borrower or to the Guarantor that owns such Mortgaged Property.  Any excess Insurance Proceeds shall be paid to the Borrower, or if an Event of Default has occurred and is continuing, such proceeds shall be applied to the payment of the Obligations, unless in either case by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer.  Any excess Condemnation Proceeds shall be applied to the payment of the Obligations.  In no event shall the provisions of this section be construed to extend the Maturity Date or to limit in any way any right or remedy of the Agent upon the occurrence of an Event of Default hereunder.  If the Mortgaged Property is sold or the Mortgaged Property is acquired by the Agent, all right, title and interest of the Borrower and any Guarantor in and to any insurance policies to the extent that they relate to Mortgaged Properties and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to the sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser of the Mortgaged Property.

(h)           The Borrower, the Guarantors and their respective Subsidiaries (as applicable) will, at their expense, procure and maintain insurance covering the Borrower, the Guarantors and their respective Subsidiaries (as applicable) and the Real Estate other than the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

(i)            The Borrower and the Guarantors will provide to the Agent for the benefit of the Lenders Title Policies for all of the Mortgaged Properties of such Person.

§7.8         Taxes; Liens.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Mortgaged Properties or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral or other property of the Borrower, the Guarantors or their respective Subsidiaries, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and the Borrower, such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.

§7.9         Inspection of Properties and Books.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Agent and the Lenders, at the Borrower’s expense (to the extent provided for below) and upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, each Guarantor or any of their respective Subsidiaries (subject to the rights of tenants under their Leases), to examine the books of account of the Borrower, any Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections.  The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.

§7.10       Compliance with Laws, Contracts, Licenses, and Permits.  The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where a failure to so comply with any of clauses (i) through (v) could not reasonably be expected to have a Material Adverse Effect.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will promptly take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.  The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise Agent in writing in the event that the Borrower shall determine that any investors in the Borrower are in violation of such act.

§7.11       Further Assurances.  The Borrower and each Guarantor will and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12       Management.  The Borrower shall not and shall not permit any Guarantor to enter into any Management Agreement with a third party manager after the date hereof for any Mortgaged Property without the prior written consent of the Agent (which shall not be unreasonably withheld).  Agent may condition any approval of a new manager engaged by Borrower or a Subsidiary with respect to a Mortgaged Property upon the execution and delivery to Agent of a collateral assignment of such Management Agreement to Agent and a subordination of the manager’s rights thereunder to the rights of the Agent and the Lenders under the Loan Documents in a form substantially in the form of Exhibit N attached hereto.  Borrower shall not and shall not permit any Guaranty or other Subsidiary to increase any management fee payable under a Management Agreement after the date the applicable Real Estate becomes a Mortgaged Property without the prior written consent of the Majority Lenders.

§7.13       Leases of the Property.  The Borrower and each Guarantor will give notice to the Agent of any proposed new Lease that would be with a Major Tenant within any Mortgaged Property for the lease of space therein and shall provide to the Agent a copy of the proposed Lease and any and all agreements or documents related thereto, current financial information for the proposed tenant and any guarantor of the proposed Lease and such other information as the Agent may reasonably request (the “Lease Notice”).  Neither the Borrower nor any Guarantor will lease all or any portion of a Mortgaged Property or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or (if Borrower’s or such Guarantor’s consent is required under the terms of such Lease) consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease without the prior written consent of the Agent; provided, however, with respect to (a) any Lease which is not with a Major Tenant, the Borrower or any Guarantor may enter into any such Lease, or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or granting concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any such Lease, in each case in the ordinary course of business consistent with sound leasing and management practices for similar properties.  To the extent the Agent’s approval or consent is required pursuant to this Section 7.13, Agent’s approval shall be deemed granted in the event the Agent fails to respond to the Borrower’s request within ten (10) Business Days if (A) Borrower has delivered to Agent the applicable documents, with the notation “IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN TEN (10) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE LENDER’S APPROVAL” prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval and (B) Agent does not approve or reject (with a reasonable explanation) the applicable request within ten (10) Business Days from the date Agent receives the request as evidenced by a certified mail return receipt or confirmation by a reputable national overnight delivery service (e.g., federal express) that the same has been delivered.

§7.14       Business Operations.  REIT, the Borrower and their respective Subsidiaries shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and in compliance with the terms and conditions of this Agreement and the Loan Documents.  Neither REIT nor the Borrowers will, and will not permit any Subsidiary to, directly or indirectly, engage in any line of business other than the ownership, operation and development of office properties, non-office properties and other activities and businesses consistent with the operation of REIT and Borrower as of the date of this Agreement, or businesses incidental thereto.

§7.15       Subordination of Advisory Fees.  The Borrower shall cause the advisory fees payable to the Advisor under the Advisory Agreement and any and all other similar agreements, whether written or oral, to be subordinated to the prior payment in full of the Obligations on terms and conditions reasonably satisfactory to the Agent.   Neither Borrower nor REIT shall (i) amend, supplement or otherwise modify in any material respect the Advisory Agreement to impose additional obligations on the REIT without the prior written consent of the Agent (which consent shall not be unreasonably withheld) or (ii) enter into any agreement in replacement of the Advisory Agreement with an advisor without the prior written consent of the Agent (which consent shall not be unreasonably withheld), and after such approval, no such replacement management agreement shall be amended, supplemented or otherwise modified in any material respect without Agent’s prior written approval, such approval not to be unreasonably withheld, or if any such amendment, modification or supplement under (i) or (ii) would increase the fees payable under the Advisory Agreement or any replacement without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld) (it being understood that neither the Advisor’s waiver of the payment of all or any portion of the fees payable under the Advisory Agreement or any replacement, nor the termination of any such waiver, shall require the consent of Agent or any Lender); provided, however notwithstanding anything to the contrary contained herein, Agent and the Lenders hereby waive all right of prior notice, consent and approval to the Internalization (subject to the terms of the definition thereof).  Agent may condition any approval of a new advisor upon the execution and delivery to Agent of a subordination of the advisor’s rights thereunder to the rights of the Agent and the Lenders under the Loan Documents in substantially the form of the Subordination of Advisory Fees executed in connection with the closing.  The Advisor shall be permitted to delegate any of its responsibilities under the Advisory Agreement to other Affiliates of Advisor (who shall also be the “Advisor” under this Agreement), provided that such other Person acknowledges and agrees that its rights to compensation under the Advisory Agreement are subject to, and agrees to be bound by, the Subordination of Advisory Agreement.  The Borrower shall provide prompt written notice to Agent of each such delegation together with evidence that such delegation was in compliance with the preceding sentence.

§7.16       Registered Servicemark.  Without prior written notice to the Agent, except with respect to the trademarks, tradenames, servicemarks or logos listed on Schedule 6.6 hereto or in any Mortgage with respect to any Mortgaged Property other than the Initial Mortgaged Properties, none of the Mortgaged Properties shall be owned or operated by the Borrower or any

Guarantor under any trademark, tradename, servicemark or logo.  In the event any of the Mortgaged Properties shall be owned or operated under any tradename, trademark, servicemark or logo, not listed on Schedule 6.6 hereto or in any Mortgage with respect to any Mortgaged Property other than the Initial Mortgaged Properties, Borrower or the applicable Guarantor shall enter into such agreements with Agent in form and substance reasonably satisfactory to Agent, as Agent may reasonably require to grant Agent a perfected first priority security interest therein and to grant to Agent or any successful bidder at a foreclosure sale of such Mortgaged Property the right and/or license to continue operating such Mortgaged Property under such tradename, trademark, servicemark or logo as determined by Agent.

§7.17       Ownership of Real Estate.  Without the prior written consent of Agent, all Real Estate and all interests (whether direct or indirect) of REIT or the Borrower in any Real Estate assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by REIT, the Borrower or a Wholly Owned Subsidiary of the Borrower; provided, however that REIT and the Borrower shall be permitted to own or lease interests in Real Estate through non-Wholly Owned Subsidiaries and Unconsolidated Affiliates of Borrower.

§7.18       Distributions of Income to Borrower.  The Borrower shall cause all of its Subsidiaries (subject to applicable law, the terms of any loan documents under which such Subsidiary is the borrower, and the terms of any organizational documents of a joint venture with a Person that is not an Affiliate of REIT or Borrower entered into in the ordinary course of business) to promptly distribute to the Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices.

§7.19       Plan Assets.  The Borrower, the Guarantors and each of their respective Subsidiaries will do, or cause to be done, all things necessary to ensure that none of its Real Estate will be deemed to be Plan Assets at any time.

§7.20       Interest Rate Hedge.  Borrower has entered into an Interest Rate Hedge which effectively hedges Borrower’s interest rate exposure with respect to the Term Loan if LIBOR exceeds 0.85% per annum.  Such Interest Rate Hedge shall be for a period equal to the remaining term of the Term Loan and have a notional amount equal to seventy-five percent (75%) of the Term Loan Commitment.  Borrower shall maintain such Interest Rate Hedge in full force and effect.  Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Hedge.  In the event that Borrower elects to increase the Term Loan Commitment pursuant to §2.11, Borrower shall as a condition thereto enter into amendments to the Interest Rate Hedge reasonably satisfactory to Agent such that the notional amount of the Term Loan subject to the Interest Rate Hedge continues to equal seventy-five (75%).  In the event that Borrower desires to enter into a supplement Interest Rate Hedge with respect to the portion of the increase of the Term Loan Commitment, Borrower shall deliver to Agent an Interest Rate Hedge from a counterparty reasonably satisfactory to Agent and in form and substance reasonably satisfactory to Agent to accomplish the same, and deliver to Agent a collateral assignment of such Interest Rate Hedge in form and substance reasonably satisfactory to Agent (together with resolutions, opinions and other matters as Agent may reasonably require).

§7.21       Cayman Islands Equity Pledge.  On or before the date that is thirty (30) days following the date of this Agreement, Borrower shall execute and deliver to Agent such documents as Agent may reasonably require so as to create and perfect Agent’s security interest in Behringer Harvard Cayman Ltd., an entity organized under the laws of the Cayman Islands, as contemplated by the Pledge Agreement.  Such actions shall include, without limitation, the execution and delivery of such documents and filings as may be necessary to create and perfect such security interest under the laws of the Cayman Islands, the delivery of such legal opinions as Agent may reasonably require, and the payment of all taxes and fees that may be due in connection therewith.

§8.           NEGATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:

§8.1         Restrictions on Indebtedness.  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)           Indebtedness to the Lenders arising under any of the Loan Documents;

(b)           current liabilities of the Borrower, the Guarantor or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(c)           Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(d)           Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;

(e)           endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

(f)            subject to the provisions of §9, Indebtedness in respect of Derivatives Contracts that are entered into in the ordinary course of business and not for speculative purposes;

(g)           subject to the provisions of §9, Indebtedness in respect of Capitalized Leases and claims under environmental indemnities or with respect to Non-Recourse Exclusions (with the liability with respect to Non-Recourse Exclusions determined pursuant to clause (h) of the definition of Indebtedness) not to exceed $15,000,000.00 (excluding environmental claims covered by insurance) in the aggregate at any one time (provided that the foregoing shall not limit the terms of §12.1(f));

(h)           subject to the provisions of §9, Non-Recourse Indebtedness that is secured by Real Estate (other than the Mortgaged Properties or interest therein) and related assets;

(i)            subject to the provisions of §9, Secured Debt or Unsecured Debt that is Recourse Indebtedness incurred solely in connection with the construction of an office building pursuant to a lease or leases which in the reasonable determination of Agent makes such development a build-to-suit project, provided that the aggregate amount of such Indebtedness shall not exceed $25,000,000.00; and

(j)            unsecured Indebtedness of Subsidiaries of Borrower to Borrower; provided that any such Indebtedness of a Subsidiary of Borrower that is a Guarantor shall be subordinate to the repayment of the Obligations on terms reasonably acceptable to Agent.

Notwithstanding anything in this Agreement to the contrary, (i) none of the Indebtedness described in §8.1(i) above shall have any of the Mortgaged Properties or any interest therein or any direct or indirect ownership interest in any Subsidiary Guarantor as collateral, a borrowing base, unencumbered asset pool or any similar form of credit support for such Indebtedness, (ii) none of the Borrower, the Guarantors or their respective Subsidiaries shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness (other than Indebtedness to the Lenders arising under the Loan Documents) with respect to which there is a Lien on any Equity Interests, right to receive Distributions or similar right in any Subsidiary or Unconsolidated Affiliate of such Person; and (z) no Subsidiary of Borrower which directly or indirectly owns a Mortgaged Property shall create, incur, assume, guarantee or be or remain liable, contingently, with respect to any Indebtedness other than Indebtedness to the Lenders arising under the Loan Documents.

§8.2         Restrictions on Liens, Etc.  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, deed of trust, security deed, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement (or any financing lease having substantially the same economic effect as any of the foregoing); (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid would by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors;

(e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; (f) in the case of securities, create or incur or suffer to be created or incurred any purchase option, call or similar right with respect to such securities; or (g) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrower, any Guarantor or any such Subsidiary may create or incur or suffer to be created or incurred or to exist:

(i)            (A) Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not then delinquent or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents and (B) Liens on assets, other than (I) the Collateral and (II) any direct or indirect interest of the Borrower and any Subsidiary of the Borrower in any Guarantor or any Company, in respect of judgments permitted by §8.1(d);

(ii)           deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iii)          Liens consisting of mortgage liens on Real Estate, other than Real Estate that constitutes a Mortgaged Property, (including the rents, issues and profits therefrom), or any interest therein (including the rents, issues and profits therefrom), and related personal property securing Indebtedness which is permitted by §8.1(h) or (i);

(iv)          encumbrances on properties, other than the Mortgaged Properties, consisting of easements, tenant leases, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or any such Subsidiary is a party, and other non-monetary liens or encumbrances, which do not individually or in the aggregate have a Material Adverse Effect;

(v)           cash deposits to secure the performance of bids, trade contracts (other than for Indebtedness), purchase contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(vi)          rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(vii)         Liens of Capitalized Leases;

(viii)        Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations; and

(ix)           Leases, liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Mortgage relating thereto.

Notwithstanding anything in this Agreement to the contrary, (x) no Subsidiary Guarantor shall create or incur or suffer to be created or incurred or to exist any Lien other than Liens contemplated in §§8.2(i)(A), (v), (vi), (viii) and (ix), (y) REIT shall not create or suffer to be created or incurred or to exist any Lien on any of its properties or assets or those of the general partner of the Borrower, other than Liens contemplated in §8.2(i)(A), (v) and (vi), and any assignment of claims which REIT may have against Borrower or any Subsidiary or Unconsolidated Affiliate in a bankruptcy proceeding of Borrower, such Subsidiary or Unconsolidated Affiliate to a lender contained in a guaranty and (z) no Subsidiary of Borrower which indirectly owns a Mortgaged Property shall create or incur or suffer to be created or incurred any Lien other than a Lien in favor of the Agent for the benefit of the Lenders under the Loan Documents.

§8.3         Intentionally Omitted.

§8.4         Merger, Consolidation.  Other than with respect to or in connection with any Internalization permitted under §7.15 or any disposition permitted under §8.8, the Borrower will not, nor will it permit the Guarantors or any of their respective Subsidiaries to, become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Majority Lenders.  Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto, the following shall be permitted without the consent of the Agent or any Lender:  (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower (it being understood and agreed that in any such event the Borrower will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of the Borrower; provided that no such merger or consolidation shall involve any Subsidiary that is a Guarantor unless such Guarantor will be the surviving Person, (iii) the liquidation or dissolution of any Subsidiary of the Borrower that does not own any assets so long as such Subsidiary is not a Guarantor (or if such Subsidiary is a Guarantor, so long as Borrower and such Subsidiary comply with the provisions of §5.7), or (iv) the acquisition of all or substantially all of the assets of another Person in a bona fide arm’s length transaction that otherwise satisfies the requirements of §7.14 and §8.3 and which does not create or result in a Default or Event of Default (provided that if any such merger or consolidation affects any Company or owner of a Mortgaged Property, then prior to any such merger or consolidation Borrower shall give prior written notice of such event to Agent and shall cause to be executed and delivered to Agent such additional amendments, documents, opinions, title endorsements or title policies and such other matters as Agent may reasonably require in order to continue Agent’s first priority perfected lien and security interest in the Collateral).

§8.5         Sale and Leaseback.  The Borrower will not, and will not permit its Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter the

Borrower or any such Subsidiary shall lease back such Real Estate without the prior written consent of Agent, such consent not to be unreasonably withheld.

§8.6         Compliance with Environmental Laws.  None of the Borrower nor any Guarantor will, nor will any of them permit any of their respective Subsidiaries or any other Person to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating office properties and non-office properties as permitted under this Agreement and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be contemplated to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which could reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws), except with respect to any Real Estate that is not a Mortgaged Property where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect.

The Borrower and the Guarantors shall, and shall cause their respective Subsidiaries to:

(i)            in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change either adds any Hazardous Substances to its applicability, decreases any threshold at which any action must be taken with respect to remediation of any Hazardous Substances, or institutes more burdensome requirements with respect to testing for or storage or containment of any Hazardous Substances (or has the effect of any of the foregoing), take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to determine whether such Hazardous Substances are or ever were Released or disposed of on any Real Estate in violation of applicable Environmental Laws; and

(ii)           if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on any Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of such Real Estate by the Borrower, any such Guarantor or any such Subsidiary), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable Environmental Laws; provided, that the Borrower, the Guarantors and their respective Subsidiaries shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii), and in compliance with this §8.6 as it relates to matters addressed by this clause (ii), so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance in accordance with applicable law to the reasonable satisfaction of the Agent and no legal or administrative action shall have been commenced or filed by any enforcement agency to require remediation, containment, mitigation or other action.  The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.

(iii)          At any time during the continuance of an Event of Default hereunder the Agent may at its election (and will at the request of the Majority Lenders) obtain such environmental assessments of any or all of the Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to any such Real Estate and (ii) whether the use and operation of any such Real Estate complies with all Environmental Laws to the extent required by the Loan Documents.  Additionally, at any time that the Agent or the Majority Lenders shall have reasonable and objective grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with Environmental Laws to the extent required by the Loan Documents, and such Release or threatened Release or non-compliance involves estimated or potential liabilities for remediation or compliance of $500,000.00 or more, as determined by the Agent in its sole and absolute discretion, the Borrower shall promptly upon the request of Agent obtain and deliver to Agent such environmental assessments of such Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Real Estate comply with all Environmental Laws to the extent required by the Loan Documents.  Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws.  All environmental assessments contemplated by this §8.6 shall be at the sole cost and expense of the Borrower.

§8.7         Distributions.

(a)           (i) The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and REIT shall not pay any Distribution to its partners, members or other owners, during any period of four (4) consecutive calendar quarters to the extent that such Distribution would cause the aggregate Distributions (less any amount of such Distribution constituting Dividend Reinvestment Proceeds) paid or declared during such period to exceed ninety-five percent (95%) of such Person’s Funds from Operations for such period; provided that so long as no Default or Event of Default shall be continuing or would arise as a result thereof, an amount not to exceed $7,500,000.00 in any period of four (4) consecutive fiscal quarters paid to redeem Equity Interests in Borrower or REIT shall not be considered Distributions for the purpose of the foregoing limit; and  provided further that the limitations contained in this §8.7(a) shall not preclude the Borrower from making Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(b)           If a Default or Event of Default shall have occurred and be continuing, the Borrower shall make no Distributions, and REIT shall not pay any Distribution to its partners, members or other owners, other than Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(c)           Notwithstanding the foregoing, at any time when an Event of Default under §12.1(a) or (b) shall have occurred, an Event of Default as to Borrower or REIT under §12.1 (g), (h) or (i) shall have occurred, or the maturity of the Obligations has been accelerated, neither the Borrower nor REIT shall make any Distributions whatsoever, directly or indirectly.

§8.8         Asset Sales.  Except with respect to any of the Excluded Properties, the Borrower will not, and will not permit the Guarantors or their respective Subsidiaries to, sell, transfer or otherwise dispose of any material asset other than pursuant to a bona fide arm’s length transaction.  Neither the Borrower, any Guarantor nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate in one transaction or a series of transactions during any four (4) consecutive fiscal quarters in excess of an amount equal to thirty percent (30%) of Total Asset Value as at the beginning of such four (4) quarter period, except as the result of a condemnation or casualty, without the prior written consent of Agent and the Majority Lenders.

§8.9         Restriction on Prepayment of Indebtedness.  The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries to, (a) during the existence of any Event of Default, prepay, redeem, defease, purchase or otherwise retire (except for regularly scheduled installments of principal) the principal amount, in whole or in part, of any Indebtedness other than the Obligations; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of §8.1; and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness or proceeds resulting from a casualty or condemnation relating to such Real Estate (and such insurance or condemnation proceeds are not otherwise required by the terms of any applicable loan documents to be applied to the restoration or rebuilding of such Real Estate); or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default.

§8.10       Zoning and Contract Changes and Compliance.  Except with the Agent’s prior written consent, neither the Borrower nor any Guarantor shall (i) initiate or consent to any zoning reclassification of any of its Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could reasonably be expected to result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation or (ii) initiate any change in any laws, requirements of governmental authorities or obligations created by private contracts and Leases which now or hereafter could reasonably be expected to materially adversely affect the ownership, occupancy, use or operation of any Mortgaged Property.

§8.11       Derivatives Contracts.  Neither the Borrower, the Guarantors nor any of their respective Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for interest rate swap, collar, cap or similar agreements providing interest rate protection and currency swaps and currency options made in the ordinary course of business and permitted pursuant to §7.20 and §8.1.

§8.12       Transactions with Affiliates.  The Borrower shall not, and shall not permit any Guarantor or Subsidiary of any of them to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Subsidiary of REIT, the Borrower or any other Guarantor), except (i) transactions in connection with Management Agreements or other property management agreements relating to Real Estate other than the Mortgaged Properties, (ii) transactions in connection with the Internalization, (iii) transactions set forth on Schedule 6.15 attached hereto and (iv) transactions pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

§8.13       Equity Pledges.  Except for Liens permitted under §8.2(i)(A), (ii), (v), (vi) and (viii), neither REIT nor Borrower will create or incur or suffer to be created or incurred any Lien on any of its direct or indirect legal, equitable or beneficial interest in the Borrower or any Subsidiary of Borrower, including, without limitation, any Distributions or rights to Distributions on account thereof (provided that the foregoing shall not be deemed to prohibit a Subsidiary that owns Real Estate to have Liens permitted pursuant to §8.2(iii)).

§8.14       Advisory Fees.  The Borrower and the Guarantors shall not, and shall not permit any of their respective Subsidiaries to, pay any advisory fees or other payments under the Advisory Agreement or any replacement thereof to any advisor that is an Affiliate of the Borrower, such Guarantor or such Subsidiary in the event that a Default or Event of Default shall have occurred and be continuing.

§8.15       Management Fees.  Borrower shall not pay, and shall not permit any Guarantor to pay, any management fees or other payments under any Management Agreement for any Mortgaged Property to Borrower, any other manager that is an Affiliate of Borrower or any other manager in the event that an Event of Default shall have occurred and be continuing unless approved in writing by Agent.

§9.           FINANCIAL COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit:

§9.1         Borrowing Base.  The Borrower shall not at any time permit the outstanding principal balance of the Loans and the Letter of Credit Liabilities to be greater than the Borrowing Base Availability; provided, however, that upon a violation of this §9.1 by Borrower, no Event of Default shall exist hereunder in the event Borrower cures such Default within five (5) Business Days of the occurrence of such event.

§9.2         Consolidated Total Indebtedness to Total Asset Value.  The Borrower will not at any time permit the ratio of Consolidated Total Indebtedness to Total Asset Value (expressed as a percentage) to exceed the following:

Fiscal Quarter ending on or before	Percentage
December 31, 2013	72.5%
Thereafter	70%

§9.3         Adjusted Consolidated EBITDA to Consolidated Fixed Charges.  The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA determined for the most recently ended four (4) calendar quarters to Consolidated Fixed Charges for the most recently ended four (4) calendar quarters, to be less than the following:

Period	Ratio
Closing Date through and including December 31, 2012	1.20:1.00
January 1, 2013 through and including September 30, 2013	1.25:1.00
October 1, 2013 through and including September 30, 2014	1.35:1.00
October 1, 2014 and thereafter	1.45:1.00

§9.4         Minimum Consolidated Tangible Net Worth.  The Borrower will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $750,000,000.00, plus (ii) seventy-five percent (75%) of the sum of (A) any additional Net Offering Proceeds after the date of this Agreement, plus (B) the value of interests in the Borrower or interests in REIT issued upon the contribution of assets to the Borrower or its Subsidiaries.

§9.5         Liquidity.  The Borrower will not at any time permit its Liquidity to be less than $20,000,000.00.

§10.         CLOSING CONDITIONS.

The obligation of the Lenders to make the Loans or issue the Letter(s) of Credit shall be subject to the satisfaction of the following conditions precedent:

§10.1       Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.  The Agent shall have received a fully executed counterpart of each such document.

§10.2       Certified Copies of Organizational Documents.  The Agent shall have received from the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and (with respect to any Subsidiary

Guarantor that owns a Mortgaged Property) in which such Mortgaged Property is located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower and each such Guarantor, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.

§10.3       Resolutions.  All action on the part of the Borrower and each Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

§10.4       Incumbency Certificate; Authorized Signers.  The Agent shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party.  The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized representative of the Borrower and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests, Letter of Credit Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

§10.5       Opinion of Counsel.  The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent.

§10.6       Payment of Fees.  The Borrower shall have paid to the Agent the fees payable pursuant to §4.2.

§10.7       Insurance.  The Agent shall have received certificates evidencing that the Agent and the Lenders are named as mortgagee and/or additional insured, as applicable, on all policies of insurance as required by this Agreement or the other Loan Documents.

§10.8       Performance; No Default.  The Borrower and each Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.9       Representations and Warranties.  The representations and warranties made by the Borrower and each Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

§10.10     Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.

§10.11     Eligible Real Estate Qualification Documents.  The Eligible Real Estate Qualification Documents for each Mortgaged Property included in the Borrowing Base as of the Closing Date shall have been delivered to the Agent at the Borrower’s expense and shall be in form and substance reasonably satisfactory to the Agent.

§10.12     Compliance Certificate and Borrowing Base Certificate.  The Agent shall have received a Compliance Certificate and a Borrowing Base Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which REIT has provided financial statements under §6.4 adjusted in the best good faith estimate of REIT as of the Closing Date.

§10.13     Appraisals.  The Agent shall have received Appraisals of each of the Mortgaged Properties in form and substance reasonably satisfactory to the Agent, and the Agent shall have determined an Appraised Value for such Mortgaged Properties such that the Total Commitment does not exceed the lesser of (a) sixty percent (60%) of the Appraised Value (determined on an as-stabilized basis) or (b) sixty-five percent (65%) of the Appraised Value (determined on an as-is basis).

§10.14     Consents.  The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§10.15     Contribution Agreement.  The Agent shall have received an executed counterpart of the Contribution Agreement.

§10.16     Other.  The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

§11.         CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

§11.1       Prior Conditions Satisfied.  All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.

§11.2       Representations True; No Default.  Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.

§11.3       Borrowing Documents.  The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information (including, without limitation, a Compliance Certificate) as required by §2.7, or a fully completed Letter of Credit Request required by §2.10 in the form of Exhibit I hereto fully completed, as applicable.

§11.4       Endorsement to Title Policy.  At such times as Agent shall determine in its discretion prior to each funding, to the extent available under applicable law, a “date down” endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper “revolving credit” clause or endorsement in each Title Policy, increase the coverage of each Title Policy to the aggregate amount of all Loans advanced and outstanding and Letters of Credit issued and outstanding (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

§11.5       Future Advances Tax Payment.  As a condition precedent to any Lender’s obligations to make any Loans available to the Borrower hereunder, the Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties are located, and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with such payment in order to insure that the Mortgages on Mortgaged Property located in such state secure the Borrower’s obligation with respect to the Loans then being requested by the Borrower.  The provisions of this §11.5 shall not limit the Borrower’s obligations under other provisions of the Loan Documents, including without limitation §15 hereof.

§12.         EVENTS OF DEFAULT; ACCELERATION; ETC.

§12.1       Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)           the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)           the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)           the Borrower shall fail to perform any term, covenant or agreement contained in §9;

(d)           the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §12 or in the other Loan Documents);

(e)           any representation or warranty made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f)            the Borrower, any Guarantor or any of their Subsidiaries shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of grace, any principal, interest or other amount on account any obligation for borrowed money or credit received or other Indebtedness, or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment or purchase thereof (and with respect to Derivatives Contracts, to terminate such agreements); provided that the events described in §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in §12.1(f), involve (i) any Recourse Indebtedness (other than the portion thereof described in clause (ii) below) or (ii) obligations or liabilities with respect to written claims regarding Non-Recourse Exclusions totaling in excess of $1,000,000.00 individually or in excess of $5,000,000.00 in the aggregate (with the liability with respect to Non-Recourse Exclusions determined pursuant to clause (h) of the definition of Indebtedness);

(g)           the Borrower, any Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(h)           a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, any Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(i)            a decree or order is entered appointing a trustee, custodian, liquidator or receiver for the Borrower, any Guarantor or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j)            there shall remain in force, undischarged, unsatisfied and unstayed, for more than forty-five (45) days, one or more uninsured or unbonded final judgments against (x) the Borrower or any Guarantor that, either individually or in the aggregate, exceed $25,000,000.00 in any calendar year or (y) any Subsidiary of the Borrower that is not a Subsidiary Guarantor that, either individually or in the aggregate, exceed $50,000,000.00 in any calendar year;

(k)           any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)            any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur or any sale, transfer or other disposition of the assets of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur, in each case, other than as permitted under the terms of this Agreement or the other Loan Documents;

(m)          with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the

Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $25,000,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(n)           the Borrower, any Guarantor or any of their respective Subsidiaries or any shareholder, officer, director, partner or member of any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of the Borrower or any of their respective Subsidiaries which in the good faith judgment of the Majority Lenders could reasonably be expected to have a Material Adverse Effect, or (ii) the Collateral;

(o)           any Guarantor denies that it has any liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of such Guarantor’s intention to attempt to cancel or terminate the Guaranty or any other Loan Document;

(p)           the Borrower, any Guarantor or any of their respective Subsidiaries shall fail to comply with the covenants set forth in §8.6 hereof; provided, however, no Event of Default shall occur hereunder as a result of such failure if such failure relates solely (i) to a parcel or parcels of Real Estate that are not a Mortgaged Property whose book value, either individually or in the aggregate, does not exceed $50,000,000.00 or (ii) any of the Excluded Properties provided that there is no recourse to or liability of any Person (whether through an indemnity, Non-Recourse Exclusion, or otherwise) with respect to such matter other than the Subsidiary of Borrower that owns such Excluded Property;

(q)           any Change of Control shall occur; or

(r)            an Event of Default under any of the other Loan Documents shall occur;

then, and in any such event, the Agent, upon the request of the Majority Lenders, shall by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §12.1(g), §12.1(h) or §12.1(i) as to Borrower or any Guarantor, all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent, Borrower hereby expressly waiving any right to notice of intent to accelerate and notice of acceleration.  Upon demand by Agent or the Majority Revolving Credit Lenders in their absolute and sole discretion after the occurrence and during the continuance of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Revolving Credit Loan have been satisfied, the Revolving Credit Lenders will cause a Revolving Credit Loan to be made in the undrawn amount of all Letters of Credit.  The proceeds of any such Revolving Credit Loan will be pledged to and held by Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations.  In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence and during the continuance of an Event of Default, the Borrower will deposit into the Collateral Account and pledge to Agent cash in an amount equal to the amount of all undrawn Letters of Credit.  Such amounts will be pledged to and held by Agent for the benefit of the Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations.  Upon any draws under Letters of Credit, at Agent’s sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations and Hedge Obligations or if there are no outstanding Obligations and Hedge Obligations and the Revolving Credit Lenders have no further obligation to make Revolving Credit Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrower will be released to the Borrower.

§12.2       Certain Cure Periods; Limitation of Cure Periods.  Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(b) in the event that the Borrower cures such Default within five (5) Business Days after the date such payment is due, provided that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(d) in the event that the Borrower cures (or causes to be cured) such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by §7.7 with respect to any Mortgaged Property, to any default (whether of Borrower, Guarantor or any Subsidiary thereof) consisting of a failure to comply with §7.4(c), §7.14, §7.19, §8.1, §8.2, §8.4, §8.7, §8.8 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

§12.3       Termination of Commitments.  If any one or more Events of Default specified in §12.1(g), §12.1(h) or §12.1(i) shall occur with respect to Borrower or REIT, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower.  If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Revolving Credit Lenders, shall by notice to the Borrower terminate the obligation to make Revolving Credit Loans to and issue Letters of Credit for the Borrower.  No termination under this §12.3 shall relieve the Borrower of its obligations to the Lenders arising under this Agreement or the other Loan Documents.

§12.4       Remedies.  In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent, upon the direction of the Majority Lenders, shall proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof.  No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.  Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default.  If the Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by the Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the rate for overdue amounts as set forth in this Agreement.  In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.

§12.5       Distribution of Collateral Proceeds.  In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses and disbursements which shall have been paid or incurred by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(b)           Second, to all other Obligations and Hedge Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Majority Lenders shall determine; provided, that (i) Swing Loans shall be repaid first, (ii) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2; (iii) in the event that any Lender is a Defaulting Lender, payments to such Lender shall be governed by §2.13, (iv) any amounts applied pursuant to §12.6(d) shall be first applied to Obligations owing to the Revolving Credit Lenders and then to the Term Loan Lenders, and (v) except as otherwise provided in clauses (iii) and (iv), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses and Hedge Obligations (but excluding the Swing Loans) shall be made among the Lenders and Lender Hedge Providers, pro rata, and as between Revolving Credit Loans and Term Loans shall be made pro rata; and provided, further that the Majority

Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c)           Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

§12.6       Collateral Account.

(a)           As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, Swing Loans and the other Obligations and Hedge Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below).  The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities or Swing Loans until applied by the Agent as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this section.

(b)           Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion.  All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders.  The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c)           If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.  If a Swing Loan is not refinanced as a Base Rate Loan as provided in §2.5 above, then the Agent is authorized to use monies deposited in the Collateral Account to make payment to the Swing Loan Lender with respect to any participation not funded by a Defaulting Lender.

(d)           If an Event of Default exists, the Majority Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations and Hedge Obligations in accordance with §12.5.

(e)           So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing and the pro rata share of any Letter of Credit Obligations and Swing Loans of any Defaulting Lender after giving effect to §2.13(c), the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the

Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of the Letter of Credit Liabilities and Swing Loans at such time.

(f)            The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.  The Borrower authorizes Agent to file such financing statements as Agent may reasonably require in order to perfect Agent’s security interest in the Collateral Account, and Borrower shall promptly upon demand execute and deliver to Agent such other documents as Agent may reasonably request to evidence its security interest in the Collateral Account.

§13.         SETOFF.

Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Lender may, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor) but with the prior written approval of Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors to such Lender under the Loan Documents; provided that notwithstanding the foregoing or anything in the Loan Documents to the contrary, such right of setoff as to Borrower and REIT shall not apply to any account of Borrower or REIT that is not an account tied to a specific property or for the collection of rents from a specific property.  Each of the Lenders agree with each other Lender that if such Lender shall receive from the Borrower or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.  In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

§14.         THE AGENT.

§14.1       Authorization.  The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.  The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship.  Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

§14.2       Employees and Agents.  The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

§14.3       No Liability.  Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Majority Lenders, Majority Revolving Credit Lenders or Required Lenders, as applicable.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4       No Representations.  The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents.  The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete.  The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries, or the value of the Collateral or any other assets of the Borrower, any Guarantor or any of their respective Subsidiaries.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.  Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

§14.5       Payments.

(a)           A payment by the Borrower or any Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender.  The Agent agrees to distribute to each Lender not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with §2.13(d).

(b)           If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.  In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this §14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Lenders, the Agent shall distribute to each Lender, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

§14.6                    Holders of Notes.  Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7                    Indemnity.  The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods.  The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8                    Agent as Lender.  In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

§14.9                    Resignation.  The Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Lenders and the Borrower.  Any such resignation may at Agent’s option also constitute Agent’s resignation as Issuing Lender and Swing Loan Lender.  Upon any such resignation, the Majority Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  Unless a Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be reasonably acceptable to the Borrower.  If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, and, so long as no Event of Default shall have occurred and be continuing, with the Borrower’s consent (such consent not to be unreasonably withheld, delayed or conditioned) appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  Upon the acceptance of any appointment as Agent and, if applicable, Issuing Lender and Swing Loan Lender, hereunder by a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, and the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be discharged from its duties and obligations hereunder as Agent and, if applicable, Issuing Lender and Swing Loan Lender.  After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent, Issuing Lender and Swing Loan Lender.  If the resigning Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit.  Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.

§14.10              Duties in the Case of Enforcement.  In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.  Without limiting the generality of the foregoing, if Agent reasonably determines payment is in the best interest of all the Lenders, Agent may without the approval of the Lenders pay taxes and insurance premiums, and Agent shall promptly thereafter notify the Lenders of such action.  Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower or the Guarantors or out of the Collateral within such period.  THE MAJORITY LENDERS MAY DIRECT THE AGENT IN WRITING AS TO THE METHOD AND THE EXTENT OF ANY SUCH EXERCISE, THE LENDERS HEREBY AGREEING TO INDEMNIFY AND HOLD THE AGENT HARMLESS IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES FROM ALL LIABILITIES INCURRED IN RESPECT OF ALL ACTIONS TAKEN OR OMITTED IN ACCORDANCE WITH SUCH DIRECTIONS, EXCEPT TO THE EXTENT THAT ANY OF THE SAME SHALL BE DIRECTLY CAUSED BY THE AGENT’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION AFTER THE EXPIRATION OF ALL APPLICABLE APPEAL PERIODS, PROVIDED THAT THE AGENT NEED NOT COMPLY WITH ANY SUCH DIRECTION TO THE EXTENT THAT THE AGENT REASONABLY BELIEVES THE AGENT’S COMPLIANCE WITH SUCH DIRECTION TO BE UNLAWFUL IN ANY APPLICABLE JURISDICTION OR COMMERCIALLY UNREASONABLE UNDER THE UCC AS ENACTED IN ANY APPLICABLE JURISDICTION.  Prior to any foreclosure upon any Mortgaged Property, the Majority Lenders shall use good faith efforts to approve and document a plan for the management and disposition of such Mortgaged Property.

§14.11              Bankruptcy.  In the event a bankruptcy or other insolvency proceeding is commenced by or against the Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders.  Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Lenders or all of the Lenders as required by this Agreement.  Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that Agent file such proof of claim.

§14.12              Request for Agent Action.  Agent and the Lenders acknowledge that in the ordinary course of business of the Borrower, (a) Borrower and Guarantors will enter into leases or rental agreements covering Mortgaged Properties that may require the execution of a Subordination, Attornment and Non-Disturbance Agreement in favor of the tenant thereunder, (b) a Mortgaged Property may be subject to a Taking, (c) Borrower or a Guarantor may desire to enter into easements or other agreements affecting the Mortgaged Properties, or take other actions or enter into other agreements in the ordinary course of business (including, without limitation, Leases) which similarly require the consent, approval or agreement of the Agent.  In connection with the foregoing, the Lenders hereby expressly authorize the Agent to (w) execute and deliver to the Borrower and the Guarantors Subordination, Attornment and Non-Disturbance Agreements with any tenant under a Lease upon such terms as Agent in its good faith judgment determines are appropriate (Agent in the exercise of its good faith judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable Lease to control over the applicable provisions of the Loan Documents), (x) execute releases of liens in connection with any Taking, (y) execute consents or subordinations in form and substance satisfactory to Agent in connection with any easements or agreements affecting the Mortgaged Property, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of Borrower’s business.

§14.13              Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

§14.14              Approvals.  If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders or the Majority Lenders, Majority Revolving Credit Lenders or Required Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) Business Days of receipt of the request for action from Agent (accompanied by an explanation for the request) together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof.  To the extent that any Lender does not approve any recommendation of Agent, such Lender shall in such notice to Agent describe the actions that would be acceptable to such Lender.  If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.  In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request.  Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Lenders have otherwise been notified in writing.

§14.15              Borrower Not Beneficiary.  Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower or any Guarantor, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrower.

§14.16              Reliance on Hedge Provider.  For purposes of applying payments received in accordance with §12.1, §12.5, §12.6 or any other provision of the Loan Documents, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof.  Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.

§15.                          EXPENSES.

The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any imposed taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent’s or any Lender’s gross or net income, except that the Agent and the Lenders shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Mortgages and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) title insurance premiums, engineer’s fees, all environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent, Syndication Agent and Arranger and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the out-of-pocket fees, costs, expenses and disbursements of Agent, Syndication Agent and Arranger incurred in connection with the syndication and/or participation (by KeyBank) of the Loans, (e) all other reasonable out of pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Mortgaged Properties or other Collateral, the review of leases and Subordination, Attornment and Non-Disturbance Agreements, the making of each advance hereunder, the issuance of Letters of Credit, and the syndication of the Commitments pursuant to §18 (without duplication of those items addressed in subparagraph (d), above), (f) all out-of-pocket expenses (including attorneys’ fees and costs, and fees and costs of appraisers, engineers, investment bankers or other experts retained by the Agent) incurred by any Lender, the Agent or the Syndication Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s, the Syndication Agent’s or any of the Lenders’ relationship with the Borrower or the Guarantors in respect of the Loan and the Loan Documents (provided that any attorneys fees and costs pursuant to this clause (f)(ii) shall be limited to those incurred by the Agent and Syndication Agent and one other counsel with respect to the Lenders as a group), (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (h) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank and Syndication Agent in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (i) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans.  The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§16.                          INDEMNIFICATION.

THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENT, THE SYNDICATION AGENT, THE LENDERS AND THE ARRANGER AND EACH DIRECTOR, OFFICER, EMPLOYEE, AGENT, ATTORNEY AND AFFILIATE THEREOF AND PERSON WHO CONTROLS THE AGENT, THE SYNDICATION AGENT OR ANY LENDER OR THE ARRANGER AGAINST ANY AND ALL CLAIMS, ACTIONS AND SUITS, WHETHER GROUNDLESS OR OTHERWISE, AND FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES AND EXPENSES OF EVERY NATURE AND CHARACTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY INCLUDING, WITHOUT LIMITATION, (A) ANY AND ALL CLAIMS FOR BROKERAGE, LEASING, FINDERS OR SIMILAR FEES WHICH MAY BE MADE RELATING TO THE MORTGAGED PROPERTIES, OTHER REAL ESTATE OR THE LOANS, (B) ANY CONDITION OF THE MORTGAGED PROPERTIES OR OTHER REAL ESTATE, (C) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE

PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (D) ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, SERVICE MARK OR SIMILAR RIGHT OF THE BORROWER, ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (E) THE BORROWER AND THE GUARANTORS ENTERING INTO OR PERFORMING THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, (F) ANY ACTUAL OR ALLEGED VIOLATION OF ANY LAW, ORDINANCE, CODE, ORDER, RULE, REGULATION, APPROVAL, CONSENT, PERMIT OR LICENSE RELATING TO THE MORTGAGED PROPERTIES, (G) WITH RESPECT TO THE BORROWER, THE GUARANTORS AND THEIR RESPECTIVE SUBSIDIARIES AND THEIR RESPECTIVE PROPERTIES AND ASSETS, THE VIOLATION OF ANY ENVIRONMENTAL LAW, THE RELEASE OR THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCES OR ANY ACTION, SUIT, PROCEEDING OR INVESTIGATION BROUGHT OR THREATENED WITH RESPECT TO ANY HAZARDOUS SUBSTANCES (INCLUDING, BUT NOT LIMITED TO, CLAIMS WITH RESPECT TO WRONGFUL DEATH, PERSONAL INJURY, NUISANCE OR DAMAGE TO PROPERTY), AND (H) ANY USE OF INTRALINKS, SYNDTRAK OR ANY OTHER SYSTEM FOR THE DISSEMINATION AND SHARING OF DOCUMENTS AND INFORMATION, IN EACH CASE INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; PROVIDED, HOWEVER, THAT THE BORROWER SHALL NOT BE OBLIGATED UNDER THIS §16 TO INDEMNIFY ANY PERSON FOR LIABILITIES ARISING FROM SUCH PERSON’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION AFTER THE EXHAUSTION OF ALL APPLICABLE APPEAL PERIODS.  IN LITIGATION, OR THE PREPARATION THEREFOR, THE LENDERS, THE AGENT AND THE SYNDICATION AGENT SHALL BE ENTITLED TO SELECT A SINGLE LAW FIRM AS THEIR OWN COUNSEL AND, IN ADDITION TO THE FOREGOING INDEMNITY, THE BORROWER AGREES TO PAY PROMPTLY THE REASONABLE FEES AND EXPENSES OF SUCH COUNSEL.  IF, AND TO THE EXTENT THAT THE OBLIGATIONS OF THE BORROWER UNDER THIS §16 ARE UNENFORCEABLE FOR ANY REASON, THE BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT IN SATISFACTION OF SUCH OBLIGATIONS WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.  THE PROVISIONS OF THIS §16 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND THE TERMINATION OF THE OBLIGATIONS OF THE LENDERS HEREUNDER.

§17.                          SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit.  The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein.  All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18.                          ASSIGNMENT AND PARTICIPATION.

§18.1                    Conditions to Assignment by Lenders.  Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent, the Issuing Lender and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to a Related Fund, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Commitment in the event an interest in the Revolving Credit Loans is assigned, or of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan Commitment in the event an interest in the Term Loans is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit L attached hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or any Guarantor or be to a Defaulting Lender or an Affiliate of a Defaulting Lender, (e) such assignee of a portion of the Revolving Credit Loans shall have a net worth as of the date of such assignment of not less than $100,000,000.00 (unless otherwise approved by Agent and, so long as no Default or Event of Default exists hereunder, the Borrower), and (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower.  Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend

Schedule 1.1 to reflect such assignment.  In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and/or any Guarantor and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender.  In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Revolving Credit Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

§18.2                    Register.  The Agent shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice.  Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.00.

§18.3                    New Notes.  Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register.  Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder.  Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes.  The surrendered Notes shall be canceled and returned to the Borrower.

§18.4                    Participations.  Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §4.8, §4.9, §4.10 and §13, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all applicable laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower and/or any Guarantor and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the Maturity Date pursuant to §2.12), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor or any material Collateral (except as otherwise permitted under this Agreement).  Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

§18.5                    Pledge by Lender.  Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 or to such other Person as the Agent may approve to secure obligations of such lenders.  No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§18.6                    No Assignment by Borrower.  The Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders.

§18.7                    Disclosure.  The Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment.  The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.  Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all information obtained from the Borrower or any Guarantor that has not been identified in writing as public by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7),

(c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.  In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7).  Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower or the Guarantors, or is disclosed with the prior approval of the Borrower.  Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

§18.8                    Mandatory Assignment.  In the event the Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request requires approval of all of the Lenders or all of the Lenders directly affected thereby and is approved by the Majority Lenders, but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrower’s receipt of notice of such disapproval by such Non-Consenting Lender, the Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Commitment.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Commitment, then the Agent shall endeavor to find a new Lender or Lenders to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement in the form attached hereto as Exhibit L and such Non-Consenting Lender’s original Note.  The purchase price for the Non-Consenting Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrower to the Non-

Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to §4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Commitment (provided that the Borrower may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender).

§18.9                    Amendments to Loan Documents.  Upon any such assignment, the Borrower and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment.

§18.10              Titled Agents.  The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

§19.                          NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

If to the Agent or KeyBank:

KeyBank National Association
4900 Tiedeman Road
Brooklyn, Ohio  44144
Attn:  Real Estate Capital Services

With a copy to:

KeyBank National Association
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia  30328
Attn:  Mr. Kevin Murray
Telecopy No.:  (770) 510-2168

and

McKenna Long & Aldridge LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia  30308
Attn:  William F. Timmons, Esq.
Telecopy No.:  (404) 527-4198

If to the Borrower:

c/o Behringer Harvard Operating Partnership I LP
15601 Dallas Parkway
Suite 600
Addison, TX 75001-6206
Attn:  Telisa Webb Schelin, Senior Vice President -
  Legal and General Counsel
Telecopy No.:  (214) 365-7112

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue
Suite 4100
Dallas, Texas 75201-4624
Attn:  Randall M. Ratner, P.C.
Telecopy No.:  (214) 969-4343

to any other Lender which is a party hereto, at the address for such Lender set forth on its signature page hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender.  Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent.  By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

§20.                          RELATIONSHIP.

Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, any Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21.                          GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF TEXAS (INCLUDING ANY FEDERAL COURT SITTING THEREIN).  THE BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) SUBJECT TO AVAILABLE RIGHTS TO APPEAL, AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (ii) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM.  THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON THE BORROWER BY REGISTERED OR CERTIFIED MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF.  IN ADDITION TO THE COURTS OF THE STATE OF TEXAS OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR ASSETS OF THE BORROWER EXISTS AND THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY REGISTERED OR CERTIFIED MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF.

§22.                          HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23.                          COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24.                          ENTIRE AGREEMENT, ETC.

This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25.                          WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25.  THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

§26.                          DEALINGS WITH THE BORROWER.

The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder.  The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

§27.                          CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders.  Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender directly affected thereby:  (a) a reduction in the rate of interest on the Notes (other than a reduction or waiver of default interest); (b) an increase in the amount of the Commitments of the Lenders (except as provided in §2.11 and §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan; (f) an extension of the Maturity Date (except as provided in §2.12); (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower, any Guarantor or any Collateral except as otherwise provided in this Agreement; (i) an amendment of the definition of Majority Lenders or Required Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Revolving Credit Lender to fund a pro rata share of a request for an advance of the Revolving Credit Loan made by the Borrower other than based on its Revolving Credit Commitment Percentage; (k) an amendment to this §27; or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders, the Required Lenders, the Majority Lenders or the Majority Revolving Credit Lenders to require a lesser number of Lenders to approve such action.  The provisions of §14 may not be amended without the written consent of the Agent.  There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Lender, nor any amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender.  There shall be no amendment to the definition of Majority Revolving Credit Lenders without the consent of all of the Revolving Credit Lenders.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that the Commitment of any Defaulting Lender may not be increased without the consent of such Lender.  The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by KeyBank, the Arranger and the Syndication Agent in connection with the syndication of the Loan, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower hereunder.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

§28.                          SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29.                          TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

§30.                          REPLACEMENT NOTES.

Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§31.                          NO THIRD PARTIES BENEFITED.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, the Agent, the Syndication Agent, the Arrangers and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so.  In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of any construction by the Borrower or any of its Subsidiaries of any development or the absence therefrom of defects.

§32.                          PATRIOT ACT.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

[remainder of page intentionally left blank]

§33.                          NO UNWRITTEN AGREEMENTS.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

BORROWER:

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

	By:	/s/ Scott W. Fordham
	Name:	Scott W. Fordham
	Title:	Chief Operating and Financial Officer

(SEAL)

[Signatures Continued on Next Page]

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Kevin P. Murray
Name:	Kevin P. Murray
Title:	Senior Vice President

[Signatures Continued on Next Page]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Kristin Burton
Name:	Kristin Burton
Title:	Officer

Address for Notices:

JPMorgan Chase Bank, N.A.

707 Travis 6th Fl North

Houston, Texas  77002

Attention:  Kristin Burton

Telephone: 713-216-1270
Facsimile:  713-216-2391

[Signatures Continued on Next Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Carrington Brown
Name:	Carrington Brown
Title:	Vice President

Address for Notices:

Wells Fargo Bank, National Association
5400 LBJ Freeway, Suite 1000
Dallas, Texas  75240
Attention:  Carrington D. Brown, Vice President
Phone:  972-364-1037
Fax:  972-386-4723

[Signatures Continued On Next Page]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Patrick Trowbridge
Name:	Patrick Trowbridge
Title:	Senior Vice President

Address for Notices:

U.S. Bank National Association

14241 Dallas Parkway, Suite 490

Dallas, Texas  75254

Attention:	Patrick Trowbridge
Telephone:	972-458-4507
Facsimile:	972-386-8370

[Signatures Continued On Next Page]

FIFTH THIRD BANK, an Ohio banking corporation

By:	/s/ Michael Glandt
Name:	Michael Glandt
Title:	Vice President

Address for Notices:

Fifth Third Bank

222 S. Riverside Plaza

Chicago, Illinois  60606

Attention:	Michael Glandt, Vice President
Phone:	312-704-5914
Fax:	312-704-7364

[Signatures Continued On Next Page]

BANK OF AMERICA, N. A.

By:	/s/ Jamison L. Fox
Name:	Jamison L. Fox
Title:	Senior Vice President

Address for Notices:

Bank of America, N.A.

901 Main Street, 20th Floor

Dallas, Texas  75202

Attention:	Shane Bowen
Phone:	214-209-1322
Fax:	972-728-4468

[Signatures Continued On Next Page]

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Katie Janik
Name:	Katie Janik
Title:	Managing Director

Address for Notices:

The PrivateBank and Trust Company

120 S LaSalle Street

Chicago, Illinois  60603

Attention:  Alison Buckley

Phone:  312-564-1272

Fax:      312-564-6889

[Signatures Continued On Next Page]

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER:

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

	By:	/s/ Scott W. Fordham
	Name:	Scott W. Fordham
	Title:	Chief Operating and Financial Officer

(SEAL)

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

$                                                                                                                                                                                                         , 2011

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to                                                                       (“Payee”), or order, in accordance with the terms of that certain Credit Agreement, dated as of October 25, 2011, as from time to time in effect, by and among Behringer Harvard Operating Partnership I LP, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of                                    ($                    ), or such amount as may be advanced by the Payee under the Credit Agreement as a Revolving Credit Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement.  Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Revolving Credit Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement.  The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note or the other Loan Documents to the contrary, it is the intent of the Agent, the Lenders and the Borrower to conform to and contract in strict compliance with all applicable usury laws from time to time in effect.  All agreements (including the Loan Documents) between Agent, the Lenders and the Borrower (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Note which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Note, any other Loan Document, or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of this Note, any other Loan Document, or any other document, interest would otherwise be taken, reserved, contracted for, charged or payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this Note, and this Note, such other Loan Document, and such other document shall be automatically reformed and the interest taken, reserved, contracted for, charged or payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is interest or characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans to it (in inverse order of maturity) and not to the payment of interest, or refunded to the Borrower if and to the extent such amount which would have been excessive exceeds such unpaid principal.  The right to accelerate maturity of the Loans and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to charge or receive any unearned interest in the event of acceleration.  All interest paid or agreed to be paid to the Lenders on the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of the Loans does not exceed the maximum nonusurious amount permitted by applicable law.  As used in this Note, the term “applicable law” shall mean such laws as they now exist or may be changed or amended or come into effect in the future.  As used in this Note, the term “interest” includes all amounts that constitute, are deemed, or are characterized as interest under applicable law.

If at any time the interest rate (the “Stated Rate”) called for under this Note or any other Loan Document exceeds or would exceed the Highest Lawful Rate, the rate at which interest shall accrue hereunder or thereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued equals the total amount of interest which would have accrued but for the operation of this sentence.  Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate would again exceed the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.

Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against a Lender, Borrower will provide written notice to Agent, advising Agent in reasonable detail of the nature and amount of the violation, and such Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Loans and/or any other indebtedness then owing by Borrower to such Lender.  To the extent that Lenders are relying on Chapter 303, as amended, of the Texas Finance Code to determine the Highest Lawful Rate, Lenders will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Lenders will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Highest Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lenders may, at Lenders’ option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  These provisions will control all agreements between Borrower, Agents and Lenders.

The undersigned and Lenders expressly agree that in no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note or to any advance made pursuant to the terms of this Note.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall be governed by the laws of the State of Texas.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

(SEAL)

EXHIBIT B

FORM OF SWING LOAN NOTE

$25,000,000.00                                                                                                                                                                                    , 2011

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to                                                                      (“Payee”), or order, in accordance with the terms of that certain Credit Agreement, dated as of October 25, 2011, as from time to time in effect, by and among Behringer Harvard Operating Partnership I LP, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00), or such amount as may be advanced by the Payee under the Credit Agreement as a Swing Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement.  Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Swing Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement.  The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note or the other Loan Documents to the contrary, it is the intent of the Agent, the Lenders and the Borrower to conform to and contract in strict compliance with all applicable usury laws from time to time in effect.  All agreements (including the Loan Documents) between Agent, the Lenders and the Borrower (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Note which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Note, any other Loan Document, or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of this Note, any other Loan Document, or any other document, interest would otherwise be taken, reserved, contracted for, charged or payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this Note, and this Note, such other Loan Document, and such other document shall be automatically reformed and the interest taken, reserved, contracted for, charged or payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is interest or characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans to it (in inverse order of maturity) and not to the payment of interest, or refunded to the Borrower if and to the extent such amount which would have been excessive exceeds such unpaid principal.  The right to accelerate maturity of the Loans and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to charge or receive any unearned interest in the event of acceleration.  All interest paid or agreed to be paid to the Lenders on the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of the Loans does not exceed the maximum nonusurious amount permitted by applicable law.  As used in this Note, the term “applicable law” shall mean such laws as they now exist or may be changed or amended or come into effect in the future.  As used in this Note, the term “interest” includes all amounts that constitute, are deemed, or are characterized as interest under applicable law.

If at any time the interest rate (the “Stated Rate”) called for under this Note or any other Loan Document exceeds or would exceed the Highest Lawful Rate, the rate at which interest shall accrue hereunder or thereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued equals the total amount of interest which would have accrued but for the operation of this sentence.  Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate would again exceed the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.

Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against a Lender, Borrower will provide written notice to Agent, advising Agent in reasonable detail of the nature and amount of the violation, and such Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Loans and/or any other indebtedness then owing by Borrower to such Lender.  To the extent that Lenders are relying on Chapter 303, as amended, of the Texas Finance Code to determine the Highest Lawful Rate, Lenders will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Lenders will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Highest Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lenders may, at Lenders’ option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  These provisions will control all agreements between Borrower, Agents and Lenders.

The undersigned and Lenders expressly agree that in no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note or to any advance made pursuant to the terms of this Note.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall be governed by the laws of the State of Texas.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

(SEAL)

EXHIBIT C

FORM OF TERM LOAN NOTE

$                                                                                                                                                                                                          , 2011

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to                                                                       (“Payee”), or order, in accordance with the terms of that certain Credit Agreement, dated as of October 25, 2011, as from time to time in effect, by and among Behringer Harvard Operating Partnership I LP, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of                                    ($                    ), or such amount as may be advanced by the Payee under the Credit Agreement as a Term Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement.  Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Term Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement.  The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note or the other Loan Documents to the contrary, it is the intent of the Agent, the Lenders and the Borrower to conform to and contract in strict compliance with all applicable usury laws from time to time in effect.  All agreements (including the Loan Documents) between Agent, the Lenders and the Borrower (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Note which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Note, any other Loan Document, or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of this Note, any other Loan Document, or any other document, interest would otherwise be taken, reserved, contracted for, charged or payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this Note, and this Note, such other Loan Document, and such other document shall be automatically reformed and the interest taken, reserved, contracted for, charged or payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is interest or characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans to it (in inverse order of maturity) and not to the payment of interest, or refunded to the Borrower if and to the extent such amount which would have been excessive exceeds such unpaid principal.  The right to accelerate maturity of the Loans and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to charge or receive any unearned interest in the event of acceleration.  All interest paid or agreed to be paid to the Lenders on the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of the Loans does not exceed the maximum nonusurious amount permitted by applicable law.  As used in this Note, the term “applicable law” shall mean such laws as they now exist or may be changed or amended or come into effect in the future.  As used in this Note, the term “interest” includes all amounts that constitute, are deemed, or are characterized as interest under applicable law.

If at any time the interest rate (the “Stated Rate”) called for under this Note or any other Loan Document exceeds or would exceed the Highest Lawful Rate, the rate at which interest shall accrue hereunder or thereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued equals the total amount of interest which would have accrued but for the operation of this sentence.  Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate would again exceed the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.

Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against a Lender, Borrower will provide written notice to Agent, advising Agent in reasonable detail of the nature and amount of the violation, and such Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Loans and/or any other indebtedness then owing by Borrower to such Lender.  To the extent that Lenders are relying on Chapter 303, as amended, of the Texas Finance Code to determine the Highest Lawful Rate, Lenders will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Lenders will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Highest Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lenders may, at Lenders’ option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  These provisions will control all agreements between Borrower, Agents and Lenders.

The undersigned and Lenders expressly agree that in no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note or to any advance made pursuant to the terms of this Note.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall be governed by the laws of the State of Texas.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

(SEAL)

EXHIBIT D

FORM OF ASSIGNMENT OF LEASES AND RENTS

AFTER
RECORDING, RETURN TO:
William F. Timmons, Esq.
McKenna Long & Aldridge LLP
303 Peachtree Street N.E., Suite 5300
Atlanta, Georgia  30308

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE.

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made as of               , 2011, by BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership (“Assignor”), having its principal place of business at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, to KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), as Agent for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain Credit Agreement, dated as of even date herewith, by and among Behringer Harvard Operating Partnership, LP, a Texas limited partnership (“Borrower”), KeyBank, as Agent and the Lenders (as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).

ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and AS ADDITIONAL SECURITY, does hereby presently, absolutely, irrevocably and unconditionally GRANT, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER to Agent, for the ratable benefit of the Lenders and the holders of any Hedge Obligations, as additional security, the entire lessor’s, landlord’s or licensor’s interest in and to all leases, subleases (to the full extent of Assignor’s right, title and interest therein), tenant contracts, rental agreements, occupancy agreements or agreements of a similar nature, whether written or oral, now or hereafter affecting the Property (as defined in the Deed of Trust, Security Agreement and Assignment of Leases and Rents dated of even date herewith executed by Assignor to Agent, for itself and the other Lenders (the “Instrument”)), or any part thereof, which Property includes that certain lot or piece of land, more particularly described in Exhibit A attached hereto, together with all lease, security, damage or other deposits and all guarantees of the foregoing and letters of credit or other security relating to the performance or obligations of any tenants, lessees or licensees thereunder (all of the leases and other agreements and guarantees described above together with all present and future leases and present and future agreements and any amendment, modification, extension or renewal of the same are hereinafter collectively referred to as the “Leases”);

TOGETHER WITH all rents, income, issues, revenues and profits arising from the Leases and renewals thereof and together with all rents, income, issues and profits from the use,

enjoyment and occupancy of the Property (including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents, security deposits and liquidated damages following default under any Leases, all proceeds payable under any policy of insurance, all of Assignor’s rights to recover monetary amounts from any lessee under the Leases in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of defaults under the Leases, including rejection of a Lease, together with any sums of money that may now or at any time hereafter be or become due and payable to Assignor by virtue of any and all lease termination payments, royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas and mining Leases covering the Property or any part thereof, and all rents under and as defined in the Leases) (all of the rights described above hereinafter collectively referred to as the “Rents”).

THIS ASSIGNMENT is made for the purposes of additionally securing the following described indebtedness (collectively the “Secured Obligations”):

(a)           The debt evidenced by those certain notes made by Borrower, which have been issued pursuant to the Credit Agreement and which are due and payable in full on or before               , 2014, unless extended as provided in the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Note”);

(b)           The payment, performance and discharge of each and every obligation, covenant and agreement of Assignor contained herein, and of Borrower and Assignor in the Credit Agreement and in the other Loan Documents, including, without limitation, the obligation of Borrower to reimburse Issuing Lender for any draws under the Letter of Credit;

(c)           Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Assignor is the owner of the Property at the time of such advances);

(d)           The payment, performance and discharge of each and all of the Hedge Obligations;

(e)           Any and all other indebtedness, obligations and liabilities now or hereafter owing or to be performed by Borrower to any Lender or Agent pursuant to the terms of the Credit Agreement or the other Loan Documents, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof; and

(f)            The Enforcement Costs (as defined in the Instrument).

Assignor warrants to Agent that as of the date hereof (and to Assignor’s best knowledge, with respect to subleases) (a) except for subleases, Assignor is the sole owner of the entire lessor’s interest in the Leases and the Rents; (b) the Leases have not been altered, modified or amended in any manner whatsoever except as disclosed to Agent and, to the best knowledge of Assignor, are valid, enforceable and in full force and effect; (c) neither the Leases nor the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (d) none of the Rents have been collected for more than one (1) month in advance; (e) Assignor has full power and authority to execute and deliver this Assignment and the execution and delivery of this Assignment has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Assignor or the Property; and (f) to Assignor’s knowledge, there exist no offsets or defenses to the payment of any portion of the Rents.

Assignor covenants with Agent that Assignor (a) shall observe and perform all the obligations imposed upon the lessor under the Leases and, subject to Section 7.13 of the Credit Agreement, shall not do or permit to be done anything to impair the value of the Leases as security for the Secured Obligations; (b) shall use commercially reasonable efforts to enforce the performance and observance of the obligations of the other parties to the Leases to be performed thereunder consistent with the provisions of the Credit Agreement; (c) will appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Assignor as the landlord, lessor or licensor thereof, or any tenant, lessee, licensee or any guarantor thereunder; (d) shall not collect any Rents more than one (1) month in advance; (e) shall not execute any other assignment of lessor’s interest in the Leases or the Rents; (f) shall execute and deliver at the request of Agent all such further assurances, confirmations or assignments in connection with the Property as Agent shall from time to time reasonably require; and (g) shall deliver to Agent executed copies of all Leases required to be delivered to Agent pursuant to the terms of the Credit Agreement.

THIS ASSIGNMENT is made on the following terms, covenants and conditions:

1.             Present Assignment.  To the extent permitted under applicable law, Assignor does hereby absolutely, presently and unconditionally assign to Agent, Assignor’s right, title and interest in and to any and all Leases and Rents, it being intended by Assignor that this Assignment constitute a present assignment and not an agreement to assign.  Assignor agrees to execute and deliver to Agent such additional instruments, in form and substance satisfactory to Agent, as may hereinafter be requested by Agent to further evidence and confirm said assignment.  Such assignment to Agent shall not be construed to bind Agent to the performance of any of the covenants, conditions, or provisions contained in any of the Leases or otherwise to impose any obligation upon Agent.  To the extent permitted under applicable law, Agent is hereby granted and assigned by Assignor the right to enter the Property for the purpose of enforcing its interest in the Leases and the Rents, this Assignment constituting a present and unconditional assignment of the Leases and Rents.  Assignor shall authorize and direct, and does hereby authorize and direct, each and every present and future tenant under the Leases to pay all Rents directly to Agent upon receipt of written demand from Agent.  It is the intent of Assignor and Agent hereunder that the Rents hereby absolutely assigned are no longer, during the term of this Assignment, property of Assignor or property of any estate of Assignor as defined by 11 U.S.C. § 541, and shall not constitute collateral, cash or otherwise, of Assignor.  Notwithstanding the provisions of this Paragraph 1, so long as no Event of Default has occurred and is continuing, Assignor shall have the right to act as lessor under the Leases to the extent not prohibited by the Credit Agreement.  Notwithstanding anything to the contrary herein, all references in this Instrument to an assignment or transfer of Leases and Rents is intended to and shall be deemed to provide to Agent and the Lenders a security interest in all “Rents” as defined in Chapter 64 of the Texas Property Code.  Agent and the Lenders shall be entitled to all rights and remedies of an assignee as set forth in said Chapter 64.

2.             License.  Although this Assignment constitutes a present assignment of all Rents to the extent permitted under applicable law, so long as there shall exist no Event of Default under the Instrument or the Credit Agreement, Assignor shall have a license (revocable upon the occurrence of an Event of Default) to collect and receive the Rents.  Upon the occurrence and during the continuance of any Event of Default, the license granted in this Paragraph 2 shall automatically, without further act by Agent, cease and terminate, and thereafter, any Rents received by Assignor shall be held in trust for the benefit of, and shall be immediately remitted by Assignor to, Agent.

3.             Remedies of Agent.  If an Event of Default under the Instrument or the Credit Agreement shall have occurred and be continuing, Agent may collect and receive all the Rents, including those past due as well as those accruing thereafter, and, Assignor hereby authorizes Agent or Agent’s agents to collect the Rents and hereby directs such tenants, lessees and licensees of the Property to pay the Rents to Agent or Agent’s agents.  Assignor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Rents to Agent or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence and during the continuance of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Assignor to the contrary, and Assignor agrees that Assignor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Rents paid to Agent following receipt of such written demand.  Anything in this Paragraph 3 to the contrary notwithstanding, Agent shall not be obligated to discharge or perform the duties of a landlord or lessor to any tenant or other occupant or incur any liability as a result of the exercise by Agent of its rights under this Assignment, and Agent shall be liable to account only for the rents, income, issues, profits and revenues actually received by Agent.  In connection with any action taken by the Agent pursuant to this Paragraph 3, the Agent shall not be liable for any loss sustained by Assignor resulting from any act or omission of the Agent, including a loss arising from the ordinary negligence of the Agent, unless such loss is caused by its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods, nor shall the Agent be obligated to perform or discharge any obligation, duty or liability of Assignor.  Assignor hereby assents to, ratifies and confirms any and all actions of the Agent with respect to the Property taken under this Paragraph 3.

4.             No Liability of Agent.  After the occurrence and during the continuance of an Event of Default, the Agent is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Assignor or the Agent for the account of Assignor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Secured Obligations, when received, regardless of the maturity of any of the Loans or the Hedge Obligations, or any installment thereof; and to execute transfer and division orders in the name of Assignor, or otherwise, with warranties binding Assignor.  The Agent shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but shall have the right, at its election, in the name of Assignor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Agent in order to collect such funds and to protect the interests of the Agent and/or Assignor, with all costs, expenses and attorney’s fees incurred in connection therewith being paid by Assignor.

5.             Other Remedies and Non-Waiver.  No right, power or remedy conferred upon or reserved to Agent by this Assignment is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of Agent or of any Lenders to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Assignment to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by Agent to or of any breach or default by Assignor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Assignor hereunder.  Failure on the part of Agent to complain of any act or failure to act or to declare an Event of Default under the Instrument, the Credit Agreement, the Guaranty or the other Loan Documents, irrespective of how long such failure continues, shall not constitute a waiver by Agent of its rights hereunder or impair any rights, powers or remedies of Agent consequent on any breach or default by Assignor.  Nothing contained in this Assignment and no act done or omitted by Agent pursuant to the power and rights granted to Agent hereunder shall be deemed to be a waiver by Agent of its rights and remedies under the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Agent under the terms thereof.  The right of the Agent to collect the Rents and to enforce any other security thereof held by it may be exercised by Agent either prior to simultaneously with or subsequent to any action taken by it hereunder.

6.             Conflict with Credit Agreement Provisions.  Assignor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

7.             No Mortgagee in Possession.  Nothing herein contained shall be construed as constituting Agent a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Agent.  In the exercise of the powers herein granted to Agent, no liability shall be asserted or enforced against Agent, all such liability being expressly waived and released by Assignor.

8.             No Oral Change.  This Assignment may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Assignor or Agent, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

9.             Certain Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeable in singular or plural form and the word “Assignor” shall mean “each Assignor and any subsequent owner or owners of the Property or any part thereof or any fee interest therein,” the word “Agent” shall mean “Agent and any subsequent beneficiary of the Instrument,” the word “Loans” shall have the meaning set forth in the Credit Agreement, the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words “Property” shall include any portion of the Property and any interest therein; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  All other capitalized terms used, but not defined herein, shall have the meaning set forth in the Credit Agreement.

10.           Inapplicable Provisions.  If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

11.           Counterparts.  This Assignment may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

12.           GOVERNING LAW; JURISDICTION.  THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS CHOSEN PURSUANT TO SECTION 3.04 OF THE INSTRUMENT.  ASSIGNOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE JURISDICTION CHOSEN PURSUANT TO SECTION 3.04 OF THE INSTRUMENT IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

13.           Successors and Assigns.  Assignor may not assign its rights under this Assignment.  Assignor hereby acknowledges and agrees that Agent may assign this Assignment without Assignor’s consent.  Subject to the foregoing, this Assignment shall be binding upon, and shall inure to the benefit of, Assignor and the Agent and their respective successors and assigns.

14.           Termination of Assignment.  Upon payment in full of the Secured Obligations and the delivery and recording of a satisfaction, release or discharge of the Instrument duly executed by Agent, this Assignment shall become and be void and of no effect as to the Leases and Rents from the Land no longer securing the Secured Obligations.

15.           INDEMNIFICATION.  ASSIGNOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY AND TO HOLD AGENT OR THE LENDERS HARMLESS FOR, FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, LIABILITY, LOSS OR DAMAGE (INCLUDING ALL COSTS, EXPENSES, AND ATTORNEYS’ FEES INCURRED IN THE DEFENSE THEREOF) ASSERTED AGAINST, IMPOSED ON OR INCURRED BY AGENT OR THE LENDERS IN

CONNECTION WITH OR AS A RESULT OF THIS ASSIGNMENT OR THE EXERCISE OF ANY RIGHTS OR REMEDIES UNDER THIS ASSIGNMENT OR UNDER ANY OF THE LEASES OR BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS OF AGENT OR THE LENDERS TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY OF THE LEASES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED TO OBLIGATE ASSIGNOR TO INDEMNIFY AND HOLD AGENT OR THE LENDERS HARMLESS FOR, FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, DEMANDS, LIABILITY, LOSS OR DAMAGE ASSERTED AGAINST, IMPOSED ON OR INCURRED BY AGENT OR THE LENDERS BY REASON OF SUCH PERSON’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE IF A JUDGMENT IS ENTERED AGAINST AGENT OR A LENDER BY A COURT OF COMPETENT JURISDICTION AFTER THE EXPIRATION OF ALL APPLICABLE APPEAL PERIODS.  SHOULD AGENT OR A LENDER INCUR ANY SUCH COSTS, EXPENSES, LIABILITIES, LOSS OR DAMAGE, OR IN THE DEFENSE OF ANY SUCH CLAIMS OR DEMANDS, FOR WHICH IT IS TO BE INDEMNIFIED BY ASSIGNOR AS AFORESAID, THE AMOUNT THEREOF SHALL BE ADDED TO THE SECURED OBLIGATIONS, SHALL BEAR INTEREST AT THE INTEREST RATE FOR OVERDUE AMOUNTS STATED IN THE CREDIT AGREEMENT FROM THE DATE INCURRED UNTIL PAID (BUT IN NO EVENT SHALL THE INTEREST PAYABLE EXCEED THE MAXIMUM AMOUNT ALLOWED BY LAW), SHALL BE SECURED BY THIS ASSIGNMENT, THE INSTRUMENT AND THE OTHER LOAN DOCUMENTS, AND SHALL BE PAYABLE IMMEDIATELY UPON DEMAND.

16.           Notices.  Except for any statutory notice required prior to exercise of the remedies provided herein, which must be delivered in accordance with such statutes, all notices, requests and other communications hereunder shall be made and delivered in the manner provided in the Instrument.

17.           Rejection of Leases.  In the event a tenant under any Lease should be the subject of any proceeding under the Federal Bankruptcy Act (Title 11 U.S.C.) or any other federal, state, or local statute which provides for the possible termination or rejection of the Leases assigned hereby, the Assignor covenants and agrees that if any Lease that covers 25,000 square feet or more of the Property (a “Major Lease”) is so rejected, no settlement for damages shall be made without prior written consent of the Agent, and any check in payment of damages in respect of such Major Lease for rejection of any Major Lease will be made payable both to the Assignor and Agent.  The Assignor hereby assigns any such payment to the Agent and further covenants and agrees that upon the request of the Agent, it will duly endorse to the order of the Agent any check, the proceeds of which will be applied to whatever portion of the indebtedness secured hereby and by the Security Documents which the Agent may elect.

18.           No Merger of Estates.  So long as any of the indebtedness secured hereby and by the Loan Documents shall remain unpaid, unless the Agent shall otherwise consent in writing, the fee title and the leasehold estate on the Property as hereinbefore described shall not merge, but shall always be kept separate and distinct, notwithstanding the union of said estate either in the Assignor or in any tenant or in a third party by purchase or otherwise.

19.           Agent’s Rights of Assignment; Rights of Assignees.  Agent may assign to any subsequent holder of the Note or the Instrument, or to any person acquiring title to the Property, all of Agent’s right, title and interest in any of the Leases and rents, issues, income and profits from the Property.  No such assignee shall have any liability for any obligation which accrued under any of the Leases prior to the assignment to such assignee nor shall any such assignee have any obligation to account to Assignor for any rental payments which accrued prior to such assignment unless actually received by such assignee.  After Assignor’s right, title and interest in the Property has been foreclosed or otherwise terminated, no assignee of Assignor’s interest in the Leases shall be liable to account to Assignor for any rents, issues, income or profits thereafter accruing.

20.           Modifications, Etc.  Assignor hereby consents and agrees that Agent may at any time and from time to time, without notice to or further consent from Assignor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Secured Obligations; substitute for any collateral so held by it, other collateral of like kind; agree to modification of the terms of the Credit Agreement or any of the other Security Documents or agreements evidencing or relating to the Hedge Obligations (the “Hedge Documents”); extend or renew the Note, the Credit Agreement or any of the other Security Documents or Hedge Documents for any period; grant releases, compromises and indulgences with respect to the Note, the Credit Agreement, the Guaranty or any of the other Security Documents or Hedge Documents for any period; grant releases, compromises and indulgences with respect to the Note, the Credit Agreement, the Guaranty or any of the other Security Documents or Hedge Documents to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor or endorser of the Note, the Instrument, the Credit Agreement, the Guaranty, or any other Security Documents or Hedge Documents; or take or fail to take any action of any type whatsoever; and no such action which Agent shall take or fail to take in connection with the Security Documents or Hedge Documents, or any of them, or any security for the payment of the Secured Obligations or for the performance of any obligations or undertakings of Assignor, nor any course of dealing with Assignor or any other person, shall release Assignor’s obligations hereunder, affect this Assignment in any way or afford Assignor any recourse against Agent.  The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Security Documents, Hedge Documents and the Leases, and any and all references herein to the Security Documents, Hedge Documents or the Leases shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

THIS ASSIGNMENT shall inure to the benefit of Agent and any subsequent beneficiary of the Instrument and shall be binding upon Assignor, and Assignor’s heirs, executors, administrators, successors and assigns and any subsequent owner of the Property.

[Signatures Begin on the Following Page]

Assignor has executed this instrument as of the day and year first above written.

ASSIGNOR:

BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership

By:	Behringer Harvard Centreport Office GP, LLC, a Delaware limited liability company, its general partner

By:
	Name:	Scott W. Fordham
	Title:	Chief Operating and Financial Officer

ACKNOWLEDGMENT

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on                           , 2011, by Scott W. Fordham, as Chief Operating and Financial Officer of Behringer Harvard Centreport Office GP, LLC, a Delaware limited liability company, which is the general partner of BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership, on behalf of said limited partnership.

(SEAL)
Notary Public in and for the State of Texas

My Commission Expires:	Print Name of Notary:

EXHIBIT A

Legal Description

Tract I:  Fee Simple

BEING a 15.286 acre tract of land situated in the Lorenzo D. Burnett Survey, Abstract No. 177 and the J. Burnett Survey, Abstract No. 178, Tarrant County, Texas, being all of Lot 2R, Block 205, Area 2, Section 4 of Centreport, an addition to the City of Fort Worth, Texas, as recorded in Cabinet A, Slide 8154, Plat Records, Tarrant County, Texas. Said 15.286 acre tract of land being more particularly described by metes and bounds as follows:

BEGINNING at a set 1/2 inch iron rod for corner, said point being the northwest corner of said Lot 2R and the northeast corner of Lot 3, Block 203B of said Centreport, as recorded in Cabinet A, Slide 3903, Plat Records, Tarrant County, Texas and being in the south right-of-way line of Trinity Boulevard (a 120 foot R.O.W.);

THENCE South 88°52’49” East, along said south right-of-way line, for a distance of 753.48 feet to a set 1/2 inch iron rod for corner, being the beginning of a curve to the right having a radius of 15.00 feet, a central angle of 89°25’14” and a long chord which bears South 44°10’12” East, 21.11 feet;

THENCE southeasterly, leaving said south right-of-way line and following along said curve to the right, an arc distance of 23.41 feet to a found 5/8 inch iron rod for corner, said point being in the west right-of-way line of Buckingham Road (a 60 foot R.O.W.);

THENCE South 00°32’25” West, along said west right-of-way line, for a distance of 695.46 feet to a set 1/2 inch iron rod for corner, being the beginning of a curve to the right having a radius of 75.00 feet, a central angle of 40°42’13” and a long chord which bears South 20°53’32” West, 52.17 feet;

THENCE southwesterly, along said west right-of-way line and said curve to the right, an arc distance of 53.28 feet to a set 1/2 inch iron rod for corner, being the point of reverse curvature of a curve to the left having a radius of 75.00 feet, a central angle of 44°30’27” and a long chord which bears South 18°59’25” West, 56.81 feet;

THENCE southwesterly, along said west right-of-way line and said reverse curve to the left, an arc distance of 58.26 feet to a set 1/2 inch iron rod for corner, said point being in the north line of Lot 3R, of said Block 205, Area 2, Section 4 of Centreport;

THENCE South 37°37’00” West, leaving said west right-of-way line, and following along the common line of said Lots 2R and 3R, for a distance of 84.59 feet to a found 1/2 inch iron for corner;

THENCE North 88°52’49” West, continuing along said common line, for a distance of 669.47 feet to a found 1/2 inch iron rod with C&B cap for corner, said point being in the east line of Block 203AR, Area 2, Section 2 of said Centreport, as recorded in Volume 388-158, Page 69,

Deed Records, Tarrant County, Texas;

THENCE North 00°12’33” West, leaving said common line and following along the common line of said Lot 2R and Block 203AR, for a distance of 68.02 feet to a found 1/2 inch iron rod with C&B cap for corner;

THENCE North 00°13’25” West, continuing along said common line, for a distance of 813.65 feet to the POINT OF BEGINNING and CONTAINING 665,851 square feet or 15.286 acres of land, more or less.

Tract II:  Easement

Together with those certain rights and easements benefiting said land as set forth in that certain Declaration dated February 25, 1983 and recorded March 12, 1983 in Volume 7463, Page 1641, Volume 9796, Page 2011, Volume 10169, Page 1169, Volume 13515, Page 569, Volume 14630, Page 369 and Volume 13586, Page 7 of the Real Property Records of Tarrant County, Texas.

EXHIBIT E

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (“Joinder Agreement”) is executed as of                                     , 20    , by                                                               , a                                                      (“Joining Party”), and delivered to KeyBank National Association, as Agent, pursuant to §5.5 of the Credit Agreement dated as of October 25, 2011, as from time to time in effect (the “Credit Agreement”), by and among Behringer Harvard Operating Partnership I LP (the “Borrower”), KeyBank National Association, for itself and as Agent, and the other Lenders from time to time party thereto.  Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A.            Joining Party is required, pursuant to §5.5 of the Credit Agreement, to become an additional Subsidiary Guarantor under the Guaranty, the Indemnity Agreement and the Contribution Agreement.

B.            Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Credit Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1.             Joinder.  By this Joinder Agreement, Joining Party hereby becomes a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, and the other Loan Documents with respect to all the Obligations of the Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a “Subsidiary Guarantor” under the Contribution Agreement.  Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, the other Loan Documents and the Contribution Agreement.

2.             Representations and Warranties of Joining Party.  Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents applicable to a “Guarantor” or “Subsidiary Guarantor” are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date.  As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Subsidiary Guarantors apply to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Guarantor.

3.             Joint and Several.  Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Contribution Agreement and the Indemnity Agreement heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Guaranty, the Contribution Agreement and the Indemnity Agreement to confirm such obligation.

4.             Further Assurances.  Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

5.             GOVERNING LAW.  THIS JOINDER AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.             Counterparts.  This Joinder Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

7.             The effective date (the “Effective Date”) of this Joinder Agreement is                                   , 201    .

8.             NO UNWRITTEN AGREEMENTS.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.

“JOINING PARTY”

, a

By:
Name:
Title:

[SEAL]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:

Its:

EXHIBIT F

FORM OF MORTGAGE

BEHRINGER HARVARD WAYSIDE, LLC,
a Delaware limited liability company,
as Mortgagor

to

KEYBANK NATIONAL ASSOCIATION,

a national banking association, as Agent,
as Mortgagee

MORTGAGE AND SECURITY AGREEMENT

Dated:                                                             As of                         , 2011

Location:                                              Middlesex County, Massachusetts

DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

McKenna Long & Aldridge LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia  30308
Attention:  William F. Timmons, Esq.

THIS MORTGAGE AND SECURITY AGREEMENT (this “Instrument”) is made and entered into as of this          day of                                 , 2011, by and among BEHRINGER HARVARD WAYSIDE, LLC, a Delaware limited liability company (“Grantor”), having a mailing address of c/o Behringer Harvard Operating Partnership I LP, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, and KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), having a mailing address of 127 Public Square, Cleveland, Ohio 44114-1306, Attn: Real Estate Capital Services, with a copy to KeyBank National Association, 1200 Abernathy Road, N.E., Suite 1550, Atlanta, Georgia  30328, Attn: Kevin Murray, as Agent for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain Credit Agreement, dated as of                       , 2011, by and among Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Borrower”), KeyBank, as Agent and the Lenders (as the same may be varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).  Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

W I T N E S S E T H:

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor and Borrower hereinafter set forth, Grantor does hereby mortgage, grant, bargain, sell, convey, assign, transfer and set over unto Agent, for the ratable benefit of the Lenders and the holders of the Hedge Obligations, and their successors and assigns with MORTGAGE COVENANTS, all of Grantor’s right, title and interest in and to the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances, general intangibles, and appurtenances, whether now or hereafter existing or acquired (collectively, the “Property”; provided, however, the Property shall not include personal property of tenants under Leases or personal property of subtenants under subleases to which neither the Borrower nor Grantor is the tenant or subtenant, as applicable, in items that would otherwise constitute Property hereunder):

(a)           All those tracts or parcels of land and easements commonly known as 5 Wayside and 15 Wayside located in Middlesex County, Massachusetts more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (the “Land”).

(b)           All present and future buildings, structures, parking areas, annexations and improvements of every nature whatsoever now or hereafter situated on the Land (hereinafter referred to as the “Improvements”) and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, incinerating, sprinkling, and waste removal systems, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, storm windows and doors, window and door screens, awnings and storm sashes, which are or shall be owned by Grantor and attached to said Improvements and all other furnishings, furniture, glassware, tableware, uniforms, linen, drapes and curtains and related hardware and mounting devices, wall to wall carpeting, radios, lamps, telephone systems, televisions and television systems, computer systems, guest ledgers, vehicles, fixtures, machinery, equipment, apparatus, appliances, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

(c)           All easements, access rights, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers,  irrigation systems (including, without limitation, underground wiring, pipes, pumps and sprinkler heads), minerals, flowers, plants, shrubs, crops, trees, timber, fences, signs, bridges, fountains, monuments and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.

(d)           All leases, tenancies, occupancies and licenses, whether oral or written (collectively, the “Leases”), and all income, rents, issues, profits, room rentals, transient or guest payments, fees, charges or other payments for the use or occupancy of rooms or other facilities, and revenues of the Property from time to time accruing (including, without limitation, all payments under Leases), all guarantees of the foregoing or letters of credit relating to the foregoing, lease termination payments, proceeds of insurance (regardless of whether such proceeds are payable pursuant to a blanket policy of insurance), condemnation payments, tenant security, damage or other deposits whether held by Grantor or in a trust account, all escrow agreements relating to any of the Leases, escrow funds, including, without limitation, any funds escrowed for tenant improvements, fees, charges, rents, license fees, accounts, royalties, security, damage or other deposits from time to time accruing, all payments under working interests, production payments, royalties, overriding royalties, operating interests, participating interest and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same (collectively, the “Revenues”); reserving only the right to Grantor to collect the same (other than, subject to Section 7.7 of the Credit Agreement and Section 2.23 hereof, lease termination payments, insurance proceeds and condemnation payments) so long as no Event of Default has occurred and is continuing.

(e)           All insurance policies (other than blanket policies covering the Property to the extent Grantor does not have an interest therein), building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts and subcontracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the purchase, construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, franchise agreements, property management agreements, cable television agreements, contracts for the purchase of supplies, telephone service agreements, yellow pages or other advertising agreements, sales contracts, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, sewer and water and other utility agreements, service contracts, agreements relating to the collection of receivables or use of customer lists, all bookings and reservations for space or facilities within the Property, all purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, labor, deposits, assurances, construction guaranties, guaranties, warranties, indemnities and other undertakings, architectural plans and specifications (to the extent assignable), drawings, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports relating to the Property, renderings and models, permits (to the extent assignable), consents, approvals, licenses, variances, agreements, contracts, building permits,  purchase orders and equipment leases, personal property leases, and all causes of action relating thereto.

(f)            All deposit accounts, instruments, accounts receivable, documents, causes of action, claims, names by which the Property or the improvements thereon may be operated or known, all rights to carry on business under such names, all telephone numbers or listings, all rights, interest and privileges of which Grantor may have in any capacity under any covenants, restrictions or declarations now or hereafter relating to the Property or the Improvements, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the Improvements located thereon and all customer lists, other lists, and business information relating in any way to the Property or the Improvements or the use thereof, whether now owned or hereafter acquired;

(g)           All assets related to the ownership or operation of the Property or the Improvements now or hereafter erected thereon, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles, and all current and after acquired copyrights, copyright rights, advertising materials, web sites, and web pages, software and software licenses, trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade dress rights, company names, logos, and all domain names, owned or used in connection with the Grantor’s business, and in each case all goodwill associated therewith), goods (including, without limitation, inventory, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (g), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction; however, Grantor is not granting any lien on or security interest in the name “Behringer Harvard” or any derivation thereof or any trademarks, logos and other marks identified therewith.

(h)           All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Agent pursuant to this Instrument, the Credit Agreement or any other of the Loan Documents.

(i)            All proceeds, products, substitutions and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Agent, the Lenders and the holders of the Hedge Obligations and their respective successors and assigns, IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof (the “Permitted Encumbrances”), and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit “B” attached hereto or otherwise specifically approved by Agent in writing after the date hereof.

TO SECURE the following described obligations (collectively, the “Secured Obligations”):

(a)           The debt evidenced by (i) those certain Term Loan Notes and Revolving Credit Notes made by Borrower in the aggregate principal amount of Three Hundred Forty Million and No/100 Dollars ($340,000,000.00) to the order of Lenders, and (ii) that certain Swing Loan Note made by Borrower in the principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) to the order of KeyBank, each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before                           , 2014, unless extended as provided in the Credit Agreement; and (ii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Notes”);

(b)           The payment, performance and discharge of each and every obligation, covenant and agreement of Grantor contained herein or of Grantor contained in that certain Unconditional Guaranty of Payment and Performance by Grantor and others in favor of KeyBank, as Agent for itself and each other Lender, dated as of                         , 2011 (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Guaranty”), of Borrower contained in the Credit Agreement, and of Grantor and Borrower in the other Loan Documents, including, without limitation, the obligation of Borrower to reimburse Issuing Lender for any draws under the Letters of Credit, and in the other Loan Documents;

(c)           Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Grantor is the owner of the Property at the time of such advances);

(d)           The payment, performance and discharge of each and all of the Hedge Obligations.

(e)           Any and all other indebtedness now or hereafter owing by Borrower to Agent or any Lender pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof; and

(f)            All costs and expenses incurred by the Agent, the Lenders and the holders of the Hedge Obligations in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys’ fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Notes, the Credit Agreement, the Guaranty, this Instrument, and the other Loan Documents and the agreements evidencing or relating to the Hedge Obligations (the “Hedge Documents”) (collectively, the “Enforcement Costs”).

Subject to Section 2.22 hereof, should the Secured Obligations secured by this Instrument be paid and performed according to the terms and effect thereof when the same shall become due and payable, and should Grantor perform all covenants contained herein in a timely manner and the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement has terminated (other than surviving indemnity obligations as to which no claim is then pending), then this Instrument shall be released.

Grantor hereby further covenants and agrees with Agent as follows:

ARTICLE 1

1.01         Payment of Secured Obligations.  Grantor will pay and perform or cause to be paid and performed the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby as the same shall become due.

1.02         Funds for Impositions.  After the occurrence and during the continuance of an Event of Default, Grantor shall pay to Agent, subject to Agent’s option under Section 1.03 hereof, on the days that monthly installments of interest are payable under the Notes, until the Notes are paid in full, a sum (hereinafter referred to as the “Funds”) reasonably estimated by Agent to provide an amount necessary for payment of the following items in full fifteen (15) days prior to when such items become due (hereinafter collectively referred to as the “Impositions”): (a) the yearly real estate taxes, ad valorem taxes, personal property taxes, assessments and betterments, and (b) the yearly premium installments for the insurance covering the Property and required by the Credit Agreement to the extent insurance policies maintained pursuant to the Credit Agreement are not blanket policies; provided, however, notwithstanding anything to the contrary contained in the Loan Documents, upon request by Agent following the occurrence and continuance of an Event of Default, Grantor covenants and agrees to escrow premiums reasonably required by Agent to purchase insurance for the Property as required pursuant to the Credit Agreement under a separate insurance policy.  The Impositions shall be reasonably estimated initially and from time to time by Agent on the basis of assessments and bills and estimates thereof.  The Funds shall be held by Agent in a separate interest bearing account free of any liens or claims on the part of other creditors of Grantor and as part of the security for the Secured Obligations.  Grantor shall pay all Impositions prior to delinquency as required by Section 1.03 hereof.  In the event Agent elects to reserve Funds as permitted under this Section 1.02, within ten (10) days after Grantor furnishes Agent with reasonably satisfactory evidence that Grantor has paid one or more of the items comprising the Impositions (including, without limitation, delivering evidence that the insurance covering the Property was acquired under a blanket policy), Agent shall reimburse Grantor (or the one paying the Impositions) therefor to the extent of the Funds (plus accrued interest) then held by Agent (which will include the entire amount escrowed for estimated insurance premiums at such time as Grantor delivers evidence of insurance for the Property required pursuant to the Credit Agreement).  Alternatively, Agent shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Agent and provided Grantor has delivered to Agent the assessments or bills therefor.  Grantor shall be permitted to pay any Imposition early in order to take advantage of any available discounts.  Agent shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills.  The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Agent’s option and without notice to Grantor, to the payment of the Secured Obligations upon the occurrence of any Event of Default.  If at any time the amount of the Funds held by Agent shall be less than the amount reasonably deemed necessary by Agent to pay Impositions as such become due, Grantor shall pay to Agent any amount necessary to make up the deficiency within fifteen (15) business days after notice from Agent to Grantor requesting payment thereof.  Upon payment and performance in full of the Secured Obligations and termination of the obligation of the Lenders to make Loans and of Issuing Lender to issue Letters of Credit, Agent shall promptly refund to Grantor any Funds then held by Agent.

1.03         Impositions, Liens and Charges.  Grantor shall pay all Impositions and other charges, if any, attributable to the Property prior to delinquency, and at Agent’s option during the continuance of an Event of Default, Grantor shall pay in the manner hereafter provided under this Section 1.03.  Grantor shall, during continuance of an Event of Default, furnish to Agent all bills and notices of amounts due under Section 1.03 as soon as received, and in the event Grantor shall make payment directly, Grantor shall, as and when available, furnish to Agent receipts evidencing such payments prior to the dates on which such payments are delinquent, subject to Grantor’s right to contest taxes, assessments and other governmental charges as provided in the Credit Agreement.  Grantor shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property or Grantor (including federal tax liens) and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property, subject to Grantor’s right to contest the same as provided in the Credit Agreement.  Grantor shall not claim or be entitled to any credit against the taxable value of the Property by reason of this Instrument, or any deduction in or credit on the Secured Obligations by reason of Impositions paid.

1.04         Taxes, Liens and Other Charges.

(a)           In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by mortgages or the manner of collecting taxes so as to adversely affect Agent or the Lenders, Grantor will promptly pay any such tax.  If Grantor fails to make such payment promptly, or if, in the opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize Agent or the Lenders if Grantor makes such payment or if, in the opinion of Agent, the making of such payment could reasonably result in the imposition of interest beyond the maximum amount permitted by applicable law, then (i) the Total Commitment shall be reduced by 125% of the Allocated Loan Amount associated with the Property, (ii) notwithstanding the terms of Section 5.4(e) of the Credit Agreement, within sixty (60) days of demand, the Borrower shall pay to Agent for the pro rata accounts of the Lenders, an amount necessary such that the amount of the outstanding Loans and Letter of Credit Liabilities do not exceed the Total Commitment or the Borrowing Base Availability, and (iii) the Property shall no longer be included in the Borrowing Base.

(b)           Grantor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement.

1.05         Insurance.

Unless Borrower has already done so, Grantor shall procure for, deliver to and maintain for the benefit of Agent and Lenders the insurance policies described in Section 7.7 of the Credit Agreement.  Grantor shall pay all premiums on such insurance policies.  All proceeds of any property or casualty insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property are hereby assigned and shall be paid to Agent, for the benefit of the Lenders, subject to Borrower’s and Grantor’s right to adjust certain claims and use such proceeds as provided in the Credit Agreement.  Any such proceeds shall be released and advanced to Borrower or Grantor in accordance with and subject to the requirements of the Credit Agreement and be applied to the cost of repairing or restoring the Property or the remaining portion of the Property, with any balance remaining to be applied in accordance with the terms and provisions of the Credit Agreement.  In the event of a foreclosure sale of all or any part of the Property pursuant to the enforcement of this Instrument, the purchaser of such Property shall succeed to all rights of Grantor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of insurance to the extent that they relate to the Property; provided, however, in the event such insurance policies are written on blanket policies, then such purchaser’s rights in such blanket policies following a foreclosure sale shall be limited to any rights, including right to insurance proceeds, from or relating to a casualty event occurring prior to the foreclosure sale and the right, without the further consent of Grantor, to take such steps as Agent may deem advisable to cause the interest in such insurance proceeds to be protected by any of such policies.

1.06         Condemnation.  If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then all compensation, awards and other payments or relief thereof, shall be paid and applied in accordance with terms and provisions of the Credit Agreement.

1.07         Care, Use and Management of Property.

(a)           Grantor will keep, or cause to be kept, the roads and walkways, landscaping and all other Improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste, impairment or deterioration (ordinary wear and tear excepted) and will not do or suffer to be done anything which will increase, except to a de minimus extent, the risk of fire or other hazard to the Property or any part thereof.

(b)           Other than minor articles of personal property not material to the value or operation of the Property, Grantor will not remove or demolish nor alter the structural character of any building located on the Land or any fixtures or personal property relating thereto except when incidental to the replacement of fixtures and personal property with items of like quality and utility (which would not impair the value of the Property as a whole) or customary tenant improvements pursuant to Leases approved or deemed approved pursuant to the Credit Agreement.

(c)           If the Property or any material part thereof is materially damaged by fire or any other cause, Grantor will give prompt written notice thereof to Agent.

(d)           To the extent not prohibited under the terms of the applicable Leases, Agent and each of the Lenders or its representative is hereby authorized, upon reasonable notice, to enter upon and inspect the Property at any time during normal business hours.

(e)           Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority, all restrictive covenants and other agreements affecting the Property or relating to the operation thereof affecting the Property or any part thereof and all licenses or permits affecting the Property or any part thereof, subject to Grantor’s right to contest the same as provided in the Credit Agreement.

(f)            Grantor shall keep the Property, including the Improvements and the Personal Property (as hereinafter defined), in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in first class order, repair, and tenantable condition (ordinary wear and tear excepted).

(g)           Grantor shall keep all franchises, trademarks, trade names, service marks and licenses and permits necessary for the Grantor’s use and occupancy of the Property in good standing and in full force and effect.

(h)           Unless required by applicable law or unless Agent has otherwise agreed in writing, Grantor shall not allow changes in the nature of the occupancy or use for which the

Property was intended at the time this Instrument was executed.  Grantor shall not abandon the Property.  Grantor shall not initiate, fail to contest or acquiesce in a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants without Agent’s written consent.  Grantor shall in all material respects comply with, observe and perform all zoning and other laws affecting the Property, all agreements and restrictive covenants affecting the Property, and all licenses and permits affecting the Property, subject to Grantor’s right to contest compliance with laws to the extent permitted in the Credit Agreement.

(i)            Agent may, at Grantor’s expense, make or cause to be made reasonable entries upon and inspections of the Property as permitted in the Credit Agreement, or at any other time when necessary or appropriate, in the sole reasonable discretion of Agent, to protect or preserve the Property.

(j)            If all or any part of the Property shall be damaged by fire or other casualty or loss, then, subject to the provisions of the Credit Agreement, Grantor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Agent.  Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless, in each instance, Agent agrees to make available to Grantor (subject to the terms of the Credit Agreement) any net insurance or condemnation proceeds actually received by Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that, subject to the provisions of the Credit Agreement, the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore.

(k)           Grantor shall pay all normal and customary operating expenses for the Property as the same become due.

1.08         Leases and other Agreements Affecting Property.

(a)           As additional security for the Secured Obligations, Grantor presently and unconditionally assigns and transfers to Agent all of Grantor’s right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any of the Leases for the occupancy or use of all or any part of the Property.  Grantor hereby authorizes Agent or Agent’s agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Agent or Agent’s agents; provided, however, Grantor shall have a license (revocable upon the occurrence and during the continuance of an Event of Default) to collect and receive the Revenues.  Grantor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Agent or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence and during the continuance of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Grantor to the contrary, and Grantor agrees that Grantor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Agent following receipt of such written demand.

(b)           Grantor hereby covenants that Grantor has not executed any prior assignment of the Leases or the Revenues, which has not been released, that Grantor has not performed, and will not perform, any acts and has not executed, and will not execute, any instruments which would prevent Agent from exercising the rights of the beneficiary of this Instrument, and that at the time of execution of this Instrument, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues.  Grantor further covenants that Grantor will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.

(c)           Grantor agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Agent’s rights and remedies under this Section or Article 2 hereof shall be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Agent, in person or by agent, assumes actual possession thereof.  Grantor further agrees that the appointment of any receiver for the Property by any court at the request of Agent or by agreement with Grantor (to the extent permissible under applicable law), or the entering into possession of any part of the Property by such receiver (to the extent permissible under applicable law), shall not be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

(d)           If Agent exercises its rights and remedies pursuant to this Section or Article 2 hereof, all Revenues thereafter collected shall be applied in such order as Agent may elect in its discretion to the reasonable costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys’ fees actually incurred, fees, receiver fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Grantor as landlord, lessor or licensor of the Property, or to the Secured Obligations.  Agent or any receiver (to the extent permissible under applicable law) shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received.  Agent shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Property by reason of anything done or left undone by Agent pursuant to this Section or Article 2 hereof, except in the event of Agent’s gross negligence or willful misconduct.  If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies reasonably expended by Agent for such purposes shall become a portion of the Secured Obligations.  Unless Agent and Grantor agree in writing to other terms of payment, such amounts shall be payable upon notice from Agent to Grantor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate stated in the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Grantor under applicable law.  The entering upon and taking possession of and maintaining of control of the Property by Agent or any receiver (to the extent permissible under applicable law) and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Agent hereunder.

(e)           It is the intention of Agent and Grantor that the assignment effectuated by this Instrument with respect to the Revenues shall be a direct and currently effective assignment and shall not constitute merely an obligation to grant a lien, security interest or pledge for the purpose of securing the Secured Obligations.

(f)            In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Agent’s interest in the Revenues constitutes a lien on or security interest in or pledge of the Revenues, it is agreed and understood that the forwarding of a notice to Borrower after the occurrence of an Event of Default advising Borrower of the revocation of Borrower’s license to collect such Revenues, shall be sufficient action by Agent to (i) perfect such lien on or security interest in or pledge of the Revenues, (ii) take possession thereof and (iii) entitle Agent to immediate and direct payment of the Revenues, for application as provided in this Instrument, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property.

1.09         Leases of the Property.

(a)           Except as permitted in the Credit Agreement, Grantor shall not enter into any Lease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Property, without the prior written consent of Agent.  Grantor, at Agent’s request, shall furnish Agent with executed copies of all Leases hereafter made of all or any part of the Property.  Upon Agent’s request, Grantor shall make a separate and distinct assignment to Agent, as additional security, of all Leases hereafter made of all or any part of the Property.

(b)           There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property without the prior written consent of Agent.  Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Instrument to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate.  No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder.  Nothing herein shall be construed as subordinating this Instrument to any Lease.

(c)           Grantor hereby appoints Agent its attorney-in-fact, coupled with an interest, empowering Agent to subordinate this Instrument to any Leases.

1.10         Security Agreement.

(a)           Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles and articles of personal property owned by Grantor either referred to or described in this Instrument as part of the Property, or in any way connected with the use and enjoyment of the Property is concerned, Grantor grants unto Agent a security interest therein and this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the “Personal Property”) included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04 below (the “UCC”).  A financing statement or statements affecting all of said personal property aforementioned, shall be appropriately filed.  The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be, subject to the provisions of the Credit Agreement (i) as prescribed herein with respect to the Property, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said UCC, all at Agent’s sole election.  Grantor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Grantor and Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is to the full extent provided by law, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time.  Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Agent as determined by this Instrument, subject to the provisions of the Credit Agreement or impugning the priority of Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Agent’s priority of interest to be effective against a particular class of persons, must be filed in the UCC records.

(b)           Grantor warrants that (i) Grantor’s (that is, “Debtor’s”) correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Grantor’s jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subsection 1.10(c) hereof; (ii) Grantor (that is, “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subsection 1.10(c) hereof, and (iii) the location of the tangible Personal Property secured by this Instrument is upon the Land (except that the books and records related to the Property may be stored and maintained at another site). Grantor covenants and agrees that Grantor shall not change any of the matters addressed by clauses (i) or (iii) of this Subsection 1.10(b) unless it has given Agent thirty (30) days prior written notice of any such change and Grantor authorizes Agent to file such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(c)           The information contained in this Subsection 1.10(c) is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the Commonwealth of Massachusetts, for instruments to be filed as financing statements.  The names of the “Debtor” and the “Secured Party”, the identity or corporate structure, jurisdiction of organization, organizational number, federal tax identification number, and residence or chief executive office of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of Exhibit “C” attached hereto; and a statement indicating the types, or describing the items, of Personal Property secured by this Instrument is set forth hereinabove.

(d)           Exhibit “C” correctly sets forth all names and tradenames that Grantor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Grantor over the last five years.

(e)           The Grantor hereby covenants and agrees that:

(1)           Grantor shall not merge or consolidate into, or transfer any of the Property to, any other person or entity except as permitted under the Credit Agreement.

(2)           Grantor shall, at any time and from time to time, take such steps as Agent may reasonably request for Agent (A) to use commercially reasonable efforts to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Agent, (B) to obtain “control” of any investment property, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (C) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Property and of the preservation of its rights therein.  If Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with respect to the Property or any portion thereof, Grantor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Instrument in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.

(3)           Grantor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Grantor under this Instrument or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number of Grantor.

(4)           Grantor shall not license, lease, sell or otherwise transfer any of the general intangibles to any third party during the term of this Instrument and the Credit Agreement without the prior written consent of the Agent (which consent may be withheld in the Agent’s sole discretion); and the Grantor will continue to use all trademarks, service marks and trade names in a consistent manner and shall take all commercially reasonable steps to properly maintain any formal registrations on the general intangibles that are material to the value or operation of the Property, and to defend and enforce them, for the term of this Instrument and the Credit Agreement.

1.11         Further Assurances; After-Acquired Property.  At any time and from time to time, upon request by Agent, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall reasonably be deemed desirable by Agent, any and all such other and further deeds of trust, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Grantor under the Guaranty, this Instrument, the other Loan Documents and the Hedge Documents and (b) this Instrument as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Agent may make, execute, record, file, re-record and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Agent the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

1.12         Expenses.  Grantor will pay or reimburse Agent, upon demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Agent in any suit, action, legal proceeding or dispute of any kind in which Lenders, Agent or the holders of the Hedge Obligations is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Lenders, Agent or the holders of the Hedge Obligations shall be added to the Secured Obligations secured by the lien of this Instrument.

1.13         Subrogation.  Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

1.14         Limit of Validity.  If from any circumstances whatsoever fulfillment of any provision of this Instrument, the Guaranty, the Credit Agreement, the Notes, any other Loan Document or any Hedge Document, at the time performance of such provision shall be due, shall be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges, then ipso facto the obligation to be fulfilled shall be reduced to the limit, so that in no event shall any exaction be possible under this Instrument, the Guaranty, the Notes, the Credit Agreement, any other Loan Document or any Hedge Document be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges that is in excess of the current limit, but such obligation shall be fulfilled to the maximum limit permitted.  The provisions of this Section 1.14 shall control every other provision of this Instrument, the Guaranty, the Notes, the Credit Agreement or any other Loan Document or any Hedge Document.

1.15         Conveyance of Property.  Grantor hereby acknowledges to Agent that (a) the identity and expertise of Grantor was and continues to be a material circumstance upon which Agent has relied in connection with, and which constitute valuable consideration to Agent for, the extending to Borrower of the loans and other extensions of credit evidenced by the Notes and Credit Agreement, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Agent by this Instrument. Grantor therefore covenants and agrees with Agent, as part of the consideration for the extending to Grantor of the loans evidenced by the Notes, that Grantor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Credit Agreement.

ARTICLE 2

2.01         Events of Default.  The terms “Default” and “Event of Default” as used herein shall have the following meanings:

“Default” shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (a) any default in the payment of the obligations of Grantor hereunder or of Borrower or any other Guarantor under any of the other Loan Documents when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Credit Agreement or such other Loan Documents, if any, subject to any limitations in the Credit Agreement on the right of Grantor, Borrower or any other Guarantor to receive notices of default, or (b) any default in the performance of any other obligations of Grantor hereunder which is not cured within any grace or cure period provided in the Credit Agreement (it being acknowledged by Grantor that no such cure period is provided with respect to a failure to maintain insurance as required in Section 1.05, any default under Section 1.08, any default under Section 1.15, or any default excluded from any provision for a grace period or cure of defaults contained in the Credit Agreement, the Security Documents (as defined in the Credit Agreement) or any other agreement evidencing or securing the Secured Obligations), or (c) any representation or warranty of Grantor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (d) any default in the performance of the obligations of Grantor or Borrower or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period, (e) the occurrence of any “Event of Default” under the Credit Agreement or any other Loan Document, (f) any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Grantor or by, or caused by, or at the instance of any principal, member, general partner or officer of Grantor (collectively, “Grantor Party”) without the prior written consent of Agent; or (g) in the event that any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than a Grantor Party or Agent or Agent’s counsel without the prior written consent of Agent, failure by Grantor, within fifteen (15) days after notice to Grantor thereof (or such longer period as Agent may agree to in writing) (i) to deliver to Agent UCC financing statement searches of the appropriate jurisdiction(s) or other evidence reasonably satisfactory to Agent that no other liens or security interests (except for such, if any, as constitute Permitted Encumbrances hereunder) have been filed against any of the Property,  (ii) to authorize, and execute any documents reasonably requested by Agent to evidence authorization of, the filing of any new financing statements, amendments or acknowledgements with respect to the affected financing statement deemed necessary by Agent to restore Agent’s lien priority, and (iii) to execute any acknowledgement or other document reasonably requested by Agent to acknowledge and evidence the termination or nullification of such unauthorized amendment, termination or correction statement.

2.02         Acceleration of Maturity.  If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Agent and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand except as required by law, time being of the essence of this Instrument.

2.03         Right to Enter and Take Possession.

(a)           If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property, and if and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property (or such portion or portions as Agent may select) without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

(b)           If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Property to Agent. Grantor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

(c)           Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured;

(iii) lease, manage and operate the Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in accordance with Section 12.5 of the Credit Agreement.  Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Agent of any rights under this Instrument or otherwise.  Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Agent.

(d)           Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument shall have been paid, the Lenders have no obligation to make further Loans and the Issuing Lender has no further obligation to issue Letters of Credit, and all Events of Default cured, Agent shall surrender possession of the Property to Grantor, its successors or assigns.  The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04         Performance by Agent.  If there shall be a Default (other than a Default that relates to an obligation Grantor has only to Agent or the Lenders under the Loan Documents, and not to any other third party) or Event of Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Agent may, so long as such Default (other than a Default that relates to an obligation Grantor has only to Agent or the Lenders under the Loan Documents, and not to any other third party) or Event of Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Grantor to Agent with interest thereon at the Default Rate; provided, unless Agent reasonably believes that a delay in taking action under this Section 2.04 could reasonably be expected to have a material and adverse affect on the value of the Property, Agent and Lenders agree not to take any action following a Default (as opposed to an Event of Default) until Agent has provided Grantor written notice of an action by Agent or Lenders pursuant to this Section 2.04, and Grantor fails to commence the requested action within five (5) business days after notice and diligently pursue such action to completion.  Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor..

2.05         Receiver.  If an Event of Default shall have occurred and be continuing and to the extent permissible under applicable law, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property (or such portion or portions as Agent may select) and to collect and apply the rents, issues, profits and revenues thereof.  The receiver shall have all of the rights and powers permitted under the laws of the Commonwealth of Massachusetts.  Grantor will pay to Agent upon demand all reasonable expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section 2.05, and all such expenses shall be secured by this Instrument.

2.06         Enforcement.

(a)           If an Event of Default shall have occurred and be continuing, Agent, at its option, may effect the foreclosure of this Instrument by selling the Property (or such portion or portions thereof as the Agent may select) at public auction at such time and place and upon such terms and conditions as may be required or permitted by applicable law, after having first advertised the time, place and terms of sale not less than once a week for three successive weeks (the first notice to be published not less than twenty-one (21) days prior to the sale) in a newspaper having general circulation in the city or county in which the Land being sold lies.  At any foreclosure sale, such portion of the Property as is offered for sale may, at the Agent’s option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, the Grantor hereby waiving the application of any doctrine of marshalling.

(b)           If an Event of Default shall have occurred and be continuing, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, all as Agent shall determine most effectual for such purposes.

2.07         Purchase by Agent.  Upon any foreclosure sale, Agent, on behalf of the Lenders and the holders of the Hedge Obligations, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

2.08         Application of Proceeds of Sale.  The proceeds received by Agent as a result of the foreclosure sale of the Property or the exercise of any other rights or remedies hereunder shall be applied in the manner provided for in Section 12.5 of the Credit Agreement.

2.09         Grantor as Tenant Holding Over.  In the event of any such foreclosure sale by Agent, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10         Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Grantor agrees, to the full extent permitted by law, that in case of a Default or Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

2.11         Waiver of Homestead.  Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

2.12         Leases; Licensees.  Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants and licensees of the Property, and the failure to make any such tenants or licensees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be a defense to any proceedings instituted by Agent to collect the sums secured hereby.

2.13         Discontinuance of Proceedings and Restoration of the Parties.  In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then and in every such case Grantor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.

2.14         Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and may be exercised against Grantor as Agent may select and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.15         Waiver.

(a)           No delay or omission of Agent, any Lender or any holder of the Hedge Obligations to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent.  No consent or waiver, expressed or implied, by Agent to or of any Default or Event of Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other obligations of Grantor hereunder.  Failure on the part of Lenders or any holder of the Hedge Obligations to complain of any act or failure to act or to declare a Default or Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Lender or any holder of the Hedge Obligations of its rights hereunder or impair any rights, powers or remedies consequent on any Default or Event of Default by Grantor.

(b)           If Lenders or Agent on behalf of the Lenders, or any holder of the Hedge Obligations (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Notes, the Credit Agreement, any other Loan Document or any Hedge Document; (iv) release any part of the Property from the lien of this Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Notes, this Instrument, any other Loan Document or any Hedge Document; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Notes, the Credit Agreement, the Guaranty, this Instrument or any other obligation of Grantor, or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

2.16         Suits to Protect the Property.  Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lenders or the holders of the Hedge Obligations.

2.17         Agent May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent, Lenders and the holders of the Hedge Obligations allowed in such proceedings for the entire amount due and payable by Grantor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

2.18         WAIVER OF GRANTOR’S RIGHTS.  BY EXECUTION OF THIS INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT, LENDERS AND/OR THE HOLDERS OF THE HEDGE OBLIGATIONS TO ACCELERATE THE SECURED OBLIGATIONS AND, TO THE EXTENT PERMITTED BY LAW, THE POWER OF AGENT TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT OR BY LAW; (B) TO THE FULL EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT OR BY APPLICABLE LAW; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND THEIR PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

2.19         Claims Against Agent, Lenders and Holders of the Hedge Obligations.  No action at law or in equity shall be commenced, or allegation made, or defense raised, by Grantor against Agent, the Lenders or any holder of the Hedge Obligations for any claim under or related to this Instrument, the Notes, the Credit Agreement, the Guaranty or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Grantor, shall have been given to Agent within sixty (60) days from and after the initial awareness of Grantor of the event, omission or circumstances forming the basis of Grantor for such claim.  Any failure by Grantor to timely provide such written notice to Agent shall constitute a waiver by Grantor of such claim.

2.20         [Intentionally Omitted].

2.21         Indemnification; Subrogation; Waiver of Offset.

(a)           Grantor shall indemnify, defend and hold Agent, the Lenders and the holders of the Hedge Obligations harmless for, from and against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Agent’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Agent or the Lenders or the holders of the Hedge Obligations in connection with the Secured Obligations, this Instrument, the Property, or any part thereof, or the exercise by Agent of any rights or remedies granted to it under this Instrument; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent, the Lenders or the holders of the Hedge Obligations for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Agent or a Lender by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against Agent, a Lender or a holder of a Hedge Obligation by a court of competent jurisdiction after the expiration of all applicable appeal periods.

(b)           If Agent, a Lender or a holder of a Hedge Obligation is made a party defendant to any litigation or any claim is threatened or brought against Agent, a Lender or a holder of a Hedge Obligation concerning the Secured Obligations, this Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold such Person harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by such Person in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this Section 2.21(b) shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent, a Lender or a holder of a Hedge Obligation for, from and against any and all liabilities or claims imposed on or incurred by such Person by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against such Person by a court of competent jurisdiction after expiration of all applicable appeal periods.  If Agent commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Agent its reasonable attorneys’ fees (together with reasonable appellate counsel, fees, if any) and expenses.  The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment.  If Grantor breaches any term of this Instrument, Agent may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Agent reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent, whether or not an action is actually commenced against Grantor by reason of such breach.  All references to “attorneys” in this Subsection and elsewhere in this Instrument shall include without limitation any attorney or law firm engaged by Agent and Agent’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Instrument shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Agent’s in-house counsel.

(c)           A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Agent, the

Lenders, the holders of the Hedge Obligations and each of their respective officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Instrument.

(d)           ALL SUMS PAYABLE BY GRANTOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF GRANTOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF: (I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF; (III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE; (IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS, OR ANY ACTION TAKEN WITH RESPECT TO THIS INSTRUMENT BY AGENT OR BY ANY RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH GRANTOR HAS, OR MIGHT HAVE, AGAINST AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT OR THE LENDERS TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH GRANTOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT GRANTOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING.  GRANTOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY GRANTOR.

2.22         Revolving Credit/Future Advance.  This Instrument secures Secured Obligations which may provide for a variable rate of interest and portions of the Secured Obligations are revolving credit advances and other future advances, whether such advances are obligatory or otherwise.  Advances under the Notes are subject to the terms and provisions of the Credit Agreement and the other Security Documents. Grantor acknowledges that the Secured Obligations may increase or decrease from time to time and that if the outstanding balance of the Secured Obligations is ever repaid to zero the security title and security interest created by this Instrument shall not be deemed released or extinguished by operation of law or implied intent of the parties.  This Instrument shall remain in full force and effect as to any further advances under the Credit Agreement made after any such zero balance until the Secured Obligations are paid in full, all agreements to make further advances or issue letters of credit have been terminated and this Instrument has been canceled of record.  Grantor waives the operation of any applicable statutes, case law or regulation having a contrary effect.

2.23         Rejection of Leases.  In the event a tenant under any Lease should be the subject of any proceeding under the Federal Bankruptcy Act (Title 11 U.S.C.) or any other federal, state, or local statute which provides for the possible termination or rejection of the Leases assigned hereby, the Grantor covenants and agrees that if any Lease that covers 25,000 square feet or more of the Property (a “Major Lease”) is so rejected, no settlement for damages shall be made without prior written consent of the Agent, and any check in payment of damages in respect of such Major Lease for rejection of any Major Lease will be made payable both to the Grantor and Agent.  The Grantor hereby assigns any such payment to the Agent and further covenants and agrees that upon the request of the Agent, it will duly endorse to the order of the Agent any check, the proceeds of which will be applied to whatever portion of the indebtedness secured hereby and by the Security Documents which the Agent may elect.

2.24         Covenant to Perform under Leases.  Grantor covenants with Agent that Grantor (a) shall observe and perform all the obligations imposed upon the lessor under the Leases and, subject to Section 7.13 of the Credit Agreement, shall not do or permit to be done anything to impair the value of the Leases as security for the Secured Obligations; (b) shall use commercially reasonable efforts to enforce the performance and observance of the obligations of the other parties to the Leases to be performed thereunder consistent with the provisions of the Credit Agreement; (c) will appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Grantor as the landlord, lessor or licensor thereof, or any tenant, lessee, licensee or any guarantor thereunder; (d) shall not collect any Revenues more than one (1) month in advance; (e) shall not execute any other assignment of lessor’s interest in the Leases or the Revenues; (f) shall execute and deliver at the request of Agent all such further assurances, confirmations or assignments in connection with the Property as Agent shall from time to time reasonably require; and (g) shall deliver to Agent executed copies of all Leases required to be delivered to Agent pursuant to the terms of the Credit Agreement.

ARTICLE 3

3.01         Successors and Assigns.  This Instrument shall inure to the benefit of and be binding upon Grantor and Agent and their respective heirs, executors, legal representatives, successors and assigns.  Whenever a reference is made in this Instrument to Grantor or Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Agent.

3.02         Terminology.  All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Sections or subsections thereof, shall refer to the corresponding Articles, Sections or subsections thereof, of this Instrument unless specific reference is made to such Articles, Sections or subsections thereof of another document or instrument.

3.03         Severability.  If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this

Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.04         Applicable Law.  This Instrument will be governed by the substantive laws of the Commonwealth of Massachusetts, without giving effect to its principles of choice of law or conflicts of law (except with respect to choice of law or conflicts of law provisions of its Uniform Commercial Code), and the laws of the United States applicable to transactions in the Commonwealth of Massachusetts.  Should any obligation or remedy under this Instrument be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of any other state referred to herein or of another state whose laws can validate and apply thereto shall govern.

3.05         Notices.  Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered if given and delivered as provided in the Guaranty if given to Grantor or as provided in the Credit Agreement if given to Agent.

3.06         Conflict with Credit Agreement Provisions.  Grantor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

3.07         Assignment.  This Instrument is assignable by Agent, and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.

3.08         Time of the Essence.  Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Instrument, and any and all other Loan Documents to which Grantor is a party.

3.09         Grantor.  Unless the context clearly indicates otherwise, as used in this Instrument, “Grantor” means the grantors named in recitals hereof or any of them.  The obligations of Grantor hereunder shall be joint and several.  If any Grantor, or any signatory who signs on behalf of any Grantor, is a corporation, partnership or other legal entity, Grantor represents and warrants to Agent that this instrument is executed, acknowledged and delivered by Grantor’s duly authorized representatives.

3.10         No Waiver of Remedies.  Agent may resort to any remedies and the security given by the Guaranty, this Instrument or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Agent’s sole discretion.  No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Guaranty, this Instrument or any of the other Loan Documents.  The failure of Agent to exercise any right, remedy or option provided in the Guaranty, this Instrument or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Guaranty, this Instrument or the other Loan Documents.  No acceptance by Agent of any payment after the occurrence of any Event of Default and no payment by Agent of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor’s liability to pay such obligation.  No sale of all or any portion of the Property, no forbearance on the part of Agent, and no extension of time for the payment of the whole or any portion of the Secured Obligations or any other indulgence given by Agent to Grantor, shall operate to release or in any manner affect the interest of Agent or any Lender in the remaining Property or the liability of Grantor to pay the Secured Obligations or the liability of Grantor under the Guaranty.  No waiver by Agent shall be effective unless it is in writing and then only to the extent specifically stated.  All costs and expenses of Agent and Lenders in exercising their rights and remedies under this Instrument (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Grantor immediately upon notice from Agent, and such costs and expenses shall constitute a portion of the Secured Obligations and shall be secured by this Instrument.  The interests and rights of Agent or any Lender under the Guaranty, this Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Agent or any Lender may grant with respect to any of the Secured Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Agent or any Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Secured Obligations.

3.11         Place of Payment; Forum; Waiver of Jury Trial.  All Secured Obligations which may be owing hereunder at any time by Borrower or Grantor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Agent indicated at the end of this Instrument).  Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the county in which the Secured Obligations are payable, and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Instrument or the Secured Obligations.  Grantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated in the first paragraph of this Instrument, or at a subsequent address of Grantor of which Agent received actual notice from Grantor in accordance with the Credit Agreement, and service so made shall be completed five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Agent to serve process in any manner permitted by law or limit the right of Agent to bring proceedings against Grantor in any other court or jurisdiction.  TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT OR ANY OTHER LOAN DOCUMENT.

ARTICLE 4 – STATE SPECIFIC PROVISIONS

4.01         Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Article 4 and the terms and conditions of this Instrument, the terms and conditions of this Article 4 shall control and be binding.

4.02         Massachusetts State-Specific Provisions.

With respect to the Property (which Property is located in the Commonwealth of Massachusetts), notwithstanding anything contained herein to the contrary:

(a)           This Instrument is granted with MORTGAGE COVENANTS.

(b)           This Instrument is upon the STATUTORY CONDITION, for any breach of which the Agent shall have the STATUTORY POWER OF SALE.

(c)           This Instrument is upon the further condition that all covenants and agreements of Grantor contained herein and in the other Loan Documents to which it is a party shall be kept and fully performed, and if an Event of Default shall exist and be continuing Agent shall have, as to the Land and the Improvements, the STATUTORY POWER OF SALE, and as to all other portions of the Property, all the remedies of a secured party under the Uniform Commercial Code.

(d)           All of Agent’s rights under this Instrument may be exercised together or separately.  In exercising its power of sale or STATUTORY POWER OF SALE under this Instrument, Agent may sell the Personal Property, or any part thereof, either separately from or together with the real property portion of the Property or any other part of the Property, either as one unit or in such separate units, all as Agent may in its sole discretion elect; and Agent may sell the Property or any part of the Property either separately from or together with the whole or any part of other collateral which may constitute security for any obligation secured by the Property as Agent in its sole discretion may elect.  Without limiting the generality of the foregoing, Agent’s STATUTORY POWER OF SALE shall not be exhausted until all of the Property shall have been struck down at a foreclosure auction and the successful bidders have all accepted and recorded and filed the resulting foreclosure deeds, it being expressly agreed that Agent shall have the power to foreclose upon and sell portions of the Property at different times or days if Agent so elects and Agent also may continue to auction the Property at any foreclosure sale even if the amounts previously struck down at prior foreclosure auction sales for other portions of the Property exceed the amount owed to Agent and the Lenders by Grantor (provided Agent duly accounts for the excess proceeds in accordance with applicable law).  In the event of any separate sale of personal property, Agent will give Grantor reasonable notice of the time and place of any public sale or of the time after which any private sale or other intended disposition thereof is to be made, and such requirement of reasonable notice shall be met if such notice is given within ten (10) days prior to such sale or disposition.

(e)           The term “default” as used in the Statutory Power of Sale shall mean an Event of Default as defined herein.

(f)            This Instrument is intended to constitute: (i) a mortgage deed under Massachusetts General Laws c. 183, §18, (ii) a security agreement and financing statement under the Uniform Commercial Code enacted in the Commonwealth of Massachusetts, and (iii) a notice of assignment of rents or profits under Massachusetts General Laws c. 183 §4.  This Instrument is also intended to operate and be construed as an absolute present assignment of the rents, issues and profits of the Property, Grantor hereby agreeing, as provided for in

Massachusetts General Laws c. 183, §4, that Agent is entitled to receive the rents, issues, profits and Revenues of the Property prior to an Event of Default and without entering upon or taking possession of the Property (subject to the license granted by Agent to Grantor pursuant to Section 1.08).

(g)           Notwithstanding anything to the contrary contained herein, Grantor shall not be deemed to be in breach of Section 1.03 solely because a notice of contract, pursuant to Mass. Gen. Laws, Ch. 254, §2 or statements pursuant to Mass. Gen. Laws, Ch. 254 §8 in furtherance of a lien arising under Mass. Gen. Laws, Ch. 254, §1, have been filed or recorded with the applicable registry of deeds or registry district of the Land Court; provided however, that a breach of Section 1.03 shall be deemed to have occurred if such documents or statements have been filed or recorded and (i) Grantor has otherwise failed to provide an accurately completed and valid partial waiver, or (ii) any other lien or encumbrance, including specifically but without limitation those arising under Mass. Gen. Laws, Ch. 254, §4, has been filed or recorded against the Property.

This Instrument is intended to serve as a fixture filing for those portions of the Property that are or are intended to become fixtures.  This Instrument will be recorded with the Middlesex Southern District Registry of Deeds.

ARTICLE 5 - COMPLIANCE WITH CREDIT AGREEMENT

5.01         Representations and Warranties.  In addition to the representations and warranties made by Grantor herein, Grantor hereby makes to the Agent and the Lenders the representations and warranties set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections:  Sections 6.1(c) and (d), 6.2, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.14, 6.15, 6.16, 6.17, 6.20, 6.23, 6.25, 6.26, 6.27, 6.28, 6.29, 6.30 and 6.32.

5.02         Covenants and Agreements.  The Grantor covenants and agrees that so long as any Loan or Note is outstanding that Grantor shall comply with all of the covenants and agreements set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections:  Sections 7.2, 7.3, 7.4(e), 7.5(a), (b), (c), and (d), 7.6, 7.7 (to the extent required by Section 1.05 hereof), 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.19, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.10, 8.12, 8.13, 8.14, 8.15, 18.9, 21 and 25.  For purposes of Sections 7.5(a), (b), (c) and (d) of the Credit Agreement, notice given to Agent by Borrower shall satisfy any requirement that Grantor deliver notice under the relevant section.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Grantor has executed this Instrument as of the day and year first above written.

Signed, Sealed and Delivered in the presence of:	GRANTOR:

BEHRINGER HARVARD WAYSIDE, LLC, a Delaware limited liability company
Witness
Print Name:	By:
Name: Scott W. Fordham
Title: Authorized Signatory
Witness
Print Name:	[SEAL]

ACKNOWLEDGMENT

STATE OF

                                                   COUNTY, ss.

On this            day of October, 2011, before me, the undersigned notary public, personally appeared Scott W. Fordham, the authorized signatory of Behringer Harvard Wayside, LLC proved to me through satisfactory evidence of identification, which were                                         , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that such person signed it voluntarily for its stated purpose.

Notary Public

My commission expires:

EXHIBIT “A”

LEGAL DESCRIPTION

That certain parcel of land located in Burlington, Middlesex County, Massachusetts, being shown as Lots 11B and 12B on a plan entitled “Lot Configuration Plan of Land in Burlington, Massachusetts” prepared by Vanasse Hangen Brustlin, Inc., dated December 1, 2006 recorded with the Middlesex South Registry of Deeds as Plan No. 1554 of 2006 (the “Plan”).  Said 11B contains 363,434 square feet of land, and said Lot 12B contains 160,058 square feet of land, according to the Plan.

The above described Lots 11B and 12B shown on the Plan make up Lot 14 shown on the plan entitled “Subdivision Plan of Land In Burlington, Massachusetts” prepared by Vanasse Hangen Brustlin, Inc., dated October 10, 2006 and recorded with the Middlesex South Registry of Deeds on December 1, 2006 as Plan No. 1510 of 2006.  Lot 14 contains 523,492 square feet (or 12.018 acres) according to said Subdivision Plan.

Together with the benefit of the Third Amended and Restated Declaration of Easements and Maintenance Agreement dated December 8, 2006 recorded in Book 48634, Page 76.

Said premises are also described as follows:

Legal Description — Lot 14

A certain parcel of land located at the southwest intersection of Wayside Road and Cambridge Street in the Town of Burlington, in the County of Middlesex and the Commonwealth of Massachusetts bounded and described as follows:

Beginning at a point on the westerly side of Cambridge Street being 16.52’ north of a stone bound and approximately 808’ south of the southerly sideline of Wayside Road and being the southeast corner of the parcel hereinafter described; thence

S 56° 53’33” W	a distance of one hundred forty six and sixty four hundredths feet (146.64’) to a point; thence

S 60° 25’17” W	a distance of eighty four and twenty one hundredths feet (84.21’) to a point; thence

S 55° 01’42” W	a distance of one hundred sixty six and four hundredths feet (166.04’) to a point; thence

S 59° 08’52” W	a distance of eight and nineteen hundredths feet (8.19’) to a point; thence

N 30° 44’45” W	a distance of sixty five and thirty six hundredths feet (65.36’) to a point; thence

N 59° 15’15” E	a distance of fifty nine and twenty hundredths feet (59.20’) to a point; thence

1

N 30° 19’11” W	a distance of two hundred ten and ninety six hundredths feet (210.96’) to a point; thence

S 59° 15’15” W	a distance of two hundred sixty one and sixty two hundredths feet (261.62’) to a point; thence

S 38° 50’40” W	a distance of twenty seven and eighty nine hundredths feet (27.89’) to a point; thence

N 51° 09’20” W	a distance of one hundred twelve and forty one hundredths feet (112.41’) to a point; thence

N 29° 40’52” W	a distance of one hundred twenty six and ninety two hundredths feet (126.92’) to a point; thence

N 29° 40’52” W	a distance of seventy one and eighteen hundredths feet (71.18’) to a point; thence

N 15° 34’22” W	a distance of one hundred two and seventy hundredths feet (102.70’) to a point; thence

N 17° 57’54” E	a distance of seventy two and thirty one hundredths feet (72.31’) to a point; thence

N 39° 23’27” E	a distance of twenty seven and fifty hundredths feet (27.50’) to a point; thence

N 07° 45’29” W	a distance of ninety seven and sixteen hundredths feet (97.16’) to a point; thence

Northeasterly	and curving to the left along the arc of a curve having a radius of sixty and no hundredths feet (60.00’), a length of two hundred thirty one and two hundredths feet (231.02’) to a point; thence

Northwesterly	and curving to the right along the arc of a curve having a radius of thirty and no hundredths feet (30.00’), a length of twenty seven and forty hundredths feet (27.40’) to a point; thence

N 27° 00’46” W	a distance of nine and forty two hundredths feet (9.42’) to a point; thence

Northeasterly	and curving to the right along the arc of a curve having a radius of forty two and no hundredths feet (42.00’), a length of sixty five and ninety seven hundredths feet (65.97’) to a point; thence

N 62° 59’14” E	a distance of one hundred thirty six and no hundredths feet (136.00’) to a point; thence

Northeasterly

and curving to the right along the arc of a curve having a radius of two hundred and no hundredths feet (200.00’), a length of seventy seven and seventy seven hundredths feet (77.77’) to a point; thence

2

N 85° 16’00” E	a distance of one hundred forty eight and no hundredths feet (148.00’) to a point; thence

Northeasterly

and curving to the left along the arc of a curve having a radius of two hundred fifty six and no hundredths feet (256.00’), a length of eighty nine and fifteen hundredths feet (89.15’) to a point; thence

N 65° 18’49” E	a distance of nineteen and nineteen hundredths feet (19.19’) to a point; thence

Southeasterly	and curving to the right along the arc of a curve having a radius of fifty two and no hundredths feet (52.00’), a length of eighty one and sixty eight hundredths feet (81.68’) to a point; thence

S 24° 41’11” E	a distance of three hundred seventy three and thirty six hundredths feet (373.36’) to a point; thence

Southeasterly

and curving to the right along the arc of a curve having a radius of two thousand four hundred and no hundredths feet (2400.00’), a length of three hundred thirty four and thirty one hundredths feet (334.31’) to a point; thence

Southeasterly

and curving to the left along the arc of a curve having a radius of three hundred fifty five and thirty nine hundredths feet (355.39’), a length of forty eight and seventy one hundredths feet (48.71’) to the point of beginning.

3

EXHIBIT “B”

PERMITTED ENCUMBRANCES

Permitted encumbrances are such matters as are shown on Schedule B, Part I to the pro forma Title Insurance Policy No. 1151-25211 issued September 23, 2011 by Chicago Title Insurance Company to the Agent in connection with this Instrument.

1

EXHIBIT “C”

Schedule 1
(Description of “Debtor” and “Secured Party”)

A.                                   Debtor:

1.                                       BEHRINGER HARVARD WAYSIDE, LLC, a limited liability company organized under the laws of the State of Delaware.  Debtor has been using or operating under said name and identity or corporate structure without change since November 30, 2006.

Names and Tradenames used within last five years:  5 and 15 Wayside.

Location of all chief executive offices over last five years:

                                                15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Number:  4259334

Federal Tax Identification Number:  20-5960994

B.                                     Secured Party:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent.

1

Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A.                                   The mailing address of Debtor is:

c/o Behringer Harvard Operating Partnership I LP

15601 Dallas Parkway

Suite 600

Addison, TX 75001

Attn:  Telisa Webb Schelin, Senior Vice President -
  Legal and General Counsel

B.                                     The mailing address of Secured Party is:

KeyBank National Association
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia  30328
Attn:  Kevin Murray

1

EXHIBIT G

FORM OF DEED OF TRUST

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE.

BEHRINGER HARVARD CENTREPORT OFFICE LP,
a Texas limited partnership,
as Grantor

to

CHICAGO TITLE INSURANCE COMPANY,
a Nebraska corporation

as Trustee

for the benefit of

KEYBANK NATIONAL ASSOCIATION,

a national banking association,

as Agent

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS

Dated:	As of , 2011

Property Address:	14760-14770 Trinity Boulevard
Fort Worth, Texas

Location:	Tarrant County, Texas

WHEN RECORDED, RETURN TO:
McKenna Long & Aldridge LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attention:  William F. Timmons, Esq.

ATTENTION:  COUNTY CLERK — THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED.  ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN.  THE MAILING ADDRESSES OF GRANTOR (DEBTOR) AND AGENT (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.  THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER SECTION 9.502 OF THE TEXAS BUSINESS AND COMMERCE CODE.

Grantor’s Organizational Identification Number 0800825200.

THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Instrument”) is made and entered into as of this          day of                     , 2011, by and among BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership (“Grantor”), having a mailing address of c/o Behringer Harvard Operating Partnership I LP, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, CHICAGO TITLE INSURANCE COMPANY, a Nebraska corporation, as trustee (“Trustee”), having a business address of 2001 Bryan Street, 14th Floor, Dallas, Texas 75201 and KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), having a mailing address of 127 Public Square, Cleveland, Ohio 44114-1306, Attn: Real Estate Capital Services, with a copy to KeyBank National Association, 1200 Abernathy Road, N.E., Suite 1550, Atlanta, Georgia 30328, Attn: Kevin Murray, as Agent for itself and each other lender (collectively, the “Lenders”) which is or may hereafter become a party to that certain Credit Agreement, dated as of                        , 2011, by and among Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Borrower”), KeyBank, as Agent and the Lenders (as the same may be varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).  Capitalized terms used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.  Grantor is a Guarantor and will benefit from the Credit Agreement, as more fully set forth in the Guaranty (as hereinafter defined) executed by Grantor, and is granting this instrument in consideration for such benefit.

W I T N E S S E T H:

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor and Borrower hereinafter set forth, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER and SET OVER UNTO Trustee, with GENERAL WARRANTY in trust WITH POWER OF SALE, for the ratable benefit of the Lenders and the holders of the Hedge Obligations, and their successors and assigns, all of Grantor’s right, title and interest in and to the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances, general intangibles, and appurtenances, whether now or hereafter existing or acquired (collectively, the “Property”; provided, however, the Property shall not include personal property of tenants under Leases or personal property of subtenants under subleases to which neither the Borrower nor Grantor is the tenant or subtenant, as applicable, in items that would otherwise constitute Property hereunder):

(a)                                  All those tracts or parcels of land and easements more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (the “Land”).

(b)                                 All present and future buildings, structures, parking areas, annexations and improvements of every nature whatsoever now or hereafter situated on the Land (hereinafter referred to as the “Improvements”) and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, incinerating, sprinkling, and waste removal systems, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, storm windows and doors, window and door screens, awnings and storm sashes, which are or shall be owned by Grantor and attached to said Improvements and all other furnishings, furniture, glassware, tableware, uniforms, linen, drapes and curtains and related hardware and mounting devices, wall to wall carpeting, radios, lamps, telephone systems, televisions and television systems, computer systems, guest ledgers, vehicles, fixtures, machinery, equipment, apparatus, appliances, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

(c)                                  All easements, access rights, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, irrigation systems (including, without limitation, underground wiring, pipes, pumps and sprinkler heads), minerals, flowers, plants, shrubs, crops, trees, timber, fences, signs, bridges, fountains, monuments and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor.

(d)                                 All leases, tenancies, occupancies and licenses, whether oral or written (collectively, the “Leases”), and all income, rents, issues, profits, room rentals, transient or guest payments, fees, charges or other payments for the use or occupancy of rooms or other facilities, and revenues of the Property from time to time accruing (including, without limitation, all payments under Leases, all guarantees of the foregoing or letters of credit relating to the foregoing, lease termination payments, proceeds of insurance (regardless of whether such proceeds are payable pursuant to a blanket policy of insurance), condemnation payments, tenant security, damage or other deposits whether held by Grantor or in a trust account, all escrow agreements relating to any of the Leases, escrow funds, including, without limitation, any funds escrowed for tenant improvements, fees, charges, rents, license fees, accounts, royalties, security, damage or other deposits from time to time accruing, all payments under working interests, production payments, royalties, overriding royalties, operating interests, participating interest and other such entitlements, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same (collectively, the “Revenues”); reserving only the right to Grantor to collect the same (other than, subject to Section 7.7 of the Credit Agreement and Section 17 of the Assignment of Leases and Rents, lease termination payments, insurance proceeds and condemnation payments) so long as no Event of Default has occurred and is continuing.

(e)                                  All insurance policies (other than blanket policies covering the Property to the extent Grantor does not have an interest therein), building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts and subcontracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the purchase, construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, franchise agreements, property management agreements, cable television agreements, contracts for the purchase of supplies, telephone service agreements, yellow pages or other advertising agreements, sales contracts, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, sewer and water and other utility agreements, service contracts, agreements relating to the collection of receivables or use of customer lists, all bookings and reservations for space or facilities within the Property, all purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, labor, deposits, assurances, construction guaranties, guaranties, warranties, indemnities and other undertakings, architectural plans and specifications (to the extent assignable), drawings, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports relating to the Property, renderings and models, permits (to the extent assignable), consents, approvals, licenses, variances, agreements, contracts, building permits, purchase orders and equipment leases, personal property leases, and all causes of action relating thereto.

(f)                                    All deposit accounts, instruments, accounts receivable, documents, causes of action, claims, names by which the Property or the improvements thereon may be operated or known, all rights to carry on business under such names, all telephone numbers or listings, all rights, interest and privileges of which Grantor may have in any capacity under any covenants, restrictions or declarations now or hereafter relating to the Property or the Improvements, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the Improvements located thereon and all customer lists, other lists, and business information relating in any way to the Property or the Improvements or the use thereof, whether now owned or hereafter acquired;

(g)                                 All assets related to the ownership or operation of the Property or the Improvements now or hereafter erected thereon, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles, and all current and after acquired copyrights, copyright rights, advertising materials, web sites, and web pages, software and software licenses, trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade dress rights, company names, logos, and all domain names, owned or used in connection with the Grantor’s business, and in each case all goodwill associated therewith), goods

(including, without limitation, inventory, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (g), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction; however, Grantor is not granting any lien on or security interest in the name “Behringer Harvard” or any derivation thereof or any trademarks, logos and other marks identified therewith.

(h)                                 All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Trustee or Agent pursuant to this Instrument, the Credit Agreement or any other of the Loan Documents.

(i)                                     All proceeds, products, substitutions and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Trustee for the ratable benefit of Agent, the Lenders and the holders of the Hedge Obligations and their respective successors and assigns, IN FEE SIMPLE forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit “B” attached hereto and by this reference made a part hereof (the “Permitted Encumbrances”), and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit “B” attached hereto or otherwise specifically approved by Agent in writing after the date hereof.

IN TRUST NEVERTHELESS to secure the following described obligations (collectively, the “Secured Obligations”):

(a)                                  The debt evidenced by (i) those certain Term Loan Notes and Revolving Credit Notes made by Borrower in the aggregate principal amount of Three Hundred Forty Million and No/100 Dollars ($340,000,000.00) to the order of Lenders, and (ii) that certain Swing Loan Note made by Borrower in the principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) to the order of KeyBank, each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before                                   , 2014, unless extended as provided in the Credit Agreement; and (ii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the “Notes”);

(b)                                 The payment, performance and discharge of each and every obligation, covenant and agreement of Grantor contained herein or of Grantor contained in that certain Unconditional Guaranty of Payment and Performance by Grantor and others in favor of KeyBank, as Agent for itself and each other Lender, dated as of                           , 2011 (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Guaranty”), of Borrower contained in the Credit Agreement, and of Grantor and Borrower in the other Loan Documents, including, without limitation, the obligation of Borrower to reimburse Issuing Lender for any draws under the Letters of Credit, and in the other Loan Documents;

(c)                                  Any and all additional advances made by Agent or any Lender to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Grantor is the owner of the Property at the time of such advances);

(d)                                 The payment, performance and discharge of each and all of the Hedge Obligations;

(e)                                  Any and all other indebtedness now or hereafter owing by Borrower to Agent or any Lender pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof; and

(f)                                    All costs and expenses incurred by the Trustee, Agent, the Lenders and the holders of the Hedge Obligations in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys’ fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Notes, the Credit Agreement, the Guaranty, this Instrument, and the other Loan Documents and the agreements evidencing or relating to the Hedge Obligations (the “Hedge Documents”) (collectively, the “Enforcement Costs”).

Subject to Section 2.22 hereof, should the Secured Obligations secured by this Instrument be paid and performed according to the terms and effect thereof when the same shall become due and payable, and should Grantor perform all covenants contained herein in a timely manner and the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement has terminated (other than surviving indemnity obligations as to which no claim is then pending), then this Instrument shall be released.

Grantor hereby further covenants and agrees with Trustee and Agent as follows:

ARTICLE 1

1.01                           Payment of Secured Obligations.  Grantor will pay and perform or cause to be paid and performed the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby as the same shall become due.

1.02                           Funds for Impositions.  After the occurrence and during the continuance of an Event of Default, Grantor shall pay to Agent, subject to Agent’s option under Section 1.03 hereof, on the days that monthly installments of interest are payable under the Notes, until the Notes are paid in full, a sum (hereinafter referred to as the “Funds”) reasonably estimated by Agent to provide an amount necessary for payment of the following items in full fifteen (15)

days prior to when such items become due (hereinafter collectively referred to as the “Impositions”): (a) the yearly real estate taxes, ad valorem taxes, personal property taxes, assessments and betterments, and (b) the yearly premium installments for the insurance covering the Property and required by the Credit Agreement to the extent insurance policies maintained pursuant to the Credit Agreement are not blanket policies; provided, however, notwithstanding anything to the contrary contained in the Loan Documents, upon request by Agent following the occurrence and continuance of an Event of Default, Grantor covenants and agrees to escrow premiums reasonably required by Agent to purchase insurance for the Property as required pursuant to the Credit Agreement under a separate insurance policy.  The Impositions shall be reasonably estimated initially and from time to time by Agent on the basis of assessments and bills and estimates thereof.  The Funds shall be held by Agent in a separate interest bearing account free of any liens or claims on the part of other creditors of Grantor and as part of the security for the Secured Obligations.  Grantor shall pay all Impositions prior to delinquency as required by Section 1.03 hereof.  In the event Agent elects to reserve Funds as permitted under this Section 1.02, within ten (10) days after Grantor furnishes Agent with reasonably satisfactory evidence that Grantor has paid one or more of the items comprising the Impositions (including, without limitation, delivering evidence that the insurance covering the Property was acquired under a blanket policy), Agent shall reimburse Grantor (or the one paying the Impositions) therefor to the extent of the Funds (plus accrued interest) then held by Agent (which will include the entire amount escrowed for estimated insurance premiums at such time as Grantor delivers evidence of insurance for the Property required pursuant to the Credit Agreement).  Alternatively, Agent shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Agent and provided Grantor has delivered to Agent the assessments or bills therefor.  Grantor shall be permitted to pay any Imposition early in order to take advantage of any available discounts.  Agent shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills.  The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Agent’s option and without notice to Grantor, to the payment of the Secured Obligations upon the occurrence of any Event of Default.  If at any time the amount of the Funds held by Agent shall be less than the amount reasonably deemed necessary by Agent to pay Impositions as such become due, Grantor shall pay to Agent any amount necessary to make up the deficiency within fifteen (15) business days after notice from Agent to Grantor requesting payment thereof.  Upon payment and performance in full of the Secured Obligations and termination of the obligation of the Lenders to make Loans and of Issuing Lender to issue Letters of Credit, Agent shall promptly refund to Grantor any Funds then held by Agent.

1.03                           Impositions, Liens and Charges.  Grantor shall pay all Impositions and other charges, if any, attributable to the Property prior to delinquency, and at Agent’s option during the continuance of an Event of Default, Grantor shall pay in the manner hereafter provided under this Section 1.03.  Grantor shall, during continuance of an Event of Default, furnish to Agent all bills and notices of amounts due under Section 1.03 as soon as received, and in the event Grantor shall make payment directly, Grantor shall, as and when available, furnish to Agent receipts evidencing such payments prior to the dates on which such payments are delinquent, subject to Grantor’s right to contest taxes, assessments and other governmental charges as provided in the Credit Agreement.  Grantor shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property or Grantor (including federal tax liens) and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property, subject to Grantor’s right to contest the same as provided in the Credit Agreement.  Grantor shall not claim or be entitled to any credit against the taxable value of the Property by reason of this Instrument, or any deduction in or credit on the Secured Obligations by reason of Impositions paid.

1.04                           Taxes, Liens and Other Charges.

(a)                                  In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds of trust or the manner of collecting taxes so as to adversely affect Agent or the Lenders, Grantor will promptly pay any such tax.  If Grantor fails to make such payment promptly, or if, in the opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize Agent or the Lenders if Grantor makes such payment or if, in the opinion of Agent, the making of such payment could reasonably result in the imposition of interest beyond the maximum amount permitted by applicable law, then (i) the Total Commitment shall be reduced by 125% of the Allocated Loan Amount associated with the Property, (ii) notwithstanding the terms of Section 5.4(e) of the Credit Agreement, within sixty (60) days of demand, the Borrower shall pay to Agent for the pro rata accounts of the Lenders, an amount necessary such that the amount of the outstanding Loans and Letter of Credit Liabilities do not exceed the Total Commitment or the Borrowing Base Availability, and (iii) the Property shall no longer be included in the Borrowing Base.

(b)                                 Grantor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement.

1.05                           Insurance.

Unless Borrower has already done so, Grantor shall procure for, deliver to and maintain for the benefit of Agent and Lenders the insurance policies described in Section 7.7 of the Credit Agreement.  Grantor shall pay all premiums on such insurance policies.  All proceeds of any property or casualty insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property are hereby assigned and shall be paid to Agent, for the benefit of the Lenders, subject to Borrower’s and Grantor’s right to adjust certain claims and use such proceeds as provided in the Credit Agreement.  Any such proceeds shall be released and advanced to Borrower or Grantor in accordance with and subject to the requirements of the Credit Agreement and be applied to the cost of repairing or restoring the Property or the remaining portion of the Property, with any balance remaining to be applied in accordance with the terms and provisions of the Credit Agreement.  In the event of a foreclosure sale of all or any part of the Property pursuant to the enforcement of this Instrument, the purchaser of such Property shall succeed to all rights of Grantor, including any rights to the proceeds of insurance and to unearned premiums, in and to all of the policies of insurance to the extent that they relate to the Property; provided, however, in the event such insurance policies are written on blanket policies, then such purchaser’s rights in such blanket policies following a foreclosure sale shall be limited to any rights, including right to insurance proceeds, from or relating to a casualty event occurring prior to the foreclosure sale and the right, without the further consent of Grantor, to take such steps as Agent may deem advisable to cause the interest in such insurance proceeds to be protected by any of such policies.  In case of Grantor’s failure to keep the Property properly insured as required herein, Agent, after notice to Grantor, at its option may (but shall not be required to) acquire such insurance as required herein at Borrower’s and Grantor’s sole expense.  TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE:  (A) GRANTOR IS REQUIRED TO (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED IN THE CREDIT AGREEMENT; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED IN THE CREDIT AGREEMENT; AND (iii) NAME AGENT AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED IN THE CREDIT AGREEMENT; (B) SUBJECT TO THE PROVISIONS HEREOF AND OF THE CREDIT AGREEMENT, GRANTOR MUST, IF REQUIRED BY AGENT, DELIVER TO AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C ) SUBJECT TO THE PROVISIONS HEREOF AND OF THE CREDIT AGREEMENT, IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT BORROWER’S AND GRANTOR’S EXPENSE.

1.06                           Condemnation.  If all or any portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then all compensation, awards and other payments or relief thereof, shall be paid and applied in accordance with terms and provisions of the Credit Agreement.

1.07                           Care, Use and Management of Property.

(a)                                  Grantor will keep, or cause to be kept, the roads and walkways, landscaping and all other Improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste, impairment or deterioration (ordinary wear and tear excepted) and will not do or suffer to be done anything which will increase, except to a de minimus extent, the risk of fire or other hazard to the Property or any part thereof.

(b)                                 Other than minor articles of personal property not material to the value or operation of the Property, Grantor will not remove or demolish nor alter the structural character of any building located on the Land or any fixtures or personal property relating thereto except when incidental to the replacement of fixtures and personal property with items of like quality and utility (which would not impair the value of the Property as a whole) or customary tenant improvements pursuant to Leases approved or deemed approved pursuant to the Credit Agreement.

(c)                                  If the Property or any material part thereof is materially damaged by fire or any other cause, Grantor will give prompt written notice thereof to Agent.

(d)                                 To the extent not prohibited under the terms of the applicable Leases, Agent and each of the Lenders or its representative is hereby authorized, upon reasonable notice, to enter upon and inspect the Property at any time during normal business hours.

(e)                                  Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority, all restrictive covenants and other agreements affecting the Property or relating to the operation thereof affecting the Property or any part thereof and all licenses or permits affecting the Property or any part thereof, subject to Grantor’s right to contest the same as provided in the Credit Agreement.

(f)                                    Grantor shall keep the Property, including the Improvements and the Personal Property (as hereinafter defined), in good order, repair and tenantable condition and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in first class order, repair, and tenantable condition (ordinary wear and tear excepted).

(g)                                 Grantor shall keep all franchises, trademarks, trade names, service marks and licenses and permits necessary for the Grantor’s use and occupancy of the Property in good standing and in full force and effect.

(h)                                 Unless required by applicable law or unless Agent has otherwise agreed in writing, Grantor shall not allow changes in the nature of the occupancy or use for which the Property was intended at the time this Instrument was executed.  Grantor shall not abandon the Property.  Grantor shall not initiate, fail to contest or acquiesce in a change in the zoning classification of the Property or subject the Property to restrictive or negative covenants without Agent’s written consent.  Grantor shall in all material respects comply with, observe and perform all zoning and other laws affecting the Property, all agreements and restrictive covenants affecting the Property, and all licenses and permits affecting the Property, subject to Grantor’s right to contest compliance with laws to the extent permitted in the Credit Agreement.

(i)                                     Agent may, at Grantor’s expense, make or cause to be made reasonable entries upon and inspections of the Property as permitted in the Credit Agreement, or at any other time when necessary or appropriate, in the sole reasonable discretion of Agent, to protect or preserve the Property.

(j)                                     If all or any part of the Property shall be damaged by fire or other casualty or loss, then, subject to the provisions of the Credit Agreement, Grantor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Agent.  Notwithstanding the foregoing, Grantor shall not be obligated to so restore unless, in each instance, Agent agrees to make available to Grantor (subject to the terms of the Credit Agreement) any net insurance or condemnation proceeds actually received by Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that, subject to the provisions of the Credit Agreement, the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore.

(k)                                  Grantor shall pay all normal and customary operating expenses for the Property as the same become due.

1.08                           Leases and other Agreements Affecting Property.

(a)                                  As additional security for the Secured Obligations, Grantor presently and unconditionally assigns and transfers to Agent all of Grantor’s right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any of the Leases for the occupancy or use of all or any part of the Property.  Grantor hereby authorizes Agent or Agent’s agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Agent or Agent’s agents; provided, however, Grantor shall have a license (revocable upon the occurrence and during the continuance of an Event of Default) to collect and receive the Revenues.  Grantor agrees that each and every tenant, lessee and licensee of the Property may pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Agent or Agent’s agents on Agent’s written demand therefor (which demand may be made by Agent at any time after the occurrence and during the continuance of an Event of Default) without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Grantor to the contrary, and Grantor agrees that Grantor shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Agent following receipt of such written demand.

(b)                                 Grantor hereby covenants that Grantor has not executed any prior assignment of the Leases or the Revenues which has not been released, that Grantor has not performed, and will not perform, any acts and has not executed, and will not execute, any instruments which would prevent Agent from exercising the rights of the beneficiary of this Instrument, and that at the time of execution of this Instrument, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues.  Grantor further covenants that Grantor will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.

(c)                                  Grantor agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Agent’s rights and remedies under this Section or Article 2 hereof shall be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Agent, in person or by agent, assumes actual possession thereof.  Grantor further agrees that the appointment of any receiver for the Property by any court at the request of Agent or by agreement with Grantor, or the entering into possession of any part of the Property by such receiver, shall not be deemed to make Agent a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

(d)                                 If Agent exercises its rights and remedies pursuant to this Section or Article 2 hereof, all Revenues thereafter collected shall be applied in such order as Agent may elect in its discretion to the reasonable costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys’ fees actually incurred, fees, receiver fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Grantor as landlord, lessor or licensor of the Property, or to the Secured Obligations.  Agent or any receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received.  Agent shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Property by reason of anything done or left undone by Agent pursuant to this Section or Article 2 hereof, except in the event of Agent’s gross negligence or willful misconduct.  If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies reasonably expended by Agent for such purposes shall become a portion of the Secured Obligations.  Unless Agent and Grantor agree in writing to other terms of payment, such amounts shall be payable upon notice from Agent to Grantor requesting payment thereof and shall bear interest from the date of disbursement at the Default Rate stated in the Credit Agreement unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Grantor under applicable law.  The entering upon and taking possession of and maintaining of control of the Property by Agent or any receiver and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Agent hereunder.

(e)                                  It is the intention of Agent and Grantor that the assignment effectuated by this Instrument with respect to the Revenues shall be a direct and currently effective assignment and shall not constitute merely an obligation to grant a lien, security interest or pledge for the purpose of securing the Secured Obligations.

(f)                                    In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Agent’s interest in the Revenues constitutes a lien on or security interest in or pledge of the Revenues, it is agreed and understood that the forwarding of a notice to Borrower after the occurrence of an Event of Default advising Borrower of the revocation of Borrower’s license to collect such Revenues, shall be sufficient action by Agent to (i) perfect such lien on or security interest in or pledge of the Revenues, (ii) take possession thereof and (iii) entitle Agent to immediate and direct payment of the Revenues, for application as provided in this Instrument, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Property.

1.09                           Leases of the Property.

(a)                                  Except as permitted in the Credit Agreement, Grantor shall not enter into any Lease of all or any portion of the Property or amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease of the Property, without the prior written consent of Agent.  Grantor, at Agent’s request, shall furnish Agent with executed copies of all Leases hereafter made of all or any part of the Property.  Upon Agent’s request, Grantor shall make a separate and distinct assignment to Agent, as additional security, of all Leases hereafter made of all or any part of the Property.

(b)                                 There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Property without the prior written consent of Agent.  Agent may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Instrument to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other Person, and notice is hereby given to each tenant under a Lease of such right to subordinate.  No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder.  Nothing herein shall be construed as subordinating this Instrument to any Lease.

(c)                                  Grantor hereby appoints Agent its attorney-in-fact, coupled with an interest, empowering Agent to subordinate this Instrument to any Leases.

1.10                           Security Agreement.

(a)                                  Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles and articles of personal property owned by Grantor either referred to or described in this Instrument as part of the Property, or in any way connected with the use and enjoyment of the Property is concerned, Grantor grants unto Agent a security interest therein and this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the “Personal Property”) included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04 below (the “UCC”).  A financing statement or statements affecting all of said personal property aforementioned, shall be appropriately filed.  The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be, subject to the provisions of the Credit Agreement, (i) as prescribed herein with respect to the Property, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said UCC, all at Agent’s sole election.  Grantor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Grantor and Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is to the full extent provided by law, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time.  Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Agent as determined by this Instrument, subject to the provisions of the Credit Agreement, or impugning the priority of Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Agent’s priority of interest to be effective against a particular class of persons, must be filed in the UCC records.

(b)                                 Grantor warrants that (i) Grantor’s (that is, “Debtor’s”) correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Grantor’s jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subsection 1.10(c) hereof; (ii) Grantor (that is, “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subsection 1.10(c) hereof, and (iii) the location of the tangible Personal Property secured by this Instrument is upon the Land (except that the books and records related to the Property may be stored and maintained at another site). Grantor covenants and agrees that Grantor shall not change any of the matters addressed by clauses (i) or (iii) of this Subsection 1.10(b) unless it has given Agent thirty (30) days prior written notice of any such change and Grantor authorizes Agent to file such additional financing statements or other instruments in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(c)                                  The information contained in this Subsection 1.10(c) is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Texas, for instruments to be filed as financing statements.  The names of the “Debtor” and the “Secured Party”, the identity or corporate structure, jurisdiction of organization, organizational number, federal tax identification number, and residence or chief executive office of “Debtor”, and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “C” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor”, are as set forth in Schedule 2 of Exhibit “C” attached hereto; and a statement indicating the types, or describing the items, of Personal Property secured by this Instrument is set forth hereinabove.

(d)                                 Exhibit “C” correctly sets forth all names and tradenames that Grantor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Grantor over the last five years.

(e)                                  The Grantor hereby covenants and agrees that:

(1)                                  Grantor shall not merge or consolidate into, or transfer any of the Property to, any other person or entity except as permitted under the Credit Agreement.

(2)                                  Grantor shall, at any time and from time to time, take such steps as Agent may reasonably request for Agent (A) to use commercially reasonable efforts to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Agent, (B) to obtain “control” of any investment property, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (C) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Property and of the preservation of its rights therein.  If Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) with respect to the Property or any portion thereof, Grantor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Instrument in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.

(3)                                  Grantor hereby authorizes Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Grantor under this Instrument or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number of Grantor.

(4)                                  Grantor shall not license, lease, sell or otherwise transfer any of the general intangibles to any third party during the term of this Instrument and the Credit Agreement without the prior written consent of the Agent (which consent may be withheld in the Agent’s sole discretion); and the Grantor will continue to use all trademarks, service marks and trade names in a consistent manner and shall take all commercially reasonable steps to properly maintain any formal registrations on the general intangibles that are material to the value or operation of the Property, and to defend and enforce them, for the term of this Instrument and the Credit Agreement.

1.11                           Further Assurances; After-Acquired Property.  At any time and from time to time, upon request by Agent, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Trustee and Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall reasonably be deemed desirable by Agent, any and all such other and further deeds of trust, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Grantor under the Guaranty, this Instrument, the other Loan Documents and the Hedge Documents and (b) this Instrument as a first and prior lien upon and security interest in and to all of the Property, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Agent may make, execute, record, file, re-record and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Agent the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

1.12                           Expenses.  Grantor will pay or reimburse Agent, upon demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Agent in any suit, action, legal proceeding or dispute of any kind in which Lenders, Agent, Trustee or the holders of the Hedge Obligations is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Lenders, Agent, the holders of the Hedge Obligations or the Trustee shall be added to the Secured Obligations secured by the lien of this Instrument.

1.13                           Subrogation.  Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

1.14                           Limit of Validity.  If from any circumstances whatsoever fulfillment of any provision of this Instrument, the Guaranty, the Credit Agreement, the Notes, any other Loan Document or any Hedge Document, at the time performance of such provision shall be due, shall be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges, then ipso facto the obligation to be fulfilled shall be reduced to the limit, so that in no event shall any exaction be possible under this Instrument, the Guaranty, the Notes, the Credit Agreement, any other Loan Document or any Hedge Document be subject to the defense of usury or otherwise transcend or violate applicable law concerning interest or other charges that is in excess of the current limit, but such obligation shall be fulfilled to the maximum limit permitted.  The provisions of this Section 1.14 shall control every other provision of this Instrument, the Guaranty, the Notes, the Credit Agreement or any other Loan Document or any Hedge Document.

1.15                           Conveyance of Property.  Grantor hereby acknowledges to Agent that (a) the identity and expertise of Grantor was and continues to be a material circumstance upon which Agent has relied in connection with, and which constitute valuable consideration to Agent for, the extending to Borrower of the loans and other extensions of credit evidenced by the Notes and Credit Agreement, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Agent by this Instrument. Grantor therefore covenants and agrees with Agent, as part of the consideration for the extending to Grantor of the loans evidenced by the Notes, that Grantor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Credit Agreement.

ARTICLE 2

2.01                           Events of Default.  The terms “Default” and “Event of Default” as used herein shall have the following meanings:

“Default” shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Event of Default” shall mean (a) any default in the payment of the obligations of Grantor hereunder or of Borrower or any other Guarantor under any of the other Loan Documents when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Credit Agreement or such other Loan Documents, if any, subject to any limitations in the Credit

Agreement on the right of Grantor, Borrower or any other Guarantor to receive notices of default, or (b) any default in the performance of any other obligations of Grantor hereunder which is not cured within any grace or cure period provided in the Credit Agreement (it being acknowledged by Grantor that no such cure period is provided with respect to a failure to maintain insurance as required in Section 1.05, any default under Section 1.08, any default under Section 1.15, or any default excluded from any provision for a grace period or cure of defaults contained in the Credit Agreement, the Security Documents (as defined in the Credit Agreement) or any other agreement evidencing or securing the Secured Obligations), or (c) any representation or warranty of Grantor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (d) any default in the performance of the obligations of Grantor or Borrower or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period, (e) the occurrence of any “Event of Default” under the Credit Agreement or any other Loan Document, (f) any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Grantor or by, or caused by, or at the instance of any principal, member, general partner or officer of Grantor (collectively, “Grantor Party”) without the prior written consent of Agent; or (g) in the event that any amendment to or termination of a financing statement naming Grantor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than a Grantor Party or Agent or Agent’s counsel without the prior written consent of Agent, failure by Grantor, within fifteen (15) days after notice to Grantor thereof (or such longer period as Agent may agree to in writing) (i) to deliver to Agent UCC financing statement searches of the appropriate jurisdiction(s) or other evidence reasonably satisfactory to Agent that no other liens or security interests (except for such, if any, as constitute Permitted Encumbrances hereunder) have been filed against any of the Property, (ii) to authorize, and execute any documents reasonably requested by Agent to evidence authorization of, the filing of any new financing statements, amendments or acknowledgements with respect to the affected financing statement deemed necessary by Agent to restore Agent’s lien priority, and (iii) to execute any acknowledgement or other document reasonably requested by Agent to acknowledge and evidence the termination or nullification of such unauthorized amendment, termination or correction statement.

2.02                           Acceleration of Maturity.  If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Agent and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand except as required by law, time being of the essence of this Instrument.

2.03                           Right to Enter and Take Possession.

(a)                                  If an Event of Default shall have occurred and be continuing, Grantor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property, and if and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property (or such portion or portions as Agent may select) without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor.

(b)                                 If Grantor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Property to Agent. Grantor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

(c)                                  Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) lease, manage and operate the Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in accordance with Section 12.5 of the Credit Agreement.  Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Agent of any rights under this Instrument or otherwise.  Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Agent.

(d)                                 Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument shall have been paid, the Lenders have no obligation to make further Loans and the Issuing Lender has no further obligation to issue Letters of Credit, and all Events of Default cured, Agent shall surrender possession of the Property to Grantor, its successors or assigns.  The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04                           Performance by Agent.  If there shall be a Default (other than a Default that relates to an obligation Grantor has only to Agent or the Lenders under the Loan Documents, and not to any other third party) or Event of Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Agent may, so long as such Default (other than a Default that relates to an obligation Grantor has only to Agent or the Lenders under the Loan Documents, and not to any other third party) or Event of Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Grantor to Agent with interest thereon at the Default Rate; provided, unless Agent reasonably believes that a delay in taking action under this Section 2.04 could reasonably be expected to have a material and adverse affect on the value of the Property, Agent and Lenders agree not to take any action following a Default (as opposed to an Event of Default) until Agent has provided Grantor written notice of an action by Agent or Lenders pursuant to this Section 2.04, and Grantor fails to commence the requested action within five (5) business days after notice and diligently pursue such action to completion.  Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.

2.05                           Receiver.  If an Event of Default shall have occurred and be continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without regard to the occupancy or value of any security for the Secured Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property (or such portion or portions as Agent may select) and to collect and apply the rents, issues, profits and revenues thereof.  The receiver shall have all of the rights and powers permitted under the laws of the State of Texas.  Grantor will pay to Agent upon demand all reasonable expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section 2.05, and all such expenses shall be secured by this Instrument.

2.06                           Enforcement.

(a)                                  If an Event of Default shall have occurred and be continuing, to the extent permitted by law, Agent, at its option, may effect the foreclosure of this Instrument by directing the Trustee to sell the Property (or such portion or portions thereof as the Trustee may select) at public auction at such time and place and upon such terms and conditions as may be required or permitted by applicable law, after having first advertised the time, place and terms of sale not less than once a week for three successive weeks in a newspaper having general circulation in the city or county in which the Land being sold lies.  At any foreclosure sale, such portion of the Property as is offered for sale may, at the Trustee’s option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, the Grantor hereby waiving the application of any doctrine of marshalling.

(b)                                 If an Event of Default shall have occurred and be continuing, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this

Section 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, all as Agent shall determine most effectual for such purposes.

2.07                           Purchase by Agent.  Upon any foreclosure sale, Agent, on behalf of the Lenders and the holders of the Hedge Obligations, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

2.08                           Application of Proceeds of Sale.  The proceeds received by Agent as a result of the foreclosure sale of the Property or the exercise of any other rights or remedies hereunder shall be applied in the manner provided for in Section 12.5 of the Credit Agreement.

2.09                           Grantor as Tenant Holding Over.  In the event of any such foreclosure sale by Agent, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10                           Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Grantor agrees, to the full extent permitted by law, that in case of a Default or Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

2.11                           Waiver of Homestead.  Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

2.12                           Leases; Licensees.  Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants and licensees of the Property, and the failure to make any such tenants or licensees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted by Grantor to be a defense to any proceedings instituted by Agent to collect the sums secured hereby.

2.13                           Discontinuance of Proceedings and Restoration of the Parties.  In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then and in every such case Grantor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.

2.14         Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and may be exercised against Grantor as Agent may select and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

2.15         Waiver.

(a)           No delay or omission of Agent, any Lender or any holder of the Hedge Obligations to exercise any right, power or remedy accruing upon any Default or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default or Event of Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent.  No consent or waiver, expressed or implied, by Agent to or of any Default or Event of Default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other Default or Event of Default in the performance of the same or any other obligations of Grantor hereunder.  Failure on the part of Lenders or any holder of the Hedge Obligations to complain of any act or failure to act or to declare a Default or Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Lender or any holder of the Hedge Obligations of its rights hereunder or impair any rights, powers or remedies consequent on any Default or Event of Default by Grantor.

(b)           If Lenders or Agent on behalf of the Lenders, or any holder of the Hedge Obligations (i) grant forbearance or an extension of time for the payment of any sums secured hereby; (ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Notes, the Credit Agreement, any other Loan Document or any Hedge Document; (iv) release any part of the Property from the lien of this Instrument or otherwise change any of the terms, covenants, conditions or agreements of the Notes, this Instrument, any other Loan Document or any Hedge Document; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Notes, the Credit Agreement, the Guaranty, this Instrument or any other obligation of Grantor, or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

2.16         Suits to Protect the Property.  Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Lenders or the holders of the Hedge Obligations.

2.17         Agent May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent, Lenders and the holders of the Hedge Obligations allowed in such proceedings for the entire amount due and payable by Grantor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

2.18         WAIVER OF GRANTOR’S RIGHTS.  BY EXECUTION OF THIS INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT, THE LENDERS AND/OR THE HOLDERS OF THE HEDGE OBLIGATIONS TO ACCELERATE THE SECURED OBLIGATIONS AND, TO THE EXTENT PERMITTED BY LAW, THE POWER OF AGENT TO CAUSE TRUSTEE TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT OR BY LAW; (B) TO THE FULL EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT OR BY APPLICABLE LAW; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS AND THEIR PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

2.19         Claims Against Agent, Lenders and Holders of Hedge Obligations.  No action at law or in equity shall be commenced, or allegation made, or defense raised, by Grantor against Agent, the Lenders or any holder of the Hedge Obligations for any claim under or related to this Instrument, the Notes, the Credit Agreement, the Guaranty or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Grantor, shall have been given to Agent within sixty (60) days from and after the initial awareness of Grantor of the event, omission or circumstances forming the basis of Grantor for such claim.  Any failure by Grantor to timely provide such written notice to Agent shall constitute a waiver by Grantor of such claim.

2.20         [Intentionally Omitted].

2.21         Indemnification; Subrogation; Waiver of Offset.

(a)           Grantor shall indemnify, defend and hold Agent, the Lenders and the holders of the Hedge Obligations harmless for, from and against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Agent’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Agent, or the Lenders or the holders of the Hedge Obligations in connection with the Secured Obligations, this Instrument, the Property, or any part thereof, or the exercise by Agent of any rights or remedies granted to it under this Instrument; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent, the Lenders or the holders of the Hedge Obligations for, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Agent or a Lender by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against Agent, a Lender or a holder of a Hedge Obligation by a court of competent jurisdiction after the expiration of all applicable appeal periods.

(b)           If Agent, a Lender or a holder of a Hedge Obligation is made a party defendant to any litigation or any claim is threatened or brought against Agent, a Lender or a holder of a Hedge Obligation concerning the Secured Obligations, this Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall indemnify, defend and hold such Person harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by such Person in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this Section 2.21(b) shall be construed to obligate Grantor to indemnify, defend and hold harmless Agent, a Lender or a holder of a Hedge Obligation for, from and against any and all liabilities or claims imposed on or incurred by such Person by reason of such Person’s willful misconduct or gross negligence if a judgment is entered against such Person by a court of competent jurisdiction after expiration of all applicable appeal periods.  If Agent commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Agent its reasonable attorneys’ fees (together with reasonable appellate counsel, fees, if any) and expenses.  The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment.  If Grantor breaches any term of this Instrument, Agent may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Agent reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent, whether or not an action is actually commenced against Grantor by reason of such breach.  All references to “attorneys” in this Subsection and elsewhere in this Instrument shall include without limitation any attorney or law firm engaged by Agent and Agent’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Instrument shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Agent’s in-house counsel.

(c)           A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Agent, the Lenders, the holders of the Hedge Obligations and each of their respective officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Instrument.

(d)           ALL SUMS PAYABLE BY GRANTOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF GRANTOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF: (I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF; (III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE; (IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS, OR ANY ACTION TAKEN WITH RESPECT TO THIS INSTRUMENT BY ANY TRUSTEE OR BY ANY RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH GRANTOR HAS, OR MIGHT HAVE, AGAINST AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT, THE LENDERS OR ANY HOLDER OF THE HEDGE OBLIGATIONS TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH GRANTOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT GRANTOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING.  GRANTOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR

OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY GRANTOR.

2.22         Revolving Credit/Future Advance.  This Instrument secures Secured Obligations which may provide for a variable rate of interest and portions of the Secured Obligations are revolving credit advances and other future advances, whether such advances are obligatory or otherwise.  Advances under the Notes are subject to the terms and provisions of the Credit Agreement and the other Security Documents. Grantor acknowledges that the Secured Obligations may increase or decrease from time to time and that if the outstanding balance of the Secured Obligations is ever repaid to zero the security title and security interest created by this Instrument shall not be deemed released or extinguished by operation of law or implied intent of the parties.  This Instrument shall remain in full force and effect as to any further advances under the Credit Agreement made after any such zero balance until the Secured Obligations are paid in full, all agreements to make further advances or issue letters of credit have been terminated and this Instrument has been canceled of record.  Grantor waives the operation of any applicable statutes, case law or regulation having a contrary effect.

ARTICLE 3

3.01         Successors and Assigns.  This Instrument shall inure to the benefit of and be binding upon Grantor, Trustee and Agent and their respective heirs, executors, legal representatives, successors and assigns.  Whenever a reference is made in this Instrument to Grantor, Trustee or Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Grantor or Agent.

3.02         Terminology.  All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Sections or subsections thereof, shall refer to the corresponding Articles, Sections or subsections thereof, of this Instrument unless specific reference is made to such Articles, Sections or subsections thereof of another document or instrument.

3.03         Severability.  If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.04         Applicable Law.  This Instrument will be governed by the substantive laws of the State of Texas, without giving effect to its principles of choice of law or conflicts of law (except with respect to choice of law or conflicts of law provisions of its Uniform Commercial Code), and the laws of the United States applicable to transactions in the State of Texas.  Should any obligation or remedy under this Instrument be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of any other state referred to herein or of another state whose laws can validate and apply thereto shall govern.

3.05         Notices.  Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered if given and delivered as provided in the Guaranty if given to Grantor or as provided in the Credit Agreement if given to Agent.

3.06         Conflict with Credit Agreement Provisions.  Grantor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

3.07         Assignment.  This Instrument is assignable by Agent, and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.

3.08         Time of the Essence.  Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Instrument, and any and all other Loan Documents to which Grantor is a party.

3.09         Grantor.  Unless the context clearly indicates otherwise, as used in this Instrument, “Grantor” means the grantors named in recitals hereof or any of them.  The obligations of Grantor hereunder shall be joint and several.  If any Grantor, or any signatory who signs on behalf of any Grantor, is a corporation, partnership or other legal entity, Grantor represents and warrants to Agent that this instrument is executed, acknowledged and delivered by Grantor’s duly authorized representatives.

3.10         Place of Payment; Forum; Waiver of Jury Trial.  All Secured Obligations which may be owing hereunder at any time by Borrower or Grantor shall be payable at the place designated in the Credit Agreement (or if no such designation is made, at the address of Agent indicated at the end of this Instrument).  Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any state court, or any United States federal court, sitting in the county in which the Secured Obligations are payable, and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Instrument or the Secured Obligations.  Grantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated in the first paragraph of this Instrument, or at a subsequent address of Grantor of which Agent received actual notice from Grantor in accordance with the Credit Agreement, and service so made shall be completed five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Agent to serve process in any manner permitted by law or limit the right of Agent to bring proceedings against Grantor in any other court or jurisdiction.  TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR WAIVES THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS INSTRUMENT OR ANY OTHER LOAN DOCUMENT.

ARTICLE 4— STATE SPECIFIC PROVISIONS

4.01         Principles of Construction.  In the event of any inconsistencies between the terms and conditions of this Article 4 and the terms and conditions of this Instrument, the terms and conditions of this Article 4 shall control and be binding.

4.02         State-Specific Provisions.

(a)           The assignments of Leases and Revenues set forth in this Instrument are not intended to constitute payment to Agent, Lenders or Trustee unless Grantor’s license to collect Revenues is terminated, and then only to the extent that the Revenues are actually received by Agent or any Lender (as opposed to constituting a portion of the voluntary payments of any amounts due under the Guaranty or the other Loan Documents) and are not used for the operation or maintenance of the Property or for the payment of costs and expenses in connection therewith, taxes, assessments, water charges, sewer rents, and other charges levied, assessed or imposed against the Property, insurance premiums, costs and expenses with respect to any litigation affecting the Property, the leases, the concessions, and the rent, any wages and salaries of employees, commissions of agents and attorneys fees.  It is further the intent of Grantor, Agent and Lenders that the Revenues hereby absolutely assigned are no longer, during the term of this Instrument, property of Grantor or property of any estate of Grantor as defined in 11 U.S.C. § 541 and shall not constitute collateral, cash or otherwise, of Grantor.  The term Revenues as used herein shall mean the gross rents without deduction or offsets of any kind.

(b)           BY EXECUTION OF THIS INSTRUMENT AND TO THE FULL EXTENT PERMITTED BY LAW, GRANTOR EXPRESSLY WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF (1) INTENT TO ACCELERATE THE LOAN, OR (2) ACCELERATION THE LOAN.

(c)           Notwithstanding anything to the contrary herein, all references in this Instrument to an assignment or transfer of Leases and Revenues is intended to and shall be deemed to provide to Agent and the Lenders a security interest in all “Rents” as defined in Chapter 64 of the Texas Property Code.  Agent and the Lenders shall be entitled to all rights and remedies of an assignee as set forth in said Chapter 64.

4.03         Additional Remedy Provisions.

(a)           Delivery Upon Sale.  Upon the completion of any sale or sales pursuant hereto, Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold by general warranty of title.  Trustee is hereby irrevocably appointed the true and lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the

Property and rights so sold and for that purpose Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof.  Any sale or sales made under or by virtue of this section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Grantor.

(b)           Option to Bid.  Upon any sale made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Agent may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Secured Obligations the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Agent is authorized to deduct under this Instrument.

(c)           Remaining Liens.  No recovery of any judgment by Agent and no levy of an execution under any judgment upon the Property shall affect in any manner or to any extent the lien of this Instrument upon the Property or any part thereof, or any liens, rights, powers or remedies of Agent hereunder, but such liens, rights, powers and remedies of Agent shall continue unimpaired as before.

(d)           No Waiver of Remedies.  Agent may resort to any remedies and the security given by the Guaranty, this Instrument or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Agent’s sole discretion.  No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Guaranty, this Instrument or any of the other Loan Documents.  The failure of Agent to exercise any right, remedy or option provided in the Guaranty, this Instrument or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Guaranty, this Instrument or the other Loan Documents.  No acceptance by Agent of any payment after the occurrence of any Event of Default and no payment by Agent of any obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Grantor’s liability to pay such obligation.  No sale of all or any portion of the Property, no forbearance on the part of Agent, and no extension of time for the payment of the whole or any portion of the Secured Obligations or any other indulgence given by Agent to Grantor, shall operate to release or in any manner affect the interest of Agent or any Lender in the remaining Property or the liability of Grantor to pay the Secured Obligations or the liability of Grantor under the Guaranty.  No waiver by Agent shall be effective unless it is in writing and then only to the extent specifically stated.  All costs and expenses of Agent and Lenders in exercising their rights and remedies under this Instrument (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Grantor immediately upon notice from Agent, and such costs and expenses shall constitute a portion of the Secured Obligations and shall be secured by this Instrument.  The interests and rights of Agent or any Lender under the Guaranty, this Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Agent or any Lender may grant with respect to any of the Secured Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Agent or any Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Secured Obligations.

(e)           Foreclosure.  Upon the occurrence and during the continuance of any Event of Default, Agent may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(1)           Public Sale.  Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Agent, to sell the Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same.  Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust.  If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.  Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices, and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute.

(2)           Right to Require Proof of Financial Ability and/or Cash Bid.  To the extent permitted by applicable law, any time during the bidding, Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale.  If any such bidding party (the “Questioned Bidder”) declines to comply with Trustee’s requirement in this regard, or if such Questioned Bidder does respond but Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then Trustee may continue the bidding with reservation; and in such event (1) Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to Trustee, all bids by the Questioned Bidder shall be null and void.  Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Grantor and Agent, and elect to sell the Property for credit or for a combination of cash and credit; provided, however, that Trustee shall have no obligation to accept any bid except an all cash bid.  In the event Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(3)           Sale Subject to Unmatured Secured Obligations.  In addition to the rights and powers of sale granted under the preceding provisions of this subsection (e), if default is made in the payment of any installment of the Secured Obligations and is not cured within applicable cure periods, Agent may, at Agent’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Secured Obligations to be due and payable, orally or in writing direct Trustee to enforce this Instrument and to sell the Property subject to such unmatured Secured Obligations and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Secured Obligations, in the same manner, all as provided in the preceding provisions of this subsection.  Sales made without maturing the Secured Obligations may be made hereunder whenever there is a default in the payment of any installment of the Secured Obligations, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Secured Obligations or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Secured Obligations.

(4)           Partial Foreclosure.  Sale of a part of the Property shall not exhaust the power of sale, but sales may be made from time to time until the Secured Obligations are paid in full.  It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Agent, sell not only the Land and the Improvements, but also the fixtures and other interests constituting a part of the Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Property separately from the remainder of the Property.  It shall not be necessary to have present or to exhibit any of the Property at any sale.  Any sale of personal property made hereunder shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with, or as part of, and upon the same notice as required for the sale of real property under the power of sale granted herein.

(f)            Trustee’s Deeds.  After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Agent, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Secured Obligations, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Agent or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(g)                                 Inapplicability of Credit Code.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Secured Obligations.

(h)                                 Reserved.

(i)                                     Maturity Date.  The Secured Obligations have a final maturity date of                         , 2014.

(j)                                     Notice of Indemnification.  GRANTOR ACKNOWLEDGES THAT THIS INSTRUMENT PROVIDES FOR INDEMNIFICATION OF AGENT, LENDERS, HOLDERS OF THE HEDGE OBLIGATIONS AND TRUSTEE BY GRANTOR.  EXCEPT FOR THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BAD FAITH, FRAUD, OR ILLEGAL ACTS OF AGENT, LENDERS, HOLDERS OF THE HEDGE OBLIGATIONS OR THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS WHICH SHALL BE EXCLUDED FROM THE INDEMNIFICATION OF GRANTOR, IT IS SPECIFICALLY INTENDED BY GRANTOR, AGENT, LENDERS, THE HOLDERS OF THE HEDGE OBLIGATIONS AND TRUSTEE THAT ALL INDEMNITY OBLIGATIONS AND LIABILITIES ASSUMED BY GRANTOR HEREUNDER BE WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF (INCLUDING PREEXISTING CONDITIONS), STRICT LIABILITY, OR THE NEGLIGENCE OF ANY PARTY OR PARTIES (INCLUDING AGENT, LENDERS, HOLDERS OF THE HEDGE OBLIGATIONS AND TRUSTEE) WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR PASSIVE.  THE PARTIES SPECIFICALLY INTEND THAT AGENT, LENDERS, THE HOLDERS OF THE HEDGE OBLIGATIONS AND TRUSTEE ARE TO BE INDEMNIFIED AGAINST THEIR OWN NEGLIGENCE (BUT NOT THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

(k)                                  Reserved.

(l)                                     Location, State of Formation and Name of Grantor.  Grantor’s:  chief executive office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001;

(m)                               state of formation is the State of Texas; and

(n)                                 exact legal name is as set forth in the first paragraph of this Instrument.

(o)                                 Substitute Trustee.  In case of the resignation of Trustee, or the inability (through death or otherwise), refusal or failure of Trustee to act, or at the option of Agent for any other reason (which reason need not be stated), a substitute Trustee (herein referred to as the “Substitute Trustee”) may be named, constituted and appointed by Agent, without other formality than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the Substitute Trustee the title, powers and duties herein conferred on Trustee originally named herein, and the conveyance of the Substitute Trustee to the purchaser(s) at any sale of the Property or any part thereof shall be equally valid and effective.  The right to appoint a Substitute Trustee shall exist as often and whenever from any of said causes, Trustee or Substitute Trustee, resigns or cannot, will not or does not act, or Agent desires to appoint a new Trustee.  No bond shall ever be required of Trustee or Substitute Trustee.  The recitals in any conveyance made by Trustee or Substitute Trustee, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Agent to Trustee to enforce this Instrument, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of Trustee or Substitute Trustee, or as to the inability, refusal or failure of Trustee or Substitute Trustee, to act, or as to the election of Agent to appoint a new Trustee, or as to appointment of a Substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Grantor and the successors and assigns of Grantor.  Trustee or Substitute Trustee is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Trustee under him and in his name, place and stead in order to take any actions that Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Trustee or Substitute Trustee and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Trustee or Substitute Trustee in person.  The Agent may appoint or authorize a mortgage servicer to appoint a substitute trustee, such appointment or authorization to be made by power of attorney, corporate resolution or other written instrument.  A mortgage servicer may authorize an attorney to appoint a substitute trustee or substitute trustees on behalf of Agent and the Lenders. The name and street address of such trustee or substitute trustee shall be disclosed on the notice of sale required by Section 51.002 of the Texas Property Code.

(p)                                 Grantor hereby waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Texas Business and Commerce Code, or any other provision of Texas law, pertaining to the rights and remedies of sureties.

(q)                                 The remedies in this Section 4.03 shall be available under and governed by the real property laws of Texas and shall not be governed by the personal property laws of Texas, including, but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.504 of the Texas Uniform Commercial Code, unless Lender elects to proceed as to the Collateral together with the other Property under and pursuant to the real property remedies of this Section 4.03.

(r)                                    Waiver.  In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows:  notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Lender shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Notes equal to the difference between the amount owing on the Notes and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Grantor expressly recognizes that this Section 4.03(r) constitutes a waiver of the above cited provisions, to the extent permitted by applicable law, of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor, Guarantor, and others against whom recovery of a deficiency is sought.

4.04                           Waiver of Consequential, Punitive and Speculative Damages.  Grantor and Agent agree that, in connection with any action, suit or proceeding relating to or arising out of this Instrument or any of the other Loan Documents, each mutually waives to the fullest extent permitted by applicable law, any claim for consequential, punitive or speculative damages.

4.05                           Notice of Insurance Termination/Cancellation.  Notwithstanding anything to the contrary set forth in the Credit Agreement, Borrower and Grantor shall only be required to provide fifteen (15) days prior written notice of the early cancellation or termination of any insurance policy covering the Property.

4.06                           Compliance with Usury Laws.  It is the intent of Grantor and Agent and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between Agent and Grantor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising.  In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Instrument, the Notes or any other Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the “Maximum Amount”).  If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document.  If Agent shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Obligations in the inverse order of its maturity and not to the payment of interest, or refunded to Grantor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal.  The right to accelerate maturity of the Notes or any other Secured Obligation does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Agent does not intend to charge or receive any unearned interest in the event of acceleration.  All interest paid or agreed to be paid to Agent shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount.  As used in this Section, the term “applicable law” shall mean the laws of the State of Texas, or the federal laws of the United States applicable to this transaction, whichever laws allow the greatest interest, as such laws now exist or may be changed or amended or come into effect in the future.

ARTICLE 5 — COMPLIANCE WITH CREDIT AGREEMENT

5.01                           Representations and Warranties.  In addition to the representations and warranties made by Grantor herein, Grantor hereby makes to the Agent and the Lenders the representations and warranties set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections:  Sections 6.1(c) and (d), 6.2, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.14, 6.15, 6.16, 6.17, 6.20, 6.23, 6.25, 6.26, 6.27, 6.28, 6.29, 6.30 and 6.32.

5.02                           Covenants and Agreements.  The Grantor covenants and agrees that so long as any Loan or Note is outstanding that Grantor shall comply with all of the covenants and agreements set forth in the Credit Agreement applicable to it, as if it were a party thereto, including, without limitation, those contained in the following sections:  Sections 7.2, 7.3, 7.4(e), 7.5(a), (b), (c), and (d), 7.6, 7.7 (to the extent required by Section 1.05 hereof), 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.16, 7.19, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.10, 8.12, 8.13, 8.14, 8.15, 18.9, 21, and 25.  For purposes of Sections 7.5(a), (b), (c) and (d) of the Credit Agreement, notice given to Agent by Borrower shall satisfy any requirement that Grantor deliver notice under the relevant section.

[SIGNATURES ON NEXT PAGE]

THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, Grantor has executed this Instrument as of the day and year first above written.

GRANTOR:

BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership

By:	Behringer Harvard Centreport Office GP, LLC, a Delaware limited liability company, its general partner

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

ACKNOWLEDGMENT

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on                           , 2011, by Scott W. Fordham, as Chief Operating and Financial Officer of Behringer Harvard Centreport Office GP, LLC, a Delaware limited liability company, which is the general partner of BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership, on behalf of said limited partnership.

(SEAL)
Notary Public in and for the State of Texas

My Commission Expires:	Print Name of Notary:

[SIGNATURES CONTINUED ON NEXT PAGE]

EXHIBIT “A”

LEGAL DESCRIPTION

Tract I:  Fee Simple

BEING a 15.286 acre tract of land situated in the Lorenzo D. Burnett Survey, Abstract No. 177 and the J. Burnett Survey, Abstract No. 178, Tarrant County, Texas, being all of Lot 2R, Block 205, Area 2, Section 4 of Centreport, an addition to the City of Fort Worth, Texas, as recorded in Cabinet A, Slide 8154, Plat Records, Tarrant County, Texas. Said 15.286 acre tract of land being more particularly described by metes and bounds as follows:

BEGINNING at a set 1/2 inch iron rod for corner, said point being the northwest corner of said Lot 2R and the northeast corner of Lot 3, Block 203B of said Centreport, as recorded in Cabinet A, Slide 3903, Plat Records, Tarrant County, Texas and being in the south right-of-way line of Trinity Boulevard (a 120 foot R.O.W.);

THENCE South 88°52’49” East, along said south right-of-way line, for a distance of 753.48 feet to a set 1/2 inch iron rod for corner, being the beginning of a curve to the right having a radius of 15.00 feet, a central angle of 89°25’14” and a long chord which bears South 44°10’12” East, 21.11 feet;

THENCE southeasterly, leaving said south right-of-way line and following along said curve to the right, an arc distance of 23.41 feet to a found 5/8 inch iron rod for corner, said point being in the west right-of-way line of Buckingham Road (a 60 foot R.O.W.);

THENCE South 00°32’25” West, along said west right-of-way line, for a distance of 695.46 feet to a set 1/2 inch iron rod for corner, being the beginning of a curve to the right having a radius of 75.00 feet, a central angle of 40°42’13” and a long chord which bears South 20°53’32” West, 52.17 feet;

THENCE southwesterly, along said west right-of-way line and said curve to the right, an arc distance of 53.28 feet to a set 1/2 inch iron rod for corner, being the point of reverse curvature of a curve to the left having a radius of 75.00 feet, a central angle of 44°30’27” and a long chord which bears South 18°59’25” West, 56.81 feet;

THENCE southwesterly, along said west right-of-way line and said reverse curve to the left, an arc distance of 58.26 feet to a set 1/2 inch iron rod for corner, said point being in the north line of Lot 3R, of said Block 205, Area 2, Section 4 of Centreport;

THENCE South 37°37’00” West, leaving said west right-of-way line, and following along the common line of said Lots 2R and 3R, for a distance of 84.59 feet to a found 1/2 inch iron for corner;

THENCE North 88°52’49” West, continuing along said common line, for a distance of 669.47 feet to a found 1/2 inch iron rod with C&B cap for corner, said point being in the east line of

1

Block 203AR, Area 2, Section 2 of said Centreport, as recorded in Volume 388-158, Page 69, Deed Records, Tarrant County, Texas;

THENCE North 00°12’33” West, leaving said common line and following along the common line of said Lot 2R and Block 203AR, for a distance of 68.02 feet to a found 1/2 inch iron rod with C&B cap for corner;

THENCE North 00°13’25” West, continuing along said common line, for a distance of 813.65 feet to the POINT OF BEGINNING and CONTAINING 665,851 square feet or 15.286 acres of land, more or less.

Tract II:  Easement

Together with those certain rights and easements benefiting said land as set forth in that certain Declaration dated February 25, 1983 and recorded March 12, 1983 in Volume 7463, Page 1641, Volume 9796, Page 2011, Volume 10169, Page 1169, Volume 13515, Page 569, Volume 14630, Page 369 and Volume 13586, Page 7 of the Real Property Records of Tarrant County, Texas.

2

EXHIBIT “B”

PERMITTED ENCUMBRANCES

Permitted encumbrances are such matters as are shown on Schedule B to the pro forma Title Insurance Policy File No. CTDAL09-CT0000062911 issued October 7, 2011 by Chicago Title Insurance Company to the Agent in connection with this Instrument.

1

EXHIBIT “C”

Schedule 1

(Description of “Debtor” and “Secured Party”)

A.                                   Debtor:

1.                                       BEHRINGER HARVARD CENTREPORT OFFICE LP, a limited partnership organized under the laws of the State of Texas.  Debtor has been using or operating under said name and identity or corporate structure without change since June 5, 2007.

Names and Tradenames used within last five years:  Centreport Office Center.

Location of all chief executive offices over last five years:

15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Number:  0800825200

Federal Tax Identification Number:  26-0308197

B.                                     Secured Party:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent.

1

Schedule 2

(Notice Mailing Addresses of “Debtor” and “Secured Party”)

A.                                  The mailing address of Debtor is:

c/o Behringer Harvard Operating Partnership I LP

15601 Dallas Parkway

Suite 600

Addison, TX 75001

Attn:  Telisa Webb Schelin, Senior Vice President -

  Legal and General Counsel

B.                                    The mailing address of Secured Party is:

KeyBank National Association

1200 Abernathy Road, N.E.

Suite 1550

Atlanta, Georgia  30328

Attn:  Kevin Murray

1

EXHIBIT H

FORM OF REQUEST FOR REVOLVING CREDIT LOAN

KeyBank National Association, as Agent

4900 Tiedeman Road

Brooklyn, Ohio  44114

Attn:  Vicky Heineck

Ladies and Gentlemen:

Pursuant to the provisions of §2.7 of the Credit Agreement dated as of October 25, 2011 (as the same may hereafter be amended, the “Credit Agreement”), by and among Behringer Harvard Operating Partnership I LP (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

1.                                       Revolving Credit Loan.  The undersigned Borrower hereby requests a [Revolving Credit Loan under §2.1] [Swing Loan under §2.5] of the Credit Agreement:

Principal Amount:  $

Type (LIBOR Rate, Base Rate):

Drawdown Date:

Interest Period for Revolving Credit LIBOR Rate Loans:

by credit to the general account of the Borrower with the Agent at the Agent’s Head Office.

[If the requested Loan is a Swing Loan and the Borrower desires for such Loan to be a Revolving Credit LIBOR Rate Loan following its conversion as provided in §2.5(d), specify the Interest Period following conversion:                                   ]

2.                                       Use of Proceeds.  Such Loan shall be used for purposes permitted by §2.9 of the Credit Agreement.

3.                                       No Default.  The undersigned chief financial officer, chief accounting officer or senior vice president-treasurer of Borrower certifies on behalf of Borrower (and not in his individual capacity) that the Borrower and the Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing.  No condemnation proceedings are pending or, to the undersigned’s knowledge, threatened against any Mortgaged Property.

4.                                       Representations True.  The undersigned chief financial officer, chief accounting officer or senior vice president-treasurer of the Borrower certifies, represents and agrees on behalf of the Borrower (and not in his individual capacity) that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries,

H-1

contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and, is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

5.                                       Other Conditions.  The undersigned chief financial officer, chief accounting officer or senior vice president-treasurer of the Borrower certifies, represents and agrees on behalf of the Borrower (and not in his individual capacity) that all other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied or waived in writing.

6.                                       Definitions.  Terms defined in the Credit Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, the undersigned has duly executed this request this            day of                           , 201    .

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

H-2

EXHIBIT I

FORM OF LETTER OF CREDIT REQUEST

[DATE]

KeyBank National Association, as Agent

4900 Tiedeman Road

Brooklyn, Ohio  44144

Attn:  Vicky Heineck

Re:                             Letter of Credit Request under Credit Agreement dated as of October 25, 2011

Ladies and Gentlemen:

Pursuant to §2.10 of the Credit Agreement dated as of October 25, 2011, by and among you, certain other Lenders and Behringer Harvard Operating Partnership I LP (the “Borrower”), as amended from time to time (the “Credit Agreement”), we hereby request that you issue a Letter of Credit as follows:

(i)                                     Name and address of beneficiary:

(ii)                                  Face amount:  $

(iii)                               Proposed Issuance Date:

(iv)                              Proposed Expiration Date:

(v)                                 Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

(vi)                              Purpose of Letter of Credit:

This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.10 of the Credit Agreement.

The undersigned chief financial officer, chief accounting officer or senior vice president-treasurer of the Borrower certifies on behalf of the Borrower (and not in his individual capacity) that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of the Letter of Credit requested hereby and no Default or Event of Default has occurred and is continuing.  No condemnation proceedings are pending or, to the undersigned’s knowledge, threatened against any Mortgaged Property.

I-1

We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by §2.10(e).  All capitalized terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.

The undersigned chief financial officer, chief accounting officer or senior vice president-treasurer of the Borrower certifies, represents and agrees on behalf of the Borrower (and not in his individual capacity) that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made, is true as of the date hereof and shall also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, with the same effect as if made at and as of the proposed issuance date, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in this Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

Very truly yours,

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

I-2

EXHIBIT J

FORM OF BORROWING BASE CERTIFICATE

BORROWING BASE WORKSHEET

A.	Borrowing Base Appraised Value Limit: 65% of Aggregate Amount of Appraised Value of each Mortgaged Property	$

[See attached spreadsheet listing values]

B.	Holdback for Mortgaged Properties	$

[See attached spreadsheet]

C.	Borrowing Base Appraised Value Limit minus Holdback	$

D.	Sum of Debt Service Coverage Amounts for each Mortgaged Property	$

[See attached spreadsheet]

E.	Debt Service Coverage Amount minus Holdback	$

F.	Borrowing Base Availability: Lesser of C or E	$

J-1

EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent

1200 Abernathy Road N.E.

Suite 1550

Atlanta, Georgia  30328

Attn:  Kevin Murray

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of October 25, 2011 (as the same may hereafter be amended, the “Credit Agreement”) by and among Behringer Harvard Operating Partnership I LP (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, the REIT is furnishing to you herewith (or has most recently furnished to you) the consolidated financial statements of the REIT for the fiscal period ended                                (the “Balance Sheet Date”).  Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of the REIT at the date thereof and the results of its operations for the periods covered thereby.

This certificate is submitted in compliance with requirements of 5.3(c), 5.4(b), §7.4(c), §10.12 or §11.3 of the Credit Agreement.  If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the consolidated financial statements of the REIT as of the Balance Sheet Date adjusted in the best good faith estimate of the REIT to give effect to the making of a Loan, issuance of a Letter of Credit, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of the REIT of its effects are set forth in reasonable detail in an attachment hereto.  The undersigned officer is the chief financial officer, chief accounting officer or senior vice president-treasurer of the REIT.

The undersigned representative has caused the provisions of the Loan Documents to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

IN WITNESS WHEREOF, the undersigned has duly executed this Compliance Certificate on behalf of the Borrower (and not in his individual capacity) this            day of                       , 201    .

BEHRINGER HARVARD REIT I, INC., a Maryland corporation

By:
Name:
Title:

APPENDIX TO COMPLIANCE CERTIFICATE

WORKSHEET

TOTAL ASSET VALUE*

A.	Real Estate with Occupancy Level not less than 85% (other than 10 South Riverside and 120 South Riverside)

1.	Net Operating Income for the prior two (2) consecutive calendar quarters, multiplied by 2:	$

2.	1 divided by 8.00%:	$

B.	Undepreciated Book Value of other Real Estate (6) (other than Real Estate described in clause A, 10 South Riverside, 120 South Riverside and One Financial Place):	$

C.	10 South Riverside and 120 South Riverside (collectively):	$

1.	For the period through December 31, 2011		$279,000,000

2.	Thereafter

(a)	If aggregate Occupancy Level is not less than 85%:

(i)	Net Operating Income for the prior two (2) consecutive calendar quarters, multiplied by 2:	$

(ii)	(i) divided by 7.00%	$

(b)	If aggregate Occupancy Level is less than 85%:

(i)	Undepreciated Book Value	$

(ii)	Stipulated Appraised Value		$279,000,000.00

(iii)	Lesser of b(i) and b(ii)	$

D.	One Financial Place if Occupancy Level is less than 85%:

1.	Undepreciated Book Value	$

2.	Stipulated Appraised Value		$245,000,000.00

3.	Lesser of 1 and 2	$

E.	Aggregate of Unrestricted Cash and Cash Equivalents:	$

F.	Pro rata share of Total Asset Value attributable to such assets owned by Unconsolidated Affiliates:	$

	Total Asset Value equals sum of A.2 plus B plus C.1 (if applicable), plus C.2(a)(ii) (if applicable) plus C.2(b)(iii) (if applicable), plus D plus E plus F	$

*  Total Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination.  All income, expense and value associated with assets included in Total Asset Value disposed of during the two (2) calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations.  Total Asset Value shall be calculated in accordance with §1.2(l) and §1.3.

EXHIBIT L

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated                                         , by and between                                                          (“Assignor”), and                                                          (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is a party to that certain Credit Agreement, dated October 25, 2011, as, by and among BEHRINGER HARVARD OPERATING PARTNERSHIP I LP (“Borrower”), the other lenders that are or may become a party thereto, and KEYBANK NATIONAL ASSOCIATION, individually and as Agent (as amended from time to time, the “Credit Agreement”); and

WHEREAS, Assignor desires to transfer to Assignee [Describe assigned Commitment] under the Credit Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                                       Definitions.  Terms defined in the Credit Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.

2.                                       Assignment.

(a)                                  Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the “Assignment Date” (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a portion of its [Revolving Credit] [Term Loan] Note in the amount of $                               representing a $                               [Revolving Credit] [Term Loan] Commitment, and a                                    percent (          %) [Revolving Credit] [Term Loan] Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Credit Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the “Assigned Interests”), including Assignor’s share of all outstanding [Revolving Credit] [Term Loan] Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Credit Agreement having a [Revolving Credit] [Term Loan] Commitment Percentage equal to the amount of the respective Assigned Interests.

(b)                                 Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”).  Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

3.                                       Representations and Requests of Assignor.

(a)                                  Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor’s [Revolving Credit] [Term Loan] Note is $                         and the aggregate outstanding principal balance of the [Revolving Credit] [Term Loan] Loans made by it equals $              , and (iii) that it has forwarded to the Agent the [Revolving Credit] [Term Loan] Note held by Assignor.  Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the continued existence, sufficiency or value of the Collateral or any assets of the Borrower which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower of any of its obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

(b)                                 Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Credit Agreement.

4.                                       Representations of Assignee.  Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Credit Agreement.  Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the value of the assets of the Borrower, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (f) represents and warrants that

Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or REIT and is not a Defaulting Lender or Affiliate of a Defaulting Lender, (g) represents and warrants that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes and (h) if Assignee is an assignee of any portion of the Revolving Credit Notes, Assignee has a net worth as of the date hereof of not less than $100,000,000.00 unless waived in writing by Borrower and Agent as required by the Credit Agreement.  Assignee agrees that Borrower may rely on the representation contained in Section 4(i).

5.                                       Payments to Assignor.  In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $                         representing the aggregate principal amount outstanding of the [Revolving Credit] [Term Loan] Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

6.                                       Payments by Assignor.  Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Credit Agreement.

7.                                       Effectiveness.

(a)                                  The effective date for this Agreement shall be                                (the “Assignment Date”).  Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b)                                 Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement.

(c)                                  Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d)                                 All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

8.                                       Notices.  Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Notice Address:

Attn:
Facsimile:

Domestic Lending Office:	Same as above

Eurodollar Lending Office:	Same as above

9.                                       Payment Instructions.  All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to Agent.

10.                                 Governing Law.  THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

11.                                 Counterparts.  This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.                                 Amendments.  This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

13.                                 Successors.  This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Credit Agreement.

[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ASSIGNEE:

By:
Title:

ASSIGNOR:

By:
Title:

RECEIPT ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Title:

CONSENTED TO BY:(1)

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership

By:	BHR, Inc., a Delaware corporation, its General Partner

By:
Name:
Title:

(1)  Insert to extent required by Credit Agreement.

EXHIBIT M

FORM OF LETTER OF CREDIT APPLICATION

KeyBank National Association Application and Agreement for Irrevocable Standby Letter of Credit To: International Standby Services Group 4910 Tiedeman, 4th floor Brooklyn, Ohio 44144 Mailcode: OH-01-51-0435 Fax Number: (216) 813-3719 Date: Please issue your Irrevocable Letter of Credit and notify the Beneficiary by: Mail Swift/Telex Courier Beneficiary: (show full name & complete street address) Applicant: (show full name & complete street address) Expiration Date: Dollar Amount (USD): $ Automatic Extension Clause Days Notice: (Amount in words): Ultimate Expiration Date: Available by Drafts at sight drawn on you and accompanied by the following documents: 1. Beneficiary’s statement purportedly signed by an authorized individual of (Beneficiary) certifying “The Principal, (Applicant), has not performed or fulfilled all the undertakings, covenants and conditions in accordance with the terms of the agreement dated between (Applicant) and (Beneficiary)”. 2. Beneficiary’s statement purportedly signed by an authorized individual or (Beneficiary) certifying “We hereby certify that invoices under sales agreement between (Applicant) and (Beneficiary) have been submitted for payment and said invoices are past due and payable”. 3. Beneficiary’s statement purportedly signed by an authorized individual of (Beneficiary) certifying “We hereby certify that (Applicant) has failed to honor their contractual agreement dated between (Applicant) and (Beneficiary) and that payment has not been made and is past due. 4. Beneficiary’s statement purportedly signed by one of its authorized individuals certifying that (Applicant) was the successful bidder under the Tender No. dated for supply of and that (Applicant) has withdrawn their bid or failed to enter into contract. 5. Beneficiary’s statement, purportedly signed by an authorized individual reading: (Please indicate below the wording which is to appear in the statement to be presented.) 6. No statement or document by the beneficiary other than a draft is required to be presented under this L/C. Partial Drawings: Permitted Not Permitted Charges for: Beneficiary Applicant Special instructions or conditions: The opening of this credit is governed by the terms and conditions as set forth in the credit agreement. Furthermore, the applicant shall include revisions of the terminology set forth above as you deem necessary. I/we hereby agree to the terms and conditions, convenants, and agreements above. This application and agreement are subject to the current uniform customs and practice for documentary credits fixed the International Chamber of Commerce and to the terms and conditions set forth in the Reimbursement Agreement. (Customer’s Signature) (Customer’s Bank Sign Here – if other than KeyBank National Association) Date:

M-1

EXHIBIT N

FORM OF ASSIGNMENT AND SUBORDINATION

OF MANAGEMENT AGREEMENT

ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT

The undersigned HPT MANAGEMENT SERVICES LLC, a Texas limited liability company (the “Manager”), which manages certain real property commonly known as                                        located at                                                                        (the “Property”) on behalf of                                                                 , a                                            (Owner”) acknowledges that this Assignment and Subordination of Management Agreement (this “Agreement”) is being executed and delivered to satisfy a certain obligation of Behringer Harvard Operating Partnership I LP, a Texas limited partnership (the “Borrower”) set forth in that certain Credit Agreement dated as of October 25, 2011 (together with all supplements, amendments and restatements thereto, herein referred to as the “Loan Agreement”) among Borrower, KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), individually and as Agent (“Agent”) for itself and the other lending institutions from time to time party to the Loan Agreement (collectively, the “Lenders”).  Any capitalized terms used herein but not defined herein shall have the same meanings as are ascribed to them in the Loan Agreement.

Owner and Manager hereby agree with Agent as follows:

1.                                       The Manager acknowledges and understands that this Agreement is being executed and delivered to satisfy a certain obligation of Borrower pursuant to the Loan Agreement.

2.                                       For purposes hereof, “Management Agreement” shall mean [that certain Fifth Amended and Restated Property Management and Leasing Agreement dated May 15, 2008 between Behringer Harvard REIT I, Inc. (“REIT”), Borrower and Manager, as amended by that certain First Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement dated June 25, 2008, as amended by that certain Second Amendment to the Fifth Amended and Restated Property Management and Leasing Agreement dated August 13, 2008, as partially assigned to                                    pursuant to that certain Partial Assignment and Assumption of Fifth Amended and Restated Property Management and Leasing Agreement dated September 25, 2008, and as affected by that certain Property Management and Leasing Agreement Transfer dated April 1, 2008 between Manager, REIT, Borrower and BHRES, pursuant to which the Manager engaged BHRES to perform with respect to the Property, all of the Manager’s duties and obligations under the Management Agreement that require a real estate broker license,][INSERT APPROPRIATE DESCRIPTION OF MANAGEMENT AGREEMENT IF NOT THE SAME AS ABOVE] together with all other permitted amendments and supplements thereto.

3.                                       As additional collateral security for the Loan, the Owner hereby conditionally transfers, sets over and assigns to Agent all of the Owners’ rights, title and interest in and to the

Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at Agent’s option, upon an Event of Default by Borrower under the Loan Agreement or any of the other Loan Documents (the “Assignment”).

4.                                       The Manager hereby consents to the Assignment by the Owner of the Owners’ rights, title and interest in and to the Management Agreement and to each and all of the terms and conditions thereof notwithstanding any terms to the contrary in the Management Agreement.  Manager agrees that, in the event Agent delivers written notice to the Manager that Agent is exercising its rights under the Assignment to become the “Owner” under the Management Agreement, the Manager will continue at Agent’s direction, for a period not to exceed three (3) months unless otherwise agreed by Manager and Agent, to perform services for Agent pursuant to and in accordance with the terms of the Management Agreement provided that the fees of the Manager which may be due or which thereafter become due for services rendered are paid in accordance with the terms of the Management Agreement, irrespective of any contrary instruments, direction or requests from the Owner.  However, it is expressly understood that Agent neither assumes nor has any obligation to the Manager to exercise its rights under the Assignment or to declare a default under any mortgage or any other Loan Documents.  In the event Agent exercises its rights under the Assignment, the Manager agrees that Agent shall have no obligations or liabilities under the Management Agreement or this Agreement for services performed by Manager prior to the time Agent exercises its rights under the Assignment, but after Agent exercises its rights under the Assignment to succeed to the Owners’ interests under the Management Agreement, Agent shall be obligated for all services subsequently performed and shall be bound by the terms and provisions contained therein.

5.                                       The Management Agreement, and any rights and claims of the Manager against the Owner thereunder, is and shall be subject and subordinate in all respects to (i) the Loan Documents and the rights and claims of the Agent and the Lenders thereunder, and (ii) any and all modifications, amendments, renewals, restatements or substitutions of the Loan Documents; provided, however, that so long as no Event of Default has occurred under the Loan Agreement, the Manager shall be entitled to receive, on a monthly basis, its management fees for services rendered in accordance with the Management Agreement pursuant to the payment procedures outlined therein.  This Paragraph 5 shall be self-operative and no further instrument of subordination shall be required.  If requested, however, the Owner or the Manager shall execute and deliver such further instruments as the Agent may deem reasonably necessary to effectuate this subordination.

6.                                       In the event that there shall have occurred and be continuing an Event of Default under the Loan Agreement or any other Loan Document, the Manager shall (i) unless and until terminated by Agent in accordance with Paragraph 7 or by the Manager in accordance with Paragraph 9 below, as applicable, continue performance under the Management Agreement in accordance with the terms thereof, and (ii) not (a) demand or accept any payment under or in respect of the Management Agreement or (b) take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any obligation under the Management Agreement; provided, however, that any such compensation received by Manager shall be received by Manager as trustee for Agent and shall be paid over to Agent on account of the indebtedness of Borrower to the Lenders.  The Owner and the Manager understand, however, that nothing contained herein or in any of the other Loan Documents shall be construed to obligate the Agent to perform or discharge any of the obligations, duties or liabilities of the Owner under the Management Agreement.

7.                                       Upon the occurrence of any default by any Owner under the terms of the Management Agreement (including, but not limited to, nonpayment of fees due Manager but not paid by reason of the subordination of fees provided for herein) in respect of which Manager has elected to exercise any right or remedy, the Manager shall, concurrently with Manager’s delivery of notice thereof to Owner, provide the Agent with notice in writing thereof (which notice may consist of a copy of the notice provided by Manager to Owner), and after receipt of said notice, the Agent shall have the same time period within which to cure said default as the Owner has under the Management Agreement (plus an additional thirty (30) days) although the Owner and the Manager understand that the Agent shall not have any obligation to do so.  Furthermore, the Owner and the Manager agree that, notwithstanding anything to the contrary contained in the Management Agreement, the Agent may immediately terminate, upon written notice to the Manager and without the payment of any cancellation or termination fee or penalty or other liability, the Management Agreement upon the occurrence and during the continuance of an Event of Default under the Loan Agreement or any other Loan Document.  In the event that the Agent elects to terminate the Management Agreement in accordance with this Paragraph 7, the Owner and the Manager understand and agree that the Manager shall look solely to the Owner for any and all fees, charges or other sums payable to the Manager under the Management Agreement, including any out-of-pocket costs properly incurred by the Manager; provided, however, that if the Agent has delivered to Manager a written notice that Agent has exercised its rights to become the “Owner” under the Management Agreement pursuant to Paragraph 4, and subsequently elects to terminate the Management Agreement pursuant to this Paragraph 7, then the Manager may look to the Agent for payment of such fees and costs incurred from the date Agent became the “Owner” under the Management Agreement to the date of termination of the Management Agreement to the extent provided in Paragraph 4.  If the Management Agreement shall be terminated by the Agent in accordance with this Paragraph 7, the Manager agrees to cooperate with the Agent to ensure a smooth transition to the new property manager to be selected by the Agent.

8.                                       This Agreement shall inure to the benefit of the Agent and its successors and assigns.  In the event of any inconsistency or conflict with the provisions of this Agreement and the provisions of the Management Agreement, the provisions of this Agreement shall control.

9.                                       The Manager agrees that it shall not change, amend, modify in any material respect or terminate the Management Agreement as it relates to the Property without the Agent’s prior written approval in each instance, which approval shall not be unreasonably withheld.  If the Manager does so amend, modify or terminate the Management Agreement in violation of this Paragraph 9, such amendment, modification or termination shall be void ab initio with respect to the Property. Notwithstanding the foregoing, the provisions of this Paragraph 9 shall not be deemed to limit or otherwise restrict the right of the Manager to terminate the Management Agreement in accordance with the terms of the Management Agreement by reason of default by the Owner thereunder after compliance by Manager with Paragraph 7 hereof.

10.                                 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of                          (excluding the law applicable to conflicts and choice of law).

11.                                 Without limiting the generality of any other provisions contained herein or in the other Loan Documents, no failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law or in equity.

12.                                 Manager represents and warrants to the Agent that as of the date hereof (i) the Management Agreement is in full force and effect and has not been amended, modified, assigned, terminated or supplemented, (ii) the Manager is not in default under the provisions of the Management Agreement and there is no condition which, with the giving of notice and/or the lapse of time, would constitute such a default and (iii) to the best of Manager’s knowledge, the Owner is not in default under the provisions of the Management Agreement and there is no condition which, with the giving of notice and/or the lapse of time, would constitute such a default.

13.                                 This Agreement may not be amended, modified, terminated or supplemented without the written approval of the Manager, the Owner and the Agent.

14.                                 This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

[Signatures Begin on the Following Page]

IN WITNESS WHEREOF, the Manager, Agent and the Owner have executed and delivered this Agreement as of the            day of                         , 201    .

MANAGER:

HPT MANAGEMENT SERVICES LLC, a Texas limited liability company

By:
Name:
Title:

[Signatures Continued On Next Page]

AGREED AND CONSENTED TO:

OWNER:

, a

By:
Name:
Title:

[Signatures Continued On Next Page]

AGREED AND CONSENTED TO:

AGENT:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT O

FORM OF ACCOUNT

CONTROL AGREEMENT

CASH COLLATERAL ACCOUNT AND CONTROL AGREEMENT

THIS CASH COLLATERAL ACCOUNT AND CONTROL AGREEMENT (this “Agreement”), dated as of                         , 2011 by and among BEHRINGER HARVARD EL CAMINO REAL LP, a Delaware limited partnership (“El Camino”), 10/120 SOUTH RIVERSIDE FEE LLC, a Delaware limited liability company (“Riverside Fee”), 10/120 SOUTH RIVERSIDE PROPERTY LLC, a Delaware limited liability company (“Riverside Property”), BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership (“Centreport”), BEHRINGER HARVARD WAYSIDE, LLC, a Delaware limited liability company (“Wayside”), ARCH 1650 PARTNERS, L.P., a Delaware limited partnership (“Arch 1650”), IPC FLORIDA III, LLC, a Delaware limited liability company (“Eisenhower”), BEHRINGER HARVARD WOODCREST IV, LLC, a Delaware limited liability company (“Woodcrest IV”), WOODCREST ROAD ASSOCIATES II, LLC, a Delaware limited liability company (“Woodcrest Road”), BEHRINGER HARVARD ELDRIDGE LAND LP, a Texas limited partnership (“Eldridge Land”), and each Additional Guarantor (as defined in the Credit Agreement [hereinafter defined]) that may hereafter become a party to the Credit Agreement and to this Agreement (El Camino, Riverside Fee, Riverside Property, Centreport, Wayside, Arch 1650, Eisenhower, Woodcrest IV, Eldridge Land, Woodcrest Road and each other Additional Guarantor that may become a party hereto are hereinafter referred to individually as an “Assignor” and collectively as “Assignors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and KEYBANK NATIONAL ASSOCIATION, in its capacity as depository for Agent and the Lenders (“Depository”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of even date herewith, by and among Behringer Harvard Operating Partnership I LP, a Texas limited partnership (“Borrower”), KeyBank, as Administrative Agent and the Lenders (as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the “Credit Agreement”), the Lenders agreed to provide loans and other financial accommodations to the Borrower in an amount not to exceed $340,000,000, increasable to $450,000,000 as provided in the Credit Agreement (the “Loan”), which Loan is evidenced by those certain Notes made by Borrower to the order of each Lender (such Notes, and each other note as may be issued under the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, are hereinafter referred to collectively as the “Notes”); and

WHEREAS, the Loan is secured in part by the Mortgaged Properties (as defined in the Credit Agreement) owned by the Assignors; and

WHEREAS, the Lenders have required, as a condition to such Loan, that the Assignors execute this Agreement whereby all Rents (as defined in the Mortgages) and all other revenue of the Assignors from the Mortgaged Properties (the Rents and such revenues are hereinafter collectively referred to as “Operating Income”) would be deposited into an account held with an Account Depository Bank and described more particularly herein;

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy,  and sufficiency of which are hereby acknowledged, and as a material inducement to the Lenders to enter into the Credit Agreement, the parties hereto agree as follows:

1.                                       Defined Terms.  Capitalized terms used in this Agreement, but which are not otherwise expressly defined in this Agreement, shall have the respective meanings given thereto in the Credit Agreement.  In addition, the following terms shall have the following meanings:

Account Depository Bank.  Depository and the other financial institutions from time to time in which the Collection Accounts are held.

Account Proceeds.  Any and all Operating Income that is deposited by any Account Depository Bank, the Assignors, any Manager or otherwise into the Cash Collateral Account.

Accounts.  Collectively, the Cash Collateral Account, the Collection Accounts and the Security Deposit Accounts.

Cash Collateral Account.  KeyBank National Association, Account No. 359681320529 or any successor deposit accounts approved by Agent.  The Cash Collateral Account shall also include any sub-accounts established by Depository and maintained on a ledger entry basis.

Collateral.  As defined in §2, below.

Collection Accounts.  Those certain deposit accounts established by an Assignor at an Account Depository Bank from time to time for the collection of Operating Income.  The Collection Accounts as of the date of this Agreement are more specifically described on Exhibit “A” attached hereto and made a part hereof.

Current Month.  Each calendar month after the date of this Agreement.

Event of Default.  As defined in §10, below.

Indemnified Parties. As defined in §15(a), below.

Lockbox.  Any post office box or mailing address through which the income and proceeds generated by any of the Mortgaged Properties in the form of cash, checks, money orders or other items value payable to an Assignor are processed by an Account Depository Bank for deposit into a Collection Account.

Manager.  A property manager of any of the Mortgaged Properties.

Notes.  The Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note, if any, and each other note as may be issued under the Credit Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated.

Operating Income.  As defined in the recitals hereto.

Security Deposit Accounts.  Those certain deposit accounts established by an Assignor at Depository from time to time for deposit of the Security Funds. The Security Deposit Accounts as of the date of this Agreement are more specifically described on Exhibit “A” attached hereto and made a part hereof.

Security Funds.  The cash security provided from tenants of the Mortgaged Properties to an Assignor.

Special Deposit Agreement. The agreements entered into by and among Agent, an Assignor and the applicable Account Depository Bank (other than KeyBank) with respect to, among other things, control of the Collection Account and transfer of Operating Income to Depository during the occurrence and continuation of a Sweep Period.

Sweep Period.  The period of time commencing on the occurrence of an Event of Default and ending upon a curing thereof accepted, if at all, by Agent and the Lenders.

UCC.  The Uniform Commercial Code as in effect in the State of Texas.

2.                                       Security for Obligations.  To secure the full and punctual payment and performance by the Assignors of all duties, responsibilities and obligations of Assignors under this Agreement, the Mortgages, and the Guaranty and the other Loan Documents to which each is a party and of the Borrower under the Credit Agreement, the Notes and the other Loan Documents and the full and punctual payment and performance of the Hedge Obligations (such duties, responsibilities and obligations are hereinafter referred to as the “Obligations”), Assignors hereby assign, convey, grant, pledge, and hypothecate to Agent for the benefit of the Lenders a first-in-lien-priority continuing security interest in and to the following property of the Assignors, in each case whether certificated or uncertificated, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Collateral”):

(a)                                  the Accounts, and all cash, checks, drafts, certificates, passbooks, instruments and other amounts, if any, from time to time deposited or held (whether by physical possession, book entry or otherwise) in and/or evidencing any of the Accounts;

(b)                                 any and all investments from funds in the Accounts, and all cash, checks, drafts, certificates, pass-books and instruments, if any, from time to time invested or held (whether by physical possession, book entry or otherwise) in and/or evidencing the investments, or in any of them;

(c)                                  all interest, dividends, cash, instruments and other property from time to time held (whether by physical possession, book entry or otherwise) in, received, receivable, or otherwise payable in respect of, or in exchange for, any or all of the foregoing;

(d)                                 all present and future accounts, contract rights, chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles and software), goods, instruments (including, without limitation, promissory notes), investment property, security entitlements, securities accounts, letter of credit rights, letters of credit, money, supporting obligations (in each case as such terms are defined in the UCC), and any other rights and interests pertaining to any of the foregoing, all documents, instruments or passbooks now or hereafter evidencing the Accounts, all contract rights and claims in respect of the Lockbox or the Accounts, all replacements, substitutions, renewals, products or proceeds of any of the foregoing, and all powers, options, rights, privileges and immunities pertaining thereto (including the right to make withdrawals therefrom); and

(e)                                  all proceeds of any or all of the foregoing of every type.

Agent shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

3.                                       Warranties and Covenants.  Assignors hereby warrant and represent to, and covenant and agree with, Agent as follows:

(a)                                  Assignors are and shall remain the sole beneficial and record (except as to the record interest of Agent) owner of the Collateral, free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, claims of third parties and rights of set-off or recoupment whatsoever (other than those in favor of Agent hereunder or except as set forth in a Special Deposit Agreement), and each Assignor has the full and complete right, power and authority to grant a security interest in the Collateral in favor of Agent, in accordance with the terms and provisions of this Agreement.

(b)                                 This Agreement creates a valid and binding first-in-lien priority pledge and assignment of and security interest in the Collateral securing the payment and performance of the Obligations.  The Assignors have not performed and will not perform any acts which might prevent Agent from enforcing any of the terms and conditions of this Agreement or which would limit Agent in any such enforcement.

(c)                                  (i) Each Assignor’s correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of such Assignor’s jurisdiction, mailing address, identity or corporate structure, residence or chief executive office, jurisdiction of organization, organizational identification number and federal tax identification number, are as set forth on Schedule 1 attached hereto and by this reference made a part hereof, (ii) each Assignor has been using or operating under said name, identity or corporate structure without change for the time period set forth on Schedule 1 attached hereto and (iii) in order to perfect the pledge and security interests granted herein against the Assignors (to the extent the same are to be perfected by the filing of a financing statement), a UCC Financing Statement must be filed with the appropriate filing office of the State of organization of each Assignor.  Assignors covenant and agree with Agent that Assignors shall not change any of the matters addressed by clauses (i), (ii) or (iii) of this paragraph unless they have given Agent thirty (30) days prior written notice of any such change and executed at the request of Agent or authorized the execution by Agent or Agent’s counsel of such additional financing statements or other instruments to be filed in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(d)                                 Schedule 1 correctly sets forth all names and tradenames that Assignors have used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Assignors over the last five years.

(e)                                  Assignors agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, documents, endorsements, assurances and instruments as Agent may reasonably at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order to better assure and confirm unto Agent its rights, powers and remedies hereunder.  Without limiting the generality of the foregoing, at any time and from time to time, Assignors shall, at the request of Agent, make, execute, acknowledge, and deliver or authorize the execution and delivery of and where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time in such offices and places as shall be deemed desirable by Agent all such other and further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, certificates and other documents as Agent from time to time may require for the better assuring, conveying, assigning and confirming to Agent the Collateral and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned, and for carrying out the intention or facilitating the performance of the terms of this Agreement.  Upon any failure of Assignors to do so, Agent may make, execute, record, file, rerecord and/or refile, acknowledge and deliver any and all such further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, instruments, certificates and documents for and in the name of Assignors, and Assignors hereby irrevocably appoint Agent the agent and attorney-in-fact with full power of substitutions of Assignors so to do.  This power is coupled with an interest and is irrevocable.  Without limiting the generality of the foregoing, Assignors will obtain such waivers of lien, estoppel certificates or subordination agreements as Agent may reasonably require to insure the priority of its security interest in the Collateral.  Assignors also shall furnish to Agent such evidence as Agent reasonably may require from time to time to confirm the value of the Collateral, and shall do anything else Agent may reasonably require from time to time to establish a valid security interest in and to further protect and perfect its security interest in the Collateral.

(f)                                    Assignors agree that, at any time and from time to time, at the expense of Assignors, Assignors will take such steps as Agent may reasonably request for Agent, (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds possession of such Collateral on behalf of Agent for the benefit of the Banks, (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes “control” for such items of collateral) in each case in which such items are included as Collateral, with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Collateral and of the preservation of its rights therein.

(g)                                 Assignors hereby authorize Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Collateral or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Assignors under this Agreement or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number and organizational number of Assignors.  Agent shall upon request provide Assignors with copies of any and all such filings made by Agent.

4.                                       General Covenants.  The Assignors covenant and agree that, so long as any of the Obligations are outstanding or have not been paid or performed or any of the Lenders have any obligation to advance any proceeds of the Loans:

(a)                                  No Assignor, without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion, shall directly, indirectly or by operation of law sell, transfer, assign, pledge, convey, option, mortgage, hypothecate or encumber any of the Collateral.

(b)                                 Each Assignor shall at all times defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral adverse to Agent’s interest in the Collateral as granted hereunder.

(c)                                  Each Assignor shall pay all taxes and other charges imposed against the Collateral, shall not use the Collateral illegally, and shall not suffer to exist any loss, theft, damage or destruction of the Collateral and shall suffer to exist no levy, seizure or attachment of the Collateral.

(d)                                 [Intentionally Omitted.]

(e)                                  Except for those items of the Collateral that are delivered to Agent or the Depository as provided herein, all records of Assignors relative to the Collateral are and will be kept at the office of Assignors located in Dallas County, Texas.  Assignors shall give Agent not fewer than thirty (30) days prior written notice of any proposed change in either Assignor’s name and any proposed change in the location of such records, and no Assignor will, without the prior written consent of Agent, move such records to a location outside of Dallas County, Texas or keep duplicate records with respect to the Collateral at any address outside such county.  Nothing contained in this subparagraph shall be construed so as to prevent an Assignor from keeping material abstracted from the books and records described herein at any of its offices as necessity or convenience dictates.

(f)                                    The Collection Accounts and Security Deposit Accounts shall be “deposit accounts” as such term is defined in Section 9.102(a)(29) of the UCC and as may be more particularly provided in the Special Deposit Agreements among Agent, an Assignor and the applicable Account Depository Bank or, with respect to any such account maintained with Depository, as provided within this Agreement.

(g)                                 Assignors hereby irrevocably authorize Agent to exercise any and all rights of Assignors in respect of the Accounts and to give Depository and the Account Depository Bank instructions, directions and entitlement orders in respect of the Accounts as Agent shall deem necessary or desirable in order to effectuate the provisions of this Agreement and the Credit Agreement.  Assignors hereby irrevocably authorize and instruct Depository and the Account Depository Bank to execute any such instructions, directions or entitlement orders Depository or the Account Depository Bank receives from Agent.  Depository shall, subject to the terms of this Agreement, treat Agent as entitled to exercise the rights that comprise any financial asset credited to the Accounts.

5.                                       Collection Accounts.

(a)                                  Assignors shall promptly deposit or have deposited all Operating Income into the Collection Accounts.  Assignors shall not commingle the accounts for the collection of income or other items for the benefit of any of their respective Subsidiaries (other than the other Assignors) with the accounts for the collection of the Operating Income.

(b)                                 No Assignor shall, without the prior written consent of Agent, close, replace or move any of the Collection Accounts, or maintain or have maintained by any other Person for it (including without limitation any Manager) for the collection of Operating Income other than an a Collection Account, which consent shall not be unreasonably withheld.  In the event that Agent consents to the opening of a new or replacement Collection Account, the applicable Assignor shall cause the applicable Account Depository Bank (if not KeyBank) to execute and deliver to Agent such reasonable documents as Agent may require to reflect such Assignor’s obligations under this Agreement including, without limitation, a Special Deposit Agreement in the event that KeyBank is not the depository bank.

(c)                                  The Collection Accounts have been established, and shall be maintained, at the Account Depository Banks in such a manner that Agent shall have “control” (within the meaning of Section 9-104(a) of the UCC) over the Collection Accounts, and this Agreement shall be deemed to be a control agreement for all purposes of Section 9-104 of the UCC.  Notwithstanding anything to the contrary contained herein, from and after receiving notice from Agent that a Sweep Period has commenced, Depository shall comply with all instructions issued by Agent directing the disposition of funds in the Collection Account maintained at Depository without further consent by any Assignor or any other Person.  From and after receiving notice from Agent that a Sweep Period has commenced, Depository shall not honor any request of any Assignor or any other Person for the withdrawal, transfer or other disposition of any funds, investment property or other assets on deposit or credited to the Collection Accounts at Depository without Agent’s express prior written consent.  Notwithstanding anything to the contrary contained herein, if at any time Depository shall receive conflicting instructions from the Agent and any Assignor, Depository shall follow the instructions of the Agent and not such Assignor.  Depository has not entered into, and will not without Agent’s express prior written consent enter into, any agreement or understanding with any other Person relating to the Collection Accounts at Depository.  For purposes of perfecting Agent’s security interest in the Collection Accounts, Depository confirms that any property held by it is held as agent for Agent.

(d)                                 Agent agrees that it shall not exercise its rights hereunder to notify Depository that a Sweep Period has commenced unless and until an Event of Default has occurred.  Upon Agent’s acceptance of the cure of an Event of Default, Agent shall notify Depository that a Sweep Period has ended unless otherwise agreed to in writing.

6.                                       Cash Collateral Account.

(a)                                  Establishment of Cash Collateral Account.  Assignors warrant and represent to, and covenants and agrees with Agent that Assignors have established the Cash Collateral Account with Depository in the name of Agent as secured party.  The Cash Collateral Account shall be assigned the federal tax identification number of 20-8022030.   Each Assignor acknowledges that the Depository may be affiliated with Agent.  The Cash Collateral Account shall be a non interest-bearing account.  Amounts on deposit in the Cash Collateral Account shall not otherwise be invested.  All funds on deposit in the Cash Collateral Account shall be held by

Agent for the benefit of the Lenders free of any liens or claims on the part of creditors of the Borrower or the Assignors other than Agent for the benefit of the Lenders.

(b)                                 Funding of Cash Collateral Account.

(i)                                     At any time during a Sweep Period, Agent may deliver notice to the Account Depository Bank directing the Account Depository Bank to, among other things, deposit into the Cash Collateral Account all Operating Income from the Mortgaged Properties deposited into the Collection Accounts.

(ii)                                  At the option of Agent, Agent may require one or more of the following upon the commencement of and during the continuation of any Sweep Period:

(1)                                  The Assignors or Managers shall immediately instruct all Tenants (as hereinafter defined) and all Persons that maintain open accounts with any Assignor or with whom any Assignor does business on an “accounts receivable” basis with respect to a Mortgaged Property to deliver all payments due under such accounts to the Collection Account maintained with the Account Depository Bank via electronic payment (e.g., ACH or wire) or at a lock box address at the Account Depository Bank (the “Lock Box Address”) in the form of cashier’s checks or equivalent instruments for the payment of money.  Neither the Assignors nor any Manager shall direct any such Person to make payments due under such accounts in any other manner.

(2)                                  If (and only if) any tenant of the Mortgaged Property under a lease with respect to the Mortgaged Property (whether such lease is presently effective or executed after the date hereof) (a “Tenant”) is not sending payments due with respect to the Mortgaged Property directly to the Collection Account maintained with the Account Depository Bank or the Lockbox Address, then, the Assignors will notify and advise such Tenant to send directly to the Collection Account maintained with the Account Depository Bank or the Lockbox Address promptly when due all payments, whether in the form of ACH, wire, checks, cash, drafts, money orders or any other type of payment whatsoever of rent or any other item payable to the Assignors as landlord under such leases.

(3)                                  Without limiting any of the foregoing provisions of this Section 6(b), the Assignors or Managers shall immediately deposit with the Account Depository Bank within one Business Day of receipt any and all Operating Income received by any Assignor or any Manager on behalf of an Assignor.  Until such time as deposited into the applicable Collection Account or paid directly to Agent as otherwise required by the Loan Documents,  each Assignor agrees not to commingle or permit to be commingled any Operating Income received by it and agrees to hold all such Operating Income in trust for Agent.

(iii)                               Without the prior written consent of Agent, neither the Assignors nor any Manager shall (i) terminate, amend, revoke, modify or contradict any Special Deposit Agreement in any manner or (ii) direct or cause any Tenant to pay any amount in any manner other than as provided specifically in the Special Deposit Agreement.

(c)                                  Assignor Account Access.  No Assignor shall have any right whatsoever to withdraw or direct the disposition of funds available in the Cash Collateral Account.  Funds available in the Cash Collateral Account shall be disbursed by Agent and applied in accordance with the terms hereof.  Notwithstanding the forgoing or any provision of this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, Agent reserves the right to (x) take such enforcement actions as it deems appropriate under the Loan Documents or otherwise under law or in equity and (y) apply sums received to the amounts owed under the Loan Documents at such times and in such amounts, order and manner as Agent shall in its sole discretion elect from time to time and Agent shall in no way be required to disburse funds in the Cash Collateral Account in accordance with the terms set forth in Section 6 herein.

(d)                                 Control of Cash Collateral Account.  In order to further secure the performance by the Assignors and the Borrower of the Obligations and as a material inducement for the Lenders to make the Loan in accordance with the terms of the Loan Documents, each of the Assignors hereby (i) requests that the Cash Collateral Account be established on its behalf at Depository and (ii) acknowledges that (A) the Cash Collateral Account will be subject to the sole dominion, control and discretion of Agent on behalf of the Lenders, subject to the terms, covenants and conditions of this Agreement and the Loan Agreement, (B) Agent shall have the sole right to make withdrawals of Account Proceeds from the Cash Collateral Account during any Sweep Period, in accordance with this Agreement and the Loan Documents, and (C) none of the Assignors nor any other Person claiming on behalf of or through the Assignors or otherwise shall have any right or authority, whether express or implied, to make use of, or withdraw any Account Proceeds or any other funds, investments or other properties from, the Cash Collateral Account, or to give any instructions with respect to the Cash Collateral Account.  No Assignor may close, move or replace the Cash Collateral Account.  Each Assignor acknowledges and agrees that the Cash Collateral Account will be established, and shall be maintained, by Agent (i) as a “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC and (ii) in such a manner that Agent shall have “control” (within the meaning of Section 9-104(a) of the UCC) over the Cash Collateral Account, and this Agreement shall be deemed to be a control agreement for all purposes of Section 9-104 of the UCC.  Depository acknowledges that Agent has a security interest in the Cash Collateral Account and the other Collateral and by this Agreement is granted control over the Cash Collateral Account, within the meaning of Section 9-104 of the UCC.  Agent shall be entitled, at any time Agent is entitled to do so pursuant to the Loan Agreement and the other Loan Documents, to give Depository written instructions as to the withdrawal or disposition of funds from time to time credited to the Cash Collateral Account, the operation of, deposit of funds to, or payment of items from the Cash Collateral Account, or as to any other matters relating to the Cash Collateral Account, all without further consent of any Assignor.  Each Assignor hereby irrevocably directs Depository to comply with all such instructions from Agent.  Depository shall, and is fully entitled to, rely upon any such instructions from Agent even if such instructions are contrary to any instructions or demands that any Assignor may give to Depository.  Depository, Assignors and Agent agree that this Agreement is an authenticated record for the purposes of Section 9-104(a) of the UCC.  For purposes of perfecting Agent’s security interest, Depository confirms that any property held by it is held as agent for Agent.

(e)                                  Bank’s Jurisdiction.  Notwithstanding any provision to the contrary in any other agreement between the Assignors and Agent, the Assignors, the Depository, and Agent agree that the “bank’s jurisdiction” as said term is used in Section 9-304 of the UCC is and shall be the State of Texas and the laws of such state shall govern the perfection or nonperfection and the priority of security interest of Agent in the Accounts.

7.                                       Security Deposit Accounts.

(a)                                  Each Assignor warrants and represents to, and covenants and agrees with Agent that such Assignor has established the Security Deposit Accounts with Depository in the name of Agent as secured party and has deposited the Security Funds into its respective Security Deposit Account.  Funds deposited in the Security Deposit Accounts shall not be invested and will earn interest at a rate paid by Depository with respect to similar accounts.  Interest earned on the Security Deposit Account will be deposited into the Security Deposit Account and shall be reported as the income of the applicable Assignor.  The Security Deposit Accounts shall be established and maintained as segregated accounts.  All funds on deposit in the Security Deposit Accounts shall be held by Depository for the benefit of Agent and the Lenders free of any liens or claims on the part of creditors of Assignor or Borrower other than Agent.

(b)                                 Prior to the occurrence and continuation of any Sweep Period, Assignor shall have the right to withdraw or direct the disposition of the funds from the Security Deposit Accounts in accordance with the terms of the leases for the applicable Mortgaged Property.  No Assignor may, without Agent’s consent (which may be withheld in its sole and absolute discretion), close or move the Security Deposit Accounts.  Each Assignor acknowledges and agrees that Agent has control of the Security Deposit Accounts within the meaning of §9-104 of the UCC.  Depository acknowledges that Agent has a security interest in the Security Deposit Accounts and the other Collateral and by this Agreement is granted control over the Security Deposit Accounts, within the meaning of Section 9-104 of the UCC.  For purposes of perfecting the Agent’s security interest, the Depository confirms that any property held by it in the Security Deposit Accounts is held as agent for the Agent.  Upon the occurrence and during the continuance of any Sweep Period, Agent shall be entitled to give Depository written instructions as to the withdrawal or disposition of funds from time to time credited to the Security Deposit Accounts, the operation of, deposit of funds to, or payment of items from the Security Deposit Accounts, or as to any other matters relating to the Security Deposit Accounts, all without further consent of any Assignor and Depository shall comply with any such instructions from the Agent.  Each Assignor hereby irrevocably directs Depository to comply with all such instructions from Agent.  Depository shall, and is fully entitled to, rely upon any such instructions from Agent even if such instructions are contrary to any instructions or demands that Assignors may give to Depository.  Depository, Borrower and Agent agree that this Agreement is an authenticated record for the purposes of Section 9-104(a) of the UCC.

8.                                       Agent’s Right to Perform Assignors’ Obligations; No Liability of Agent or Lenders.  If an Assignor fails to perform its covenants or obligations under this Agreement beyond any applicable period for notice and cure, Agent may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Agent incurred in connection therewith shall be payable by the Assignors to Agent in accordance with Section 13 hereof.  Notwithstanding the Agent’s right to perform at its sole discretion certain obligations of the Assignors, Agent’s exercise of any of its rights or remedies hereunder, under any of the other Loan Documents, or otherwise at law or in equity, shall not cause Agent to be deemed to be a mortgagee-in-possession, nor shall Agent or the Lenders be subject to any liability with respect to the Mortgaged Property, the Collateral, or otherwise based upon any claim of lender liability.

9.                                       Reasonable Care.  Beyond the exercise of reasonable care in the custody thereof, neither Agent nor Depository shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any

Person or otherwise with respect thereto.  Agent and Depository shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession, if the Collateral is accorded treatment substantially equal to that which such person accords its own property, it being understood that neither Agent nor Depository shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Agent, Depository or their respective affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Agent’s or Depository’s gross negligence or willful misconduct.

10.                                 Events of Default.  An Event of Default (herein so called) shall exist hereunder upon the occurrence of any of the following:

(a)                                  Any warranty, representation or statement made by or on behalf of the Assignors in this Agreement proves untrue or misleading in any material respect when made or when deemed to have been made or repeated; or

(b)                                 Any Assignor shall fail to duly and fully comply with any covenant, condition or agreement in Sections 3(a), 4(a), 5(a), 5(b) or 6(b) of this Agreement; or

(c)                                  Assignors shall fail to comply with any monetary obligation under this Agreement, and the same shall not be cured within any period of notice and cure permitted by the Credit Agreement, subject to any limitations therein on the number or frequency of such notices; or

(d)                                 Assignors shall fail to duly and fully comply with any other covenant, condition or agreement of this Agreement (other than those specified above in this Section) and the same is not cured within thirty (30) days following receipt of written notice of such default; or

(e)                                  The occurrence of an Event of Default under any of the other Loan Documents; or

(f)                                    Any amendment to or termination of any financing statement naming Assignors as debtors and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or such filing is caused by, or at the instance of, Assignors or is filed by, or such filing is caused by, or at the instance of, any principal, member, general partner or officer of Assignors without the prior written consent of Agent; or

(g)                                 Any amendment to or termination of a financing statement naming Assignors as debtors and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than Agent or Agent’s counsel without the prior written consent of Agent and the effect of such filing is not completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Assignors thereof.

11.                                 Remedies.

(a)                                  Upon the occurrence and during continuance of an Event of Default, Agent, without limitation, may:

(i)                                     without notice to Assignors, except as required by law, and at any time or from time to time, charge, set-off, and otherwise apply all or any part of the Collateral against the Obligations or any part thereof;

(ii)                                  in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC; and

(iii)                               demand, collect, take possession of, receipt for, settle, compromise, adjust, sue for, foreclose,  or otherwise  realize upon the Collateral (or any portion thereof) as Agent may determine in its sole discretion.

(b)                                 Each Assignor hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral except as otherwise specifically provided herein.  Agent may take any action deemed by Agent to be necessary or appropriate to the enforcement of the rights and remedies of Agent under this Agreement, and/or under any of the other Loan Documents.  The remedies of Agent shall include, without limitation, all rights and remedies specified in this Agreement, all remedies of Agent under applicable general or statutory law, and the remedies of a secured party under the UCC as enacted in the State of Texas, regardless of whether the UCC has been enacted or enacted in that form in any other jurisdiction in which such right or remedy is asserted.  In addition to such other remedies as may exist from time to time, whether by way of set-off, banker’s lien, consensual security interest or otherwise, upon the occurrence of an Event of Default, Agent is authorized at any time and from time to time, without notice to or demand upon the Assignors (any such notice or demand being expressly waived by the Assignors) to charge any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Agent to or for the credit of or the account of an Assignor against any and all of the Obligations, irrespective of whether or not Agent shall have made any demand for payment and although the Obligations may be unmatured. Any notice required by law, including, but not limited to, notice of the intended disposition of all or any portion of the Collateral, shall be reasonable and properly given in the manner prescribed for the giving of notice herein, and, in the case of any notice of disposition, if given at least ten (10) days prior to such disposition.  Agent may require the Assignors to assemble the Collateral and make it available to Agent at any place to be designated by Agent which is reasonably convenient to the parties hereto.  It is expressly understood and agreed that Agent shall be entitled to dispose of the Collateral at any public or private sale, and that Agent shall be entitled to bid and purchase at any such sale.  To the extent the Collateral consists of marketable securities, Agent shall not be obligated to sell such securities for the highest price obtainable, but shall sell them at the market price available on the date of sale.  Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given.  Agent may, without notice or publication, adjourn any public sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Each such purchaser at any such sale shall hold the Collateral sold absolutely free from claim or right on the part of each Assignor.  In the event that any consent, approval or authorization of any governmental agency or commission will be necessary to effectuate any such sale or sales, each Assignor shall execute all such applications or other instruments as Agent may deem reasonably necessary to obtain such consent, approval or authorization.  Agent may notify any account debtor or obligor with respect to the Collateral to make payment directly to Agent, and may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral as Agent may determine whether or not the Obligations or the Collateral are due, and for the purpose of realizing Agent’s rights therein, Agent may receive, open and dispose of mail addressed to each Assignor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage or any other form of Collateral on behalf and in the name of each Assignor, as its attorney-in-fact.  In addition, each Assignor hereby irrevocably designates and appoints Agent its true and lawful attorney-in-fact either in the name of Agent or such Assignor to (i) sign such Assignor’s name on any Collateral, drafts against account debtors, assignments, any proof of claim in any bankruptcy or other insolvency proceeding involving any account debtor, any notice of lien, claim of lien or assignment or satisfaction of lien, or on any financing statement or continuation statement under the UCC relating to the Collateral; (ii) send verifications of accounts receivable to any account debtor; and (iii) in connection with a transfer of the Collateral as described above, sign in such Assignor’s name any documents necessary to transfer title to the Collateral to Agent or any third party.  All acts of said power of attorney are hereby ratified and approved and Agent shall not be liable for any mistake of law or fact made in connection therewith.  This power of attorney is coupled with an interest and shall be irrevocable so long as any amounts remain unpaid on any of the Obligations or any Lender has any obligation to advance any proceeds of the Loan.  All remedies of Agent shall be cumulative to the full extent provided by law.  Pursuit by Agent of certain judicial or other remedies shall not abate nor bar other remedies with respect to the Obligations or to other portions of the Collateral.  Agent may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Obligations.

(c)                                  Whether or not an Event of Default has occurred and whether or not Agent is the absolute owner of the Collateral, Agent may take such action as Agent may deem reasonably necessary to protect the Collateral or its security interest therein, Agent being hereby authorized to pay, purchase, contest and compromise any encumbrance, charge or lien which in the judgment of Agent appears to be prior or superior to its security interest, and in exercising any such powers and authority to pay reasonably necessary expenses, employ counsel and pay reasonable attorney’s fees.  Any such advances made or expenses incurred by Agent shall be deemed advanced under the Loan Documents, shall increase the indebtedness evidenced and secured thereby, shall be payable upon demand and shall bear interest at the default rate payable pursuant to the Credit Agreement.

12.                                 No Waiver.

(a)                                  The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity.  No failure to exercise or delay by Agent in exercising any right or remedy hereunder or under any of the other Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein.

Every right and remedy granted to Agent under Section 11 above, or elsewhere in this Agreement, or by any of the other Loan Documents, or otherwise available at law or in equity, may be exercised by Agent at any time and from time to time, and as often as Agent may deem it expedient.  Any and all of Agent’s rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and the Assignors shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding by or against any of the Assignors under the Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or the Lenders after an Event of Default, with respect to the Collateral or otherwise hereunder.  No delay or extension of time by Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon the Assignors by Agent, shall constitute a waiver thereof, or limit, impair or prejudice Agent’s right, without notice or demand, to take any action against the Assignors or to exercise any other power of sale, option or any other right or remedy.

(b)                                 No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Failure on the part of Agent to complain of any act or failure to act which constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent of Agent’s rights hereunder or impair any rights, powers or remedies consequent on any Event of Default.  Each Assignor hereby waives to the extent permitted by law all rights which such Assignor has or may have under and by virtue of the UCC, and any federal, state, county or municipal statute, regulation, ordinance, Constitution or charter, now or hereafter existing, similar in effect thereto, providing any right of such Assignor to notice except as provided herein and to a judicial hearing prior to seizure by Agent of any of the Collateral.  Each Assignor hereby waives and renounces for itself, its respective heirs, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, homestead, redemption and appraisement now provided or which may hereafter be provided by the Constitution and laws of the United States and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement of this Agreement and the collection of any of the Obligations.

13.                                 Expenses.  The Collateral shall secure, and Assignors shall pay to Agent or Depository, within five (5) days of demand, from time to time, all costs and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of, or realization on the Collateral, or in any way relating to the enforcement, protection, or preservation of the rights or remedies of Agent under this Agreement, the Notes, or any of the other Loan Documents.

14.                                 Agent Appointed-In-Fact.  Each Assignor hereby irrevocably constitutes and appoints Agent as such Assignor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge, and deliver any instruments and to exercise and enforce every right, power, remedy, option, and privilege of such Assignor, with respect to the Collateral, and do in the name, place and stead of such Assignor, all such acts, things and deeds for and on behalf of and in the name of such Assignor which such Assignor could or might do or which Agent may deem necessary to more fully vest in Agent the rights and remedies provided for herein and to accomplish the purposes of this Agreement.  The foregoing powers of attorney are irrevocable and coupled with an interest.  If an Assignor fails to perform any of its obligations under this Agreement, Agent may itself perform or cause performance of any such obligation, and any reasonable expenses of Agent incurred in connection therewith shall be paid by the Assignors as provided in Section 13 above.  Notwithstanding the foregoing, in no event shall Agent be entitled to act on behalf of Assignors pursuant to this Section unless there is the occurrence of and continuation of an Event of Default.

15.                                 Liability of Agent and Depository.

(a)                                  AGENT, IN ITS CAPACITY AS SECURED PARTY HEREUNDER, SHALL BE RESPONSIBLE FOR THE PERFORMANCE ONLY OF SUCH DUTIES AS ARE SPECIFICALLY SET FORTH HEREIN, AND NO DUTY SHALL BE IMPLIED FROM ANY PROVISION HEREOF.  DEPOSITORY, IN ITS CAPACITY AS DEPOSITORY HEREUNDER, SHALL BE RESPONSIBLE FOR THE PERFORMANCE ONLY OF SUCH DUTIES AS ARE SPECIFICALLY SET FORTH HEREIN, AND NO DUTY SHALL BE IMPLIED FROM ANY PROVISION HEREOF.  NEITHER AGENT NOR DEPOSITORY SHALL BE UNDER ANY OBLIGATION OR DUTY TO PERFORM ANY ACT WHICH WOULD EXPOSE IT TO EXPENSE OR LIABILITY OR TO INSTITUTE OR DEFEND ANY SUIT IN RESPECT HEREOF, OR TO ADVANCE ANY OF ITS OWN MONIES.  THE ASSIGNORS SHALL INDEMNIFY AND HOLD AGENT, DEPOSITORY AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, AND REPRESENTATIVES (COLLECTIVELY, THE “INDEMNIFIED PARTIES”)  HARMLESS FROM AND AGAINST ANY LOSS, COST OR DAMAGE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY THE AGENT, DEPOSITORY OR ANY OTHER INDEMNIFIED PARTY, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT ANY LOSS, COST OR DAMAGE RESULTING FROM AGENT’S OR DEPOSITORY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  THE ASSIGNORS AGREE THAT THE INDEMNIFICATION OF AGENT AND DEPOSITORY BY ASSIGNORS SET FORTH IN THIS SECTION 15 INCLUDES INDEMNIFICATION IN THE EVENT OF ORDINARY NEGLIGENCE ON THE PART OF AGENT AND DEPOSITORY, BUT DOES NOT INCLUDE INDEMNIFICATION OF AGENT AND DEPOSITORY FOR SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b)                                 Agent and Depository shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it to be genuine, and it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so.  Agent and Depository may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.  Neither Agent nor Depository shall be liable to the Assignors for any act or omission done or omitted to be done by it in reliance upon any instruction, direction, or certification received by Agent or Depository of them without gross negligence or willful misconduct.

16.                                 Security Interest Absolute.  All rights of Agent, and the security interest hereunder, and all of the Obligations secured hereby, shall be absolute and unconditional, irrespective of:

(a)                                  Any lack of validity or enforceability of any of the Loan Documents;

(b)                                 Any change in the time (including the extension of the maturity date of the Loan), manner, or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents;

(c)                                  Any exchange, release or nonperfection of any other collateral for the Obligations, or any release or amendment or waiver of or consent to departure from any of the Loan Documents with respect to all or any part of the Obligations; or

(d)                                 Any other circumstance (other than payment of the Obligations in full) that might otherwise constitute a defense available to, or a discharge of, an Assignor or any third party for the Obligations or any part thereof.

17.                                 Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the termination of the obligation of the Lenders to advance any proceeds of the Loan.  Upon payment in full of the Obligations and the termination of the obligation of the Lenders to advance any proceeds of the Loan, this Agreement shall terminate and Assignors shall be entitled to the return, upon their request and at their expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and Agent shall at the Assignors’ expense execute such instruments and documents as may be reasonably requested by Assignors to evidence such termination and the release of the lien hereof.

18.                                 Cash Collateral.  In the event that any Assignor becomes the subject of a proceeding under Title 11, U.S.C.A. as amended from time to time or any successor statute thereto (the “Bankruptcy Code”), the parties hereto agree that the Collateral shall constitute “cash collateral” of Agent under Section 363 of the Bankruptcy Code.

19.                                 No Unwritten Agreements.  THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20.                                 Miscellaneous.

(a)                                  This Agreement together with the Credit Agreement and the other Loan Documents constitutes the entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

(b)                                 No waiver of any term or condition of this Agreement, whether by delay, omission, or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c)                                  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

(d)                                 Each notice, demand, election, consent, request, consent, approval and other communication required, permitted, or desired, to be given hereunder shall be deemed to have been properly given or served if given in the manner provided in the Credit Agreement.  To the extent that an Assignor desires any specific notice pursuant to this Agreement to be delivered to the attention of a person other than the person set forth in the Credit Agreement to receive such notices, such Assignor may designate a different person by written notice delivered to the Agent.

(e)                                  All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

(f)                                    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  Regardless of any provision in any other agreement, for purposes of the UCC, Texas shall be deemed to be the location and jurisdiction (within the meaning of Section 8.110 and Section 9.304 of the UCC) of Depository, and the Accounts.

(g)                                 This Agreement may be executed in any number of counterparts.

(h)                                 Time is of the essence with respect to each and every obligation under this Agreement.

(i)                                     Agent agrees to execute such documents as Assignors may reasonably request to terminate the provisions should the Obligations secured by this Agreement be paid and performed according to the terms and effect thereof when the same shall become due and payable, and should Assignors perform all covenants contained herein in a timely manner and the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement has terminated (other than surviving indemnity obligations as to which no claim is then pending).

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Agreement as of the day and year first above written.

ASSIGNORS:

BEHRINGER HARVARD WAYSIDE, LLC,
a Delaware limited liability company

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

ARCH 1650 PARTNERS, L.P.,
a Delaware limited partnership

By:	IPC Philadelphia Management, Inc., a Delaware corporation, its general partner

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

IPC FLORIDA III, LLC,
a Delaware limited liability company

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

BEHRINGER HARVARD WOODCREST IV, LLC, a Delaware limited liability company

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

WOODCREST ROAD ASSOCIATES II, LLC, a Delaware limited liability company

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

[Signatures Continued on Next Page]

BEHRINGER HARVARD ELDRIDGE LAND LP, a Texas limited partnership

By:	Behringer Harvard Eldridge Land GP, LLC, a Texas limited liability company, its general partner

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

BEHRINGER HARVARD EL CAMINO REAL LP, a Delaware limited partnership

By:	Behringer Harvard El Camino Real GP, LLC, a Delaware limited liability company, its general partner

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

10/120 SOUTH RIVERSIDE FEE LLC,
a Delaware limited liability company

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

10/120 SOUTH RIVERSIDE PROPERTY LLC,
a Delaware limited liability company

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

[Signatures Continued on Next Page]

BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership

By:	Behringer Harvard Centreport Office GP, LLC, a Delaware limited liability company, its general partner

By:
Name: Scott W. Fordham
Title: Chief Operating and Financial Officer

[Signatures Continued on Next Page]

AGENT:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent

By:
Name:
Title:

DEPOSITORY:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Depository

By:
Name:
Title:

EXHIBIT “A”

COLLECTION ACCOUNTS AND SECURITY DEPOSIT ACCOUNTS

1.	KeyBank National Association
Acct No.: 359681320974
ABA: 041001039

2.	Bank of America, N.A
Acct No.: 488011001474
Wire ABA: 026009593
ACH ABA: 111000025

3.	Fifth Third Bank
ABA: 083002342
Acct: 820-22608

1

SCHEDULE 1

DESCRIPTION OF ASSIGNORS

1.                                       BEHRINGER HARVARD EL CAMINO REAL LP, a Delaware limited partnership, has been operating under said name and identity or corporate structure without change since July 12, 2006.

Names and Tradenames used within the last five years:

Location of all chief executive offices over last five years: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Mailing address:  15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Identification Number:  4189418

Federal Tax Identification Number:  20-5211606

2.                                       10/120 SOUTH RIVERSIDE FEE LLC, a Delaware limited liability company (“Riverside Fee”).  Riverside Fee has been using or operating under said name and identity or corporate structure without change since September 19, 2006.

Names and Tradenames used within the last five years:

Location of all chief executive offices over last five years: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Mailing address: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Identification Number:  4220587

Federal Tax Identification Number:         14-1838660

3.                                       10/120 SOUTH RIVERSIDE PROPERTY LLC, a Delaware limited liability company (“Riverside Property”).  Riverside Property has been using or operating under said name and identity or corporate structure without change since September 19, 2006.

Names and Tradenames used within the last five years:

Location of all chief executive offices over last five years: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Mailing address: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Identification Number:  4220588

Federal Tax Identification Number:  45-0576003

1

4.                                       BEHRINGER HARVARD CENTREPORT OFFICE LP, a Texas limited partnership (“Centreport”).  Centreport has been using or operating under said name and identity or corporate structure without change since June 5, 2007.

Names and Tradenames used within the last five years:  Centreport Office Center

Location of all chief executive offices over last five years: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Mailing address: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Identification Number:  0800825200

Federal Tax Identification Number:  26-0308197

5.                                       BEHRINGER HARVARD WAYSIDE, LLC, a Delaware limited liability company (“Wayside”).  Wayside has been using or operating under said name and identity or corporate structure without change since November 30, 2006.

Names and Tradenames used within the last five years:  5 and 15 Wayside

Location of all chief executive offices over last five years:

Mailing address: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Identification Number:  4259334

Federal Tax Identification Number:  20-5960994

6.                                       ARCH 1650 PARTNERS, L.P., a Delaware limited partnership (“Arch 1650”).  Arch 1650 has been using or operating under said name and identity or corporate structure without change since January 16, 1997.

Names and Tradenames used within the last five years:

Location of all chief executive offices over last five years: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Mailing address: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Identification Number:  2707377

Federal Tax Identification Number:         23-2875660

7.                                       IPC FLORIDA III, LLC, a Delaware limited liability company (“Eisenhower”).  Eisenhower has been using or operating under said name and identity or corporate structure without change since April 23, 2004.

Names and Tradenames used within the last five years:  5104 Eisenhower Boulevard

2

Location of all chief executive offices over last five years: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Mailing address: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Identification Number:  3794422

Federal Tax Identification Number:  90-0168257

8.                                       BEHRINGER HARVARD WOODCREST IV, LLC, a Delaware limited liability company (“Woodcrest”).  Woodcrest has been using or operating under said name and identity or corporate structure without change since November 19, 2007.

Names and Tradenames used within the last five years:

Location of all chief executive offices over last five years: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Mailing address: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Identification Number:  4459820

Federal Tax Identification Number:  14-1838660

9.                                       BEHRINGER HARVARD ELDRIDGE LAND LP, a Texas limited partnership (“Eldridge Land”).  Eldridge Land has been using or operating under said name and identity or corporate structure without change since December 7, 2006.

Names and Tradenames used within the last five years:  Eldridge III

Location of all chief executive offices over last five years: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Mailing address: 15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

Organizational Identification Number:  0800742795

Federal Tax Identification Number:  20-8022030

10.                                 WOODCREST ROAD ASSOCIATES II, LLC, a Delaware limited liability company (“Woodcrest Road”).  Woodcrest Road has been using or operating under said name and identity or corporate structure without change since November 20, 2007.

Names and Tradenames used within the last five years:  N/A

Location of all chief executive offices over last five years:  15601 Dallas Parkway, Suite 600, Addison, Texas  75001

Mailing address:  15601 Dallas Parkway, Suite 600, Addison,  Texas 75001

3

Organizational Identification Number:  4460500

Federal Tax Identification Number:  26-1438052

4

SCHEDULE 1.1

LENDERS AND COMMITMENTS

REVOLVING CREDIT LOAN

Name and Address	Revolving Credit Commitment	Revolving Credit Commitment Percentage

KeyBank National Association 1200 Abernathy Road, Suite 1550 Atlanta, Georgia 30328 Attention: Kevin Murray Telephone: 770-510-2168 Facsimile: 770-510-2195	$29,852,941.18	21.3%

LIBOR Lending Office Same as Above

JPMorgan Chase Bank, N.A. 707 Travis 6th Fl North Houston, Texas 77002 Attention: Kristin Burton Telephone: 713-216-1270 Facsimile: 713-216-2391	$29,852,941.18	21.3%

LIBOR Lending Office Same as Above

Wells Fargo Bank, National Association 5400 LBJ Freeway, Suite 1000 Dallas, Texas 75240 Attention: Carrington D. Brown, Vice President Phone: 972-364-1037 Fax: 972-386-4723	$28,823,529.41	20.6%

LIBOR Lending Office Same as Above

U.S. Bank National Association 14241 Dallas Parkway, Suite 490 Dallas, Texas 75254 Attention: Patrick Trowbridge Telephone: 972-458-4507 Facsimile: 972-386-8370	$20,588,235.29	14.7%

LIBOR Lending Office Same as Above

1

Name and Address	Revolving Credit Commitment	Revolving Credit Commitment Percentage

Fifth Third Bank 222 S. Riverside Plaza Chicago, Illinois 60606 Attention: Michael Glandt, Vice President Phone: 312-704-5914 Fax: 312-704-7364	$14,411,764.71	10.3%

LIBOR Lending Office Same as Above

Bank of America, N.A. 901 Main Street, 20th Floor Dallas, Texas 75202 Attention: Shane Bowen Phone: 214-209-1322 Fax: 972-728-4468	$10,294,117.65	7.4%

LIBOR Lending Office Same as Above

The PrivateBank and Trust Company 120 S LaSalle Street Chicago, Illinois 60603 Attention: Alison Buckley Phone: 312-564-1272 Fax: 312-564-6889	$6,176,470.59	4.4%

LIBOR Lending Office Same as Above

TOTAL	$140,000,000.00	100%

2

TERM LOAN

Name and Address	Term Loan Commitment	Term Loan Commitment Percentage

KeyBank National Association 1200 Abernathy Road Suite 1550 Atlanta, Georgia 30328 Attention: Kevin Murray Telephone: 770-510-2168 Facsimile: 770-510-2195	$42,647,058.82	21.3%

LIBOR Lending Office Same as Above

JPMorgan Chase Bank, N.A. 707 Travis 6th Fl North Houston, Texas 77002 Attention: Kristin Burton Telephone: 713-216-1270 Facsimile: 713-216-2391	$42,647,058.82	21.3%

LIBOR Lending Office Same as Above

Wells Fargo Bank, National Association 5400 LBJ Freeway, Suite 1000 Dallas, Texas 75240 Attention: Carrington D. Brown, Vice President Phone: 972-364-1037 Fax: 972-386-4723	$41,176,470.59	20.6%

LIBOR Lending Office Same as Above

U.S. Bank National Association 14241 Dallas Parkway, Suite 490 Dallas, Texas 75254 Attention: Patrick Trowbridge Telephone: 972-458-4507 Facsimile: 972-386-8370	$29,411,764.71	14.7%

LIBOR Lending Office Same as Above

3

Name and Address	Term Loan Commitment	Term Loan Commitment Percentage

Fifth Third Bank 222 S. Riverside Plaza Chicago, Illinois 60606 Attention: Michael Glandt, Vice President Phone: 312-704-5914 Fax: 312-704-7364	$20,588,235.29	10.3%

LIBOR Lending Office Same as Above

Bank of America, N.A. 901 Main Street, 20th Floor Dallas, Texas 75202 Attention: Shane Bowen Phone: 214-209-1322 Fax: 972-728-4468	$14,705,882.35	7.4%

LIBOR Lending Office Same as Above

The PrivateBank and Trust Company 120 S LaSalle Street Chicago, Illinois 60603 Attention: Alison Buckley Phone: 312-564-1272 Fax: 312-564-6889	$8,823,529.41	4.4%

LIBOR Lending Office Same as Above

TOTAL	$200,000,000.00	100%

4

TOTAL COMMITMENTS

Name	Total Commitment	Total Commitment Percentage

KeyBank National Association	$72,500,000.00	21.3%

JPMorgan Chase Bank, N.A.	$72,500,000.00	21.3%

Wells Fargo Bank, National Association	$70,000,000.00	20.6%

U.S. Bank National Association	$50,000,000.00	14.7%

Fifth Third Bank, an Ohio banking corporation	$35,000,000.00	10.3%

Bank of America, N.A.	$25,000,000.00	7.4%

The PrivateBank and Trust Company	$15,000,000.00	4.4%

TOTAL	$340,000,000.00	100.0%

5

SCHEDULE 1.2

SUBSIDIARY GUARANTORS

Behringer Harvard El Camino Real, LP, a Delaware limited partnership

10/120 South Riverside Fee LLC, a Delaware limited liability company

10/120 South Riverside Property LLC, a Delaware limited liability company

Behringer Harvard Centreport Office LP, a Texas limited partnership

Behringer Harvard Wayside, LLC, a Delaware limited liability company

Arch 1650 Partners, L.P., a Delaware limited partnership

IPC Florida III, LLC, a Delaware limited liability company

Behringer Harvard Woodcrest IV, LLC, a Delaware limited liability company

Woodcrest Road Associates II, LLC, a Delaware limited liability company

Behringer Harvard Eldridge Land LP, a Texas limited partnership

1

SCHEDULE 1.3

EXCLUDED PROPERTIES

7632 SW Durham Road, Portland, Oregon

17655/17657 Waterview Parkway, Dallas, Texas

7760 France Avenue South, Minneapolis, Minnesota

945 East Paces Ferry Road, Atlanta, Georgia

2727 Paces Ferry West, Atlanta, Georgia

600 and 619 Alexander Road, Princeton, New Jersey

4151 Ashford Dunwoody Road, Atlanta, Georgia

1

SCHEDULE 1.4

ADJUSTED NET OPERATING INCOME

FOR MORTGAGED PROPERTIES

		NOI	NOI	NOI
		(000’s)	(000’s)	(000’s)
	Square Feet	9/30/2011	Adjustments	Adjusted 9/30/2011
Net Operating Income:
10 South Riverside	705,402	2,548		2,548
120 South Riverside	705,576	2,697		2,697
1650 Arch	553,349	730		730
15 Wayside	144,040	840		840
5 Wayside	125,960	533		533
Eisenhower	130,091	584		584
El Camino	96,562	(194)		(194)
Eldridge III	305,528	(631)		(631)
Woodcrest Junior	52,648	(2)	2	—
CentrePort Office	133,246	333		333
Total	2,952,402	7,438	2	7,440

Rent Abatements:
10 South Riverside	705,402		13	13
120 South Riverside	705,576		34	34
1650 Arch	553,349		69	69
15 Wayside	144,040		28	28
5 Wayside	125,960		28	28
Eisenhower	130,091		—	—
El Camino	96,562		870	870	Pro Forma for 7/1 - 9/30/2011
Eldridge III	305,528		1,682	1,682	Pro Forma for 7/1 - 9/30/2011
Woodcrest Junior	52,648		—	—
CentrePort Office	133,246		—	—
Total	2,952,402		2,724	2,724

Total NOI for Period				10,164
NOI Annualized (Sept 30th quarter *4)				40,656
Capex - 25 cents per foot				(738)
Adjusted NOI				39,918

1

SCHEDULE 1.5

HOLDBACK

Property	Commisssions	Tenant Work	Other	Total

El Camino	$—	$1,931,240		$1,931,240	box.net commissions paid, TI remaining

Three Eldridge	$555,990	$—		$555,990	BP remaining commissions, TI all escrowed with title

1650 Arch	$1,606,094	$5,306,512		$6,912,606	Per Appraisal - amounts thru stabilization

10 and 120 S Riverside			$13,876,888	$13,876,888	Plaza Work

5 and 15 Wayside	$2,161,192	$6,948,244		$9,109,436	Per Appraisal - amounts thru stabilization (50% Nokia Commission Paid)

111 Woodcrest	$64,523	$666,350		$730,873	Per Appraisal - amounts thru stabilization

Totals	$4,387,799	$14,852,346	$13,876,888	$33,117,033

1

SCHEDULE 1.6

EXISTING LETTERS OF CREDIT

Letter of Credit Number	Amount	Expiration Date	Beneficiary

S320991	$284,190.25	12/11/11	Hanover Insurance Company

1

SCHEDULE 1.7

PLAZA REPAIRS BUDGET

	10 S - 2012 BUDGET	120 S - 2013 BUDGET	2012-2013 BUDGET	COMMENTS
SCOPE OF WORK:
Engineering and Architecture	$172,000	$177,160	$349,160	Does not include any landscape redesign
Mobilization, General Requirements & Amtrak Flagmen	$380,000	$391,400	$771,400	Takao Nagai bid excluded, but flagmen allowance doubled to $80K per bldg.
Sitework / Demolition	$924,000	$951,720	$1,875,720	Zera bid excluded
Landscaping	$150,000	$154,500	$304,500	Takao Nagai and Zera bids excluded
Planter Fill & Irrigation System	$255,000	$262,650	$517,650
Benches, Trash Receptacles, Bike Racks & Signage	$147,000	$188,000	$335,000	Custom Circular Wood Benches = approx. $121,000
Structural Slab Repairs	$369,000	$380,070	$749,070
Plenum Repairs	$166,000	$170,980	$336,980	Deferred from Phase 1
Fireproofing Repairs	$223,000	$229,690	$452,690	Deferred from Phase 1
New Gradient Slab	$391,000	$402,730	$793,730
New Plaza Pavers	$964,000	$992,920	$1,956,920
New Ramps and Stairs	$172,000	$177,160	$349,160
New Planters	$733,000	$754,990	$1,487,990
Misc. Concrete	$130,000	$133,900	$263,900
Steel Beam Repairs	$37,000	$38,110	$75,110
New Railing at Ramps, Stairs and River Edge	$299,000	$307,970	$606,970	New River Edge Railing = approx. $164,000
Flagpole Relocation	$21,000	$21,630	$42,630
River Edge Supports	$15,000	$15,450	$30,450
Waterproofing, Sealants and Finishes	$100,000	$103,000	$203,000	Zera bid excluded
Plumbing	$519,000	$534,570	$1,053,570
Electrical	$192,000	$197,760	$389,760	New River Edge Lights = approx. $135,000
BUDGET TOTAL	$6,359,000	$6,586,360	$12,945,360
ADDITIONAL PROJECT COSTS:
Construction Management Fee	$95,385	$98,795	$194,180	Based on Budget Total multiplied by	1.50%
Permit and expediting	$25,000	$25,000	$50,000	allowance	0.00%
Misc. bldg charges	$20,000	$20,000	$40,000	allowance	0.00%
SUBTOTAL	$6,499,385	$6,730,155	$13,229,540
OWNER CONTINGENCY	$317,950	$329,318	$647,268	Based on Contractor Budget Total multiplied by	5.00%
PROJECT BUDGET TOTAL	$6,817,335	$7,059,473	$13,876,808

1

SCHEDULE 4.3

ACCOUNTS

None.

1

SCHEDULE 5.3

ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

With respect to any parcel of Real Estate of the Borrower or a Subsidiary Guarantor proposed to be included in the Collateral, each of the following:

(a)                                  Description of Property.  A narrative description of the Real Estate, the improvements thereon and the tenants and Leases relating to such Real Estate.

(b)                                 Security Documents.  (i) Such Security Documents relating to such Real Estate as the Agent shall in good faith require, duly executed and delivered by the respective parties thereto, (ii) such Security Documents relating to Equity Interests as required by the Credit Agreement, including any amendments to or additional Security Documents, in order to grant to the Agent, for the benefit of the Lenders, a first priority lien and security interest of such Equity Interests as required by the Credit Agreement, and (iii) an Account Control Agreement and an amendment to an existing Account Control Agreement, as Agent may reasonably require.

(c)                                  Enforceability Opinion.  If required by the Agent, the favorable legal opinion of counsel to Borrower or such Subsidiary Guarantor, from counsel reasonably acceptable to the Agent and qualified to practice in the State in which such Real Estate is located, addressed to the Lenders and the Agent covering the enforceability of such Security Documents and such other matters as the Agent shall reasonably request.

(d)                                 Perfection of Liens.  Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first lien or security title and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected.

(e)                                  Survey and Taxes.  The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under §7.8.

(f)                                    Title Insurance; Title Exception Documents.  The Title Policy (or “marked” commitment/proforma policy for a Title Policy) covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

(g)                                 UCC Certification.  A certification from the Title Insurance Company, records search firm, or counsel satisfactory to the Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower or such Subsidiary Guarantor that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

1

(h)                                 Management Agreement.  A true copy of the Management Agreement, if any, relating to such Real Estate, which shall be in the form and substance reasonably satisfactory to the Agent.

(i)                                     Subordination of Management Agreement.  A subordination of management agreement, which shall be in the form of Exhibit N to the Credit Agreement, with such changes thereto as Agent may approve.

(j)                                     Leases.  True copies of all Leases relating to such Real Estate together with Lease Summaries for all such Leases if available, and a Rent Roll for such Real Estate certified by the Borrower or Subsidiary Guarantor as accurate and complete as of a recent date, each of which shall be in form and substance reasonably satisfactory to the Agent.

(k)                                  Lease Form.  The form of Lease, if any, to be used by the Borrower or such Subsidiary Guarantor in connection with future leasing of such Mortgaged Property, which shall be in form and substance reasonably satisfactory to the Agent.

(l)                                     Subordination Agreements.  A Subordination, Attornment and Non-Disturbance Agreement from tenants of such Real Estate whose Lease covers more than 10% of the net rentable area of such Real Estate (but in no event for any Lease for less than 25,000 square feet), and from other tenants of such Real Estate as required by the Agent.

(m)                               Estoppel Certificates.  Estoppel certificates from tenants of such Real Estate whose Lease covers more than 10% of the net rentable area of such Real Estate (but in no event for any Lease for less than 25,000 square feet), and from other tenants of such Real Estate as required by Agent, such certificates to be dated not more than thirty (30) days prior to the inclusion of such Real Estate in the Collateral (unless extended in Agent’s reasonable discretion, but in any case, not to exceed 60 days), each such estoppel certificate to be in form and substance reasonably satisfactory to the Agent.

(n)                                 Certificates of Insurance.  Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower or such Subsidiary Guarantor on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower or such Subsidiary Guarantor, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

(o)                                 Property Condition Report.  A property condition report from a firm of professional engineers or architects selected by Borrower and reasonably acceptable to Agent (the “Inspector”) satisfactory in form and content to the Agent, dated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Agent may reasonably require.

(p)                                 Hazardous Substance Assessments.  A hazardous waste site assessment report addressed to the Agent (or the subject of a reliance letter addressed to, and in a form

2

reasonably satisfactory to, the Agent) concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral, from the Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Majority Lenders in their reasonable discretion and to otherwise be in form and substance reasonably satisfactory to the Agent in its sole discretion.

(q)                                 Zoning and Land Use Compliance.  Such evidence regarding zoning and land use compliance as the Agent may require and approve in its reasonable discretion.

(r)                                    Certificate of Occupancy.  A copy of the certificate(s) of occupancy issued to the Borrower or any Subsidiary Guarantor for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence satisfactory to the Agent that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower or any Subsidiary Guarantor), or a legal opinion or certificate from the appropriate authority reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

(s)                                  Appraisal.  An Appraisal of such Real Estate, in form and substance satisfactory to the Agent and the Required Lenders as provided in §5.2 and dated not more than ninety (90) days prior to the inclusion of such Real Estate in the Collateral.

(t)                                    Budget.  An operating and capital expenditure budget for such Real Estate in form and substance reasonably satisfactory to the Agent.

(u)                                 Operating Statements.  Operating statements for such Real Estate in the form of such statements delivered to the Lenders under §7.4(e) covering each of the four fiscal quarters ending immediately prior to the addition of such Real Estate to the Collateral, to the extent available.

(v)                                 Environmental Disclosure.  Such evidence regarding compliance with §6.20(d) as Agent may reasonably require.

(w)                               Subsidiary Guarantor Documents.  With respect to Real Estate owned by a Subsidiary, the Joinder Agreement and such other documents, instruments, reports, assurances, or opinions as the Agent may reasonably require.

(x)                                   Additional Documents.  Such other agreements, documents, certificates, reports or assurances as the Agent may reasonably require.

3

SCHEDULE 6.3

TITLE TO PROPERTIES

Special Lessee Arrangements

10/120 S. Riverside

The properties located at 10 and 120 South Riverside, Chicago, Illinois (the “Riverside Properties) are owned by 10/120 South Riverside Fee LLC (the “Riverside Fee Owner”).  The Riverside Fee Owner leases the Riverside properties to 10/120 South Riverside Property LLC (the “Riverside Landlord”) pursuant to a separate ground lease for each of the Riverside Properties.  Behringer Harvard REIT I, Inc. indirectly owns both the Riverside Fee Owner and the Riverside Landlord and acquired both entities simultaneously from the prior owner on November 1, 2007.   The ground leases were initially entered into on July 1, 1965 and, that point in time, ownership of the fee owner and the landlord for the Riverside Properties were not vested in a common owner.   Through a series of transactions over the years, the ownership of the fee owner and the landlord for the Riverside properties became vested in a common owner.  The ground leases were kept in place because the Riverside Landlord has entered into numerous subleases with tenants of the office buildings located on the Riverside Properties and predecessors-in-interest did not want to inadvertently terminate such subleases by merging the Riverside Fee Owner and the Riverside Landlord into one entity.  In addition, the existing loan agreement for the acquisition financing for the Riverside Properties prohibits any merger of the fee and leasehold estate under the ground leases.

101 Woodcrest

The property located at 101 Woodcrest, Unit B, Cherry Hill, New Jersey (the “Woodcrest Senior Property”) is owned by Woodcrest Road Associates, L.P. (the “Woodcrest Unit B Ground Owner”).  The Woodcrest Unit B Ground Owner leases the Woodcrest Senior Property to Woodcrest Road Urban Renewal, LLC (the “Woodcrest Unit B Lessee”) under a Ground Lease dated October 30, 2003.   The Woodcrest Unit B Lessee in turn subleased the property back to the Woodcrest Unit B Ground Owner under a Sublease also dated October 30, 2003.  The Woodcrest Unit B Ground Owner is the party that has entered into leases with the individual tenants in the building located on the Woodcrest Senior Property.  The Woodcrest Senior Property is benefitted by a long term tax exemption granted to qualified urban renewal entities that undertake redevelopment projects under a Financial Agreement for Long Term Tax Exemption (commonly referred to as a “PILOT Agreement” in New Jersey) dated October 30, 2003 between the Woodcrest Unit B Lessee, as the qualified urban renewal entity, and Cherry Hill Township.  The ground lease and sublease structure were put in place in order to attempt to maximize the benefits of the tax exemption and is a common structure used in New Jersey.  Behringer Harvard REIT I, Inc. indirectly owns both the Woodcrest Unit B Owner and the Woodcrest Unit B Lessee and acquired both entities simultaneously from the prior owner on January 11, 2006. The PILOT Agreement, as required by New Jersey law, provides that the tax exemption is terminated in the event that the Woodcrest Senior Property is conveyed to a third

1

party, but permits a change in control of the qualified urban renewal entity.  In order to preserve the tax exemption and maximum benefits, it was therefore necessary to acquire both entities and leave the previously existing structure in place.

111 Woodcrest

Behringer Harvard Woodcrest IV, LLC, a Subsidiary of Borrower, owns the property located at 111 Woodcrest, Cherry Hill, New Jersey (the “Woodcrest Junior Property”) and master leases the Woodcrest Junior Property to Woodcrest Road Associates II, LLC, also a Subsidiary of Borrower, under a lease date November 20, 2007.

Property Management Office Leases

HPT Management Services, LLC, the property manager for, and an Affiliate of, the REIT (“HPT Management”), leases management office space from the REIT’s Subsidiaries that own the properties managed by HPT Management.  Each management office lease is approved by the REIT’s board of directors and based on current market rental rates.

2

SCHEDULE 6.5

NO MATERIAL CHANGES

5&15 Wayside — New Nokia Lease

Effective August 22, 2011, Behringer Harvard Wayside, LLC and Nokia, Inc. (“Nokia”) entered into a new, single lease combining the space leased by Nokia in the 5 Wayside and 15 Wayside buildings into one lease (the “New Lease”) for a term commencing November 1, 2011 and expiring February 29, 2020.  The New Lease was not executed in renewal or extension of either of the original leases, which expire October 31, 2011, and none of the rights and obligations of the parties under the expiring leases continue in the New Lease (though reconciliations required under the expiring leases are presumed to continue per the terms of the expiring leases).

Under the New Lease, Nokia will continue to lease all of the rentable square footage in the 5 Wayside building and 33,175 rsf on the third floor of the 15 Wayside building, for a new total of 162,664 rsf leased.  In connection with the New Lease, both buildings were remeasured.  The rentable square footage of the 5 Wayside building has been reduced to 129,489 rsf, and the rentable square footage of the 15 Way building has been reduced to 141,946 rsf, for a total of 271,435 rsf for both buildings.  Using the new rentable square footage for the two buildings, the New Lease equates to a contraction by Nokia of 108,781 rsf, or when compared to the expiring leases, a 60% contraction.

1

SCHEDULE 6.6

TRADEMARKS, TRADENAMES

Section 6.13 of the Fifth Amended and Restated Advisory Management Agreement, as amended, between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC provides:

“6.13  Name.  Behringer Advisors LP and/or one or more of its Affiliates has a proprietary interest in the names “Harvard” (for the businesses engaged in by the Company and its Affiliates) and “Behringer” (for all purposes).  Accordingly, and in recognition of this right, if at any time the Company ceases to retain Behringer Advisors LP or an Affiliate thereof to perform the services of Advisor, the Company will, promptly after receipt of written request from Behringer Advisors LP, cease to conduct business under or use the name “Harvard” or “Behringer” or any diminutive thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name “Harvard” or “Behringer” or any other word or words that might, in the sole discretion of Behringer Advisors LP, be susceptible of indication of some form of relationship between the Company and Behringer Advisors LP or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that Behringer Advisors LP or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Harvard” or “Behringer” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Board.”

1

SCHEDULE 6.7

PENDING LITIGATION

None.

1

SCHEDULE 6.10

UNPAID TAXES

Pending Audits

Entity	Tax Jurisdiction	Items in Question	Status

IPC Realty II, LLC	Pennsylvania	Reviewing Income Allocable to PA	Open

One Financial Place Holding, LLC	IRS	Missing Returns (Previous Ownership)	Open

10-120 South Riverside Business Trust	IRS	Missing Returns (Previous Ownership)	Open

1

SCHEDULE 6.15

CERTAIN TRANSACTIONS

Advisory Management Agreement

Behringer Advisors, LLC (“Behringer Advisors”) provides certain services to Behringer Harvard REIT I, Inc. (“REIT”) pursuant to the Fifth Amended Restated Advisory Management Agreement, as amended, under which, among other things, REIT pays Behringer Advisors and its affiliates the following fees or reimbursements:

(a)                                  acquisition and advisory fees of up to 2.5% of (1) the purchase price of real estate investments acquired directly by REIT, including any debt attributable to these investments, or (2) when REIT makes an investment indirectly through another entity, its pro rata share of the gross asset value of real estate investments held by that entity;

(b)                                 0.5% of the contract purchase price of the real estate assets REIT acquires or, with respect to the making or purchase of a mortgage loan, up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments;

(c)                                  a debt financing fee equal to 1% of the amount of any debt made available to it;

(d)                                 depending on the nature of the asset at the time the fee is incurred, an annual asset management fee of either (1) 0.6% of aggregate asset value for operating assets or (2) 0.6% of total contract purchase price plus budgeted improvement costs for development or redevelopment assets (each fee payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable);

(e)                                  reimbursements for costs and expenses paid or incurred to provide services to REIT, including the costs of goods, services or materials used by REIT and the salaries and benefits of persons employed by Behringer Advisors and its affiliates and performing services for REIT; provided, however, no reimbursement is made for salaries and benefits to the extent Behringer Advisors receives a separate fee for the services provided; and

(f)                                    disposition fees if Behringer Advisors or its affiliates provide a substantial amount of services, as determined by the REIT’s independent directors, in connection with the sale of one or more properties.  In such event, REIT will pay Behringer Advisors or its affiliates an amount equal to the lesser of (subject to the limitation set forth below): (a) one-half of the brokerage commission paid or (b) 3% of the sales price of each property sold.  This fee will not be earned or paid unless and until the REIT’s stockholders have received total distributions (excluding the 10% stock dividend paid on October 1, 2005) in an amount equal to or greater than the sum of the aggregate capital contributed by stockholders plus a 9% annual, cumulative, non-compounded return thereon.

1

Since the first quarter of 2009, Behringer Advisors has waived $21.2 million of its asset management fees.

Property Management and Leasing Agreement

Pursuant to the Fifth Amended and Restated Property Management and Leasing Agreement, as amended  (the “Property Management Agreement”) between REIT and HPT Management Services, LLC (“HPT Management”), an affiliate of Behringer Advisors, REIT pays HPT Management and its affiliates fees for the management, leasing and construction supervision of its properties, which may be subcontracted to unaffiliated third parties.  The management fees generally are equal to 3% of gross revenues of each respective property; leasing commissions are based upon the customary leasing commission applicable to the geographic location of the respective property; and construction supervision fees generally are equal to an amount not greater than 5% of all hard construction costs incurred in connection with capital improvements, major building reconstruction and tenant improvements.  Further, REIT reimburses HPT Management for costs and expenses paid or incurred to provide services to REIT, including salaries and benefits of persons employed by HPT Management and its affiliates and engaged in the operation, management, maintenance and leasing of REIT properties.  In the event that REIT contracts directly with a non-affiliated third party property manager in respect of a property, REIT pays HPT Management and its affiliates an oversight fee equal to 1% of gross revenues of the property managed.

See Schedule 6.3 for disclosure of leases with Affiliates.

2

SCHEDULE 6.20 - ENVIRONMENTAL COMPLIANCE

PROPERTY	LOCATION	ENVIRONMENTAL CONCERN	COMMENTS

(c)

One Edgewater Street	Staten Island, NY	Managing offsite MGP contamination - 2003 thru 2009

In late 2003, the New York State Department of Environmental Conservation required KeySpan (the current property owner of the Clifton MGP facility) to conduct sampling studies to determine potential offsite impacts related to the coal tar contamination from the Clifton MGP site. In May and December 2004, several soil borings, monitoring wells and soil vapor samples were taken at the property. Results of these sampling activities confirmed impacts to both soil and groundwater at the One Edgewater Street site primarily confined to the parking lot at the north end of the property. The NYSDEC approved KeySpan’s proposed workplan on November 16, 2005. Indoor air sampling at One Edgewater revealed no vapor intrusion at the site. The NYSDEC has accepted KeySpan’s work plan for the site and has provided an affirmative statement that no additional assessment/characterization is required. The NYSDEC has further instructed National Grid (the successor to KeySpan) to prepare a site management plan including a statement with respect to National Grid’s responsibility for incremental cost to off-site owners for MPG-related contamination and submit to ownership for review/comments.

(d)

Minnesota Center	Minneapolis, MN	Building was constructed on a closed private landfill.

The building was constructed with a venting system to exhaust potential methane fumes from the soil beneath the building structure. The Minnesota Pollution Control Agency (MPCA) requires bi-weekly monitoring by building personnel of the rooftop exhaust fan to ensure proper operation throughout the year. There is an annual report sent to the MPCA that details the results of the bi-weekly inspections. No other work is required by the MPCA with respect to this matter.

See disclosures in (c) above as well.

SCHEDULE 6.21(a) - SUBSIDIARIES OF REIT

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings

10/120 South Riverside Fee LLC	Delaware	Behringer Harvard 10/120 South Riverside Plaza LLC	Direct	100.00%
10/120 South Riverside Property, LLC	Delaware	Behringer Harvard 10/120 South Riverside Plaza LLC	Direct	100.00%
222 South Riverside Property LLC	Delaware	Behringer Harvard South Riverside Holding Business Trust	Direct	100.00%
17th Ludlow Property, L.L.C.	Delaware	IPC United Plaza, L.P.	Direct	89.90%
17th Ludlow Property, L.L.C.	Delaware	IPC United Plaza Fee Manager, Inc.	Direct	0.10%
21 ESS, LLC	Delaware	IPC Fifth Third Holdings, LLC	Direct	100.00%
Arch 1650 Partners, L.P.	Delaware	IPC Philadelphia Holdings LLC	Direct	99.9999%
Arch 1650 Partners, L.P.	Delaware	IPC Philadelphia Management LLC	Direct	0.0001%
Behringer Harvard 10/120 South Riverside Plaza Holding Business Trust	Maryland	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 10/120 South Riverside Plaza LLC	Delaware	Behringer Harvard 10/120 South Riverside Plaza Holding Business Trust	Direct	100.00%
Behringer Harvard 101 South Tryon GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 101 South Tryon LP	Delaware	Behringer Harvard 101 South Tryon GP, LLC	Direct	0.10%
Behringer Harvard 101 South Tryon LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard 10777 Clay Road GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 10777 Clay Road LP	Delaware	Behringer Harvard 10777 Clay Road GP, LLC	Direct	0.10%
Behringer Harvard 10777 Clay Road LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard 1325 G Street, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 1650 Arch, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard 600 Superior Avenue GP Holding, Inc.	Delaware	Behringer Harvard Operating Partnership I LP	Direct	1,000 shares
Behringer Harvard 600 Superior Avenue GP, LLC	Delaware	Behringer Harvard 600 Superior Avenue GP Holding, Inc.	Direct	100.00%
Behringer Harvard 600 Superior Avenue LP	Delaware	Behringer Harvard 600 Superior Avenue GP, LLC	Direct	0.10%
Behringer Harvard 600 Superior Avenue LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard 945 East Paces Ferry Road, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard (Alberta) ULC	Alberta, Canada	Behringer Harvard Cayman Ltd.	Direct	100.00%
Behringer Harvard Alexander Road, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Arch Note, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Ashford Perimeter H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Briarlake Land GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Briarlake Land LP	Delaware	Behringer Harvard Briarlake Land GP, LLC	Direct	0.10%
Behringer Harvard Briarlake Land LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Briarlake Plaza Member, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Briarlake Plaza Owner, LLC	Delaware	Behringer Harvard Briarlake Plaza Member, LLC	Direct	100.00%
Behringer Harvard Buena Vista Plaza GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Buena Vista Plaza LP	Delaware	Behringer Harvard Buena Vista Plaza GP, LLC	Direct	0.10%
Behringer Harvard Buena Vista Plaza LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Burnett Plaza GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Burnett Plaza LP	Texas	Behringer Harvard Burnett Plaza GP, LLC	Direct	0.10%
Behringer Harvard Burnett Plaza LP	Texas	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Cayman Ltd.	Cayman Islands	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard CentrePort Office GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard CentrePort Office LP	Texas	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard CentrePort Office LP	Texas	Behringer Harvard CentrePort Office GP, LLC	Direct	0.10%
Behringer Harvard City Centre Fee, LLC	Delaware	Behringer Harvard City Centre Owner, LLC	Direct	100.00%
Behringer Harvard City Centre Owner, LLC	Delaware	Behringer Harvard City Centre Parent, LLC	Direct	100.00%
Behringer Harvard City Centre Parent, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Colorado Building H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Debenture, Inc.	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Downtown Plaza GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Downtown Plaza LP	Delaware	Behringer Harvard Downtown Plaza GP, LLC	Direct	0.10%
Behringer Harvard Downtown Plaza LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard El Camino Real GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard El Camino Real LP	Delaware	Behringer Harvard El Camino Real GP, LLC	Direct	0.10%
Behringer Harvard El Camino Real LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Eldridge Land GP, LLC	Texas	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Eldridge Land LP	Texas	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Eldridge Land LP	Texas	Behringer Harvard Eldridge Land GP, LLC	Direct	0.10%
Behringer Harvard Eldridge Place GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Eldridge Place LP	Delaware	Behringer Harvard Eldridge Place GP, LLC	Direct	0.10%

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings

Behringer Harvard Eldridge Place LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Equity Drive GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Equity Drive LP	Delaware	Behringer Harvard Equity Drive GP, LLC	Direct	0.10%
Behringer Harvard Equity Drive LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Equity Drive II GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Equity Drive II LP	Delaware	Behringer Harvard Equity Drive II GP, LLC	Direct	0.10%
Behringer Harvard Equity Drive II LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Lawson Commons, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Minnesota Center TIC II, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard One Financial Plaza Chicago Holding Business Trust	Maryland	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard One Financial Plaza Chicago, LLC	Delaware	Behringer Harvard One Financial Plaza Chicago Holding Business Trust	Direct	100.00%
Behringer Harvard Operating Partnership I LP	Texas	BHR Business Trust	Direct	87.90%
Behringer Harvard Operating Partnership I LP	Texas	BHR Partners, LLC	Direct	11.65%
Behringer Harvard Operating Partnership I LP	Texas	BHR, Inc.	Direct	0.10%
Behringer Harvard Operating Partnership I LP	Texas	Third Party Investor	Direct	0.35%
Behringer Harvard Paces West, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Pratt H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Riverview, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard South Riverside Holding Business Trust	Maryland	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard South Riverside, LLC	Delaware	222 South Riverside Property LLC	Direct	100.00%
Behringer Harvard Terrace GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Terrace LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Terrace LP	Delaware	Behringer Harvard Terrace GP, LLC	Direct	0.10%
Behringer Harvard Texas Street GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Texas Street LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Texas Street LP	Delaware	Behringer Harvard Texas Street GP, LLC	Direct	0.10%
Behringer Harvard Three Parkway Holding, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Three Parkway, LLC	Delaware	Behringer Harvard Three Parkway Holding, LLC	Direct	100.00%
Behringer Harvard Travis Tower H GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Travis Tower H LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Travis Tower H LP	Delaware	Behringer Harvard Travis Tower H GP, LLC	Direct	0.10%
Behringer Harvard Wayside, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Western Portfolio GP, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Western Portfolio LP	Delaware	Behringer Harvard Operating Partnership I LP	Direct	99.90%
Behringer Harvard Western Portfolio LP	Delaware	Behringer Harvard Western Portfolio GP, LLC	Direct	0.10%
Behringer Harvard Woodcrest Holding, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Woodcrest I, LLC	Delaware	Behringer Harvard Woodcrest Holding, LLC	Direct	100.00%
Behringer Harvard Woodcrest II, LLC	Delaware	Behringer Harvard Woodcrest Holding, LLC	Direct	100.00%
Behringer Harvard Woodcrest III, LLC	Delaware	Behringer Harvard Woodcrest Holding, LLC	Direct	100.00%
Behringer Harvard Woodcrest IV, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
BHR BT, Inc.	Delaware	Behringer Harvard REIT I, Inc.	Direct	1,000 Shares
BHR Business Trust	Maryland	BHR BT, Inc.	Direct	100.00%
BHR Partners, LLC	Delaware	Behringer Harvard REIT I, Inc.	Direct	100.00%
BHR, Inc.	Delaware	Behringer Harvard REIT I, Inc.	Direct	1,000 Shares
BofA Plaza GP, LLC	Delaware	IPC BofA Plaza Holdings, LLC	Direct	100.00%
BofA Plaza, L.P.	Delaware	IPC BofA Plaza Holdings, LLC	Direct	99.90%
BofA Plaza, L.P.	Delaware	BofA Plaza GP, LLC	Direct	0.10%
Finance Co., LLC	Delaware	IPC United Plaza, L.P.	Direct	100.00%
IPC (US) Realty Holdings III, Inc.	Delaware	IPC (US), Inc.	Direct	100.00%
IPC (US), Inc.	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%	Pref. stock
IPC (US), Inc.	Delaware	Behringer Harvard Cayman Ltd.	Direct	100.00%	Com. stock
IPC 500 Pratt Street Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC 500 Pratt Street, LLC	Delaware	IPC 500 Pratt Street Holdings, LLC	Direct	100.00%
IPC BofA Plaza Holdings, LLC	Delaware	IPC Nevada Realty, LLC	Direct	100.00%
IPC Commercial Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Commercial Holdings Management, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Commercial Holdings Management, LLC	Delaware	IPC Commercial Holdings Management, Inc.	Direct	1.00%
IPC Commercial Holdings, LLC	Delaware	IPC Realty, LLC	Direct	99.00%

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings

IPC Commercial Holdings, LLC	Delaware	IPC Commercial Holdings Management, LLC	Direct	1.00%
IPC Commercial Properties Management, LLC	Delaware	IPC Commercial Holdings, LLC	Direct	99.00%
IPC Commercial Properties Management, LLC	Delaware	IPC Commercial Properties Management, Inc.	Direct	1.00%
IPC Commercial Properties Management, Inc.	Delaware	IPC Commercial Holdings, LLC	Direct	100.00%
IPC Commercial Properties, LLC	Delaware	IPC Commercial Holdings, LLC	Direct	99.00%
IPC Commercial Properties, LLC	Delaware	IPC Commercial Properties Management, LLC	Direct	1.00%
IPC Crescent Center Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC Crescent Center, LLC	Delaware	IPC Crescent Center Holdings, LLC	Direct	100.00%
IPC Fifth Third Holdings, LLC	Delaware	IPC Retail Properties, LLC	Direct	100.00%
IPC Florida II Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC Florida II, LLC	Delaware	IPC Florida II Holdings, LLC	Direct	99.00%
IPC Florida II, LLC	Delaware	IPC Florida II Management, Inc.	Direct	1.00%
IPC Florida II Management, Inc.	Delaware	IPC Florida II Holdings, LLC	Direct	100.00%
IPC Florida III Holdings, LLC	Delaware	IPC (US) Realty Holdings III, Inc.	Direct	100.00%
IPC Florida III Management, Inc.	Delaware	IPC Florida III Holdings, LLC	Direct	100.00%
IPC Florida III, LLC	Delaware	IPC Florida III Holdings, LLC	Direct	99.00%
IPC Florida III, LLC	Delaware	IPC Florida III Management, Inc.	Direct	1.00%
IPC Loop Central GP, Inc.	Delaware	IPC Loop Central Holdings, LLC	Direct	100.00%
IPC Loop Central Holdings, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC Loop Central, LP	Delaware	IPC Loop Central Holdings, LLC	Direct	99.00%
IPC Loop Central, LP	Delaware	IPC Loop Central GP, Inc.	Direct	1.00%
IPC Louisville Properties, LLC	Delaware	IPC LP/WP Holdings, LLC	Direct	100.00%
IPC LP/WP Holdings, LLC	Delaware	IPC Commercial Properties, LLC	Direct	54.55%
IPC LP/WP Holdings, LLC	Delaware	IPC Office Properties, LLC	Direct	45.45%
IPC Management Holdings, Inc.	Delaware	IPC Realty Limited	Direct	100.00%
IPC Maryland I GP, Inc.	Delaware	IPC Maryland I Holdings, LLC	Direct	100.00%
IPC Maryland I Holdings, LLC	Delaware	IPC (US), Inc.	Direct	100.00%
IPC Maryland I, LP	Delaware	IPC Maryland I Holdings, LLC	Direct	99.90%
IPC Maryland I, LP	Delaware	IPC Maryland I GP, Inc.	Direct	0.10%
IPC MetroCenter Holdings, LLC	Delaware	IPC Retail Properties, LLC	Direct	100.00%
IPC MetroCenter, LLC	Delaware	IPC MetroCenter Holdings, LLC	Direct	100.00%
IPC Nevada Realty, LLC	Delaware	IPC (US), Inc.	Direct	100.00%
IPC New Orleans I, LLC	Delaware	IPC NOI Holdings, LLC	Direct	99.00%
IPC New Orleans I, LLC	Delaware	IPC NOI Management, LLC	Direct	1.00%
IPC New York Properties, LLC	Delaware	IPC Commercial Properties, LLC	Direct	100.00%
IPC NOI Holdings Inc.	Delaware	IPC (US), Inc.	Direct	100.00%
IPC NOI Holdings Management, LLC	Delaware	IPC NOI Holdings Inc.(2)	Direct	99.00%
IPC NOI Holdings Management, LLC	Delaware	IPC NOI Holdings Management, Inc.(1)	Direct	1.00%
IPC NOI Holdings, LLC	Delaware	IPC NOI Holdings Inc.(2)	Direct	86.86%
IPC NOI Holdings, LLC	Delaware	IPC NOI Holdings Management, LLC(1)	Direct	1.00%
IPC NOI Management, Inc.	Delaware	IPC NOI Holdings, LLC	Direct	100.00%
IPC NOI Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC NOI Management, LLC	Delaware	IPC NOI Holdings, LLC(2)	Direct	99.00%
IPC NOI Management, LLC	Delaware	IPC NOI Management, Inc.(1)	Direct	1.00%
IPC Office Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Office Holdings Management, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Office Holdings Management, LLC	Delaware	IPC Office Holdings Management, Inc.	Direct	1.00%
IPC Office Holdings, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Office Holdings, LLC	Delaware	IPC Office Holdings Management, LLC	Direct	1.00%
IPC Office Properties Management, LLC	Delaware	IPC Office Holdings, LLC	Direct	99.00%
IPC Office Properties Management, LLC	Delaware	IPC Office Properties Management, Inc.	Direct	1.00%
IPC Office Properties Management, Inc.	Delaware	IPC Office Holdings, LLC	Direct	100.00%
IPC Office Properties, LLC	Delaware	IPC Office Holdings, LLC	Direct	99.00%
IPC Office Properties, LLC	Delaware	IPC Office Properties Management, LLC	Direct	1.00%
IPC Philadelphia Holdings LLC	Delaware	IPC Realty II, LLC	Direct	89.99999%
IPC Philadelphia Holdings LLC	Delaware	Behringer Harvard 1650 Arch, LLC	Direct	10.00001%
IPC Philadelphia Management Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Philadelphia Mangement LLC	Delaware	IPC Philadelphia Management Inc.	Direct	100.00%

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings

IPC Prime Equity, LLC	Delaware	IPC (US) II, Inc.	Direct	100.00%
IPC Real Estate Management, LLC	Delaware	IPC Realty, LLC	Direct	100.00%
IPC Realty, LLC	Delaware	IPC (US), Inc.	Direct	100.00%
IPC Realty II, LLC	Delaware	IPC (US), Inc.	Direct	100.00%
IPC Retail Holdings Management, Inc.	Delaware	IPC Management Holdings, Inc.	Direct	100.00%
IPC Retail Holdings Management, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Retail Holdings Management, LLC	Delaware	IPC Retail Holdings Management, Inc.	Direct	1.00%
IPC Retail Holdings, LLC	Delaware	IPC Realty, LLC	Direct	99.00%
IPC Retail Holdings, LLC	Delaware	IPC Retail Holdings Management, LLC	Direct	1.00%
IPC Retail Properties Management Inc.	Delaware	IPC Retail Holdings Management, Inc.	Direct	100.00%
IPC Retail Properties Management, LLC	Delaware	IPC Retail Holdings, LLC	Direct	99.00%
IPC Retail Properties Management, LLC	Delaware	IPC Retail Properties Management Inc.	Direct	1.00%
IPC Retail Properties, LLC	Delaware	IPC Retail Holdings, LLC	Direct	99.00%
IPC Retail Properties, LLC	Delaware	IPC Retail Properties Management, LLC	Direct	1.00%
IPC United Plaza Fee Manager, Inc.	Delaware	IPC United Plaza, L.P.	Direct	100.00%
IPC United Plaza GP, LLC	Delaware	IPC Realty II, LLC	Direct	100.00%
IPC United Plaza Lease, LP	Delaware	17th Ludlow Property, LLC	Direct	99.90%
IPC United Plaza Lease, LP	Delaware	IPC United Plaza Management, Inc.	Direct	0.10%
IPC United Plaza Management, Inc.	Delaware	17th Ludlow Property, LLC	Direct	100.00%
IPC United Plaza, L.P.	Delaware	IPC Realty II, LLC	Direct	99.90%
IPC United Plaza, L.P.	Delaware	IPC United Plaza GP, LLC	Direct	0.10%
IPC Witchita Properties, LLC	Delaware	IPC LP/WP Holdings, LLC	Direct	100.00%
IPC/Amerimar Management Co., LLC	Delaware	IPC Real Estate Management LLC	Direct	51.00%
Minnesota Center 1, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 2, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 3, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 5, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 6, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 7, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 8, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 9, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 10, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 11, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 12, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 13, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 14, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 15, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 16, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 17, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 18, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 19, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 20, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 21, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Minnesota Center 22, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Normandie Village Associates, L.P.	Delaware	IPC Retail Holdings, LLC	Direct	50.00%
Normandie Village Associates, L.P.	Delaware	IPC Realty, LLC	Direct	48.00%
OFP Equity LLC	Delaware	Behringer Harvard One Financial Plaza Chicago, LLC	Direct	100.00%
OFP Illinois Services LLC	Delaware	One Financial Place Holding LLC	Direct	100.00%
One Financial Place Holding LLC	Delaware	OFP Equity LLC	Direct	100.00%
One Financial Place Property LLC	Delaware	One Financial Place Holding LLC	Direct	100.00%
TIC Colorado Building 2, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 3, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 4, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 5, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 6, LLC	Delaware	Behringer Harvard REIT I, Inc.	Direct	100.00%
TIC Colorado Building 7, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 8, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Colorado Building 10, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings

TIC Pratt 1, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 2, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 4, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 5, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 6, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 8, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 9, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 10, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 11, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 13, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 15, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 16, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 17, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 18, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 19, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 23, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 24, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Pratt 25, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Woodcrest Road Associates, L.P.	Pennsylvania	Behringer Harvard Woodcrest I, LLC	Direct	0.10%
Woodcrest Road Associates, L.P.	Pennsylvania	Behringer Harvard Woodcrest II, LLC	Direct	99.90%
Woodcrest Road Associates II, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Woodcrest Road Urban Renewal, LLC	New Jersey	Behringer Harvard Woodcrest III, LLC	Direct	100.00%

SCHEDULE 6.21(b) - UNCONSOLIDATED AFFILIATES OF REIT AND ITS SUBSIDIARIES

Legal Entity Name	Domestic Juris	Ownership	Ownership Form	Current Holdings

200 S. Wacker Member, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
1301 Chestnut Associates, L.P.	Delaware	Behringer Harvard Wanamaker Holdings, LLC	Direct	59.40%
Behringer Harvard Alamo Plaza H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard St. Louis Place H, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
Behringer Harvard Wanamaker Holdings, LLC	Delaware	IPC (US), Inc.	Direct	100.00%
IPC Wanamaker GP, Inc.	Delaware	Behringer Harvard Wanamaker Holdings, LLC	Direct	60.00%
Philadelphia Center Realty Associates, L.P.	Delaware	1301 Chestnut Associates, L.P.	Direct	89.00%
Philadelphia Center Realty Associates, L.P.	Delaware	PRCA Limited Partner, L.L.C.	Direct	11.00%
PRCA Limited Partner, L.L.C.	Delaware	1301 Chestnut Associates, L.P.	Direct	100.00%
Wanamaker Office Lease GP, Inc.	Delaware	Philadelphia Center Realty Associates, L.P.	Direct	100.00%
Wanamaker Office Lease, LLC	Delaware	Philadelphia Center Realty Associates, L.P.	Direct	100.00%
Wanamaker Office Lease, LP	Delaware	Wanamaker Office Lease, LLC	Direct	99.90%
Wanamaker Office Lease, LP	Delaware	Wanamaker Office Lease GP, Inc.	Direct	0.01%
Wanamaker Retail Lease Holdings, LLC	Delaware	Philadelphia Center Realty Associates, L.P.	Direct	100.00%
Wanamaker Retail Lease Manager, Inc.	Delaware	Philadelphia Center Realty Associates, L.P.	Direct	100.00%
Wanamaker Retail Lease, LLC	Delaware	Wanamaker Retail Lease Holdings, LLC	Direct	99.90%
Wanamaker Retail Lease, LLC	Delaware	Wanamaker Retail Lease Manager, Inc.	Direct	0.01%
TIC Alamo Plaza 5, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Alamo Plaza 7, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%
TIC Alamo Plaza 9, LLC	Delaware	Behringer Harvard Operating Partnership I LP	Direct	100.00%

SCHEDULE 6.22

LEASES

Payment Defaults Over 60 Days

1650 Arch Street:

A&J Juice Company, Inc. - $24.52 (CAM Reconciliation)

10 South Riverside:

IPC Systems, Inc. - $53.59 (Tenant Reimbursement — Plumbing)

BACI Riverside LLC - $69.00 (Tenant Reimbursement — Security)

GS1 US - $280.02 (Tenant Reimbursements — Security, Cleaning and General and Meeting Room Rental)

MB Financial Bank - $269.54 (Tenant Reimbursement — Janitorial)

Yellowbrick Technologies - $30.42 (Tenant Reimbursement — Cleaning and General)

ARCADIS - $67.00 (Direct Utility Recovery)

OptionMONSTER Holdings Inc. - $11.50 (Tenant Reimbursement — Security)

120 South Riverside:

National Equity Fund, Inc. - $430.74 (Tenant Reimbursements — Cleaning and General)

CDW Corporation - $129.68 (Direct Utility Recovery)

PayFlex Systems USA, Inc. - $341.43 (Base Rent and Direct Utility Recovery)

Arnstein & Lehr LLP - $500.00 (Direct Utility Recovery)

1

SCHEDULE 6.23 — PROPERTY

(i)

10/120 S. Riverside

The 21-story office buildings at 10 and 120 South Riverside Plaza are located along the South Branch of the Chicago River in Chicago, Illinois.  Directly adjacent to the Chicago Union Station, the buildings were constructed above the railroad tracks and platform below.  The plazas act as both a main entrance to their respective buildings as well as a pedestrian corridor along the Chicago River.  Truck docks for each of the buildings are located along Canal Street to the West.

The “Overbuild Structure” collectively refers to all structural elements forming the enclosure for the tracks and platform as shown below.  The main components of the overbuild structure include the plaza structural slab, precast plenum slabs, supporting beams and columns, and building truck docks. The plaza surface includes all hardscape, landscape, planter walls, railings, and other plaza surface features.

In April 2008, Carl Walker, Inc. completed an evaluation of the 10&120 South Riverside plaza and overbuild structures. Their evaluation included visual review and random sounding of the various components as well as material testing to assess the durability and condition of the plaza structural slabs. Leaking, concrete deterioration, and steel corrosion was identified throughout with higher concentrations at the building/plaza interface, plaza drains, expansion joints, and truck docks.  The following is a summary of our findings at the plaza and each of the main overbuild components:

Plaza Surface — The existing plaza surface is a combination of hardscape and landscaped areas. The hardscape is primarily 2” granite pavers in a 2” bituminous sand setting bed. Concrete stairs and wear surface are located at the North and South end of each plaza. Landscaped planters are generally built on top of the continuous structural slab with depressed planter boxes installed along the river and to the North and South ends of the docks. The following is a list of Plaza Surface items noted during our evaluation:

•                  PL1 — Granite Pavers: The granite pavers were noted to be cracked and/or stained in many locations throughout the plaza. Additionally, settlement and freeze-thaw of trapped water within the setting bed has resulted in loose pavers and an uneven walking surface in several locations.

•                  PL2 — Planter Walls: The planter walls are in fair condition with isolated areas of deterioration that require repair. It should be noted that the exposed-aggregate finish of the planters will be difficult to duplicate during patching. Additionally, existing drawings indicate that the membrane waterproofing extends up to, but not below the planter walls.

•                  PL3 — Railings: Railings along the river are in generally good condition with isolated areas of corrosion, particularly at the post bases. Corroded bases should be repaired or replaced and the entire railing painted, unless designated for replacement.

•                  PL4 — Membrane Waterproofing: The plaza membrane waterproofing was noted to be leaking throughout and no longer provides reliable waterproofing protection. Full replacement of the membrane waterproofing system is recommended. It should be noted that this will require removal of all existing hardscape and landscape.

•                  PL5 — Drains/Piping: Plaza drains were noted to be leaking/corroded throughout. Additionally, the drain body utilized does not provide for drainage at the membrane level. The resultant ponding water has resulted in degradation of the plaza surface at some locations. Full replacement of all drains should be performed at the time the membrane waterproofing is replaced. Several lengths of drain piping also require replacement.

Overbuild Structure — Deterioration of varying degrees was noted at each of the overbuild components including the plaza structural slab, precast plenum slabs, supporting beams and columns, and building truck docks. Deterioration observed was primarily the result of leaking water from the plaza above. Some areas of deterioration were also attributed to water leaking from drain piping and other utilities within the plenum space.

Plaza Level Structural Slab: The structural slab is constructed primarily of cast-in-place, conventionally reinforced lightweight concrete with a normal-weight topping slab; both provided with varying thickness for drainage. Stay-in-place non-composite steel forms were identified below the 10 South Riverside building only. Material testing performed indicated carbonation of the underside from .4 to .8” deep and moderate levels of chloride contamination in the top 1”. The testing also revealed that the structural slab was air-entrained and had a high compressive strength in the range of 5,700 to 7,500psi. Based on the levels of observed deterioration and testing results, it is our opinion that the existing slab can be maintained with a comprehensive restoration program and does not require full replacement at this time. The following is a list of items observed at the plaza structural slab:

•                  SS1 — Topside and Underside Delamination Repair: The underside of the slab was noted to be delaminated in several locations, particularly along the front plaza, building perimeter, expansion joints, and at the drains. The topside could not be evaluated due to the presence of the plaza surface, however, topside delamination is anticipated.

•                  SS2 — Deteriorated Topping Slab Replacement: Plaza leaking will result in some degradation of the topping slab concrete. It is anticipated that several areas of topping slab will require repair at the time the membrane is replaced as a result of the leaking

2

membrane above. It should be noted that a final quantity for this item cannot be confirmed until removal of the membrane waterproofing is complete.

•                  SS3 — Steel Form Removal: The stay-in-place steel forms at 10 South Riverside were noted to be corroded in several locations, corresponding to leaks in the structural slab above and should be removed. Replacement is not required because the steel was utilized as formwork only and not as a composite decking.

•                  SS4 — Expansion Joint Replacement: The plazas are bounded by City of Chicago bridge structures on three sides. The bridge and plaza structures are separated by expansion joints which require replacement throughout. The expansion joint blockouts will have to be rebuilt due to the degree of concrete deterioration observed, and the need to provide proper detailing.  Note that this work was completed in 2010.

Plenum Slab — The plenum slabs are constructed of precast hollow-core planks supported on steel inverted tee beams with grouted plank-to-plank joints. The plenum spaces are located below each of the buildings and are utilized as a mechanical chase as well as a ventilation shaft for the diesel engine fumes. The plenum slab is in generally good condition with isolated areas of moderate to severe deterioration.

•                  PS1 — Topside and Underside Delamination Repair: Isolated areas of topside and underside delaminations were identified at the plenum slab that require repair.

•                  PS2 — Plank Replacement: Some precast planks were noted to be more severely deteriorated. Precast planks should be removed and replaced with cast-in-place concrete where the structural integrity of the planks is impaired.

•                  PS3 — Deteriorated Grout Joints: Grouted joints between adjacent precast tees were noted to be deteriorated. The grouted joints maintain structural continuity and deteriorated joints should be repaired.

•                  PS4 — Corroded Support Elements: The precast tee supports were noted to be in good condition with isolated areas of severe corrosion in a few locations. Severely corroded support elements should be repaired in order to maintain the structural integrity of the system.

Beams and Columns — The plaza and plenum slabs are supported on steel beams and columns that are encased in concrete, masonry, and spray-applied fireproofing materials. The beams and columns are in generally good condition with deteriorated fireproofing and encasement noted in several locations. A few beams exhibited severe corrosion of the top flange at locations where the existing plaza drains are located directly above the beam. Deterioration of these items tended to be highly concentrated at the building perimeter.

•                  BC1 — Damaged Spray-Applied Fireproofing: Spray applied fireproofing, located primarily at 120 South Riverside, was damaged in several locations due to moisture intrusion and corrosion of the encased structural steel. Damage to the fireproofing was particularly prevalent at the building perimeter and should be removed and replaced to maintain sufficient fire protection of the supporting elements. Steel exposed during removal should be cleaned and coated prior to fireproofing replacement to reduce future corrosion.

3

•                  BC2 — Damaged concrete/masonry encasement: Concrete and masonry encasement of the beams and columns was cracked/missing in several locations due to moisture damage and corrosion of the encased structural steel. Similar to the spray-applied fireproofing, damage to the encasement was particularly prevalent at the building perimeter. Damaged encasement should be removed to limit the potential for falling concrete at these locations. Following cleaning and coating of the exposed steel framing, areas of removed encasement can be replaced with new concrete encasement to match existing, or new spray-applied fireproofing.

•                  BC3 — Severely Corroded Beams: Leaking drain basins and expansion joints have resulted in heavy corrosion and pack rust formation in a few isolated locations in excess of ¾”. The heavy section loss requires structural repair to restore the structural integrity of the steel framing. Typical repair will involve the installation of supplemental plates to bridge corroded areas and cold galvanizing of the new plates and exposed base metal. A majority of the structural repairs of the typical beams and columns were identified at beams located directly below plaza drains. In addition to chloride contaminated water leaking at the drain basins, the close proximity of the non-similar steel beam and cast iron drain piping has resulted in the formation of localized corrosion cells. The result of the corrosion cell is the accelerated corrosion of the beam steel while corrosion of the adjacent cast-iron piping is limited. Relocation of all plaza drains away from the beams is recommended to prevent formation of such corrosion cells.

•                  BC4 — Concrete Wall Deterioration: Deterioration of the concrete walls at the track level was identified in a few locations, particularly along the river. In many instances the wall acts as the base for the steel column above. Locations of wall deterioration are the result of corrosion of the embedded reinforcement and should be repaired.

Building Truck Docks — The building truck docks are located at the West side of each of the properties approximately centered on the building footprints. The dock slabs are depressed from the plaza structural slabs and are accessed from Canal Street. The docks are constructed of conventionally reinforced concrete slabs supported on steel beams and columns. A membrane waterproofing system with a concrete wear slab provides waterproofing protection for the structural elements below. An asphalt wearing surface was installed over the concrete wear slab, likely to improve the driving surface.

•                  BT1 — Leaking Membrane: The membrane waterproofing at the truck dock is failed throughout. Leaking is prevalent at the underside with particular concentrations at the perimeter flashings. Replacement of the membrane waterproofing and concrete wear slab is recommended to provide sufficient waterproofing protection. Note that this work was completed in 2010.

•                  BT2 — Structural Slab Deterioration: Due to the volume of leaking observed, and heavy slab reinforcement, high levels of structural slab delamination should be anticipated. Although currently delaminated areas can be repaired, chloride contamination of the remaining concrete cannot be removed which may lead to future deterioration and leaking. Note that this work was completed in 2010.

•                  BT3 — Corroded Steel Beams: Steel beams at the perimeter of the truck docks exhibited widespread corrosion and damage of fireproofing/encasement due to moisture intrusion. Fireproofing and encasement should be fully removed in order to clean and coat all steel

4

beams as well as assess the repair options for severely corroded beams. Spray-applied fireproofing should be installed following all necessary repairs.

•                  BT4 — Severely Corroded Steel Beams: Several beams were noted to be severely corroded at the perimeter of the truck docks. Repair and/or replacement of severely corroded beams should be performed. Given the current condition of the truck docks, consideration should be given to full replacement of the existing structural slab and steel framing. It is anticipated that the cost of restoring and maintaining the existing structure will exceed the cost of full replacement of the structures in the long-term.

The remaining repairs are budgeted to be completed in 2012 at 10 S. Riverside and 2013 at 120 S. Riverside, and the Plaza Repair Costs (as defined in the Credit Agreement) are subject to the Holdback.

(viii)

Tax Assessments

The Hurstbourne Business Center in Louisville, KY, which is comprised of the Hurstbourne Place, Hurstbourne Park and Hurstbourne Plaza properties, is assessed as one allocated tax parcel.

MetroCenter in Nashville, TN is three buildings on two tax parcels.  The main tower is separately assessed, but the other two buildings are assessed as one allocated tax parcel.

Brittany I and II in Wichita, KS are assessed as one 50/50 allocated tax parcel.

5&15 Wayside in Burlington, MA are assessed as one 50/50 allocated tax parcel.

600 & 619 Alexander Road in Princeton, New Jersey are assessed as one 52.4%/47.6% tax parcel.

CentrePort I & II in Ft. Worth, TX are assessed as one 49.81%/50.19% tax parcel.

One & Two Eldridge Place in Houston, TX are assessed as one 46.15%/53.85% tax parcel.

(ix)

See Schedule 6.10 regarding current tax audits.

(xiii)

Staten Island University Hospital

Pursuant to its lease, prior to the second anniversary of its lease (July 2013), Staten Island University Hospital (“SIUH”) has a right to purchase the Edgewater Plaza property in Staten Island, NY for $30 million.  Further, SIUH has a right of first offer if at any time during the first

5

two years of its lease (July 2013) the landlord desires to sell the Edgewater Plaza property or receives an offer for it from an unrelated third party.

(xiv)

Behringer Harvard Operating Partnership I LP (“BHOP”) is a party to the Fifth Amended and Restated Property Management and Leasing Agreement, as amended, dated May 15, 2008, by and among Behringer Harvard REIT I, Inc., BHOP and HPT Management Services, LLC (“HPT”).

Pursuant to the Amended and Restated Property Management Subcontract, as amended, dated July 1, 2008, HPT subcontracted with CB Richard Ellis, Inc. (“CBRE”) to provide property management services at 5&15 Wayside in Burlington, MA and El Camino Real in Los Altos, CA, both of which are owned by Subsidiary Guarantors.

By assignment and assumption, IPC Florida III, LLC is a party to the Management Agreement, dated December 31, 2001, between Wells Management Company, Inc., managing agent for Wells Operating Partnership, L.P., and Mainsail Management Group, Inc.

(xvi)

Service Agreements Not Terminable Upon 30 Days’ Notice:

Property and Service	Provider	Effective Date of Agreement

5&15 Wayside
Electricity	TransCanada	December 28, 2006

111 Woodcrest
Fire Panel Monitoring	The Protection Bureau	March 4, 2011
Electricity	First Energy	November 30, 2010
Elevator Maintenance	Thyssenkrupp Elevator Corp.	December 21, 2010

1650 Arch
Steam	Trigen Energy Corp.	January 25, 1999
Electricity	Exelon Energy Company	January 6, 2011
Elevator Maintenance	Thyssenkrupp Elevator Corp.	December 21, 2010

10/120 S. Riverside
Telephone	Access One	January 26, 2009
Electricity	Hudson Energy	July 19, 2011
Natural Gas	CenterPoint Energy	January 1, 2010
Elevator Maintenance	Thyssenkrupp Elevator Corp.	October 1, 2009

CentrePort
Electricity	Reliant Energy	June 1, 2010

6

Eldridge III
Electricity	Reliant Energy	March 1, 2010
Elevator Maintenance	Thyssenkrupp Elevator Corp.	November 18, 2009

Construction Contracts at Mortgaged Properties:

Property and Project	Contractor	Effective Date of Agreement

1650 Arch
Lobby Renovations (substantially complete)	Lakash Constructors, Inc.	February 4, 2011
26th Floor Restrooms (substantially complete)	Lakash Constructors, Inc.	April 1, 2011
Roof/Glass Atrium	William Proud Masonry	July 7, 2011
Murray Devine — TI Project (substantially complete)	Lakash Constructors, Inc.	June 24, 2011
GSA-EPA — TI Project	Haas Peters Construction	June 18, 2010

120 S. Riverside
River Pump Switchgear	Prime Electric	February 28, 2010

See Section 6.23(xiv) regarding the property management agreements for the Mortgaged Properties.

7

SCHEDULE 6.25

MATERIAL LOAN AGREEMENTS

(a)(iii) Performance of Material Obligations

The non-recourse property loan secured by the St. Louis Place tenant-in-common investment property matured on July 1, 2011.  Behringer Harvard St. Louis Place H, LLC’s proportionate share of the loan is approximately $6.5 million.  We are in discussions with the lender to restructure this loan, but there is no assurance that we will be able to restructure this loan, which could result in foreclosure or transfer of ownership of the property to the lender.

Loan Agreements binding upon Borrower and/or Guarantors

250 West Pratt, Baltimore, MD

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc. as guarantors in favor of Citigroup Global Markets Realty Corp.

Ashford Perimeter, Atlanta, GA

Indemnity Agreement by Behringer Harvard Ashford Perimeter H, LLC and Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc.

Alamo Plaza, Denver, CO

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc. in favor of Citigroup Global Markets Realty Corp.

Lawson Commons, St. Paul, MN

Indemnity Agreement by Behringer Harvard Lawson Commons, LLC and the Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc. regarding Lawson Commons

Western Office Portfolio, Miscellaneous Locations

Environmental Indemnity Agreement by Behringer Harvard Western Portfolio LP, in favor of JPMorgan Chase Bank, N.A.

Guaranty Agreement by the Behringer Harvard REIT I, Inc. for the benefit of JPMorgan Chase Bank, N.A. regarding the Western Office Portfolio

1

Buena Vista, Burbank, CA

Indemnity Agreement by Behringer Harvard Buena Vista Plaza LP and the Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc. regarding Buena Vista Plaza

Riverview, Knoxville, TN

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., as guarantor in favor of Citigroup Global Markets Realty Corp.

1325 G Street, Washington, D.C.

Indemnity Agreement made by Behringer Harvard 1325 G Street, LLC and Behringer Harvard REIT I, Inc. in favor of Bear Stearns Commercial Mortgage, Inc.

Woodcrest Plaza, Cherry Hill, NJ

Loan Agreement between Citigroup Global Markets Realty Corp. and Woodcrest Road Associates, L.P. and Woodcrest Road Urban Renewal, LLC

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., as guarantor in favor of Citigroup Global Markets Realty Corp.

Burnett Plaza, Ft. Worth, TX

Loan Assumption and Substitution Agreement by and among Behringer Harvard REIT I, Inc., Behringer Harvard Burnett Plaza LP, Burnett Plaza Associates, L.P., in favor of LaSalle Bank National Association, as Trustee and REMIC Administrator for Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-6, and Brandywine Acquisition Partners

Tax and Insurance Payment Guaranty to induce Bank of America to make a loan to Burnett Plaza Associates, L.P. (assumed by Behringer Harvard REIT I, Inc.).

Paces West, Atlanta, GA

Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Paces West, LLC

Indemnity Agreement made by Behringer Harvard Paces West, LLC and Behringer Harvard REIT I, Inc., in favor of Bear Stearns Commercial Mortgage, Inc.

222 Riverside, Chicago, IL

Loan Agreement between Greenwich Capital Financial Products, Inc. and Behringer Harvard South Riverside, LLC

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of Greenwich Capital Financial Products, Inc.

2

The Terraces, Austin, TX

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., in favor of Lehman Brothers Bank, FSB

Alexander Road, Princeton, NJ

Indemnity Agreement made by Behringer Harvard Alexander Road, LLC, and Behringer Harvard REIT I, Inc., in favor of Bear Stearns Commercial Mortgage, Inc.

Bank of America Plaza, Charlotte, NC

Guaranty of Recourse Obligations made by Behringer Harvard REIT I, Inc., in favor of Citigroup Global Markets Realty Corp.

Three Parkway, Philadelphia, PA

Loan Agreement between JP Morgan Chase Bank, N.A. and Behringer Harvard Three Parkway, LLC

Environmental Indemnity Agreement by Behringer Harvard Three Parkway, LLC, in favor of JPMorgan Chase Bank, N.A.

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of JPMorgan Chase Bank, N.A.

Fifth Third Center, Cleveland, OH

Environmental Indemnity Agreement by Behringer Harvard 600 Superior Avenue LP, in favor of JPMorgan Chase Bank, N.A.

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of JPMorgan Chase Bank, N.A.

Resurgens, Atlanta, GA

Environmental Indemnity Agreement made by Behringer Harvard 945 East Paces Ferry Road, LLC, in favor of KeyBank National Association

Guaranty Agreement made by Behringer Harvard REIT I, Inc., in favor of KeyBank National Association

Eldridge Place, Houston, TX

Environmental Indemnity Agreement by Behringer Harvard Eldridge Place LP, in favor of Wachovia Bank, National Association

Guaranty Agreement made by Behringer Harvard REIT I, Inc., for the benefit of Wachovia Bank, National Association

3

10/120 S Riverside Plaza, Chicago, IL

Consent Agreement by and between LaSalle Bank National Association, as Trustee for the Registered Holders of ML-CFC Commercial Mortgage Trust 2006-4, Commercial Mortgage Pass-Through Certificates, Series 2006-4, 10/120 South Riverside Fee LLC and 10/120 South Riverside Property LLC, dated November 1, 2007

Environmental Indemnity Agreement dated as of October 3, 2006 by 10/120 South Riverside Fee LLC and 10/120 South Riverside Property LLC in favor of Merrill Lynch Mortgage Lending, Inc.

Guaranty of Recourse Obligations dated as of October 3, 2006 by Beacon Capital Strategic Partners IV, L.P. for the benefit of the holder of Promissory Note B

One Financial Place, Chicago, IL

Guaranty Agreement made by Behringer Harvard REIT I, Inc. dated as of July 11, 2011 in favor of JPMorgan Chase Bank, National Association for the mortgage loan

Guaranty Agreement made by Behringer Harvard REIT I, Inc. dated as of July 11, 2011 in favor of JPMorgan Chase Bank, National Association for the mezzanine loan

One BriarLake Plaza, Houston, TX

Loan Agreement dated as of July 22, 2011 executed by Behringer Harvard Briarlake Plaza LP, as Borrower, Behringer Harvard REIT I, Inc., as Borrower Principal and Bank of America, N.A., as Lender, for the mortgage loan.

Guaranty Agreement made by Behringer Harvard REIT I, Inc. dated as of July 22, 2011 in favor of SBAF Mortgage Fund I/Lender, LLC, for the mezzanine loan.

One City Centre, Houston, TX

Joinder by and Agreement of New Guarantors by Behringer Harvard REIT I, Inc. in favor of LaSalle Bank National Association, dated as of June 19, 2008

200 South Wacker, Chicago, IL

Limited Recourse Guaranty dated as of June 9, 2011, executed by Behringer Harvard REIT I, Inc. and other unaffiliated parties in favor of Citibank, N.A., for the mortgage loan

Limited Recourse Guaranty dated as of June 9, 2011, executed by Behringer Harvard REIT I, Inc. and other unaffiliated parties in favor of Starwood Property Mortgage, L.L.C., as mezzanine lender, for the mezzanine loan

4

One Financial Plaza, Minneapolis, MN

Deed-in-Lieu of Foreclosure Agreement dated as of December 3, 2010, executed by Behringer Harvard One Financial, LLC, as Borrower, Behringer Harvard REIT I, Inc., as Borrower Principal, and CCMS 2005-CD1 South Sixth Street, LLC, as Lender

McDonald Investment Center, Cleveland, OH

Deed-in-Lieu of Foreclosure Agreement dated as of February 1, 2010, executed by IPC McDonald Properties, LLC, as Borrower, Behringer Harvard REIT I, Inc., as Borrower Principal, and CSFB 2002-CKS4 Superior Avenue, LLC, as Lender

5

SCHEDULE 9

EXAMPLE OF DEBT SERVICE COVERAGE AMOUNT CALCULATION

		NOI	NOI	NOI
		(000’s)	(000’s)	(000’s)
	Square Feet	9/30/2011	Adjustments	Adjusted 9/30/2011
Net Operating Income:
10 South Riverside	705,402	2,548		2,548
120 South Riverside	705,576	2,697		2,697
1650 Arch	553,349	730		730
15 Wayside	144,040	840		840
5 Wayside	125,960	533		533
Eisenhower	130,091	584		584
El Camino	96,562	(194)		(194)
Eldridge III	305,528	(631)		(631)
Woodcrest Junior	52,648	(2)	2	—
CentrePort Office	133,246	333		333
Total	2,952,402	7,438	2	7,440

Rent Abatements:
10 South Riverside	705,402		13	13
120 South Riverside	705,576		34	34
1650 Arch	553,349		69	69
15 Wayside	144,040		28	28
5 Wayside	125,960		28	28
Eisenhower	130,091		—	—
El Camino	96,562		870	870	Pro Forma for 7/1 - 9/30/2011
Eldridge III	305,528		1,682	1,682	Pro Forma for 7/1 - 9/30/2011
Woodcrest Junior	52,648		—	—
CentrePort Office	133,246		—	—
Total	2,952,402		2,724	2,724

Total NOI for Period				10,164
NOI Annualized (Sept 30th quarter *4)				40,656
Capex - 25 cents per foot				(738)
Adjusted NOI				39,918

Availability on Adjusted NOI - 7.98% Constant - 1.35x Coverage				370,537
Availability Maximum Loan				340,000
Availability based on Appraisals ($589*.60)				353,400

Availability Limit - Lesser of Above Three Limitations				340,000

Liquidity and Holdback
Projected Unrestricted Cash Balance 9/30/2011			35,113
Holdback Eligible For Liquidity Covenant			10,000
Liquidity Covenant			(20,000)
Net Liquidity excess or (shortfall)			25,113

Holdback				33,117
Liquidity (shortfall)				—
Letters of Credit Under Facility				284
Funding at Closing (Loan Payoffs etc)				257,000
Net Availability for Advances on Revolver				49,599

1